                                                                     Exhibit 4.3

                                                               EXECUTION VERSION

================================================================================

                              SECOND-LIEN TERM LOAN
                                CREDIT AGREEMENT

                                      among

                              RSC HOLDINGS II, LLC,

                             RSC HOLDINGS III, LLC,

                           RENTAL SERVICE CORPORATION,

                        EACH OTHER BORROWER PARTY HERETO,

                                VARIOUS LENDERS,

                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                  as Administrative Agent and Collateral Agent,

                          CITICORP NORTH AMERICA, INC.,
                              as Syndication Agent,

                                       and

                            GE CAPITAL MARKETS, INC.,
                            as Senior Managing Agent

                          Dated as of November 27, 2006

================================================================================

                         DEUTSCHE BANK SECURITIES INC.,
                                       and
                         CITIGROUP GLOBAL MARKETS INC.,
                 as Joint Lead Arrangers and Joint Book Managers
                                       and
                      GENERAL ELECTRIC CAPITAL CORPORATION,
                             As Documentation Agent

                                Table of Contents

                                                                            Page
                                                                            ----
Section 1. Definitions ..................................................      2

   1.1   Defined Terms ..................................................      2
   1.2   Other Definitional Provisions ..................................     26

Section 2. Amount and Terms of Term Loan Commitments ....................     26

   2.1   Initial Term Loans .............................................     26
   2.2   Term Loan Notes ................................................     27
   2.3   Procedure for Term Loan Borrowing ..............................     28
   2.4   Record of Term Loans ...........................................     28
   2.5   Incremental Term Loan Commitments ..............................     29

Section 3. General Provisions Applicable to Term Loans ..................     32

   3.1   Interest Rates and Payment Dates ...............................     32
   3.2   Conversion and Continuation Options ............................     33
   3.3   Minimum Amounts of Sets ........................................     33
   3.4   Optional and Mandatory Prepayments; Commitment Reductions ......     33
   3.5   Fees ...........................................................     36
   3.6   Computation of Interest and Fees ...............................     37
   3.7   Inability to Determine Interest Rate ...........................     37
   3.8   Pro Rata Treatment and Payments ................................     37
   3.9   Illegality .....................................................     39
   3.10  Requirements of Law ............................................     39
   3.11  Taxes ..........................................................     41
   3.12  Indemnity ......................................................     45
   3.13  Certain Rules Relating to the Payment of Additional Amounts ....     46

Section 4. Representations and Warranties ...............................     47

   4.1   Financial Condition ............................................     47
   4.2   No Change; Solvent .............................................     48
   4.3   Corporate Existence ............................................     48
   4.4   Corporate Power; Authorization; Consents; Enforceable
            Obligations .................................................     48
   4.5   No Legal Bar ...................................................     49
   4.6   No Material Litigation .........................................     49
   4.7   No Default .....................................................     49
   4.8   Ownership of Property; Liens ...................................     49
   4.9   Intellectual Property ..........................................     50
   4.10  Compliance With Requirements of Law and Contractual
            Obligations .................................................     50
   4.11  Taxes ..........................................................     50
   4.12  Federal Regulations ............................................     50
   4.13  ERISA ..........................................................     50


                                       (i)

                                Table of Contents
                                   (continued)

                                                                            Page
                                                                            ----
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   4.14  Collateral .....................................................     51
   4.15  Investment Company Act; Other Regulations ......................     52
   4.16  Subsidiaries ...................................................     52
   4.17  Purpose of Term Loans ..........................................     52
   4.18  Environmental Matters ..........................................     52
   4.19  True and Correct Disclosure ....................................     53
   4.20  Delivery of the Recapitalization Agreement .....................     53
   4.21  Certain Representations and Warranties Contained in the
            Recapitalization Agreement ..................................     54
   4.22  Labor Matters ..................................................     54
   4.23  Special Purpose Corporation ....................................     54
   4.24  Insurance ......................................................     54
   4.25  Anti-Terrorism .................................................     54
   4.26  Capitalization .................................................     54
   4.27  Rental Fleet; Business of the Credit Parties ...................     55

Section 5. Conditions Precedent .........................................     55

   5.1   Conditions to Initial Term Loans ...............................     55
   5.2   Conditions to Each Other Extension of Credit ...................     60

Section 6. Affirmative Covenants ........................................     61

   6.1   Financial Statements ...........................................     61
   6.2   Certificates; Other Information ................................     62
   6.3   Payment of Obligations .........................................     63
   6.4   Conduct of Business and Maintenance of Existence ...............     63
   6.5   Maintenance of Property; Insurance .............................     64
   6.6   Inspection of Property; Books and Records; Discussions .........     65
   6.7   Notices ........................................................     65
   6.8   Environmental Laws .............................................     67
   6.9   New Subsidiaries; Additional Security; Further Assurances ......     67

Section 7. Negative Covenants ...........................................     69

   7.1   Limitation on Indebtedness .....................................     70
   7.2   Limitation on Liens ............................................     72
   7.3   Limitation on Guarantee Obligations ............................     75
   7.4   Limitation on Fundamental Changes ..............................     76
   7.5   Limitation on Sale of Assets ...................................     77
   7.6   Limitation on Dividends ........................................     78
   7.7   Limitation on Investments, Loans and Advances ..................     80
   7.8   Limitations on Certain Acquisitions ............................     83


                                      (ii)

                                Table of Contents
                                   (continued)

                                                                            Page
                                                                            ----
   7.9   Limitation on Transactions with Affiliates .....................     83
   7.10  Limitation on Sale and Leaseback Transactions ..................     85
   7.11  Limitation on Dispositions of Collateral .......................     85
   7.12  Limitation on Optional Payments and Modifications of Debt
            Instruments and Other Documents .............................     86
   7.13  Limitation on Changes in Fiscal Year ...........................     87
   7.14  Limitation on Negative Pledge Clauses ..........................     87
   7.15  Limitation on Lines of Business ................................     87
   7.16  Limitations on Currency, Commodity and Other Hedging
            Transactions ................................................     88

Section 8. Events of Default ............................................     88

Section 9. The Agents and the Lead Arrangers ............................     91

   9.1   Appointment ....................................................     91
   9.2   Delegation of Duties ...........................................     91
   9.3   Exculpatory Provisions .........................................     92
   9.4   Reliance by the Agents .........................................     92
   9.5   Notice of Default ..............................................     93
   9.6   Acknowledgements and Representations by Lenders ................     93
   9.7   Indemnification ................................................     94
   9.8   The Administrative Agent and Lead Arrangers in their Individual
            Capacities ..................................................     94
   9.9   Collateral Matters .............................................     94
   9.10  Successor Agent ................................................     95
   9.11  Syndication Agent and Lead Arrangers ...........................     96
   9.12  Withholding Tax ................................................     96

Section 10. Miscellaneous ...............................................     97

   10.1  Amendments and Waivers .........................................     97
   10.2  Notices ........................................................     99
   10.3  No Waiver; Cumulative Remedies .................................    100
   10.4  Survival of Representations and Warranties .....................    100
   10.5  Payment of Expenses and Taxes ..................................    101
   10.6  Successors and Assigns; Participations and Assignments .........    102
   10.7  Adjustments; Set-off; Calculations; Computations ...............    106
   10.8  Counterparts ...................................................    107
   10.9  Severability ...................................................    107
   10.10 Integration ....................................................    107
   10.11 GOVERNING LAW ..................................................    107
   10.12 Submission to Jurisdiction; Waivers ............................    107
   10.13 Acknowledgements ...............................................    108


                                      (iii)

                                Table of Contents
                                   (continued)

                                                                            Page
                                                                            ----
   10.14 WAIVER OF JURY TRIAL ...........................................    108
   10.15 Confidentiality ................................................    108
   10.16 USA Patriot Act Notice .........................................    109
   10.17 INTERCREDITOR AGREEMENT ........................................    109
   10.18 The Parent Borrower as Agent for the Borrowers .................    110
   10.19 Waiver .........................................................    110
   10.20 Nature of Obligations ..........................................    111

Section 11. Holdings Guaranty ...........................................    112

   11.1  Guaranty .......................................................    112
   11.2  Bankruptcy .....................................................    112
   11.3  Nature of Liability ............................................    113
   11.4  Independent Obligation .........................................    113
   11.5  Amendments, etc. with respect to the Obligations ...............    113
   11.6  Reliance .......................................................    114
   11.7  No Subrogation .................................................    114
   11.8  Waiver .........................................................    114
   11.9  Payments .......................................................    115
   11.10 Maximum Liability ..............................................    115

SCHEDULES

A       -- Initial Term Loan Commitments and Addresses
B       -- Assumed Indebtedness
4.2     -- Material Adverse Effect Disclosure
4.4     -- Consents Required
4.8     -- Real Property
4.9     -- Intellectual Property Claims
4.16    -- Subsidiaries
4.25    -- Insurance
5.1(e)  -- Closing Date Adjustments to EBITDA
5.1(g)  -- Lien Searches
7.2(j)  -- Permitted Liens
7.3(a)  -- Permitted Guarantee Obligations
7.5(j)  -- Permitted Asset Sales
7.7(c)  -- Permitted Investments
7.9(e)  -- Permitted Transactions with Affiliates
7.10(b) -- Sale and Leaseback Real Properties


                                      (iv)

                                Table of Contents
                                   (continued)

                                                                            Page
                                                                            ----
EXHIBITS

A-1 -- Form of Initial Term Loan Note
A-2 -- Form of Incremental Term Loan Note
B   -- Form of Incremental Term Loan Commitment Agreement
C   -- Form of U.S. Tax Compliance Certificate
D   -- Form of Intercreditor Agreement
E   -- Form of Guarantee and Collateral Agreement
F   -- Form of Closing Certificate
G   -- Form of Intercompany Subordination Provisions
H   -- Form of Assignment and Acceptance
I   -- Form of Borrower Joinder Agreement


                                    (v)

          CREDIT AGREEMENT, dated as of November 27, 2006, among RSC HOLDINGS II, LLC, a Delaware limited liability company ("Holdings"), RSC HOLDINGS III, LLC, a Delaware limited liability company (the "Parent Borrower"), RENTAL SERVICE CORPORATION, an Arizona corporation ("RSC", and, together with the Parent Borrower and each entity that becomes a Borrower pursuant to subsection 6.9, the "Borrowers" and each, a "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement, DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent and collateral agent for the Lenders hereunder (in such capacities, respectively, the "Administrative Agent" and the "Collateral Agent"), CITICORP NORTH AMERICA, INC. ("CNAI"), as syndication agent (in such capacity, the "Syndication Agent"), GE CAPITAL MARKETS, INC., as Senior Managing Agent, DEUTSCHE BANK SECURITIES INC. and CITIGROUP GLOBAL MARKETS INC., as Joint Lead Arrangers and Joint Book Managers and GENERAL ELECTRIC CAPITAL CORPORATION, as Documentation Agent. All capitalized terms used herein and defined in subsection 1.1 are used herein as therein defined.

          The parties hereto hereby agree as follows:

                                   WITNESSETH:

          WHEREAS, Holdings and the Parent Borrower are newly-formed companies organized by Atlas Copco North America, Inc., a Delaware corporation ("ACNA"), at the direction of Affiliates of Ripplewood Partners II, L.P. ("Ripplewood") and Oak Hill Capital Partners II, L.P. ("Oak Hill" and, together with Ripplewood, the "Sponsors" and each a "Sponsor") or any of their respective Affiliates;

          WHEREAS, as a result of the consummation of the transactions contemplated in the Recapitalization Agreement, dated as of October 6, 2006 (as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof, the "Recapitalization Agreement"), among Atlas Copco AB and Atlas Copco Finance S.a.r.l., as the sellers, RSC Acquisition, LLC, a Delaware limited liability company, RSC Acquisition II, LLC, a Delaware limited liability company, OHCP II RSC, LLC, a Delaware limited liability company, OHCMP II RSC, LLC, a Delaware limited liability company, and OHCP II RSC COI, LLC, a Delaware limited liability company, as the investors, and ACNA, (i) such investors shall acquire (the "Recapitalization") approximately 85% of the outstanding Capital Stock of ACNA, (ii) ACNA will hold (indirectly) 100% of the Capital Stock of Holdings, (iii) Holdings shall own 100% of the outstanding Capital Stock of the Parent Borrower and (iv) the Parent Borrower shall own 100% of the outstanding Capital Stock of RSC;

          WHEREAS, in connection with the Recapitalization and prior to the Closing Date, ACNA shall have (i) formed RSC Holdings I, LLC, a Delaware limited liability company ("RSC LLC I") and contributed to it all of the outstanding stock of RSC, (ii) caused RSC LLC I to form Holdings and contribute to Holdings all of the outstanding stock of RSC and (iii) caused Holdings to form the Parent Borrower and contribute to the Parent Borrower all of the outstanding capital stock of RSC;

          WHEREAS, ACNA will receive a direct or indirect cash investment from the Sponsors and/or one or more Affiliates of either Sponsor and (if so determined by the Sponsors) one or both of the Sellers and/or one or more affiliates of the Sellers and (if so determined by the Sponsors) one or more other investors in an aggregate amount of at least $500,000,000 in accordance with the provisions of the Recapitalization Agreement (the "Equity Financing");

          WHEREAS, the Parent Borrower and RSC will obtain an asset-based loan facility in an aggregate principal amount of $1,700,000,000;

          WHEREAS, the Parent Borrower and RSC will co-issue $620,000,000 in aggregate principal amount of senior unsecured notes; and

          WHEREAS, in order to (i) fund a portion of the Transaction and (ii) pay certain fees and expenses related to the Transaction, the Borrowers have requested that the Lenders make the Initial Term Loans provided for herein;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

          Section 1. Definitions.

          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "ABL Credit Agreement": the Credit Agreement, dated as of November 27, 2006, among Holdings, the Parent Borrower, RSC, RSC Canada, the various Lender and/or financial institutions party thereto, DBNY, as U.S. Administrative Agent and U.S. Collateral Agent and Deutsche Bank AG, Canada Branch as Canadian Administrative Agent and Canadian Collateral Agent, as the same may be amended, supplemented, waived, otherwise modified, extended, renewed, Refinanced or replaced from time to time.

          "ABL Loan Documents": the ABL Credit Agreement and each "Loan Document" under, and as defined in the ABL Credit Agreement, as the same may be amended, supplemented, waived, otherwise modified, extended, renewed, Refinanced or replaced from time to time.

          "ABL Obligations": Obligations under and as defined in the ABL Credit Agreement.

          "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent (or another bank of recognized standing reasonably selected by the Administrative Agent and reasonably satisfactory to the Parent Borrower) as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors). "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve of New York, or, if such rate is not so published for any day which is a Business

Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "ABR Loans": Term Loans the rate of interest applicable to which is based upon the ABR.

          "ACNA": as defined in the Recitals hereto.

          "Administrative Agent": DBNY, in its capacity as administrative agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to subsection 9.10.

          "Affected Loans": as defined in subsection 3.9.

          "Affected Rate": as defined in subsection 3.7.

          "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agents": the collective reference to the Administrative Agent and the Collateral Agent.

          "Agreement": this Credit Agreement, as amended, supplemented, waived or otherwise modified, from time to time.

          "Applicable Margin": for (a) Initial Term Loans (i) maintained as ABR Loans, 2.50% per annum and (ii) maintained as Eurocurrency Loans, 3.50% per annum; provided that, if the Applicable Margin for any Tranche of Incremental Term Loans issued hereunder is more than 0.50% higher than the Applicable Margin for the Initial Term Loans, then the Applicable Margin for the Initial Term Loans shall be increased to 0.50% below the Applicable Margin for such Tranche of Incremental Term Loans and (b) any Tranche of Incremental Term Loans, the respective percentages per annum relating to the respective Type of such Tranche of Incremental Term Loan as set forth in the applicable Incremental Term Loan Commitment Agreement (or, in the case of any Tranche of Incremental Term Loans extended pursuant to more than one Incremental Term Loan Commitment Agreement, as may be provided in the first Incremental Term Loan Commitment Agreement executed and delivered with respect to such Tranche.

          "Approved Fund": any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          "Asset Sale": any sale, issuance, conveyance, transfer, lease or other disposition (including through a Sale and Leaseback Transaction) (each, a "Disposition") by the Parent Borrower or any of its Subsidiaries (other than sales of Inventory or Equipment in the ordinary course of business), in one or a series of related transactions, of any real or personal, tangible or intangible, property (including Capital Stock) of Holdings or such Subsidiary to any Person.

          "Assignee": as defined in subsection 10.6(b).

          "Assignment and Acceptance": an Assignment and Acceptance, substantially in the form of Exhibit H.

          "Assumed Indebtedness": existing Indebtedness of the Recapitalized Business identified on Schedule B, which will not be repaid in connection with the Transaction.

          "Benefited Lender": as defined in subsection 10.7(a).

          "Board": the Board of Governors of the Federal Reserve System.

          "Borrower Joinder Agreement": a joinder agreement in the form of
Exhibit I.

          "Borrowers": as defined in the Preamble hereto. Unless the context otherwise requires, each reference in this Agreement to "each Borrower" or "the respective Borrower" shall be deemed to be a reference to each Borrower on a joint and several basis.

          "Borrowing": Term Loans of the same Type made, converted or continued on the same date, and in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

          "Borrowing Date": (i) in respect of the incurrence of Initial Term Loans, the Closing Date and (ii) in respect of the incurrence of Incremental Term Loans, the respective Incremental Term Loan Borrowing Date relating to such Incremental Term Loans.

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, except that, when used in connection with a Eurocurrency Loan, "Business Day" shall mean any Business Day on which dealings in Dollars between banks may be carried on in London, England and New York, New York.

          "Canadian Finco": a special purpose company having unlimited liability organized under the laws of Canada or a province thereof, 100% of the Capital Stock of which is owned by RSC.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Cash Equivalents": (a) securities issued or fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers' acceptances of
(i) any Lender or Affiliate thereof or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by Standard & Poor's Ratings Group (a division of The McGraw Hill Companies Inc.) or any successor rating agency ("S&P") or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. or any successor rating agency ("Moody's") (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Administrative Agent in its reasonable judgment), (c) commercial paper rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Administrative Agent in its reasonable judgment), (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the Securities and Exchange Commission under the Investment Company Act, and (e) investments similar to any of the foregoing denominated in foreign currencies approved by the board of directors of the Parent Borrower, in each case provided in clauses (a), (b), (c) and (e) above only, maturing within twelve months after the date of acquisition.

          "CERCLA": the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C.A.
Section 9601 et seq.

          "Change in Law": as defined in subsection 3.11(a).

          "Change of Control": the occurrence of any of the following events:
(a) at any time prior to the initial registered public offering of Holdings' or any Parent Entity's Voting Stock the Permitted Holders shall in the aggregate be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange
Act) of (x) so long as Holdings is a Subsidiary of any Parent Entity, Voting Stock having less than 51% of the total voting power of all outstanding Capital Stock of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity) and (y) if Holdings is not a Subsidiary of any Parent Entity, shares of Voting Stock having less than 51% of the total voting power of all outstanding shares of Holdings; (b) on and after the date of the initial registered public offering of Holdings' or any Parent Entity's Voting Stock, (i)
(x) the Permitted Holders shall in the aggregate be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of (A) so long as Holdings is a Subsidiary of any Parent Entity, Voting Stock having less than 35% of the total voting power of all outstanding Capital Stock of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity) and
(B) if Holdings is not a Subsidiary of any Parent Entity, Voting Stock having less than 35% of the total voting power of all outstanding Capital Stock of Holdings and (y) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, shall be the "beneficial owner" of (A) so long as Holdings is a Subsidiary of any Parent Entity, Voting Stock having more than 35% of the total voting power of all outstanding Capital Stock of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity) and (B) if Holdings is not a Subsidiary of any Parent Entity, Voting Stock having more than 35% of the total voting power of all outstanding Capital Stock of Holdings or (ii) the Continuing Directors shall cease to constitute a majority of the members of the board of directors of RSC;
(c) Holdings shall cease to own, directly or indirectly, 100% of the Capital Stock of the Parent Borrower; provided that the Parent Borrower may, to the extent permitted by subsection 7.4. merge or consolidate with or into another U.S. Borrower; (d) the Parent Borrower shall cease to own, directly or indirectly, 100% of the Capital Stock of RSC; provided that RSC may, to the extent permitted by subsection 7.4, merge or consolidate with or into the Parent Borrower and the Parent Borrower may merge with or into RSC; or (e) any "Change of Control" as defined in any ABL Loan Document or Senior Note Document shall have occurred.

          "Closing Date": the date on which all the conditions precedent set forth in subsection 6.1 shall be satisfied or waived and the Initial Term Loans have been incurred hereunder.

          "CNAI": as defined in the Recitals hereto.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral": all assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Collateral Agent": DBNY, in its capacity as collateral agent for the Lenders hereunder, and shall include any successor to the Collateral Agent appointed pursuant to subsection 9.10.

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with Holdings or any of its Subsidiaries within the meaning of Section 4001 of ERISA or is part of a group which includes Holdings or any of its Subsidiaries and which is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Sections 414(m) and (o) of the Code.

          "Company Material Adverse Effect": any fact, circumstance, change, occurrence or development that has a material adverse effect on the business, assets, liabilities, results of operations or condition (financial or otherwise) of the Recapitalized Business, taken as a whole, but shall exclude any fact, circumstance, change, occurrence or development resulting from or relating to
(i) events affecting the North American, European, Asian or global economy or capital or financial markets generally, (ii) changes in conditions in the industries in which the Recapitalized Business operates, (iii) changes in laws, regulations, or GAAP, or in the authoritative interpretations thereof or in regulatory guidance related thereto, (iv) earthquakes or similar catastrophes, or acts of war (whether declared or undeclared), sabotage, terrorism, military action or any escalation or worsening thereof, or (v) other than for purposes of Sections 4.2 and 5.2 of the Recapitalization Agreement, the announcement or performance of the Recapitalization Agreement or the transactions contemplated thereby, unless, in the case of items (i)-(iv) above, any such fact, circumstance, change, occurrence or development disproportionately affects the Recapitalized Business, taken as a whole.

          "Conduit Lender": any special purpose corporation organized and administered by any Lender for the purpose of making Term Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument delivered to the Administrative Agent (a copy of which shall be provided by the Administrative Agent to the Parent Borrower on request); provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations under this Agreement, including its obligation to fund a Term Loan if, for any reason, its Conduit Lender fails to fund any such Term Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to any provision of this Agreement, including without limitation subsection 3.10, 3.11, 3.12 or 10.5, than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender if such designating Lender had not designated such Conduit Lender hereunder, (b) be deemed to have any Term Loan Commitment or (c) be so designated if such designation would otherwise increase the costs of any Tranche to any Borrower.

          "Confidential Information Memorandum": that certain Confidential Information Memorandum (Public Version) dated November 6, 2006 and furnished to the Lenders.

          "Consolidated Indebtedness": at the date of determination thereof, an amount equal to all debt of the Parent Borrower and its consolidated Subsidiaries as determined on a consolidated basis and as disclosed on the Parent Borrower's consolidated balance sheet most recently delivered pursuant to subsection 6.1.

          "Consolidated Interest Expense": for any period, an amount equal to
(a) interest expense (accrued and paid or payable in cash for such period, and in any event excluding any amortization or write off of financing costs) on Indebtedness of the Parent Borrower and its consolidated Subsidiaries for such period minus (b) interest income (accrued and received or receivable in cash for such period) of the Parent Borrower and its consolidated Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP; provided that for purposes of calculating the Consolidated Interest Expense for any period of four fiscal quarters ending prior to December 31, 2007, Consolidated Interest Expense for such period of four fiscal quarters shall be deemed to be (i) in the case of the period ending at the end of the fiscal quarter ending March 31, 2007, Consolidated Interest Expense for such fiscal quarter multiplied by 4, (ii) in the case of the period ending at the end of the fiscal quarter ending June 30, 2007, Consolidated Interest Expense for the period of two fiscal quarters ending at the end of such fiscal quarter multiplied by 2 and (iii) in the case of the period ending at the end of the fiscal quarter ending September 30, 2007 Consolidated Interest Expense for the period of three fiscal quarters ending at the end of such fiscal quarter multiplied by 4/3.

          "Consolidated Net Income": for any period, net income of the Parent Borrower and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Secured Indebtedness": all Consolidated Indebtedness that is secured by a Lien on any property owned by the Parent Borrower or any of its Subsidiaries.

          "Consolidated Secured Leverage Ratio": the ratio of Consolidated Secured Indebtedness at such time to EBITDA for the period of four consecutive fiscal quarters then most recently ended.

          "Consolidated Total Leverage Ratio": as of the last day of any period, the ratio of (a) Consolidated Indebtedness on such day to (b) EBITDA for such period, or the period of four full fiscal quarters most recently ended prior to such date for which financial statements of the Parent Borrower have been required to be delivered under subsection 6.1(a) or (b), respectively.

          "Continuing Directors": the directors of RSC on the Closing Date, after giving effect to the Transaction and the other transactions contemplated thereby, and each other director if, in each case, such other director's nomination for election to the board of directors of RSC is recommended by at least a majority of the then Continuing Directors or the election of such other director is approved by one or more Permitted Holders.

          "Contractual Obligation": as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Credit Agreement Party": Holdings and each Borrower.

          "DBNY": Deutsche Bank AG, New York Branch, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "DBSI": Deutsche Bank Securities Inc., in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "Debt Financing": the debt financing transactions contemplated under
(a) the Loan Documents, (b) the ABL Loan Documents and (c) the Senior Note Documents, in each case, including any Interest Rate Protection Agreements related thereto.

          "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition specified in Section 8, has been satisfied.

          "Defaulting Lender": as defined in subsection 3.8(c).

          "Disinterested Director": with respect to any Person and transaction, a member of the board of directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

          "Disposition": as defined in the definition of the term "Asset Sale" in this subsection 1.1.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Domestic Subsidiary": any Subsidiary of the Parent Borrower which is not a Foreign Subsidiary.

          "EBITDA": for any period, the sum of Consolidated Net Income for such period adjusted (i) to exclude the following items (without duplication) of income or expense to the extent that such items are included in the calculation of Consolidated Net Income: (A) Consolidated Interest Expense, (B) any non-cash expenses and charges, (C) total income tax expense, (D) depreciation expense,
(E) the expense associated with amortization of intangible and other assets (including amortization or other expense recognition of any costs associated with asset write-ups in accordance with APB Nos. 16 and 17), (F) non-cash provisions for reserves for discontinued operations, (G) any extraordinary, unusual or non-recurring gains or losses or charges or credits, including but not limited to any expenses relating to the Transaction and any non-recurring or extraordinary items paid or accrued during such period relating to deferred compensation owed to any Management Investor that was cancelled, waived or exchanged in connection with the grant to such Management Investor of the right to receive or acquire shares of common stock of Holdings or any Parent Entity,
(H) any gain or loss associated with the sale or write-down of assets (other than Rental Fleet) not in the ordinary course of business, (I) any income or loss accounted for by the equity method of accounting (except in the case of income to the extent of the amount of cash dividends or cash distributions actually paid to the Parent Borrower or any of its Subsidiaries by the entity accounted for by the equity method of accounting) and (J) fees paid to any Sponsor or any Affiliate of any Sponsor for the rendering of management consulting, monitoring or financial advisory services for compensation not to exceed in the aggregate $6,000,000 in any Fiscal Year and (ii) by reducing EBITDA (as otherwise determined above) by the amount of all dividends paid by the Parent Borrower during the relevant period pursuant to any of clauses (a) and (b) of subsection 7.6 (in each case, unless and to the extent (x) the amount paid with such dividends by Holdings or any Parent Entity would not, if the respective expense or other item had been incurred directly by the Parent Borrower, have reduced EBITDA determined in accordance with the foregoing provisions of this definition or (y) such dividend is paid by the Parent Borrower in respect of an expense or other item that has resulted in, or will result in, a reduction of EBITDA, as calculated above). For the purposes of calculating EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period"), (i) if at any time during such Reference Period (and after the Closing Date) the Parent Borrower or any of its Subsidiaries shall have made any Material Disposition, the EBITDA for such Reference Period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period (and after the Closing Date) the Parent Borrower or any of its Subsidiaries shall have made a Material Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto in accordance with Regulation S-X or in such other manner acceptable to the Administrative Agent as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (x) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (y) involves the payment of consideration by the Parent Borrower or any of its Subsidiaries in excess of $5,000,000; and "Material Disposition" means any Disposition of property or series of related Dispositions of property that (x) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (y) yields gross proceeds to the Parent Borrower or any of its Subsidiaries in excess of $5,000,000; provided that for any applicable periods prior to the Closing Date EBITDA shall be determined in respect to the Parent Borrower and its predecessors.

          "Environmental Costs": any and all costs or expenses (including attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, fines, penalties, damages, settlement payments, judgments and awards), of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to, any actual or alleged violation of, noncompliance with or liability under any Environmental Laws. Environmental Costs include any and all of the foregoing, without regard to whether they arise out of or are related to any past, pending or threatened proceeding of any kind.

          "Environmental Laws": any and all U.S., Canadian or foreign federal, state, provincial, territorial, foreign, local or municipal laws, rules, orders, enforceable guidelines, orders-in-council, regulations, statutes, ordinances, codes, decrees, and such requirements of any Governmental Authority properly promulgated and having the force and effect of law or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health (as it relates to exposure to Materials of Environmental Concern) or the environment, as have been, or now or at any relevant time hereafter are, in effect.

          "Environmental Permits": any and all permits, licenses, approvals, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

          "Equipment": any equipment owned by or leased to the Parent Borrower or any of its Subsidiaries that is revenue earning equipment, or is classified as "revenue earning equipment" in the consolidated financial statements of the Parent Borrower, including any such equipment consisting of (i) backhoes, dozers, excavators, forklifts, loaders, scissors, tractors, trenchers, trucks and trailers or other similar equipment, (ii) construction, industrial, commercial and office equipment, (iii) earthmoving, material handling, compaction, aerial and electrical equipment, (iv) air compressors, pumps and small tools, and (v) other personal property.

          "Equity Financing": as defined in the Recitals hereto.

          "Equity Investors": the Sponsors, the Sellers and each other person that has made a direct or indirect equity investment in ACNA on the Closing Date as contemplated in the Recitals hereto.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurocurrency Base Rate": with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "Eurocurrency Base Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in Dollars at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurocurrency market where the eurocurrency and foreign currency and exchange operations in respect of Dollars are then being conducted for delivery on the first day of such Interest Period for the number of days of such Interest Period and in an amount comparable to the amount of its Eurocurrency Loan to be outstanding during such Interest Period. "Telerate British Bankers Assoc. Interest Settlement Rates Page" shall mean the display designated as Page 3750 on the Telerate System (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

          "Eurocurrency Loans": Term Loans the rate of interest applicable to which is based upon the Eurocurrency Rate.

          "Eurocurrency Rate": with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                             Eurocurrency Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

          "Eurocurrency Reserve Requirements": for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition specified in Section 8, has been satisfied.

          "Exchange Act": the Securities Exchange Act of 1934, as amended from time to time.

          "Federal Funds Effective Rate": as defined in the definition of the term "ABR" in this subsection 1.1.

          "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "FIRREA": the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

          "Fiscal Year": any period of twelve consecutive months ending on December 31 of any calendar year.

          "Foreign Pension Plan": a registered pension plan which is subject to applicable pension legislation other than ERISA or the Code, which the Parent Borrower or a Subsidiary sponsors or maintains, or to which it makes or is obligated to make contributions.

          "Foreign Plan": each Foreign Pension Plan, deferred compensation or other retirement or superannuation plan, fund, program, agreement, commitment or arrangement whether oral or written, funded or unfunded, sponsored, established, maintained or contributed to, or required to be contributed to, or with respect to which any liability is borne, outside the United States of America, by the Parent Borrower or any of its Subsidiaries, other than any such plan, fund, program, agreement or arrangement sponsored by a Governmental Authority.

          "Foreign Subsidiary": any Subsidiary of the Parent Borrower which is organized and existing under the laws of any jurisdiction outside of the United States of America or that is a Foreign Subsidiary Holdco. For the avoidance of doubt, any Subsidiary of the Parent Borrower which is organized and existing under the laws of Puerto Rico shall be a Foreign Subsidiary.

          "Foreign Subsidiary Holdco": any Subsidiary of the Parent Borrower, so long as such Subsidiary has no material assets other than securities of one or more Foreign Subsidiaries and Indebtedness issued by such Foreign Subsidiaries (or Subsidiaries thereof), and other assets relating to an ownership interest in any such securities, Indebtedness or Subsidiaries.

          "GAAP": with respect to the covenants contained in subsection 7.1, and all defined terms relating thereto, and the defined term "Company Material Adverse Effect", generally accepted accounting principles in the United States of America in effect on the Closing Date, and, for all other purposes under this Agreement, generally accepted accounting principles in the United States of America in effect from time to time.

          "GE": General Electric Capital Corporation.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the European Union.

          "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement delivered to the Collateral Agent as of the date hereof, substantially in the form of Exhibit E, as the same may be amended, supplemented, waived or otherwise modified from time to time.

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any such obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Parent Borrower in good faith.

          "Guaranteed Creditors": the Administrative Agent, the Collateral Agent, the Lenders and each party (other than any Loan Party) party to an Interest Rate Protection Agreement or Permitted Hedging Agreement to the extent such party constitutes a Secured Party under the Security Documents.

          "Guarantor Obligations": as defined in the Guarantee and Collateral Agreement as though Holdings were a Guarantor thereunder.

          "Guarantors": the collective reference to Holdings, the Borrowers and each Subsidiary of the Parent Borrower (other than (a) a Borrower, (b) any Foreign Subsidiary and (c) any Subsidiary of a Foreign Subsidiary) which is from time to time party to the Guarantee and Collateral Agreement; individually, a "Guarantor".

          "Holdings": as defined in the Preamble hereto.

          "Immaterial Subsidiary": any Subsidiary that (i) had less than $5,000,000 of annual revenues and less than $5,000,000 of assets and (ii) has been designated as such by the Parent Borrower in a written notice delivered to the U.S. Administrative Agent (other than any such Subsidiary as to which the Parent Borrower has revoked such designation by written notice to the U.S. Administrative Agent); provided that at no time shall the Immaterial Subsidiaries so designated by the Parent Borrower have annual revenues or assets in excess of $10,000,000 in the aggregate.

          "Incremental Lender": as defined in subsection 2.5(b).

          "Incremental Term Loan": as defined in subsection 2.1(b).

          "Incremental Term Loan Borrowing Date": for any Incremental Term Loan, the date specified as such in the respective Incremental Term Loan Commitment Agreement pursuant to which such Incremental Term Loans are to be made.

          "Incremental Term Loan Commitment": for each Incremental Lender, the commitment of such Incremental Lender to make Incremental Term Loans pursuant to subsection 2.1(b) on a given Incremental Term Loan Borrowing Date, as such commitment (x) is set forth in the respective Incremental Term Loan Commitment Agreement delivered pursuant to subsection 2.5(b) or (y) may be terminated pursuant to subsection 3.4(g) or (h) or Section 8.

          "Incremental Term Loan Commitment Agreement": each Incremental Term Loan Commitment Agreement in substantially the form of Exhibit B (appropriately completed) executed and delivered in accordance with subsection 2.5(b).

          "Incremental Term Loan Maturity Date": for any New Tranche, the maturity date set forth for such New Tranche of Incremental Term Loans in the respective Incremental Term Loan Commitment Agreement relating thereto, provided that the maturity date for all Incremental Term Loans of a given Tranche shall be the same date.

          "Incremental Term Loan Note": as defined in subsection 2.2(b).

          "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases,
(d) all obligations of such Person in respect of letters of credit, bankers' acceptances or bank guarantees issued or created for the account of such Person,
(e) for purposes of subsection 7.1 and subsection 8(e) only, all obligations of such Person in respect of interest rate protection agreements, interest rate futures, interest rate options, interest rate caps and any other interest rate hedge arrangements, and (f) all indebtedness or obligations of the types referred to in the preceding clauses (a) through (e) to the extent secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

          "Initial Term Loan": as defined in subsection 2.1(a).

          "Initial Term Loan Commitment": with respect to each Lender, the commitment of such Lender hereunder to make Initial Term Loans to the Borrowers in the principal amount set forth opposite its name on Schedule A hereto. The original aggregate amount of the Initial Term Loan Commitments on the Closing Date is $1,130,000,000.

          "Initial Term Loan Maturity Date": November 30, 2013.

          "Initial Term Loan Note": as defined in subsection 2.2(a).

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent": pertaining to a condition of Insolvency.

          "Intellectual Property": all United States and foreign patents, patent applications, trademarks, trademark applications, trade names, copyrights, technology, know-how and processes.

          "Intercreditor Agreement": the Intercreditor Agreement, dated as of the date hereof, among the Collateral Agent, the U.S. collateral agent under the ABL Credit Agreement, and certain of the Loan Parties, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof.

          "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Term Loan is outstanding, and the final maturity date of such Term Loan, (b) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurocurrency Loan having an Interest Period longer than three months, (i) each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and (ii) the last day of such Interest Period.

          "Interest Period": with respect to any Eurocurrency Loan:

          (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six months (or nine or twelve months, to the extent agreed to by all Lenders of the respective Tranche of such Term Loan) thereafter, as selected by the applicable Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

          (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six months (or nine or twelve months, to the extent agreed to by all Lenders of the respective Tranche of such Term Loan) thereafter, as selected by the applicable Borrower by irrevocable notice to the Administrative Agent, as applicable, not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (A) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (B) any Interest Period that would otherwise extend beyond the respective Maturity Date for any Term Loans shall (for all purposes other than subsection 3.12) end on the respective Maturity Date for such Term Loans;

          (C) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

          (D) the applicable Borrower shall select Interest Periods so as not to require a scheduled payment of any Eurocurrency Loan during an Interest Period for such Eurocurrency Loan.

          "Interest Rate Protection Agreement": any interest rate protection agreement, interest rate future, interest rate option, interest rate cap or collar or other interest rate hedge arrangement in form and substance, and for a term, reasonably satisfactory to the Administrative Agent, to or under which the Parent Borrower or any of its Subsidiaries is or becomes a party or a beneficiary.

          "Investment Company Act": the Investment Company Act of 1940, as amended from time to time.

          "Investments": as defined in subsection 7.7.

          "Lead Arrangers": DBSI and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners.

          "Lenders": the several banks and other financial institutions from time to time parties to this Agreement together with, in each case, any affiliate of any such bank or financial institution through which such bank or financial institution elects, by notice to the Administrative Agent and the Parent Borrower, to make any Term Loans, provided that for all purposes of voting or consenting with respect to (a) any amendment, supplementation or modification of any Loan Document, (b) any waiver of any of the requirements of any Loan Document or any Default or Event of Default and its consequences or (c) any other matter as to which a Lender may vote or consent pursuant to subsection
10.1 hereof, the bank or financial institution making such election shall be deemed the "Lender" rather than such affiliate, which shall not be entitled to so vote or consent.

          "Lien": any mortgage, pledge, hypothecation, assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "Loan Documents": this Agreement, any Notes, the Intercreditor Agreement, the Guarantee and Collateral Agreement, any other Security Documents, any Incremental Term Loan Commitment Agreement and any Borrower Joinder Agreement, each as amended, supplemented, waived or otherwise modified from time to time.

          "Loan Parties": Holdings, each Borrower and each other Subsidiary of Holdings that is a party to a Loan Document; individually, a "Loan Party".

          "Management Investors": the collective reference to the officers, directors, employees and other members of the management of any Parent Entity, the Parent Borrower or any of their Subsidiaries, or family members or relatives thereof or trusts for the benefit of any of the foregoing, who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, common stock of Holdings or any Parent Entity.

          "Management Subscription Agreements": one or more stock subscription, stock option, grant or other agreements which have been or may be entered into between Holdings or any Parent Entity and one or more Management Investors (or any of their heirs, successors, assigns, legal representatives or estates), with respect to the issuance to and/or acquisition, ownership and/or disposition by any of such parties of common stock of Holdings or any Parent Entity, or options, warrants, units or other rights in respect of common stock of Holdings or any Parent Entity, any agreements entered into from time to time by transferees of any such stock, options, warrants or other rights in connection with the sale, transfer or reissuance thereof, and any assumptions of any of the foregoing by third parties, as amended, supplemented, waived or otherwise modified from time to time.

          "Margin Regulations": as defined in subsection 5.1(f).

          "Margin Stock": as defined in Regulation U.

          "Material Adverse Effect": a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Parent Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability as to any Loan Party thereto of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent, the Collateral Agent and the Lenders under the Loan Documents, in each case taken as a whole.

          "Material Subsidiaries": Subsidiaries of Holdings constituting, individually or in the aggregate (as if such Subsidiaries constituted a single Subsidiary), a "significant subsidiary" in accordance with Rule 1-02 under Regulation S-X.

          "Materials of Environmental Concern": any hazardous or toxic substances or materials or wastes defined, listed, or regulated as such in or under, or which may give rise to liability under, any applicable Environmental Law, including gasoline, petroleum (including crude oil or any fraction thereof), petroleum products or by-products, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Maturity Date": with respect to any Tranche, the final maturity date under such Tranche (i.e., the Initial Term Maturity Date and each Incremental Term Loan Maturity Date, as the case may be).

          "Moody's": as defined in the definition of "Cash Equivalents" in this subsection 1.1.

          "Mortgaged Properties": any real property owned in fee by Holdings or any of its Subsidiaries which is encumbered (or required to be encumbered) by a Mortgage pursuant to the terms hereof.

          "Mortgages": each of the mortgages, deeds of trust, deeds to secure debt and similar security instruments, if any, executed and delivered by any Loan Party to the Administrative Agent, substantially in a form reasonably satisfactory to the Administrative Agent and the Parent Borrower, as the same may be amended, supplemented, waived or otherwise modified from time to time.

          "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds": with respect to any Asset Sale (including any Sale and Leaseback Transaction), any Recovery Event, or the issuance of any debt securities or any borrowings by Holdings or any of its Subsidiaries, an amount equal to the gross proceeds in cash and Cash Equivalents of such Asset Sale, Recovery Event, sale, issuance or borrowing, net of (a) reasonable attorneys' fees, accountants' fees, brokerage, consultant and other customary fees, underwriting commissions and other reasonable fees and expenses actually incurred in connection with such Asset Sale, Recovery Event, sale, issuance or borrowing, (b) taxes paid or reasonably estimated to be payable as a result thereof, (c) appropriate amounts provided or to be provided by Holdings or any of its Subsidiaries as a reserve, in accordance with GAAP, with respect to any liabilities associated with such Asset Sale or Recovery Event and retained by Holdings or any such Subsidiary after such Asset Sale or Recovery Event and other appropriate amounts to be used by Holdings or any of its Subsidiaries to discharge or pay on a current basis any other liabilities associated with such Asset Sale or Recovery Event, (d) in the case of an Asset Sale, Recovery Event or Sale and Leaseback Transaction of or involving an asset subject to a Lien securing any Indebtedness, payments made and installment payments required to be made to repay such Indebtedness, including payments in respect of principal, interest and prepayment premiums and penalties, (e) in the case of any Asset Sale, Recovery Event or Sale and Leaseback Transaction of or involving an asset of any Foreign Subsidiary that is not a Loan Party, any amount which may not be applied as provided in subsection 4.4(b) pursuant to any applicable restrictions under the terms of any Indebtedness of any Foreign Subsidiary that is not a Loan Party and (f) in the case of any Asset Sale, any portion of the proceeds thereof attributable to the Disposition of revenue earning equipment as part of such Asset Sale.

          "New Tranche": each Tranche of Incremental Term Loans other than the Initial Term Loans.

          "Non-Consenting Lender": as defined in subsection 10.1(d).

          "Non-Defaulting Lender": any Lender other than a Defaulting Lender.

          "Non-Excluded Taxes": as defined in subsection 3.11(a).

          "Non-Guarantor Subsidiary": any Subsidiary of the Parent Borrower that is neither a Borrower nor a Subsidiary Guarantor.

          "Notes": the Initial Term Notes and the Incremental Term Loan Notes.

          "Oak Hill": as defined in the Recitals hereto.

          "Obligations": all obligations (including guaranty obligations) of every nature of each Loan Party from time to time owed to the Agents (including former Agents), the Lenders or any of them, under any Loan Document, whether for principal, premium, interest (including interest accruing after the filing of a petition in bankruptcy or a similar proceeding with respect to such Loan Party), fees, expenses, indemnification (including, without limitation, pursuant to subsection 10.5) or otherwise.

          "Parent Borrower": as defined in the Preamble hereto.

          "Parent Entity": Holdings and any other company that is a Subsidiary of either of the Sponsors or their respective Sponsor Affiliates (or, if the Sponsors' and their respective Sponsor Affiliates' equity interests were aggregated, that would be a Subsidiary of such Persons acting together) of which Holdings is a Subsidiary.

          "Parent Entity Expenses": expenses, taxes and other amounts incurred or payable by any Parent Entity in respect of which the Parent Borrower is permitted to make dividends or other payments pursuant to subsection 7.6.

          "Participant": as defined in subsection 10.6(c)(i).

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

          "Permitted Hedging Arrangement": as defined in subsection 7.16.

          "Permitted Holders": (a) any of Ripplewood, Oak Hill and any of their respective Affiliates; (b) any investment fund or vehicle managed, sponsored or advised by Ripplewood, Oak Hill or any Affiliate thereof, and any Affiliate of or successor to any such investment fund or vehicle; (c) for purposes of the definition of "Change of Control" only, any Equity Investor (other than those described in clauses (a) and (b) above) and the Management Investors; provided that any Voting Stock of Holdings or any other Parent Entity, as applicable, held by such Equity Investors and Management Investors (taken together) in excess of 15% of the total voting power of all outstanding Voting Stock of Holdings or the applicable Parent Entity shall be deemed not to be held by a Permitted Holder for the purposes of determining whether a Change of Control has occurred; and (d) any Person while acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of Holdings or any other Parent Entity, in the case of preceding clauses (a) and (b), other than any of either Sponsor's portfolio companies or any entity controlled by any such portfolio company.

          "Permitted Liens": as defined in subsection 7.2.

          "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which Holdings or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

          "Prime Rate": as defined in the definition of the term "ABR" in this subsection 1.1.

          "Recapitalization": as defined in the Recitals hereto.

          "Recapitalization Agreement": as defined in the Recitals hereto.

          "Recapitalization Documents": the Recapitalization Agreement and each other document or agreement relating to the Recapitalization as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

          "Recapitalized Business": RSC and RSC Canada.

          "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of Holdings or any of its Subsidiaries giving rise to Net Cash Proceeds to Holdings or such Subsidiary, as the case may be, in excess of $10,000,000, to the extent that such settlement or payment does not constitute reimbursement or compensation for amounts previously paid by Holdings or any of its Subsidiaries in respect of such casualty or condemnation.

          "Refinance": with respect to any then outstanding Indebtedness, the issuance of Indebtedness issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund such theretofore outstanding Indebtedness.

          "Register": as defined in subsection 10.6(b)(iv).

          "Regulation S-X": Regulation S-X promulgated by the Securities and Exchange Commission, as in effect on the Closing Date.

          "Regulation T": Regulation T of the Board as in effect from time to time.

          "Regulation U": Regulation U of the Board as in effect from time to time. "Regulation X": Regulation X of the Board as in effect from time to time.

          "Reinvested Amount": with respect to any Asset Sale permitted by subsection 7.5(h) or Recovery Event, that portion of the Net Cash Proceeds thereof (which portion shall not exceed, with respect to any Asset Sale occurring on or after the Closing Date (but not any Recovery Event), $125,000,000 minus the aggregate Reinvested Amounts with respect to all such Asset Sales on or after the Closing Date) as shall, according to a certificate of a Responsible Officer of the Parent Borrower delivered to the Administrative Agent within 30 days of such Asset Sale or Recovery Event, be reinvested in the business of the Parent Borrower and its Subsidiaries in a manner consistent with the requirements of subsection 7.16 and the other provisions hereof within 180 days of the receipt of such Net Cash Proceeds with respect to any such Asset Sale or Recovery Event or, if such reinvestment is in a project authorized by the board of directors of RSC or any Parent Entity that will take longer than such 180 days to complete, the period of time necessary to complete such project; provided that if any such certificate of a Responsible Officer is not delivered to the Administrative Agent on the date of such Asset Sale or Recovery Event, subject to the terms of the Intercreditor Agreement, any Net Cash Proceeds of such Asset Sale or Recovery Event shall be immediately deposited in a cash collateral account established at the Administrative Agent to be held as collateral in favor of the Administrative Agent for the benefit of the Lenders on terms reasonably satisfactory to the Administrative Agent, and shall remain on deposit in such cash collateral account until such certificate of a Responsible Officer is delivered to the Administrative Agent.

          "Related Taxes": (x) any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income and federal, state or local withholding imposed by any government or other taxing authority on payments made by Holdings or any Parent Entity other than to Holdings or another Parent Entity), required to be paid by Holdings or any Parent Entity by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Parent Borrower, any of its Subsidiaries, Holdings or any Parent Entity), or being a holding company parent of the Parent Borrower, any of its Subsidiaries, Holdings or any Parent Entity or receiving dividends from or other distributions in respect of the Capital Stock of the Parent Borrower, any of its Subsidiaries, Holdings or any Parent Entity, or having guaranteed any obligations of the Parent Borrower or any Subsidiary thereof, or having made any payment in respect of any of the items for which the Parent Borrower or any of its Subsidiaries is permitted to make payments to Holdings or any Parent Entity pursuant to subsection 7.6, or acquiring, developing, maintaining, owning, prosecuting, protecting or defending its Intellectual Property and associated rights (including but not limited to receiving or paying royalties for the use thereof) relating to the business or businesses of the Parent Borrower or any Subsidiary thereof, (y) any taxes as to which ACNA has a right to indemnification pursuant to the Recapitalization Agreement but fails to receive payment of such indemnification owed after diligent efforts to collect such amounts, and any taxes attributable to (i) ACNA's receipt of, entitlement to, or obligation to make any payment required or contemplated by the Recapitalization Agreement and the exhibits thereto (including the Indemnification Agreement (as defined in the Recapitalization Agreement)) or (ii) the issuance by ACNA of a Seller Note or (z) any other federal, state, foreign, provincial or local taxes measured by income for which Holdings or any Parent Entity is liable up to an amount not to exceed, with respect to federal taxes, the amount of any such taxes that the Parent Borrower and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated basis as if the Parent Borrower had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code or an analogous provision of state, local or foreign law) of which it was the common parent, or with respect to state and local taxes, the amount of any such taxes that the Parent Borrower and its Subsidiaries would have been required to pay on a separate company basis, or on a combined basis as if the Parent Borrower had filed a combined return on behalf of an affiliated group consisting only of the Parent Borrower and its Subsidiaries.

          "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .22, .23, .25, .27 or .28 of PBGC Reg. Section 4043 or any successor regulation thereto.

          "Required Lenders": Non-Defaulting Lenders, the sum of whose outstanding principal amount of Term Loans plus outstanding Incremental Term Loan Commitments represents at least a majority of the sum of the aggregate principal amount of all outstanding Term Loans plus the aggregate amount of all outstanding Incremental Term Loan Commitments.

          "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject, including laws, ordinances and regulations pertaining to zoning, occupancy and subdivision of real properties; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.

          "Responsible Officer": as to any Person, any of the following officers of such Person: (a) the chief executive officer or the president of such Person or, with respect to financial matters, the chief financial officer, the treasurer or the controller of such Person, (b) any vice president of such Person or, with respect to financial matters, any assistant treasurer or assistant controller of such Person, who has been designated in writing to the Administrative Agent as a Responsible Officer by the chief executive officer or president of such Person or, with respect to financial matters, such chief financial officer of such Person, (c) with respect to subsection 6.7 and without limiting the foregoing, the general counsel of such Person and (d) with respect to ERISA matters, the senior vice president - human resources (or substantial equivalent) of such Person.

          "Ripplewood": as defined in the Recitals.

          "RSC": as defined in the Preamble hereto.

          "RSC Canada": Rental Service Corporation of Canada Ltd., a corporation incorporated and existing under the laws of the Province of Alberta.

          "RSC LLC I": as defined in the Recitals.

          "S&P": as defined in the definition of the term "Cash Equivalents" in this subsection 1.1.

          "Sale and Leaseback Real Properties": as defined in subsection 7.10.

          "Sale and Leaseback Transaction": as defined in subsection 7.10.

          "Secured Parties": as defined in the Guarantee and Collateral
Agreement.

          "Securities Act": the Securities Act of 1933, as amended from time to time.

          "Security Documents": the collective reference to each Mortgage, the Guarantee and Collateral Agreement and all other similar security documents hereafter delivered to the Collateral Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Loan Parties hereunder and/or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities, including any security documents executed and delivered or caused to be delivered to the Collateral Agent pursuant to subsection 6.9(b) or 6.9(c), in each case, as amended, supplemented, waived or otherwise modified from time to time.

          "Seller": Atlas Copco AB, a company organized under the laws of Sweden, and Atlas Copco Finance S.a.r.l., a company organized under the laws of Luxembourg.

          "Seller Note": collectively, one or more promissory notes issued by ACNA (or an Affiliate of ACNA other than a Loan Party or a Subsidiary of the Loan Parties) pursuant to the terms of the Recapitalization Agreement.

          "Senior Note Documents": the Senior Note Indenture, the Senior Notes and each other document or agreement relating to the issuance of the Senior Notes, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and subsection 7.12.

          "Senior Note Indenture": the Indenture governing the Senior Notes, dated November 27, 2006, among the Parent Borrower and RSC, as Co-Issuers, the Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and subsection 7.12.

          "Senior Notes": 9.5% Senior Notes due 2014 of the Parent Borrower and RSC issued on the date hereof, as the same may be exchanged for substantially similar unsecured senior notes, that have been registered under the Securities Act, and as the same or such substantially similar notes may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof subsection 7.12.

          "Set": the collective reference to Eurocurrency Loans of a single Tranche, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Term Loans shall originally have been made on the same day).

          "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Solvent" and "Solvency": with respect to any Person on a particular date, the condition that, on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

          "Sponsor": as defined in the Recitals hereto.

          "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity (a) of which shares of stock or other ownership interests having ordinary voting power (other than such stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned by such Person, or (b) the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person and, in the case of this clause (b), which is treated as a consolidated subsidiary for accounting purposes. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent Borrower.

          "Subsidiary Guaranty": the guaranty of the Obligations of the Borrowers under the Loan Documents provided pursuant to the Guarantee and Collateral Agreement.

          "Subsidiary Guarantor": each Domestic Subsidiary of the Parent Borrower which executes and delivers a Subsidiary Guaranty, in each case, unless and until such time as the respective Subsidiary Guarantor ceases to constitute a Domestic Subsidiary of the Parent Borrower or is released from all of its obligations under the Subsidiary Guaranty in accordance with the provisions thereof.

          "Supermajority Lenders": Lenders the sum of whose outstanding Term Loans and outstanding Term Loan Commitments representing at least 66 2/3% of the sum of the aggregate outstanding principal amount of Term Loans and the Total Term Loan Commitment less the Commitments of all Defaulting Lenders at such time.

          "Syndication Agent": as defined in the Preamble hereto.

          "Syndication Date": the date on which the Administrative Agent, in its sole discretion, advises the Parent Borrower that the primary syndication of the Initial Term Loans has been completed.

          "Tax Sharing Agreement": that certain Tax Sharing Agreement, dated as of the date hereof, among ACNA, RSC LLC I, Holdings, the Parent Borrower and RSC, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

          "Taxes": as defined in subsection 3.11(a).

          "Term Loan": as defined in subsection 2.5(b).

          "Term Loan Commitment": as to any Lender, its Initial Term Loan Commitment or its Incremental Term Loan Commitment, as the case may be.

          "Term Loan Note": each Initial Term Loan Note and each Incremental Term Loan Note.

          "Total Term Loan Commitment": at any time, the sum of the Term Loan Commitments of all of the Lenders at such time.

          "Tranche": the respective facility and commitments utilized in making Term Loans hereunder, with there being one Tranche on the Closing Date (consisting of the Initial Term Loan Commitments and the extensions of credit (i.e., Initial Term Loans) pursuant thereto. In addition, any Incremental Term Loans extended after the Closing Date shall be made pursuant to the Tranche of Initial Term Loans or one or more additional Tranches which shall be designated pursuant to the respective Incremental Term Loan Commitment Agreements in accordance with the relevant requirements specified in Section 2.5.

          "Transaction": collectively, (i) the entering into of the Loan Documents and the incurrence of Term Loans on the Closing Date, (ii) the consummation of the Recapitalization, (iii) the issuance of the Senior Notes,
(iv) the incurrence of loans under the ABL Credit Agreement on the Closing Date and (v) the payment of all fees and expenses in connection with the foregoing.

          "Transaction Documents": (i) the Loan Documents, (ii) the Recapitalization Documents, (iii) the ABL Loan Documents and (iv) the Senior Note Documents.

          "Transferee": any Participant or Assignee.

          "Type": the type of Term Loan determined based on the currency in which the same is denominated, and the interest option applicable thereto, with there being multiple Types of Term Loans hereunder, namely ABR Loans and Eurocurrency Loans.

          "UCC": the Uniform Commercial Code as in effect in the State of New York from time to time.

          "Underfunding": the excess of the present value of all accrued benefits under a Plan (based on those assumptions used to fund such Plan), determined as of the most recent annual valuation date, over the value of the assets of such Plan allocable to such accrued benefits.

          "U.S. Tax Compliance Certificate": as defined in subsection 3.11(b).

          "Voting Stock": shares of Capital Stock entitled to vote generally in the election of directors.

          "Waivable Prepayment": as defined in subsection 3.4(e)

          "Weighted Average Life to Maturity": when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the product obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

          "Wholly Owned Subsidiary": as to any Person, any Subsidiary of such Person of which such Person owns, directly or indirectly through one or more Wholly Owned Subsidiaries, all of the Capital Stock of such Subsidiary other than directors qualifying shares or shares held by nominees.

          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings provided herein when used in any Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in any Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Holdings and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          Section 2. Amount and Terms of Term Loan Commitments.

          2.1 Initial Term Loans. (a) Subject to the terms and conditions hereof, (a) each Lender holding an Initial Term Loan Commitment severally agrees to make in a single draw, on the Closing Date, one or more term loans to the Borrowers, on a joint and several basis (each, an "Initial Term Loan" and, collectively the "Initial Term Loans"), which Initial Term Loans:

          (i) shall be denominated in Dollars;

          (ii) shall, at the option of the Parent Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Eurocurrency Loans, provided that except as otherwise specifically provided in subsection 3.9 and 3.10, all Initial Term Loans comprising the same Borrowing shall at all times be of the same Type; and

          (iii) shall be made by each such Lender in an aggregate principal amount which does not exceed the Initial Term Loan Commitment of such Lender.

Once repaid, Initial Term Loans incurred hereunder may not be reborrowed.

          (b) Subject to subsection 2.5 and the other terms and conditions hereof, (a) each Lender holding an Incremental Term Loan Commitment severally agrees to make, pursuant to a single drawing on the respective Incremental Term Loan Borrowing Date, one or more term loans (each, an "Incremental Term Loan" and, collectively the "Incremental Term Loans", and, together with the Initial Term Loans, the "Term Loans"), which Incremental Term Loans:

          (i) shall be denominated in Dollars;

          (ii) shall, at the option of the Parent Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Eurocurrency Loans, provided that except as otherwise specifically provided in subsection 3.9 and 3.10, all Incremental Term Loans comprising the same Borrowing shall at all times be of the same Type; and

          (iii) shall be made by each such Lender in an aggregate principal amount which does not exceed the Incremental Term Loan Commitment of such Lender.

Once repaid, Incremental Term Loans incurred hereunder may not be reborrowed.

          2.2 Term Loan Notes. (a) The Parent Borrower agrees that, upon the request to the Administrative Agent by any Lender made on or prior to the Closing Date or in connection with any assignment pursuant to subsection 10.6(b), in order to evidence such Lender's Initial Term Loan, the Parent Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-1 (each, as amended, supplemented, replaced or otherwise modified from time to time, a "Initial Term Loan Note"), with appropriate insertions therein as to payee, date and principal amount, payable to such Lender and in a principal amount equal to the unpaid principal amount of the applicable Initial Term Loans made (or acquired by assignment pursuant to subsection 10.6(b)) by such Lender to the Parent Borrower. Each Initial Term Loan Note shall be dated the Closing Date (or in the case of an Initial Term Loan Note issued in connection with Initial Term Loans acquired by assignment pursuant to subsection 10.6(b), the date of such assignment). Each Initial Term Loan Note shall be payable as provided in subsection 2.2(c) and (z) provide for the payment of interest in accordance with subsection 3.1.

          (b) Each Borrower agrees that, upon the request to the Administrative Agent by any Lender made on or prior to the Incremental Term Loan Borrowing Date or in connection with any assignment pursuant to subsection 10.6(b), in order to evidence such Lender's Incremental Term Loan, such Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-2 (each, as amended, supplemented, replaced or otherwise modified from time to time, an "Incremental Term Loan Note"), with appropriate insertions therein as to payee, date and principal amount, payable to such Lender and in a principal amount equal to the unpaid principal amount of the applicable Incremental Term Loans made (or acquired by assignment pursuant to subsection 10.6(b)) by such Lender to the Parent Borrower. Each Incremental Term Loan Note shall be dated the applicable Incremental Term Loan Borrowing Date (or in the case of an Incremental Term Loan Note issued in connection with Incremental Term Loans acquired by assignment pursuant to such subsection 10.6(b), the date of such assignment). Each Incremental Term Loan Note shall be payable as provided in subsection 2.2(c) and (z) provide for the payment of interest in accordance with subsection 3.1.

          (c) All outstanding aggregate Term Loans of each of the Lenders shall be due and payable on the applicable Maturity Date therefor.

          (d) For the avoidance of doubt it is acknowledged and agreed by the parties hereto, that RSC, as co-obligor of any Loan made to another Borrower, hereby unconditionally promises to pay to the Administrative Agent any amount required to be paid by such Borrower pursuant to subsection 2.2(c) or any other provision to this Agreement. Any reference to a Loan being made hereunder shall be treated as also having been made to RSC as co-obligor.

          2.3 Procedure for Term Loan Borrowing. The Parent Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time), (i) in the case of Initial Term Loans, at least one Business Day prior to the Closing Date, and (ii) in the case of Incremental Term Loans, at least three Business Days prior to the date of Borrowing, in each case specifying the amount to be borrowed and the applicable Borrower; provided that, such Borrowings shall be made in minimum increments of $25,000,000. Upon receipt of such notice the Administrative Agent shall promptly notify each applicable Lender thereof. Each applicable Lender will make the amount of its pro rata share of the applicable Borrowing available to the Administrative Agent for the account of the applicable Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 12:00 P.M., New York City time, on the Closing Date or such other date of Borrowing, as applicable, in Dollars and in funds immediately available to the Administrative Agent. The Administrative Agent shall on such date credit the account of the applicable Borrower on the books of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          2.4 Record of Term Loans. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each of the Borrowers to such Lender resulting from each Term Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (b) The Administrative Agent shall maintain the Register pursuant to subsection 10.6(b), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Term Loan made hereunder, the Type thereof, the Borrowers to which such Loan is made and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each of the Borrowers to each applicable Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from each of the Borrowers and each applicable Lender's share thereof.

          (c) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.4(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Term Loans made to the Borrowers by such Lender in accordance with the terms of this Agreement.

          2.5 Incremental Term Loan Commitments. (a) So long as the Syndication Date has occurred and no Default or Event of Default then exists or would result therefrom, the Parent Borrower have the right to request on one or more occasions on and after the Closing Date that one or more Lenders (and/or one or more other Persons which will become Lenders as provided below) provide Incremental Term Loan Commitments under any existing Tranche or one or more additional Tranches and, subject to the terms and conditions contained in this Agreement, make Incremental Term Loans pursuant thereto, it being understood and agreed, however, that:

          (i) no Lender shall be obligated to provide an Incremental Term Loan Commitment as a result of any such request by the Parent Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Term Loan Commitment and executed and delivered to the Administrative Agent and Parent Borrower an Incremental Term Loan Commitment Agreement as provided in clause (b) of this subsection 2.5, such Lender shall not be obligated to fund any Incremental Term Loans,

          (ii) any Lender (or, in the circumstances contemplated by clause (vii) below, any other Person) may so provide an Incremental Term Loan Commitment without the consent of any other Lender,

          (iii) each provision of Incremental Term Loan Commitments pursuant to this subsection 2.5 on a given date shall be in a minimum aggregate amount (for all Lenders (including in the circumstances contemplated by clause
     (vii) below, any other Person who will become Lenders)) of at least $25,000,000,

          (iv) the aggregate amount of all Incremental Term Loan Commitments permitted to be provided pursuant to this subsection 2.5 shall not exceed $300,000,000,

          (v) the relevant Incremental Term Loan Commitment Agreement shall specifically set forth the Tranche of the Incremental Term Loan Commitments being provided thereunder,

          (vi) each Lender agreeing to provide an Incremental Term Loan Commitment under a Tranche, shall make Incremental Term Loans under the Tranche specified in the relevant Incremental Term Loan Commitment Agreement pursuant to subsection 2.1(b) and such Incremental Term Loans shall thereafter be deemed to be Term Loans under the relevant Tranche for all purposes of this Agreement and the other Loan Documents,

          (vii) if, within 5 Business Days after the Parent Borrower has requested the then existing Lenders to provide Incremental Term Loan Commitments pursuant to this subsection 2.5 the Parent Borrower has not received Incremental Term Loan Commitments in an aggregate amount equal to that amount of Incremental Term Loan Commitments which the Parent Borrower desires to obtain pursuant to such request (as set forth in the notice provided by the Parent Borrower as provided below the Administrative Agent, in consultation with the Parent Borrower, will use its reasonable best efforts to arrange for other Persons to become Lenders or to provide Incremental

     Term Loan Commitments, as applicable, hereunder and to issue commitments in an amount equal to the amount of the increase in the Incremental Term Loan Commitments requested by the Parent Borrower, as the case may be, and not accepted by the existing Lenders (each Person issuing, or Lender increasing, its Commitment, an "Additional Commitment Lender"), provided, however, any Additional Commitment Lender which is not an existing Lender shall be subject to the approval of the Administrative Agent and the Parent Borrower,

          (viii) no Incremental Term Loan may be incurred unless on a pro forma basis after giving effect to the incurrence of such Incremental Term Loan and the application of the proceeds thereof the consolidated Total Leverage Ratio for the then most recently ended period of four consecutive fiscal quarters is not greater than 4.00:1.00 and the Consolidated Secured Leverage Ratio for the then most recently ended period of four consecutive fiscal quarters is not greater than 3.00:1.00,

          (ix) if Incremental Term Loans incurred pursuant to an Incremental Term Loan Commitment are under a New Tranche, the Applicable Margin for such New Tranche of Incremental Term Loans, the Incremental Term Loan Maturity Date for such New Tranche and the scheduled repayments for such New Tranche and the other terms of such New Tranche shall be set forth in the related Incremental Term Loan Commitment Agreement and shall be reasonably satisfactory in all respects to the Administrative Agent,

          (x) all actions taken by the Parent Borrower pursuant to this subsection 2.5 shall be done in consultation with the Administrative Agent, and

          (xi) no Tranche of Incremental Term Loans shall have a Maturity Date prior to the Initial Term Loan Maturity Date.

          (b) At the time of any provision of Incremental Term Loan Commitments pursuant to this subsection 2.5,

          (i) the Parent Borrower, the Administrative Agent and each such Lender or other Person (each an "Incremental Lender") which agrees to provide an Incremental Term Loan Commitment shall execute and deliver to the Administrative Agent and the Parent Borrower an Incremental Term Loan Commitment Agreement substantially in the form of Exhibit B hereto (appropriately completed) pursuant to which the respective Incremental Term Loan Commitments shall be provided, with the effectiveness of such Incremental Lender's Incremental Commitment to occur on the date set forth in such Incremental Term Loan Commitment Agreement and the payment of any fees required in connection therewith,

          (ii) the Administrative Agent shall have received evidence reasonably satisfactory to it that the additional obligations to be incurred pursuant to the Incremental Term Loans are permitted by the terms of the outstanding Indebtedness of Holdings and its Subsidiaries including, without limitation, the ABL Loan Documents and the Senior Note Documents,

          (iii) to the extent requested by the Administrative Agent, the Parent Borrower, shall deliver to the Administrative Agent an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Parent Borrower reasonably satisfactory to the Administrative Agent and dated such date,

          (iv) an Incremental Term Loan Note (to the extent requested) will be issued at the Borrowers' expense, to each such Incremental Lender, to be in conformity with requirements of subsection 2.2(b) (with appropriate modification) to the extent necessary to reflect Incremental Term Loans of such Incremental Lender, and

          (v) the applicable Borrowers and Incremental Lender shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested in order to effectuate the documentation of the foregoing.

The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Commitment Agreement.

          (c) In connection with each incurrence of Incremental Term Loans pursuant to subsection 2.1(b) that have been specified pursuant to the respective Incremental Term Loan Commitment Agreement as being part of an existing Tranche of Term Loans, the Lenders and the Borrowers hereby agree that, notwithstanding anything to the contrary contained in this Agreement:

          (i) the Borrowers and the Administrative Agent may take all such actions as may be necessary to ensure that all Lenders with outstanding Term Loans under the relevant Tranche continue to participate in each Borrowing of outstanding Term Loans under such Tranche (after giving effect to the incurrence of Incremental Term Loans pursuant to subsection 2.1(b) on a pro rata basis, including by adding the Incremental Term Loans to be so incurred to the then outstanding Borrowings of Term Loans on a pro rata basis even though as a result thereof such new Incremental Term Loan (to the extent required to be maintained as Eurocurrency Loans), may effectively have a shorter Interest Period than the then outstanding Borrowings of Term Loans under such Tranche and it is hereby agreed that
     (x) to the extent any then outstanding Borrowings of Term Loans that are maintained as Eurocurrency Loans are affected as a result thereof, any costs of the type described in subsection 3.12 incurred by such Lenders in connection therewith shall be for the account of the Borrowers or (y) to the extent the Incremental Term Loans to be so incurred are added to the then outstanding Borrowings of Term Loans which are maintained as Eurocurrency Loans, the Lenders that have made such additional Incremental Term Loans shall be entitled to receive an effective interest rate on such additional Incremental Term Loans as is equal to the Eurocurrency Rate as in effect two Business Days prior to the incurrence of such additional Incremental Term Loans plus the then Applicable Margin for such Tranche of Term Loans until the end of the respective Interest Period or Interest Periods with respect thereto,

          (ii) the Incremental Term Loans to be made pursuant to such Incremental Term Loan Commitment Agreement shall have the same Maturity Date and the same Weighted Average Life to Maturity as the Tranche of Term Loans to which the new

     Incremental Term Loans are being added, and shall bear interest at the same rates (i.e., have the same Applicable Margins) applicable to such Tranche, and

          (iii) the new Incremental Term Loans shall have the same amortization dates (if any) as then remain with respect to the Tranche to which such new Incremental Term Loans are being added (with the amount of principal to be repaid on each such amortization date applicable to such new Incremental Term Loans to be the same (on a proportionate basis) as is theretofore applicable to the Tranche to which such new Incremental Term Loans are being added, thereby increasing the amount to be repaid on each then remaining amortization date of the respective Tranche proportionately.

          (d) Each Lender hereby covenants and agrees to enter into any technical amendments necessary in connection with the provision of Incremental Term Loans hereunder in accordance with the provisions of this subsection 2.5 and the respective Incremental Term Loan Commitment Agreement, provided that such amendment shall be strictly limited to the provisions necessary to incorporate the appropriate provisions for such Incremental Term Loans.

          Section 3. General Provisions Applicable to Term Loans.

          3.1 Interest Rates and Payment Dates. (a) Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin in effect for such day.

          (b) Each ABR Loan shall bear interest for each day that it is outstanding at a rate per annum equal to the ABR for such day plus the Applicable Margin in effect for such day.

          (c) If all or a portion of (i) the principal amount of any Term Loan,
(ii) any interest payable thereon or (iii) any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the relevant foregoing provisions of subsections 3.1(a) and (b) plus 2.00%, (y) in the case of overdue interest, the rate that would be otherwise applicable to principal of the related Term Loan pursuant to the relevant foregoing provisions of subsections 3.1(a) and (b) plus 2.00% and (z) in the case of fees, commissions or other amounts, the rate described in paragraph (b) of this subsection for ABR Loans plus 2.00%, in each case from the date of such non-payment until such amount is paid in full (after as well as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

          (e) It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, it is stipulated and agreed that the aggregate of all amounts which constitute interest under applicable usury laws, whether contracted for, charged, taken, reserved, or received, in connection with the indebtedness evidenced by this Agreement or any Notes, or any other document relating or referring hereto or thereto, now or hereafter existing, shall never exceed under any circumstance whatsoever the maximum amount of interest allowed by applicable usury laws.

          3.2 Conversion and Continuation Options. (a) The Parent Borrower may elect from time to time to convert outstanding Term Loans from Eurocurrency Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto. The Parent Borrower may elect from time to time to convert outstanding Term Loans from ABR Loans to Eurocurrency Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurocurrency Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurocurrency Loans and ABR Loans may be converted as provided herein, provided that (i) (unless the Required Lenders otherwise consent) no Term Loan may be converted into a Eurocurrency Loan when any Default or Event of Default has occurred and is continuing and, in the case of any Default, the Administrative Agent has given notice to the Parent Borrower that no such conversions may be made and (ii) no Term Loan may be converted into a Eurocurrency Loan after the date that is one month prior to the Maturity Date therefor.

          (b) Any Eurocurrency Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Parent Borrower giving notice to the Administrative Agent of the length of the next Interest Period to be applicable to such Term Loan, determined in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, provided that no Eurocurrency Loan may be continued as such (i) (unless the Required Lenders otherwise consent) when any Default or Event of Default has occurred and is continuing and, in the case of any Default, the Administrative Agent has given notice to the Parent Borrower that no such continuations may be made or (ii) after the date that is one month prior to the Maturity Date therefor, and provided, further, that if the applicable Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Eurocurrency Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice of continuation pursuant to this subsection 3.2(b), the Administrative Agent shall promptly notify each affected Lender thereof.

          3.3 Minimum Amounts of Sets. All borrowings, conversions and continuations of Term Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurocurrency Loans comprising each Set shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and so that there shall not be more than 15 Sets at any one time outstanding (other than Sets comprised of new Term Loans, if any).

          3.4 Optional and Mandatory Prepayments; Commitment Reductions. (a) Each of the Borrowers may at any time and from time to time prepay the Term Loans made to it, in whole or in part, subject to subsection 3.12 and paragraph
(e) of this subsection. 3.4, upon at least three Business Days' irrevocable notice by the applicable Borrower to the Administrative

Agent, in the case of Eurocurrency Loans outstanding and at least one Business Day's irrevocable notice by the applicable Borrower to the Administrative Agent, in the case of ABR Loans; provided that any such notice of prepayment delivered by any such Borrower in connection with a prepayment of all outstanding Obligations may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrowers (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Such notice shall specify the identity of the prepaying Borrower, the date and amount of prepayment and whether the prepayment is of Eurocurrency Loans, ABR Loans or a combination thereof. Upon the receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given, the amount specified in such notice shall (subject to the proviso contained in the third preceding sentence) be due and payable on the date specified therein, together with (if a Eurocurrency Loan is prepaid other than at the end of the Interest Period applicable thereto) any amounts payable pursuant to subsection 3.12 and accrued interest to such date on the amount prepaid. Partial prepayments of the Incremental Term Loans pursuant to this subsection shall be applied as set forth and as agreed to in any Incremental Term Loan Commitment Agreements to the respective installments of principal thereof (if any). Partial prepayments pursuant to this subsection 3.4(a) shall be in multiples of $1,000,000; provided that, notwithstanding the foregoing, any Term Loan may be prepaid in its entirety.

          (b) If on or after the Closing Date (i) the Parent Borrower or any of its Subsidiaries shall incur Indebtedness for borrowed money (other than Indebtedness permitted pursuant to subsection 7.1, except as otherwise specified in subsection 7.1) pursuant to a public offering or private placement or otherwise, (ii) the Parent Borrower or any of its Subsidiaries shall consummate an Asset Sale, (iii) a Recovery Event occurs or (iv) the Parent Borrower or any of its Subsidiaries shall enter into a Sale and Leaseback Transaction, then, in each case, if and to the extent the applicable Net Cash Proceeds are not required to be applied to the payment of obligations of the Borrowers or any of their respective Affiliates that are borrowers under the ABL Credit Agreement, the relevant Borrower shall prepay, in accordance with subsection 3.4(c), the Term Loans in an amount equal to: (x) in the case of the incurrence of any such Indebtedness, 100% of the Net Cash Proceeds thereof; (y) in the case of any such Asset Sale or Recovery Event, 100% of the Net Cash Proceeds thereof minus any Reinvested Amounts; and (z) in the case of any such Sale and Leaseback Transaction, 100% of the Net Cash Proceeds thereof, in each case with such prepayment to be made on the Business Day following the date of receipt of any such Net Cash Proceeds except that, in the case of clause (y), if any such Net Cash Proceeds are eligible to be reinvested in accordance with the definition of the term "Reinvested Amount" in subsection 1.1 and the Parent Borrower has not elected to reinvest such proceeds (or portion thereof, as the case may be), such prepayment to be made on the earlier of (1) the date on which the certificate of a Responsible Officer of the Parent Borrower to such effect is delivered to the Administrative Agent in accordance with such definition and (2) the last day of the period within which a certificate setting forth such election is required to be delivered in accordance with such definition). Nothing in this paragraph (b) shall limit the rights of the Agents and the Lenders set forth in Section 8.

          (c) Prepayments of Term Loans pursuant to subsections 3.4(b) shall be applied pro rata to each Tranche of Term Loans (based on the relative aggregate outstanding principal amount of each Tranche of Term Loans) and applied as provided in the respective Incremental Term Loan Commitment Agreement for such Term Loans to the respective installments of principal (if any) under each such Tranche.

          (d) Notwithstanding the foregoing provisions of this subsection 3.4, if at any time any prepayment of the Term Loans pursuant to subsection 3.4(a) or 3.4(b) would result, after giving effect to the procedures set forth in this Agreement, in any Borrower incurring breakage costs under subsection 3.12 as a result of Eurocurrency Loans being prepaid other than on the last day of an Interest Period with respect thereto, then, the relevant Borrower may, so long as no Default or Event of Default shall have occurred and be continuing, in its sole discretion, initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of such Eurocurrency Loans with the Administrative Agent (which deposit must be equal in amount to the amount of such Eurocurrency Loans not immediately prepaid), to be held as security for the obligations of the Borrowers to make such prepayment pursuant to a cash collateral agreement to be entered into on terms reasonably satisfactory to the Administrative Agent with such cash collateral to be directly applied upon the first occurrence thereafter of the last day of an Interest Period with respect to such Eurocurrency Loans (or such earlier date or dates as shall be requested by the Parent Borrower); provided that, such unpaid Eurocurrency Loans shall continue to bear interest in accordance with subsection 3.1 until such unpaid Eurocurrency Loans or the related portion of such Eurocurrency Loans have or has been prepaid.

          (e) Notwithstanding anything to the contrary contained in this subsection 3.4, or elsewhere in this Agreement, the Lenders shall have the option to waive a mandatory prepayment of such Term Loans made pursuant to paragraph (b) of this subsection 3.4 (each such prepayment, a "Waivable Prepayment") upon the terms and provisions set forth in this paragraph (e). If a Lender elects to exercise the option referred to in the preceding sentence, such Lender shall so advise the Administrative Agent no later than the close of business two Business Days after the date such Lender receives notice of the respective prepayment from the Administrative Agent pursuant to subsection 3.4(b) and shall notify the Administrative Agent of the amount, if any, of such prepayment such Lender desires to receive in respect of such prepayment. If any Lender does not reply to the Administrative Agent within the aforementioned two Business Day period, such Lender will be deemed not to have waived any part of such prepayment. If any Lender does not specify an amount such Lender wishes to receive, it will be deemed to have waived 100% of the amount of its share of such payment. In the event that any such Lender waives all or part of such right to receive any such Waivable Prepayment, the amount so waived shall be retained by the Borrowers.

          (f) Each prepayment of Initial Term Loans pursuant to subsection 3.4(a) made prior to November 27, 2008 shall be subject to the payment of the fees described in subsection 3.5.

          (g) In addition to any other mandatory commitment reductions pursuant to this subsection 3.4, the Initial Term Loan Commitment of each Lender shall terminate in its entirety on the Closing Date (after giving effect to the incurrence of Initial Term Loans on such date).

          (h) In addition to any other mandatory commitment reductions pursuant to this subsection 3.4, (i) the Incremental Term Loan Commitment of each Lender provided pursuant to a particular Incremental Term Loan Commitment Agreement shall be permanently reduced on each Incremental Term Loan Borrowing Date on which Incremental Term Loans are incurred pursuant to such Incremental Term Loan Commitment Agreement in an amount equal to the aggregate principal amount of Incremental Term Loans made by such Lender pursuant to such Incremental Term Loan Commitment Agreement on such date, (ii) the Incremental Term Loan Commitment of each Lender provided pursuant to a particular Incremental Term Loan Commitment Agreement shall terminate at 5:00 P.M. (New York City time) on the earlier of (i) the date specified in such Incremental Term Loan Commitment Agreement and (ii) the Initial Term Loan Maturity Date (whether or not any Incremental Term Loans are incurred on either such date).

          (i) Upon at least three Business Days' prior written notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Parent Borrower (on behalf of itself and each other Borrower) shall have the right, at any time or from time to time, without premium or penalty to terminate any Incremental Term Loan Commitments in whole, or reduce such commitments in part, in an integral multiple of $10,000,000 in the case of partial reductions to unused Incremental Term Loan Commitments.

          (j) Each reduction to, or termination of, Incremental Term Loan Commitments pursuant to this paragraphs (g) and (h) of this subsection 3.4 shall be applied to proportionately reduce or terminate, as the case may be, the Incremental Term Loan Commitment of each Lender with an Incremental Term Loan Commitment.

          3.5 Fees. (a) The Borrowers jointly and severally agree to pay to the Administrative Agent (for the ratable distribution to each Lender holding Initial Term Loans) upon any prepayment of principal of Initial Term Loans pursuant to subsection 3.4(a), a fee in an amount equal to (i) in the case of any such prepayment occurring on or prior to November 27, 2007, the product of
(x) the principal amount of Initial Term Loans being prepaid and (y) 2.0% and
(ii) in the case of any such prepayment occurring after November 27, 2007 and on or prior to November 27, 2008, the product of (x) the principal amount of Initial Term Loans being prepaid and (y) 1.0%.

          (b) The Borrowers jointly and severally agree to pay to the Administrative Agent for distribution to each Non-Defaulting Lender with an Incremental Term Loan Commitment such facility fees, commitment commission and other amounts, if any, as are specified in the Incremental Term Loan Commitment Agreement pursuant to which such Incremental Term Loan Commitment has been provided, with such facility fees, commitment commission and other amounts, if any, to be payable at the times set forth in such Incremental Term Loan Commitment Agreement.

          (c) The Borrowers jointly and severally agree to pay to the Administrative Agent and the Lead Arrangers any fees in the amounts and on the dates previously agreed to in writing by Holdings, any Affiliate of Holdings, the Lead Arrangers and the Administrative Agent in connection with this Agreement.

          3.6 Computation of Interest and Fees. (a) Interest (other than interest based on the Prime Rate) and any commitment fees shall be calculated on the basis of a 360-day year for the actual days elapsed; and interest based on the Prime Rate shall be calculated on the basis of a 365- (or 366-day year, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Parent Borrower and the affected Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Term Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Parent Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on each of the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Parent Borrower or any Lender, deliver to the Parent Borrower or such Lender a statement showing in reasonable detail the calculations used by the Administrative Agent in determining any interest rate pursuant to subsection 3.1, excluding any Eurocurrency Base Rate which is based upon the Telerate British Bankers Assoc. Interest Settlement Rates Page and any ABR Loan which is based upon the Prime Rate.

          3.7 Inability to Determine Interest Rate. If prior to the first day of any Interest Period, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon each of the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate with respect to any Eurocurrency Loan (the "Affected Rate") for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Parent Borrower and the Lenders as soon as practicable thereafter. If such notice is given (a) any Eurocurrency Loans the rate of interest applicable to which is based on the Affected Rate requested to be made on the first day of such Interest Period shall be made as ABR Loans and (b) any Term Loans that were to have been converted on the first day of such Interest Period to or continued as Eurocurrency Loans the rate of interest applicable to which is based upon the Affected Rate shall be converted to or continued as ABR Loans.

          3.8 Pro Rata Treatment and Payments. (a) Each payment (including each prepayment) by the Borrowers on account of principal of and interest on any Term Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of the Term Loans then held by the respective Lenders. All payments (including prepayments) to be made by any of the Borrowers hereunder, whether on account of principal, interest, fees, or otherwise, shall be made without set-off or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent for the account of the Lenders holding the relevant Loans at the Administrative Agent's office specified in subsection 10.2, in Dollars and in immediately available funds. Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. The Administrative Agent shall distribute such payments to such Lenders, if any such payment is received prior to 1:00 P.M., New York City time, on a Business Day, in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent shall distribute such payment to such Lenders on the next succeeding

Business Day. If any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

          (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate as quoted by the Administrative Agent for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, (x) the Administrative Agent shall notify the Parent Borrower of the failure of such Lender to make such amount available to the Administrative Agent and the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder on demand, from the Borrowers and (y) then the Borrowers may, without waiving or limiting any rights or remedies any of them may have against such Lender hereunder or under applicable law or otherwise, borrow a like amount on an unsecured basis from any commercial bank for a period ending on the date upon which such Lender does in fact make such borrowing available, provided that at the time such borrowing is made and at all times while such amount is outstanding the Borrowers would be permitted to borrow such amount pursuant to subsection 2.1.

          (c) Notwithstanding anything to the contrary contained in this
Agreement:

          (i) If at any time a Lender shall not make a Loan required to be made by it hereunder (any such Lender, a "Defaulting Lender"), the Parent Borrower shall have the right to seek one or more Persons reasonably satisfactory to the Administrative Agent and the Parent Borrower to each become a substitute Lender and assume all or part of the outstanding Loans and/or Term Loan Commitments of such Defaulting Lender. In such event, the Parent Borrower, the Administrative Agent and any such substitute Lender shall execute and deliver, and such Defaulting Lender shall thereupon be deemed to have executed and delivered, an appropriately completed Assignment and Acceptance to effect such substitution.

          (ii) In determining the Required Lenders or Supermajority Lenders, any Lender that at the time is a Defaulting Lender (and the Loans and/or Term Loan Commitment of such Defaulting Lender) shall be excluded and disregarded. No commitment fee shall accrue for the account of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

          (iii) If at any time any Borrower shall be required to make any payment under any Loan Document to or for the account of a Defaulting Lender, then such Borrower, so long as it is then permitted to borrow Term Loans hereunder, may set off and otherwise apply its obligation to make such payment against the obligation of such Defaulting Lender (if any) to make such Term Loan. In such event, the amount so set off and otherwise applied shall be deemed to constitute a Term Loan by such Defaulting Lender made on the date of such set-off and included within any borrowing of Term Loans as the Administrative Agent may reasonably determine.

          3.9 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain any Eurocurrency Loans as contemplated by this Agreement ("Affected Loans"), (a) such Lender shall promptly give written notice of such circumstances to the Parent Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Affected Loans, continue Affected Loans as such and convert an ABR Loan to an Affected Loan shall forthwith be cancelled and, until such time as it shall no longer be unlawful for such Lender to make or maintain such Affected Loans, such Lender shall then have a commitment only to make an ABR Loan when an Affected Loan is requested and (c) such Lender's Term Loans then outstanding as Affected Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Term Loans or within such earlier period as required by law. If any such conversion of an Affected Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 3.12.

          3.10 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

          (i) shall subject such Lender to any tax of any kind whatsoever with respect to any Eurocurrency Loans made or maintained by it or its obligation to make or maintain Eurocurrency Loans, or change the basis of taxation of payments to such Lender in respect thereof in each case, except for Non-Excluded Taxes and taxes measured by or imposed upon the overall net income, branch profit taxes or franchise taxes, or taxes measured by or imposed upon overall capital or net worth (in the case of such capital or net worth taxes imposed in lieu of net income taxes), of such Lender or its applicable lending office, branch, or any affiliate thereof;

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurocurrency Rate hereunder; or

          (iii) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Parent Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrowers shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable with respect to such Eurocurrency Loans, provided that, in any such case, the Parent Borrower may elect to convert the Eurocurrency Loans made by such Lender hereunder to ABR Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Borrowers shall promptly pay to such Lender, upon demand, without duplication, amounts theretofore required to be paid to such Lender pursuant to this subsection 3.10(a) and such amounts, if any, as may be required pursuant to subsection 3.12. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Parent Borrower, through the Administrative Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Parent Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case, made subsequent to the Closing Date, does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of such Lender's obligations hereunder or under to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten Business Days after submission by such Lender to the Parent Borrower (with a copy to the Administrative Agent) of a written request therefor certifying (x) that one of the events described in this paragraph (b) has occurred and describing in reasonable detail the nature of such event, (y) as to the reduction of the rate of return on capital resulting from such event and (z) as to the additional amount or amounts demanded by such Lender or corporation and a reasonably detailed explanation of the calculation thereof, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or corporation for such reduction. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Parent Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.

          (c) Notwithstanding anything to the contrary in this subsection 3.10, no Borrower shall be required to pay any amount with respect to any additional cost or reduction specified in paragraph (a) or paragraph (b) above, to the extent such additional cost or reduction is attributable, directly or indirectly, to the application of, compliance with or implementation of specific capital adequacy requirements or new methods of calculating capital adequacy, including any part or "pillar" (including Pillar 2 ("Supervisory Review Process")), of the International Convergence of Capital Measurement Standards: a Revised Framework, published by the Basel Committee on Banking Supervision in June 2004, or any implementation, adoption (whether voluntary or compulsory) thereof, whether by an EC Directive or the FSA Integrated Prudential Sourcebook or any other law or regulation, or otherwise.

          3.11 Taxes. (a) Except as provided below in this subsection or as required by law, all payments made by each of the Borrowers and the Administrative Agent under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority ("Taxes"), excluding Taxes measured by or imposed upon the overall net income of the Administrative Agent or Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise Taxes, branch Taxes, Taxes on doing business or Taxes measured by or imposed upon the overall capital or net worth of any Administrative Agent or Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed: (i) by the jurisdiction under the laws of which the Administrative Agent or Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such Tax and the Administrative Agent or Lender, applicable lending office, branch or affiliate other than a connection arising solely from the Administrative Agent or Lender having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement or any Notes. If any such non-excluded Taxes ("Non-Excluded Taxes") are required to be withheld from any amounts payable by any Borrower to the Administrative Agent or any Lender hereunder or under any Notes, the amounts so payable by such Borrower shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that each of the Borrowers shall be entitled to deduct and withhold, and the Borrowers shall not be required to indemnify for, any Non-Excluded Taxes, and any such amounts payable by any Borrower to, or for the account of, any Administrative Agent or Lender, shall not be increased (x) if the Administrative Agent or Lender fails to comply with the requirements of paragraphs (b) or (c) of this subsection or
(y) with respect to any Non-Excluded Taxes imposed in connection with the payment of any fees paid under this Agreement unless such Non-Excluded Taxes are imposed as a result of a change in treaty, law or regulation that occurred after such Lender becomes a Lender hereunder (or, if such Lender is a non-U.S. intermediary or flow-through entity for U.S. federal income tax purposes, after the relevant beneficiary or member of such Lender became such a beneficiary or member, if later) (such change, at such time, a "Change in Law") or (z) with respect to any Non-Excluded Taxes imposed by the United States or any state or political subdivision thereof, unless such Non-Excluded Taxes are imposed as a result of a Change in Law. Whenever any Non-Excluded Taxes are payable by the Borrowers, as promptly as possible thereafter the Parent Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If any Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall jointly and severally indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection 3.11 shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.

          (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

          (X) (i) on or before the date of any payment by any of the Borrowers under this Agreement or any Notes to, or for the account of, such Lender, deliver to the Parent Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form W-8BEN (certifying that it is a resident of the applicable country within the meaning of the income tax treaty between the United States and that country) or Form W-8ECI, or successor applicable form, as the case may be, in each case certifying that it is entitled to receive all payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes, (B) in the case of DBNY, also deliver two duly completed copies of Internal Revenue Service Form W-8IMY certifying that it is a "U.S. branch" and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business in the United States and that it is using such form as evidence of its agreement with the Borrowers to be treated as a U.S. person with respect to such payments (and the Borrowers and DBNY agree to so treat DBNY as a U.S. person with respect to such payments), with the effect that the Borrowers can make payments to DBNY without deduction or withholding of any Taxes imposed by the United States and (C) such other forms, documentation or certifications, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax with respect to payments under this Agreement and any Notes;

          (ii) deliver to the Parent Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form or certificate previously delivered by it to the Parent Borrower; and

          (iii) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Parent Borrower or the Administrative Agent; or

          (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and is claiming the so-called "portfolio interest exemption",

          (i) represent to the Borrowers that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code;

          (ii) deliver to the Parent Borrower on or before the date of any payment by any of the Borrowers, with a copy to the Administrative Agent,
     (A) two certificates substantially in the form of Exhibit C (any such certificate a "U.S. Tax Compliance Certificate") and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, or successor applicable form certifying to such Lender's legal entitlement at the date of such form to an exemption from U.S. withholding tax under the provisions of Section 871(h) or Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes (and shall also deliver to the Parent Borrower and the Administrative Agent two further copies of such form or certificate on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form or certificate and, if necessary, obtain any extensions of time reasonably requested by the Parent Borrower or the Administrative Agent for filing and completing such forms or certificates); and

          (iii) deliver, to the extent legally entitled to do so, upon reasonable request by the Parent Borrower, to the Parent Borrower and the Administrative Agent such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes, provided that in determining the reasonableness of a request under this clause (ii) such Lender shall be entitled to consider the cost (to the extent unreimbursed by any of the Borrowers) which would be imposed on such Lender of complying with such request; or

          (Z) in the case of any such Lender that is a non-U.S. intermediary or flow-through entity for U.S. federal income tax purposes,

          (i) on or before the date of any payment by any of the Borrowers under this Agreement or any Notes to, or for the account of, such Lender, deliver to the Parent Borrower and the Administrative Agent two accurate and complete original signed copies of Internal Revenue Service Form W-8IMY and, if any beneficiary or member of such Lender is claiming the so-called "portfolio interest exemption", (I) represent to the Borrowers and the Administrative Agent that such Lender is not a bank within the meaning of
     Section 881(c)(3)(A) of the Code, and (II) also deliver to the Parent Borrower and the Administrative Agent two U.S. Tax Compliance Certificates certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes; and

               (A) with respect to each beneficiary or member of such Lender that is not claiming the so-called "portfolio interest exemption", also deliver to the Parent Borrower and the Administrative Agent (I) two duly completed copies of United States Internal Revenue Service Form W-8BEN (certifying that such beneficiary or member is a resident of the applicable country within the meaning of the income tax treaty between the United States and that country), Form W-8ECI or Form W-9, or successor applicable form, as the case may be, in each case so that each such beneficiary or member is entitled to receive all payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes and (II) such other forms, documentation or certifications, as the case may be, certifying that each such beneficiary or member is entitled to an exemption from United States backup withholding tax with respect to all payments under this Agreement and any Notes; and

               (B) with respect to each beneficiary or member of such Lender that is claiming the so-called "portfolio interest exemption", (I) represent to the Borrowers that such beneficiary or member is not a bank within the meaning of Section 881(c)(3)(A) of the Code, and (II) also deliver to the Parent Borrower and the Administrative Agent two U.S. Tax Compliance Certificates from each beneficiary or member and two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, or successor applicable form, certifying to such beneficiary's or member's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 871(h) or Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes;

          (ii) deliver to the Parent Borrower and the Administrative Agent two further copies of any such forms, certificates or certifications referred to above on or before the date any such form, certificate or certification expires or becomes obsolete, or any beneficiary or member changes, and after the occurrence of any event requiring a change in the most recently provided form, certificate or certification and obtain such extensions of time reasonably requested by the Parent Borrower or the Administrative Agent for filing and completing such forms, certificates or certifications; and

          (iii) deliver, to the extent legally entitled to do so, upon reasonable request by the Parent Borrower, to the Parent Borrower and the Administrative Agent such other forms as may be reasonably required in order to establish the legal entitlement of such Lender (or beneficiary or member) to an exemption from withholding with respect to payments under this Agreement and any Notes, provided that in determining the reasonableness of a request under this clause (iii) such Lender shall be entitled to consider the cost (to the extent unreimbursed by any of the Borrowers) which would be imposed on such Lender (or beneficiary or member) of complying with such request;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder (or a beneficiary or member in the circumstances described in clause (Z) above, if later) which renders all such forms inapplicable or which would prevent such Lender (or such beneficiary or member) from duly completing and delivering any such form with respect to it and such Lender so advises the Parent Borrower and the Administrative Agent.

          (c) Each Lender that is organized under the laws of the United States of America or a state thereof, shall on or before the date of any payment by any of the Borrowers under this Agreement or any Notes to such Lender, deliver to the Parent Borrower and the Administrative Agent two duly completed copies of Internal Revenue Service Form W-9, or successor form, certifying that such Lender is a United States Person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) and that such Lender is entitled to a complete exemption from United States backup withholding tax.

          3.12 Indemnity. The Borrowers jointly and severally agree to indemnify each Lender and to hold each such Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct (as determined in a final non-appealable decision issued by a court of competent jurisdiction)) as a consequence of (a) any default by any of the Borrowers in making a borrowing of, conversion into or continuation of Eurocurrency Loans after the Parent Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) any default by any of the Borrowers in making any prepayment or conversion of Eurocurrency Loans after the Parent Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a payment or prepayment (or the purchase pursuant to subsection 3.13(d)(i)) of Eurocurrency Loans or the conversion of Eurocurrency Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurocurrency Loans, as applicable, provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. If any Lender becomes entitled to claim any amounts under the indemnity contained in this subsection 3.12, it shall provide prompt notice thereof to the Parent Borrower, through the Administrative Agent, certifying (x) that one of the events described in clause
(a), (b) or (c) has occurred and describing in reasonable detail the nature of such event, (y) as to the loss or expense sustained or incurred by such Lender as a consequence thereof and (z) as to the amount for which such Lender seeks indemnification hereunder and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any indemnification pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Parent Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.

          3.13 Certain Rules Relating to the Payment of Additional Amounts. (a) Upon the request, and at the expense of the Borrowers, each Lender to which the Borrowers are required to pay any additional amount pursuant to subsection 3.10 or 3.11, and any Participant in respect of whose participation such payment is required, shall reasonably afford the Parent Borrower the opportunity to contest, and reasonably cooperate with the Parent Borrower in contesting, the imposition of any Tax giving rise to such payment; provided that (i) such Lender shall not be required to afford the Parent Borrower the opportunity to so contest unless the Borrowers shall have confirmed in writing to such Lender their joint and several obligation to pay such amounts pursuant to this Agreement and (ii) the Borrowers shall reimburse such Lender for its reasonable attorneys' and accountants' fees and disbursements incurred in so cooperating with the Parent Borrower in contesting the imposition of such Tax; provided, however, that notwithstanding the foregoing no Lender shall be required to afford the Parent Borrower the opportunity to contest, or cooperate with the Parent Borrower in contesting, the imposition of any Taxes, if such Lender in its sole discretion in good faith determines that to do so would have an adverse effect on it.

          (b) If a Lender changes its applicable lending office (other than pursuant to paragraph (c) below) and the effect of such change, as of the date of such change, would be to cause the Borrowers to become obligated to pay any additional amount under subsection 3.10 or 3.11, the Borrowers shall not be obligated to pay such additional amount.

          (c) If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender by the Borrowers pursuant to subsection 3.10 or 3.11, such Lender shall promptly notify the Parent Borrower and the Administrative Agent and shall take such steps as may reasonably be available to it to mitigate the effects of such condition or event (which shall include efforts to rebook the Term Loans held by such Lender at another lending office, or through another branch or an affiliate, of such Lender); provided that such Lender shall not be required to take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless the Borrowers agree to reimburse such Lender for the reasonable incremental out-of-pocket costs thereof).

          (d) If the Borrowers shall become obligated to pay additional amounts pursuant to subsection 3.10 or 3.11 and any affected Lender shall not have promptly taken steps necessary to avoid the need for payments under subsection
3.10 or 3.11, the Parent Borrower shall have the right, for so long as such obligation remains, (i) with the assistance of the Administrative Agent, to seek one or more substitute Lenders reasonably satisfactory to the Administrative Agent and the Parent Borrower to purchase the affected Term Loan, in whole or in part, at an aggregate price no less than such Term Loan's principal amount plus accrued interest, and assume the affected obligations under this Agreement, or
(ii) so long as no Default or Event of Default then exists or will exist immediately after giving effect to the respective prepayment, upon at least four Business Days' irrevocable notice to the Administrative Agent, to prepay the affected Term Loan, in whole or in part, without premium or penalty, except as otherwise provided in subsections 3.6(a) and 3.12. In the case of the substitution of a Lender, the Parent Borrower, the Administrative Agent, the affected Lender, and any substitute Lender shall execute and deliver an appropriately completed Assignment and Acceptance pursuant to subsection 10.6(b) to effect the assignment of rights to, and the assumption of obligations by, the substitute Lender; provided that any fees required to be paid by subsection 10.6(b) in connection with such assignment shall be paid by such Borrowers or the substitute Lender. In the case of a prepayment of an affected Term Loan, the amount specified in the notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid. In the case of each of the substitution of a Lender and of the prepayment of an affected Term Loan, the Parent Borrower shall first pay the affected Lender any additional amounts owing under subsections 3.10 and 3.11 (as well as any commitment fees and other amounts then due and owing to such Lender, including any amounts under this subsection 3.13) prior to such substitution or prepayment.

          (e) If any Agent or any Lender receives a refund directly attributable to taxes for which any of the Parent Borrowers have made additional payments pursuant to subsection 3.10(a) or 3.11(a), such Agent or such Lender, as the case may be, shall promptly pay such refund (together with any interest with respect thereto received from the relevant taxing authority, but net of any reasonable cost incurred in connection therewith) to such Borrower; provided, however, that each Borrower agrees promptly to return such refund (together with any interest with respect thereto due to the relevant taxing authority) (free of all Non-Excluded Taxes) to such Agent or the applicable Lender, as the case may be, upon receipt of a notice that such refund is required to be repaid to the relevant taxing authority.

          (f) The obligations of any Agent, Lender or Participant under this subsection 3.13 shall survive the termination of this Agreement and the payment of the Term Loans and all amounts payable hereunder.

          Section 4. Representations and Warranties. To induce the Administrative Agent and each Lender to make the Term Loans requested to be made by it on the Closing Date and on each Borrowing Date thereafter, each Credit Agreement Party, with respect to itself and its Subsidiaries, hereby represents and warrants, on the Closing Date, in each case after giving effect to the Transaction, and on every Borrowing Date thereafter to the Administrative Agent and each Lender that:

          4.1 Financial Condition. (a) The audited consolidated balance sheets of the Recapitalized Business (it being understood that the reporting entity is RSC) as of December 31, 2004 and December 31, 2005 and the consolidated statements of income, shareholders' equity and cash flows of the Recapitalized Business (it being understood that the reporting entity is RSC) for the fiscal years ended as of December 31, 2003, December 31, 2004 and December 31, 2005, reported on by and accompanied by unqualified reports from KPMG LLP, present fairly, in all material respects, the consolidated financial condition as at such date, and the consolidated results of operations and consolidated cash flows for the respective fiscal years then ended, of the Recapitalized Business. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (except as approved by a Responsible Officer and disclosed in any such schedules and notes). During the period from December 31, 2005 to and including the Closing Date, except as provided in the Recapitalization Agreement and in connection with the consummation of the Transaction, there has been no sale, transfer or other disposition by the Recapitalized Business of any material part of the business or property of the Recapitalized Business, and no purchase or other acquisition by it of any business or property (including any

Capital Stock of any other Person) material in relation to the consolidated financial condition of the Recapitalized Business which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

          (b) The pro forma balance sheet and statements of operations of the Recapitalized Business and its consolidated Subsidiaries, copies of which have heretofore been furnished to each Lender, are the balance sheet and statements of operations of the Recapitalized Business and its consolidated Subsidiaries as of December 31, 2005, adjusted to give effect (as if such events had occurred on such date for the purposes of the balance sheet and on January 1, 2005 for the purposes of the statement of operations) to the consummation of the Transaction.

          4.2 No Change; Solvent. Since December 31, 2005, except as and to the extent disclosed on Schedule 4.2, (a) there has been no development or event relating to or affecting Holdings or any of its Subsidiaries which has had or could be reasonably expected to have a Material Adverse Effect (after giving effect to the consummation of the Transaction) and (b) except in connection with the Transaction or as otherwise permitted under this Agreement and each other Loan Document, no dividends or other distributions have been declared, paid or made upon the Capital Stock of Holdings, nor has any of the Capital Stock of Holdings been redeemed, retired, purchased or otherwise acquired for value by Holdings or any of its Subsidiaries. As of the Closing Date, after giving effect to the consummation of the Transaction, each Loan Party is Solvent.

          4.3 Corporate Existence. Each of the Loan Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has the corporate, limited liability company or partnership power and authority, as the case may be, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right could not be reasonably expected to have a Material Adverse Effect and (c) is duly qualified as a foreign corporation, limited liability company or partnership and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing could not be reasonably expected to have a Material Adverse Effect.

          4.4 Corporate Power; Authorization; Consents; Enforceable Obligations. Each Loan Party has the corporate, limited liability company or partnership power and authority, as the case may be, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of each of the Borrowers, to incur Term Loans hereunder, and each such Loan Party has taken all necessary corporate, limited liability company or partnership action, as the case may be, to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of each of the Borrowers, to authorize the incurrence of Term Loans by it, on the terms and conditions of this Agreement and any Notes. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Loan Party in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party or, in the case of each of the

Borrowers, with the incurrence of Term Loans by it, if any, hereunder, except for (a) consents, authorizations, notices and filings described in Schedule 4.4, all of which have been obtained or made prior to the Closing Date, (b) filings to perfect the Liens created by the Security Documents, (c) filings pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq.), in respect of accounts of Holdings and its Subsidiaries the obligor in respect of which is the United States of America or any department, agency or instrumentality thereof and (d) consents, authorizations, notices and filings which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect. This Agreement has been duly executed and delivered by each Credit Agreement Party, and each other Loan Document to which any Loan Party is a party will be duly executed and delivered on behalf of such Loan Party. This Agreement constitutes a legal, valid and binding obligation of each Credit Agreement Party and each other Loan Document to which any Loan Party is a party when executed and delivered will constitute a legal, valid and binding obligation of such Loan Party, in each case enforceable against such Credit Agreement Party or such other Loan Party, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4.5 No Legal Bar. The execution, delivery and performance of the Loan Documents by any of the Loan Parties, the incurrence of Term Loans hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that could reasonably be expected to have a Material Adverse Effect and (b) will not result in, or require, the creation or imposition of any Lien (other than the Liens permitted by subsection 7.2) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

          4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Parent Borrower, threatened by or against Holdings or any of its Subsidiaries or against any of their respective properties or revenues (a) which is so pending or threatened at any time on or prior to the Closing Date and relates to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could be reasonably expected to have a Material Adverse Effect.

          4.7 No Default. Neither Holdings nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          4.8 Ownership of Property; Liens. Each of Holdings and its Subsidiaries has good title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for Liens permitted by subsection 7.2. Schedule 4.8 sets forth all material real properties owned in fee or leased by the Loan Parties as of the Closing Date.

          4.9 Intellectual Property. The Parent Borrower and each of its Subsidiaries owns, or has the legal right to use, all Intellectual Property necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not be reasonably expected to have a Material Adverse Effect. Except as provided on
Schedule 4.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Parent Borrower know of any such claim, and, to the knowledge of the Parent Borrower, the use of such Intellectual Property by the Parent Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements which in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

          4.10 Compliance With Requirements of Law and Contractual Obligations. Neither Holdings nor any of its Subsidiaries is in violation of any Requirement of Law or Contractual Obligation of or applicable to Holdings or any of its Subsidiaries, which violation could be reasonably expected to have a Material Adverse Effect.

          4.11 Taxes. Holdings and its Subsidiaries have filed or caused to be filed all United States federal income tax returns and all other material tax returns which are required to be filed and has paid (a) all taxes shown to be due and payable on such returns and (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property (including the Mortgaged Properties) and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, could not have a Material Adverse Effect or
(ii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, or its Subsidiaries, as the case may be); and no tax Lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge.

          4.12 Federal Regulations. No part of the proceeds of any Term Loans will be used for any purpose which violates the provisions of the Regulations of the Board, including, without limitation, Regulation T, Regulation U or Regulation X of the Board. If requested by any Lender or the Administrative Agent, the Parent Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, referred to in said Regulation U.

          4.13 ERISA. (a) During the five year period prior to each date as of which this representation is made, or deemed made, with respect to any Plan (or, with respect to (f) or (h) below, as of the date such representation is made or deemed made), none of the following events or conditions, either individually or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Effect: (a) a Reportable Event; (b) an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA); (c) any noncompliance with the applicable provisions of ERISA or the Code; (d) a termination of a Single Employer Plan (other than a standard termination pursuant to Section 4041(b) of ERISA); (e) a Lien on the property of Holdings, its Subsidiaries or any Commonly Controlled Entity in favor of the PBGC or a Plan; (f) any Underfunding with respect to any Single Employer Plan; (g) a complete or partial withdrawal from any Multiemployer Plan by Holdings or any Commonly Controlled Entity; (h) any liability of Holdings or any Commonly Controlled Entity under ERISA if Holdings or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the annual valuation date most closely preceding the date on which this representation is made or deemed made; (i) the Reorganization or Insolvency of any Multiemployer Plan; or (j) any transactions that resulted or could reasonably be expected to result in any liability to Holdings or any Commonly Controlled Entity under
Section 4069 of ERISA or Section 4212(c) of ERISA.

          (b) With respect to any Foreign Plan, none of the following events or conditions exists and is continuing that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect: (a) substantial non-compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders; (b) failure to be maintained, where required, in good standing with applicable regulatory authorities; (c) any obligation of Holdings or its Subsidiaries in connection with the termination or partial termination of, or withdrawal from, any Foreign Plan; (d) any Lien on the property of the Parent Borrower or its Subsidiaries in favor of a Governmental Authority as a result of any action or inaction regarding a Foreign Plan; (e) for each Foreign Plan which is a funded or insured plan, failure to be funded or insured on an ongoing basis to the extent required by applicable non-U.S. law (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities); (f) any facts that, to the best knowledge of the Parent Borrower or any of its Subsidiaries, exist that would reasonably be expected to give rise to a dispute and any pending or threatened disputes that, to the best knowledge of the Parent Borrower or any of its Subsidiaries, would reasonably be expected to result in a material liability to the Parent Borrower or any of its Subsidiaries concerning the assets of any Foreign Plan (other than individual claims for the payment of benefits); and (g) failure to make all contributions in a timely manner to the extent required by applicable non-U.S. law.

          4.14 Collateral. Upon execution and delivery thereof by the parties thereto, the Guarantee and Collateral Agreement and the Mortgages will be effective to create (to the extent described therein) in favor of the Collateral Agent for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein, except as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. When (a) the actions specified in Schedule 3 to the Guarantee and Collateral Agreement have been duly taken, (b) all applicable Instruments, Chattel Paper and Documents (each as described therein) a security interest in which is perfected by possession have been delivered to, and/or are in the continued possession of, the collateral agent under the ABL Credit Agreement, on behalf of the Collateral Agent in accordance with the Intercreditor Agreement, (c) all Deposit Accounts and Electronic Chattel Paper (each as defined in the Guarantee and Collateral Agreement) a security interest in which is required to be or is perfected by "control" (as described in the Uniform Commercial Code as in effect in the State of New York from time to time) are under the "control" of the Collateral Agent or the Administrative Agent, as agent for the Collateral Agent and as directed by the Collateral Agent or the collateral agent or administrative agent under the ABL Credit Agreement in accordance with the Intercreditor Agreement, and (d) the Mortgages have been duly recorded, the security interests granted pursuant thereto shall constitute (to the extent described therein) a perfected security interest in, all right, title and interest of each pledgor or mortgagor (as applicable) party thereto in the Collateral described therein (excluding Commercial Tort Claims, as defined in the Guarantee and Collateral Agreement, other than such Commercial Tort Claims set forth on Schedule 7 thereto (if any)) with respect to such pledgor or mortgagor (as applicable). Notwithstanding any other provision of this Agreement, capitalized terms which are used in this subsection 4.14 and not defined in this Agreement are so used as defined in the applicable Security Document.

          4.15 Investment Company Act; Other Regulations. No Credit Agreement Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act. No Credit Agreement Party is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board) which limits its ability to incur Indebtedness as contemplated hereby.

          4.16 Subsidiaries. Schedule 4.16 sets forth all the Subsidiaries of Holdings at the Closing Date (after giving effect to the Transaction), the jurisdiction of their incorporation and the direct or indirect ownership interest of Holdings therein.

          4.17 Purpose of Term Loans. The proceeds of the Initial Term Loans incurred on the Closing Date will be used by the Parent Borrower to finance, in part, payments required in connection with the Recapitalization and to pay the fees and expenses incurred in connection with the Transaction. The proceeds of Incremental Term Loans incurred after the Closing Date shall be used by the Borrowers to finance the working capital and business requirements of, and for general corporate purposes of, the Parent Borrower and its Subsidiaries.

          4.18 Environmental Matters. Other than as disclosed on Schedule 4.18 or exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect:

          (a) The Parent Borrower and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them and reasonably expect to timely obtain without material expense all such Environmental Permits required for planned operations; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) believe they will be able to maintain compliance with Environmental Laws, including any reasonably foreseeable future requirements thereto.

          (b) Materials of Environmental Concern have not been transported, disposed of, emitted, discharged, or otherwise released or threatened to be released, to or at any real property presently or formerly owned, leased or operated by the Parent Borrower or any of its Subsidiaries or at any other location, which would reasonably be expected to (i) give rise to liability or other Environmental Costs of the Parent Borrower or any of its Subsidiaries under any applicable Environmental Law, or (ii) interfere with the Parent Borrower's planned or continued operations of the Parent Borrower or any of its Subsidiaries, or (iii) impair the fair saleable value of any real property owned by the Parent Borrower or any of its Subsidiaries that is part of the Collateral.

          (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which the Parent Borrower or any of its Subsidiaries is, or to the knowledge of the Parent Borrower or any of its Subsidiaries is reasonably likely to be, named as a party that is pending or, to the knowledge of the Parent Borrower or any of its Subsidiaries, threatened.

          (d) Neither the Parent Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party, under CERCLA or any similar Environmental Law, or received any other written request for information from any Governmental Authority with respect to any Materials of Environmental Concern.

          (e) Neither the Parent Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law.

          4.19 True and Correct Disclosure. The written information (including the Confidential Information Memorandum, reports, financial statements, exhibits and schedules but excluding information of a general economic or industry nature) furnished by or on behalf of any Credit Agreement Party to the Administrative Agent, Collateral Agent, the Lead Arrangers and the Lenders for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such written information (taken as a whole) hereafter furnished by or on behalf of any Credit Agreement Party in writing to the Administrative Agent, Collateral Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and does not and will not omit to state any fact necessary to make such information (taken as a whole) not materially misleading in their presentation of Holdings and its Subsidiaries (taken as a whole) at such time in light of the circumstances under which such information was provided. It is understood that (a) no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based, contained in any such information, reports, financial statements, exhibits or schedules, except that as of the date such forecasts, estimates, pro forma information, projections and statements were generated, (i) such forecasts, estimates, pro forma information, projections and statements were based on the good faith assumptions of the management of Holdings and its Subsidiaries and (ii) such assumptions were believed by such management to be reasonable and (b) such forecasts, estimates, pro forma information and statements, and the assumptions on which they were based, may or may not prove to be correct.

          4.20 Delivery of the Recapitalization Agreement. The Parent Borrower has delivered to the Administrative Agent a complete photocopy of the Recapitalization Agreement (including all exhibits, schedules, disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof in any material respect.

          4.21 Certain Representations and Warranties Contained in the Recapitalization Agreement. Each of the Transaction Documents to be entered into by any Loan Party on or prior to the Closing Date will have been duly executed and delivered by each of the Loan Parties which is a party thereto on or prior to the Closing Date and, to the knowledge of the Credit Agreement Parties, all other parties thereto on or prior to the Closing Date, and is in full force and effect on the Closing Date, in each case to the extent required pursuant to the terms of the relevant Transaction Documents. As of the Closing Date, the representations and warranties of the Recapitalized Business and, to the knowledge of Holdings, any of the other parties thereto contained in the Recapitalization Agreement (after giving effect to any amendments, supplements, waivers or other modifications of the Recapitalization Agreement prior to the Closing Date in accordance with this Agreement), to the extent a breach of such representation or warranty would result in either Sponsor or any of its Affiliates having a right to terminate its obligations thereunder (without giving effect to any notice required thereunder), are true and correct in all material respects except as otherwise disclosed to the Administrative Agent in writing prior to the Closing Date.

          4.22 Labor Matters. There are no strikes pending or, to the knowledge of Holdings, reasonably expected to be commenced against Holdings or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of Holdings and each of its Subsidiaries have not been in violation of any applicable laws, rules or regulations, except where such violations could not reasonably be expected to have a Material Adverse Effect.

          4.23 Special Purpose Corporation. Holdings was formed to effect the Transaction. Prior to the consummation of the Transaction, Holdings did not have any significant assets or liabilities (except pursuant to the Transaction Documents or otherwise relating to the Transaction).

          4.24 Insurance. Schedule 4.24 sets forth a complete and correct listing of all insurance that is maintained by the Loan Parties that is material to the business and operations of Holdings and its Subsidiaries taken as a whole, in each case as of the Closing Date, with the amounts insured (and any deductibles) set forth therein.

          4.25 Anti-Terrorism. As of the Closing Date, Holdings and its Subsidiaries are in compliance with the Uniting and Strengthening of America by Providing the Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, except as could not reasonably be expected to have a Material Adverse Effect.

          4.26 Capitalization. (a) On the Closing Date, RSC LLC I owns 100% of the membership interests in Holdings. All such membership interests have been duly and validly issued.

          (b) On the Closing Date, Holdings owns 100% of the membership interests in the Parent Borrower. All such membership interests have been duly and validly issued.

          (c) On the Closing Date, the authorized capital stock of RSC consists of (x) 1,000 shares of common stock, without par value, that is outstanding and
(y) 100 shares of preferred stock, $10 par value, that is not outstanding. All outstanding shares of Capital Stock of RSC have been duly and validly issued and are fully paid and non-assessable (other than any assessment on the shareholders of RSC that may be imposed as a matter of law) and are owned by the Parent Borrower. RSC does not have outstanding any Capital Stock, or other securities, in each case convertible into or exchangeable for its Capital Stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Capital Stock.

          4.27 Rental Fleet; Business of the Credit Parties. Each Loan Party that owns Inventory holds such Inventory for sale or lease and is in the business of selling goods of that kind.

          Section 5. Conditions Precedent.

          5.1 Conditions to Initial Term Loans. This Agreement, including the agreement of each Lender to make the Initial Term Loans requested to be made by it, shall become effective on the date on which the following conditions precedent shall have been satisfied:

          (a) Loan Documents. The Administrative Agent shall have received the following Loan Documents, executed and delivered as required below, with, in the case of clause (i), a copy for each Lender:

               (i) this Agreement, executed and delivered by a duly authorized officer of each Credit Agreement Party;

               (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of each Credit Agreement Party thereto; and

               (iii) the Intercreditor Agreement, executed and delivered by a duly authorized officer of each Loan Party party thereto.

          (b) Recapitalization Agreement. The Recapitalization shall have been consummated, or substantially concurrently with the making of the Initial Term Loans hereunder and the borrowings under the ABL Credit Agreement shall be consummated, substantially in accordance with the Recapitalization Agreement and all material conditions precedent to the consummation of the Recapitalization set forth in such Recapitalization Agreement shall have been satisfied or waived with the consent of the Lead Arrangers (such consent not to be unreasonably withheld or delayed). The Recapitalization Agreement, the structure and terms of the Recapitalization (including the Seller Note) and the documentation for each component of the Recapitalization shall be reasonably satisfactory in all material respects in form and substance to the Lead Arrangers, and such documentation shall not have been amended, supplemented or otherwise changed in a manner materially adverse to the Lenders without the consent of the Lead Arrangers (such consent not to be unreasonably withheld or delayed). It is


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

     expressly acknowledged by the Lead Arrangers that (i) the terms and conditions of the Recapitalization Agreement (and all exhibits, annexes and schedules thereto), dated as of October 6, 2006 and (ii) the structure and terms of the Recapitalization specified therein, are so satisfactory.

          (c) Debt Financing. (i) The Administrative Agent shall receive, substantially concurrently with the satisfaction of the other conditions precedent set forth in this subsection 5.1, evidence, in form and substance reasonably satisfactory to it, that the Parent Borrower and RSC shall have received gross cash proceeds (calculated before underwriting fees) of $620,000,000 from the issuance of a like principal amount of Senior Notes in accordance with the terms and conditions of the Senior Note Indenture and all applicable laws.

          (ii) The Administrative Agent shall receive, substantially concurrently with the satisfaction of the other conditions precedent set forth in this subsection 5.1, evidence, in form and substance reasonably satisfactory to it, that the Credit Agreement Parties and RSC Canada shall have (i) executed and delivered the ABL Credit Agreement and (ii) the Closing Date under, and as defined in, the ABL Credit Agreement has occurred.

          (iii) On the Closing Date, the Administrative Agent shall have received true and correct copies of the Senior Note Documents, certified as such by an appropriate officer of the Parent Borrower.

          (d) Outstanding Indebtedness and Preferred Equity; No Defaults. After giving effect to the consummation of the Transaction, Holdings and its Subsidiaries shall have no outstanding preferred equity or Indebtedness held by third parties (other than Holdings or any of its Subsidiaries), except for indebtedness incurred pursuant to the Debt Financing and any Assumed Indebtedness, and all Capital Stock of the Parent Borrower shall be directly or indirectly owned by Holdings free and clear of Liens (other than those securing the obligations arising under the Loan Documents and the ABL Loan Documents. Any other existing Indebtedness shall have been repaid, defeased or otherwise discharged substantially concurrently with or prior to the satisfaction of the other conditions precedent set forth in this subsection 5.1.

          (e) Financial Information. The Lead Arrangers and the Lenders shall have received (i) audited consolidated financial statements of the Recapitalized Business (with RSC as the reporting entity) for the three Fiscal Years (two Fiscal Years, in the case of balance sheets) of the Recapitalized Business ended prior to the Closing Date, (ii) unaudited consolidated financial statements of ACNA for the quarterly periods ended March 31, 2006 and June 30, 2006, and unaudited consolidated financial statements for the Recapitalized Business (with RSC as the reporting entity) for the quarterly period ended September 30, 2006 and for each fiscal quarter ended at least 45 days prior to the Closing Date, (iii) a pro forma consolidated balance sheet of the Recapitalized Business as of the date of the most recent consolidated balance sheet delivered pursuant to preceding clause (ii) and a pro forma statement of operations for the most recent Fiscal Year, interim period and 12-month period ending on the last day of such interim period, in each case adjusted to give effect to the Transaction, and any other transactions that would be required to be given pro forma effect by Regulation S-X for a Form S-1 Registration Statement under the Securities Act, and such other adjustments as may be reasonably agreed between the Parent Borrower and the Lead Arrangers, which pro forma financial statements shall demonstrate, in reasonable detail, that the total consolidated indebtedness of the Recapitalized Business and its subsidiaries consisting of indebtedness for borrowed money (including purchase money indebtedness) and capital leases (determined on a pro forma basis after giving effect to the Transaction) does not exceed 4.40 multiplied by EBITDA of the Recapitalized Business (calculated subject to the Closing Date adjustments set forth on Schedule 5.1(e) hereto) for the twelve-month period ending on the last day of the fiscal quarter ending no more than 45 days prior to the Closing Date, (iv) interim financial statements of the Recapitalized Business (with RSC as the reporting entity), for each month ended after the date of the last available quarterly financial statements and at least 30 days prior to the Closing Date and (v) detailed projected consolidated financial statements of the Recapitalized Business and its Subsidiaries for the five Fiscal Years ending after the Closing Date, which projections shall (x) reflect the forecasted consolidated financial condition of the Parent Borrower and its Subsidiaries after giving effect to the Transaction and the related financing thereof, and (y) be prepared and approved by the Parent Borrower.

          (f) Governmental Approvals and/or Consents. The applicable waiting periods specified under Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the transactions contemplated by the Recapitalization Agreement shall have lapsed or been terminated and all other consents or approvals under the Competition Act (Canada) from the Canadian Bureau of Competition, any of the antitrust or competition governmental authorities of any other jurisdiction in which the Recapitalized Business, Holdings or any of its Subsidiaries owns a material amount of assets, and all other consents and approvals from any other Governmental Authority required to consummate the transactions contemplated by the Recapitalization Agreement, the failure of which to obtain could have a material adverse effect on the business, condition (financial or otherwise) or results of operations of Holdings and its Subsidiaries, taken as a whole, shall have been obtained. On the Closing Date, there shall be no injunction, restraining order or decree of any nature of any Governmental Authority that is in effect that restrains or prohibits the consummation of the transactions contemplated by the Recapitalization Agreement. All Term Loans to the Borrowers (and all guarantees thereof and security therefor), as well as the Recapitalization and the consummation thereof, shall be in substantial compliance in all material respects with all applicable requirements of law, including Regulations T, U and X of the Board (the "Margin Regulations"). The Administrative Agent shall have received a certificate of a Responsible Officer of the Parent Borrower stating that all other consents, authorizations, notices and filings referred to in Schedule 4.4 are in full force and effect or have the status described therein, and the Administrative Agent shall have received evidence thereof reasonably satisfactory to it.

          (g) Lien Searches. The Administrative Agent shall have received the results of a recent search by a Person reasonably satisfactory to the Administrative Agent, of the UCC, judgment and tax lien filings which have been filed with respect to personal property of the Recapitalized Business, Holdings, the Parent Borrower and their respective Subsidiaries in any of the jurisdictions set forth in
     Schedule 5.1(g), and the results of such search shall not reveal any Liens other than Liens permitted by subsection 7.3.

          (h) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

               (i) the executed legal opinion of Debevoise & Plimpton LLP, special New York counsel to each Credit Agreement Party, in form and substance reasonably satisfactory to the Administrative Agent;

               (ii) the executed legal opinion of Snell & Wilmer LLP, special Arizona counsel to RSC, in form and substance reasonably satisfactory to the Administrative Agent; and

               (iii) the executed legal opinion of Richards, Layton & Finger, P.A., special Delaware counsel to Holdings and the Parent Borrower, in form and substance reasonably satisfactory to the Administrative Agent.

          (i) Closing Certificate. The Administrative Agent shall have received a certificate from each Loan Party, dated the Closing Date, substantially in the form of Exhibit F, with appropriate insertions and attachments.

          (j) Perfected Liens. The Collateral Agent shall have obtained a valid second priority security interest in the Collateral covered by the Guarantee and Collateral Agreement (to the extent provided therein); and all documents, instruments, filings, recordations and searches reasonably necessary in connection with the perfection and, in the case of the filings with the U.S. Patent and Trademark Office and the U.S. Copyright Office, protection of such security interests shall have been executed and delivered (in the case of UCC filings, written authorization to make such UCC filings shall have been delivered to the Collateral Agent) and none of such Collateral shall be subject to any other pledges, security interests or mortgages except for Permitted Liens; provided that with respect to any such Collateral the security interest in which may not be perfected by filing of a UCC financing statement or by making a filing with the U.S. Patent and Trademark Office or the U.S. Copyright Office, if perfection of the Collateral Agent's security interest in such Collateral may not be accomplished on or before the Closing Date without undue burden or expense after the Parent Borrower's use of commercially reasonable efforts to do so, then delivery of documents and instruments for perfection of such security interest shall not constitute a condition precedent to the initial borrowings hereunder, but instead shall be required to be satisfied on or prior to the 60th day following the Closing Date or, with respect to Rental Equipment represented by a certificate of title, the 120th day following the Closing Date.

          (k) Pledged Stock; Stock Powers; Pledged Notes; Endorsements. The collateral agent under the ABL Credit Agreement on behalf of Collateral Agent in


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

     accordance with the Intercreditor Agreement shall have received (subject, in each case, to the proviso at the end of subsection 5.1(j) above):

               (i) the certificates, if any, representing the Pledged Stock under (and as defined in) the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof; and

               (ii) the promissory notes representing each of the Pledged Notes under (and as defined in) the Guarantee and Collateral Agreement, duly endorsed as required by the Guarantee and Collateral Agreement, as the case may be.

          (l) Fees. The Agents and the Lenders shall have received all fees and expenses required to be paid or delivered by the Borrowers to them in respect of the Transaction on or prior to the Closing Date, including the fees referred to in subsection 3.5.

          (m) Corporate Proceedings of the Loan Parties. The Administrative Agent shall have received a copy of the board resolutions or member consents, in form and substance reasonably satisfactory to the Administrative Agent, of each Loan Party authorizing, as applicable, (i) the execution, delivery and performance of this Agreement, any Notes and the other Loan Documents to which it is or will be a party as of the Closing Date, (ii) in the case of each Borrower, the incurrence of Term Loans by such Borrower and (iii) the granting by it of the Liens to be created pursuant to the Security Documents to which it will be a party as of the Closing Date, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the board resolutions or member consents thereby certified have not been amended, modified (except as any later such board resolutions or member consents may modify any earlier such board resolutions or member consents), revoked or rescinded and are in full force and effect.

          (n) Incumbency Certificates of the Loan Parties. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document, reasonably satisfactory in form and substance to the Administrative Agent executed by a Responsible Officer and the Secretary or any Assistant Secretary of such Loan Party.

          (o) Governing Documents. The Administrative Agent shall have received copies of the certificate or articles of incorporation and by-laws (or other similar governing documents serving the same purpose) of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

          (p) Insurance. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of subsection 6.5 of this Agreement and subsection 5.2.2 of the Guarantee and Collateral Agreement. Holdings shall have caused, subject to the Intercreditor Agreement, the Administrative Agent to have been named as an additional insured with respect to liability policies and the Collateral Agent to have been named as loss payee with respect to the casualty insurance maintained by each Credit Agreement Party and the Subsidiary Guarantors.

          (q) No Material Company Adverse Effect. No fact, event, change or circumstances shall have occurred since December 31, 2005 that has had or would be reasonably likely to have a Company Material Adverse Effect.

          (r) Solvency. The Administrative Agent shall have received a certificate of the chief financial officer or, if none, the treasurer, controller, vice president (finance) or other responsible financial officer reasonably satisfactory to the Administrative Agent of each Borrower certifying the solvency of such Borrower in customary form reasonably satisfactory to the Lead Arrangers.

          (s) Equity Financing. ACNA shall have received the Equity Financing in an amount of not less than $500,000,000 in exchange for common stock of ACNA that will, after giving effect to the transactions contemplated by the Recapitalization Agreement, represent approximately 85.47% of the total outstanding shares of ACNA stock. In addition, after giving effect to such transactions, the Sellers shall own approximately 14.53% of the total outstanding shares of ACNA stock.

The making of the Initial Term Loans by the Lenders hereunder shall conclusively be deemed to constitute an acknowledgment by the Administrative Agent and each Lender that each of the conditions precedent set forth in this subsection 5.1 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.

          5.2 Conditions to Each Other Extension of Credit. The agreement of each Lender to make any Term Loans requested to be made by it on any date is subject to the satisfaction or waiver of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party pursuant to this Agreement or any other Loan Document (or in any amendment, modification or supplement hereto or thereto) to which it is a party (other than, in the case of the incurrence of the Initial Term Loans hereunder only, the representation and warranty set forth in clause
(a) of subsection 4.2), and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Term Loans requested to be made on such date; provided that, with respect to the Initial Term Loans incurred hereunder, no Default or Event of Default resulting from the failure to provide any collateral of the type described in the


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

proviso at the end of subsection 5.1(j) above shall constitute a Default or an Event of Default for the purposes of this clause (b).

          (c) Borrowing Notice. With respect to any Borrowing, the Administrative Agent shall have received a notice of such Borrowing as required by subsection 2.3.

          Each borrowing of Term Loans by the Borrowers hereunder shall constitute a representation and warranty by each Credit Agreement Party as of the date of such borrowing that the conditions contained in this subsection 5.2 have been satisfied.

          Section 6. Affirmative Covenants. Each Credit Agreement Party hereby agrees that, from and after the Closing Date and so long as the Term Loan Commitments remain in effect, and thereafter until payment in full of the Term Loans and any other amount then due and owing to any Lender or the Administrative Agent hereunder and under any Note, it shall and shall cause its Subsidiaries to (it being understood that with respect to the delivery of financial information, reports and notices, delivery by one Loan Party of any such financial information, report or notice shall constitute delivery by each Loan Party and its Subsidiaries of the same such financial information, report or notice):

          6.1 Financial Statements. Furnish to the Administrative Agent for prompt delivery to each Lender (and the Administrative Agent agrees to make and so deliver such copies or otherwise make available such information):

          (a) as soon as available, but in any event not later than the fifth Business Day after the 90th day following the end of each Fiscal Year of the Parent Borrower ending on or after December 31, 2006, a copy of the audited consolidated balance sheet of the Parent Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations, changes in common stockholders' equity and cash flows for such year, setting forth in each case, in comparative form the figures for and as of the end of the previous year, certified without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG LLP or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent in its reasonable judgment (it being agreed that the furnishing of the Parent Borrower's or RSC's, as applicable, annual report on Form 10-K for such year, as filed with the Securities and Exchange Commission within the period provided above for delivery of financial statements, will satisfy the Parent Borrower's obligation under this subsection 6.1(a) with respect to such year except with respect to the requirement that such financial statements be reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit);

          (b) as soon as available, but in any event not later than the fifth Business Day after the 45th day following the end of each of the first three quarterly periods of each Fiscal Year of the Parent Borrower, the unaudited consolidated balance sheet of the Parent Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and cash flows of the Parent Borrower and its consolidated Subsidiaries for such quarter and the portion of the Fiscal

     Year through the end of such quarter, setting forth in each case, in comparative form the figures for and as of the corresponding periods of the previous year, certified by a Responsible Officer of the Parent Borrower as being fairly stated in all material respects (subject to normal year-end audit and other adjustments) (it being agreed that the furnishing of the Parent Borrower's or RSC's, as applicable, quarterly report on Form 10-Q for such quarter, as filed with the Securities and Exchange Commission within the period provided above for delivery of financial statements, will satisfy the Parent Borrower's obligations under this subsection 6.1(b) with respect to such quarter);

          (c) as soon as available, but in any event not later than the fifth Business Day after the 30th day following the end of each month, the unaudited consolidated balance sheet of the Parent Borrower and its consolidated Subsidiaries as at the end of such month (other than any month that is the last month of a fiscal quarter) and the related unaudited income statement of the Parent Borrower and its consolidated Subsidiaries for such month, setting forth in each case, in comparative form the figures for and as of the end of the corresponding month during the previous year; and

          (d) all such financial statements delivered pursuant to subsection 6.1(a) or (b) to be (and, in the case of any financial statements delivered pursuant to subsection 6.1(b) shall be certified by a Responsible Officer of the Parent Borrower as being) complete and correct in all material respects in conformity with GAAP and to be (and, in the case of any financial statements delivered pursuant to subsection 6.1(b) shall be certified by a Responsible Officer of the Parent Borrower as being) prepared in reasonable detail in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods that began on or after the Closing Date (except as approved by such accountants or officer, as the case may be, and disclosed therein, and except, in the case of any financial statements delivered pursuant to subsection 6.1(b), for the absence of certain notes).

          6.2 Certificates; Other Information. Furnish to the Administrative Agent for delivery to each Lender (and the Administrative Agent agrees to make and so deliver such copies or otherwise make available such information):

          (a) concurrently with the delivery of the financial statements and reports referred to in subsections 6.1(a) and (b), a certificate signed by a Responsible Officer of each Credit Agreement Party stating that, to the best of such Responsible Officer's knowledge, each Credit Agreement Party and their respective Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement or the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default, except, in each case, as specified in such certificate;

          (b) as soon as available, but in any event not later than the fifth Business Day following the 90th day after the beginning of each Fiscal Year of the Parent Borrower thereafter, a copy of the annual business plan by the Parent Borrower of the projected operating budget (including consolidated balance sheets, income statements and statements of cash flows of the Parent Borrower and its Subsidiaries on an annual and, for the first year covered in such budget, quarterly basis) of the Parent Borrower, such practices subject to such adjustments as are reasonable in the good faith determination of the Parent Borrower, each such business plan to be accompanied by a certificate of a Responsible Officer of the Parent Borrower to the effect that such Responsible Officer believes such projections to have been prepared on the basis of reasonable assumptions at the time of preparation and delivery thereof;

          (c) within five Business Days after the same are sent, copies of all financial statements and reports which any Credit Agreement Party sends to its public security holders, and within five Business Days after the same are filed, copies of all financial statements and periodic reports which any Credit Agreement Party may file with the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (d) within five Business Days after the same are filed, copies of all registration statements and any amendments and exhibits thereto, which Credit Agreement Party may file with the Securities and Exchange Commission or any successor or analogous Governmental Authority, and such other documents or instruments as may be reasonably requested by the Administrative Agent in connection therewith;

          (e) at any time when the Parent Borrower has designated a Subsidiary an Immaterial Subsidiary, promptly following any request made by the Administrative Agent, but in any event (i) not later than the fifth Business Day following any such request, any such financial information as the Administrative Agent may reasonably request to assure itself that any such Immaterial Subsidiary complies with the requirements set forth in the defined term "Immaterial Subsidiaries" in subsection 1.1 hereof, which financial information shall be certified by a Responsible Officer of the Parent Borrower as being complete and correct in all material respects; and

          (f) promptly, such additional financial and other information as the Administrative Agent or Lender may from time to time reasonably request.

          6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, including taxes, except (x) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings diligently conducted and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings or any of its Subsidiaries, as the case may be and (y) to the extent such failure to pay, discharge or otherwise satisfy the same could not reasonably be expected to have a Material Adverse Effect.

          6.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as conducted by Holdings and its Subsidiaries on the Closing Date, taken as a whole, and preserve, renew and keep in full force and effect its corporate, limited liability company or partnership (as the case may be) existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of Holdings and its Subsidiaries, taken as a whole, except as otherwise expressly permitted pursuant to subsection 7.4, provided that Holdings and its Subsidiaries shall not be required to maintain any such rights, privileges or franchises, if the failure to do so could not reasonably be expected to have a Material Adverse Effect; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          6.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in the business of Holdings and its Subsidiaries, taken as a whole, in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all property material to the business of Holdings and its Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies of similar size engaged in the same or a similar business; furnish to the Administrative Agent, upon written request, information in reasonable detail as to the insurance carried; and ensure that at all times the Collateral Agent, subject to the Intercreditor Agreement, shall be named as an additional insured with respect to liability policies and the Collateral Agent, subject to the Intercreditor Agreement, shall be named as loss payee with respect to the casualty insurance maintained by each Borrower and Subsidiary Guarantor; provided that, unless an Event of Default shall have occurred and be continuing, and subject to the provisions of the Intercreditor Agreement, (i) the Collateral Agent shall turn over to the Parent Borrower any amounts received by the Collateral Agent as loss payee under any casualty insurance maintained by Holdings or its Subsidiaries, the disposition of such amounts to be subject to the provisions of subsection 3.4(b), and (ii) the Parent Borrower and/or the applicable Subsidiary Guarantor shall have the sole right to adjust or settle any claims under such insurance.

          (b) With respect to each property of the Parent Borrower and its Subsidiaries subject to a Mortgage:

          (i) If any portion of any such property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, the Parent Borrower shall maintain or cause to be maintained, flood insurance to the extent required by law.

          (ii) The Parent Borrower and each of its applicable Subsidiaries promptly shall comply with and conform to (i) all provisions of each insurance policy relating to each such property, and (ii) all requirements of the insurers applicable to such party or to such property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of such property, except for such non-compliance or non-conformity as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Parent Borrower shall not use or permit the use of such property in any manner which would reasonably be expected to result in the cancellation of any insurance policy relating to such property or would reasonably be expected to void coverage required to be maintained with respect to such property pursuant to clause (a) of this subsection 6.5.

          (iii) If the Parent Borrower is in default of its obligations to insure or deliver any such prepaid policy or policies, the result of which could reasonably be expected to have a Material Adverse Effect, then the Administrative Agent, at its option upon 10 days' written notice to the Parent Borrower, may effect such insurance from year to year at rates substantially similar to the rate at which the Parent Borrower or any Subsidiary had insured such property, and pay the premium or premiums therefore, and the Borrowers shall pay to the Administrative Agent on demand such premium or premiums so paid by the Administrative Agent with interest from the time of payment at a rate per annum equal to 2.00%.

          (iv) If such property, or any part thereof, shall be destroyed or damaged and the reasonably estimated cost thereof would exceed $2,000,000, the Parent Borrower shall give prompt notice thereof to the Administrative Agent. All insurance proceeds paid or payable in connection with any damage or casualty to any property shall be applied in the manner specified in subsection 6.5(a).

          6.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, complete and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Administrative Agent to visit and inspect any of its properties and examine and, to the extent reasonable, make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of such entity and its Subsidiaries with officers and employees of such entity and its Subsidiaries and with its independent certified public accountants, in each case at any reasonable time, upon reasonable notice, and as often as may reasonably be desired by the Administrative Agent.

          6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

          (a) as soon as possible after a Responsible Officer of any Credit Agreement Party knows or reasonably should know thereof, the occurrence of any Default or Event of Default;

          (b) as soon as possible after a Responsible Officer of any Credit Agreement Party knows or reasonably should know thereof, any (i) default or event of default under any Contractual Obligation of any Credit Agreement Party or any of its Subsidiaries, other than as previously disclosed in writing to the Lenders, or (ii) litigation, investigation or proceeding which may exist at any time between any Credit Agreement Party or any of its Subsidiaries and any Governmental Authority, which in either case, could reasonably be expected to have a Material Adverse Effect;

          (c) as soon as possible after a Responsible Officer of any Credit Agreement Party knows or reasonably should know thereof, the occurrence of any default or event of default under any of the ABL Loan Documents or the Senior Note Documents;

          (d) as soon as possible after a Responsible Officer of any Credit Agreement Party knows or reasonably should know thereof, any litigation or proceeding affecting the Parent Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;

          (e) the following events, as soon as possible and in any event within 30 days after a Responsible Officer of any Credit Agreement Party or any of its Subsidiaries knows or reasonably should know thereof: (i) the occurrence or expected occurrence of any Reportable


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

Event (or similar event) with respect to any Single Employer Plan (or Foreign
Plan), a failure to make any required contribution to a Single Employer Plan, Multiemployer Plan or Foreign Plan, the creation of any Lien on the property of Holdings, its Subsidiaries or any Commonly Controlled Entity in favor of the PBGC, a Plan or a Foreign Plan or any withdrawal from, or the full or partial termination, Reorganization or Insolvency of, any Multiemployer Plan or Foreign Plan; (ii) the institution of proceedings or the taking of any other formal action by the PBGC, Holdings or any of its Subsidiaries or any Commonly Controlled Entity or any Multiemployer Plan which could reasonably be expected to result in the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan, Multiemployer Plan or Foreign Plan; provided, however, that no such notice will be required under clause (i) or (ii) above unless the event giving rise to such notice, when aggregated with all other such events under clause (i) or (ii) above, could be reasonably expected to result in a Material Adverse Effect; or (iii) the first occurrence of an Underfunding under a Single Employer Plan or Foreign Plan that exceeds 10% of the value of the assets of such Single Employer Plan or Foreign Plan, in each case, determined as of the most recent annual valuation date of such Single Employer Plan or Foreign Plan on the basis of the actuarial assumptions used to determine the funding requirements of such Single Employer Plan or Foreign Plan as of such date;

          (f) as soon as possible after a Responsible Officer of any Credit Agreement Party knows or reasonably should know thereof, (i) any release or discharge by the Parent Borrower or any of its Subsidiaries of any Materials of Environmental Concern required to be reported under applicable Environmental Laws to any Governmental Authority, unless the Parent Borrower reasonably determines that the total Environmental Costs arising out of such release or discharge could not reasonably be expected to have a Material Adverse Effect;
(ii) any condition, circumstance, occurrence or event not previously disclosed in writing to the Administrative Agent that would reasonably be expected to result in liability or expense under applicable Environmental Laws, unless the Parent Borrower reasonably determines that the total Environmental Costs arising out of such condition, circumstance, occurrence or event could not reasonably be expected to have a Material Adverse Effect or could not reasonably be expected to result in the imposition of any Lien or other material restriction on the title, ownership or transferability of any facilities and properties owned, leased or operated by the Parent Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect; and (iii) any proposed action to be taken by the Parent Borrower or any of its Subsidiaries that could reasonably be expected to subject the Parent Borrower or any of its Subsidiaries to any material additional or different requirements or liabilities under Environmental Laws, unless the Parent Borrower reasonably determines that the total Environmental Costs arising out of such proposed action could not reasonably be expected to have a Material Adverse Effect;

          (g) any loss, damage, or destruction to the Collateral in the amount of $50,000,000 or more, whether or not covered by insurance; and

          (h) any and all default notices received under or with respect to any leased location or public warehouse where Collateral, either individually or in the aggregate, in excess of $50,000,000 is located.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Parent Borrower (and, if applicable, the relevant Commonly Controlled Entity or

Subsidiary) setting forth details of the occurrence referred to therein and stating what action the Parent Borrower (or, if applicable, the relevant Commonly Controlled Entity or Subsidiary) proposes to take with respect thereto.

          6.8 Environmental Laws. (a) (i) Comply substantially with, and require substantial compliance by all tenants, subtenants, contractors, and invitees with, all applicable Environmental Laws; (ii) obtain, comply substantially with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (iii) require that all tenants, subtenants, contractors, and invitees obtain, comply substantially with and maintain any and all Environmental Permits necessary for their operations as conducted and as planned, with respect to any property leased or subleased from, or operated by the Parent Borrower or its Subsidiaries. For purposes of this subsection 6.8(a), noncompliance shall not constitute a breach of this covenant, provided that, upon learning of any actual or suspected noncompliance, the Parent Borrower and any such affected Subsidiary shall promptly undertake and diligently pursue reasonable efforts, if any, to achieve compliance, and provided, further, that in any case such noncompliance could not reasonably be expected to have a Material Adverse Effect.

          (b) Promptly comply, in all material respects, with all orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders or directives (i) as to which the failure to comply could not reasonably be expected to result in a Material Adverse Effect or (ii) as to which: (x) appropriate reserves have been established in accordance with GAAP;
(y) an appeal or other appropriate contest is or has been timely and properly taken and is being diligently pursued in good faith; and (z) if the effectiveness of such order or directive has not been stayed, the failure to comply with such order or directive during the pendency of such appeal or contest could not reasonably be expected to give rise to a Material Adverse Effect.

          (c) Maintain, update as appropriate, and implement in all material respects an ongoing program reasonably designed to ensure that all the properties and operations of the Parent Borrower and its Subsidiaries are periodically reasonably reviewed by competent personnel to identify and promote compliance with and to reasonably and prudently manage any material Environmental Costs that would reasonably be expected to affect the Parent Borrower or any of its Subsidiaries, including compliance and liabilities relating to: discharges to air and water; acquisition, transportation, storage and use of Materials of Environmental Concern; waste disposal; species protection; and recordkeeping required under Environmental Laws. For the purposes of this subsection 6.8(c), the failure to maintain an environmental program shall not constitute an Event of Default (i) unless it could reasonably be expected to result in a Material Adverse Effect or (ii) if within 90 days of receipt of a reasonable request from the Administrative Agent, Holdings and its Subsidiaries have taken reasonable and diligent steps to implement and maintain such a program in compliance with this subsection.

          6.9 New Subsidiaries; Additional Security; Further Assurances. (a) With respect to any owned real property or fixtures thereon, in each case with a purchase price or a fair market value at the time of acquisition of at least $2,000,000 (for this purpose treating any Sale and Leaseback Property that is owned by any Loan Party on the first anniversary of the Closing Date as a property acquired after the Closing Date and calculating the value thereof as of such first anniversary), in which any Loan Party acquires ownership rights at any time after the Closing Date, promptly following any request by the Collateral Agent grant to the Collateral Agent for the benefit of the applicable Lenders, a Lien of record on all such owned real property and fixtures, upon terms reasonably satisfactory in form and substance to the Collateral Agent and in accordance with any applicable requirements of any Governmental Authority (including any required appraisals of such property under FIRREA); provided that
(i) nothing in this subsection 6.9 shall defer or impair the attachment or perfection of any security interest in any Collateral covered by any of the Security Documents which would attach or be perfected pursuant to the terms thereof without action by Holdings, any of its Subsidiaries or any other Person and (ii) no such Lien shall be required to be granted as contemplated by this subsection 6.9 on any owned real property or fixtures the acquisition of which is financed, or is to be financed within any time period permitted by subsection 7.1(f) or (g), in whole or in part through the incurrence of Indebtedness permitted by subsection 7.1(f) or (g), until such Indebtedness is repaid in full (and not refinanced as permitted by subsection 7.1(f) or (g)) or, as the case may be, the Parent Borrower determines not to proceed with such financing or refinancing. In connection with any such grant to the Collateral Agent, for the benefit of the Lenders, of a Lien of record on any such real property in accordance with this subsection, the Parent Borrower or such Subsidiary shall deliver or cause to be delivered to the Collateral Agent any surveys, title insurance policies, environmental reports and other documents in connection with such grant of such Lien obtained by it in connection with the acquisition of such ownership rights in such real property or as the Collateral Agent shall reasonably request (in light of the value of such real property and the cost and availability of such surveys, title insurance policies, environmental reports and other documents and whether the delivery of such surveys, title insurance policies, environmental reports and other documents would be customary in connection with such grant of such Lien in similar circumstances).

          (b) With respect to any Domestic Subsidiary (other than an Immaterial Subsidiary or a Subsidiary of a Foreign Subsidiary) created or acquired (including by reason of any Immaterial Subsidiary or Foreign Subsidiary Holdco ceasing to constitute the same) subsequent to the Closing Date by Holdings or any of its Domestic Subsidiaries (other than any Subsidiary of a Foreign Subsidiary), promptly notify the Administrative Agent of such occurrence and promptly deliver to the collateral agent under the ABL Credit Agreement, on behalf of the Collateral Agent in accordance with the terms of the Intercreditor Agreement, the certificates (if any) representing such Capital Stock, together with undated stock powers, executed and delivered in blank by a duly authorized officer of the parent corporation (or other applicable entity) of such new Domestic Subsidiary, (ii) cause such new Domestic Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take all actions reasonably deemed by the Collateral Agent to be necessary or advisable to cause the Lien created by the Guarantee and Collateral Agreement in such new Domestic Subsidiary's Collateral to be duly perfected in accordance with all applicable Requirements of Law (to the extent provided in the Guarantee and Collateral Agreement), including the filing of financing statements in such jurisdictions as may be reasonably requested by the Collateral Agent and (iii) to the extent requested by the Administrative Agent or, so long as such Domestic Subsidiary is a Wholly-Owned Subsidiary, the Parent Borrower, cause such Domestic Subsidiary to execute and deliver to the Administrative Agent a Borrower Joinder Agreement (and thereby become a Borrower hereunder).

          (c) With respect to any Foreign Subsidiary created or acquired subsequent to the Closing Date by the Parent Borrower or any of its Domestic Subsidiaries (other than an Immaterial Subsidiary or any Subsidiary of a Foreign Subsidiary), the Capital Stock of which is owned directly by the Parent Borrower or a Domestic Subsidiary (other than a Subsidiary of a Foreign Subsidiary), promptly notify the Administrative Agent of such occurrence and promptly (i) execute and deliver to the Collateral Agent a new pledge agreement or such amendments to the Guarantee and Collateral Agreement as the Collateral Agent shall reasonably deem necessary or reasonably advisable to grant to the Collateral Agent, for the benefit of the Lenders, a perfected second priority security interest (as and to the extent provided in the Guarantee and Collateral Agreement) in the Capital Stock of such new Foreign Subsidiary that is owned by the Parent Borrower or any of its Domestic Subsidiaries (other than any Subsidiary of a Foreign Subsidiary) (provided that in no event shall more than 65% of the Capital Stock (including for these purposes any Investment deemed to be Capital Stock for U.S. tax purposes) of any such new Foreign Subsidiary be required to be so pledged and, provided, further, that no such pledge or security shall be required with respect to any non-wholly owned Foreign Subsidiary to the extent that the grant of such pledge or security interest would violate the terms of any agreements under which the investment by the Parent Borrower or any of its Subsidiaries was made therein) and (ii) to the extent reasonably deemed advisable by the Collateral Agent, deliver to the collateral agent under the ABL Credit Agreement, on behalf of the Collateral Agent in accordance with the term of the Intercreditor Agreement, the certificates, if any, representing such Capital Stock, together with undated stock powers, executed and delivered in blank by a duly authorized officer of the relevant parent corporation (or other applicable entity) of such new Foreign Subsidiary and take such other action as may be reasonably deemed by the Collateral Agent to be necessary or desirable to perfect the Collateral Agent's security interest therein.

          (d) At its own expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation, perfection and priority and the continuation of the validity, perfection and priority of the foregoing Liens or any other Liens created pursuant to the Security Documents.

          (e) Notwithstanding anything to contrary in this Agreement, nothing in this subsection 6.9 shall require that any Loan Party grant a Lien with respect to any owned real property or fixtures in which such Subsidiary acquires ownership rights to the extent that the Administrative Agent, in its reasonable judgment, determines that the granting of such a Lien is impracticable.

          Section 7. Negative Covenants. Each of Parent Borrower and its Subsidiaries hereby agrees (and with respect to subsection 7.15(c) Holdings hereby agrees) that, from and after the Closing Date and so long as any Term Loan Commitments remain in effect, and thereafter until payment in full of the Term Loans and any other amount then due and owing to any Lender or any Agent hereunder and under any Note, such the Parent Borrower and each such Subsidiary (and with respect to subsection 7.15(c), Holdings) shall not and shall not permit any of its Subsidiaries to, directly or indirectly:


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

          7.1 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (including any Indebtedness of any of its Subsidiaries), except:

          (a) Indebtedness of the Parent Borrower and its Subsidiaries incurred pursuant to this Agreement and the other Loan Documents;

          (b) Indebtedness evidenced by the Senior Notes; provided that the aggregate principal amount of Indebtedness evidenced by Senior Notes at any time outstanding pursuant to this clause (b) shall not exceed $620,000,000 less any repayments of principal of Indebtedness theretofore outstanding pursuant to this clause (b);

          (c) Assumed Indebtedness;

          (d) Indebtedness incurred pursuant to the ABL Loan Documents; provided that the aggregate principal amount of Indebtedness at any time outstanding pursuant to this clause (d) shall not exceed $1,900,000,000;

          (e) Indebtedness of (i) any Borrower (other than Canadian Finco) owing to any other Borrower or Holdings, (ii) any Borrower (other than Canadian Finco) owing to any Subsidiary, (iii) any Subsidiary Guarantor owing to Holdings or any Borrower (other than Canadian Finco) or any other Subsidiary Guarantor, (iv) any Non-Guarantor Subsidiary owing to any Borrower (other than Canadian Finco) or any Subsidiary Guarantor if permitted pursuant to subsection 7.7 and (v) any Non-Guarantor Subsidiary owing to any other Non-Guarantor Subsidiary, so long as any such Indebtedness of any Loan Party owing to any Subsidiary that is not a Loan Party shall be subject to subordination provisions substantially in the form of Exhibit G;

          (f) Indebtedness of the Parent Borrower and any of its Subsidiaries incurred to finance or refinance the acquisition, leasing, construction or improvement of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) otherwise permitted pursuant to this Agreement, and any other Financing Leases, in an aggregate principal amount not, when added to the aggregate principal amount of outstanding Assumed Indebtedness of the type described in this paragraph (f), exceeding $200,000,000 at any one time outstanding, provided that such amount shall be increased by an amount equal to $30,000,000 on (x) each anniversary of the Closing Date, so long as no Default or Event of Default shall have occurred and be continuing on any date on which such amount is to be increased or (y) such later date on which such Default or Event of Default shall have been cured;

          (g) (x) unsecured Indebtedness of the Parent Borrower and any of its Subsidiaries incurred to finance or refinance the purchase price of, or (y) Indebtedness of the Parent Borrower and any of its Subsidiaries assumed in connection with, any acquisition permitted by subsection 7.8; provided that (i) in the case of clause (x), such Indebtedness is incurred prior to, substantially simultaneously with or within six months after such acquisition or in connection with a refinancing thereof, (ii) if such Indebtedness is owed to a Person other than the Person from whom such acquisition is made or any Affiliate thereof, such Indebtedness shall have terms and conditions reasonably satisfactory to the Administrative Agent and shall not exceed 70% of the purchase price of such acquisition (including any Indebtedness assumed in connection with such acquisition) (or such greater percentage as shall be reasonably satisfactory to the Administrative Agent or, if any such purchase price shall be greater than $100,000,000, such greater percentage as shall be reasonably satisfactory to the Required Lenders), (iii) if such Indebtedness is being assumed under this paragraph (g), such Indebtedness shall not have been incurred by any party in contemplation of the acquisition permitted by subsection 7.8 and (iv) immediately after giving effect to such acquisition no Default or Event of Default shall have occurred and be continuing;

          (h) to the extent that any Indebtedness may be incurred or arise thereunder, Indebtedness of the Parent Borrower and its Subsidiaries under Interest Rate Protection Agreements (other than those entered into for speculative purposes) and under Permitted Hedging Arrangements;

          (i) to the extent that any Guarantee Obligation or other obligation permitted under subsection 7.3 constitutes Indebtedness, such Indebtedness;

          (j) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business;

          (k) Indebtedness of the Parent Borrower or any of its Subsidiaries in respect of Sale and Leaseback Transactions permitted under subsection 7.10;

          (l) Indebtedness of the Parent Borrower or any of its Subsidiaries incurred to finance insurance premiums in the ordinary course of business;

          (m) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

          (n) Indebtedness in respect of Financing Leases which have been funded solely by Investments of the Parent Borrower and its Subsidiaries permitted by subsection 7.7(l);

          (o) Indebtedness which represents an extension, refinancing, refunding, replacement or renewal of any of the Indebtedness described in paragraphs (b), (c), (d) and (g) of this subsection 7.1 hereof; provided that
(i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, refunded, replaced or renewed, except by an amount equal to unpaid accrued interest and premium (including applicable prepayment penalties) thereon plus fees and expenses reasonably incurred in connection therewith, (ii) any Liens securing such Indebtedness are limited to all or part of the same property (including, if required by the documentation evidencing such Indebtedness being extended, refinanced, refunded, replaced or renewed, after-acquired property of the same type) that secured the Indebtedness being refinanced; provided that the total value of the collateral securing such Indebtedness incurred under this subsection 7.1(o) immediately following such incurrence shall not be materially greater than the value of the collateral securing the Indebtedness being extended, refinanced, refunded, replaced or renewed immediately prior to such extension, refinancing, refunding, replacement or renewal, (iii) no Loan Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto, (iv) such extension, refinancing, refunding, replacement or renewal does not result in a shortening of the Weighted Average Life to Maturity of the Indebtedness so extended, refinanced, refunded, replaced or renewed and (v) if the Indebtedness that is extended, refinanced, refunded, replaced or renewed was subordinated in right of payment to the obligations of any Loan Party hereunder and under the other Loan Documents, then the terms and conditions of the extension, refinancing, refunding, replacement or renewal Indebtedness must include subordination terms and conditions that are at least as favorable to the Lenders as those that were applicable to the extended, refinanced, refunded, replaced or renewed Indebtedness;

          (p) cash management obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case arising under standard business terms of any bank at which the Parent Borrower or Subsidiary maintains an overdraft, cash pooling or other similar facility or arrangement;

          (q) Indebtedness of Foreign Subsidiaries of the Parent Borrower not exceeding in aggregate principal amount at any time outstanding an amount equal to $50,000,000; and

          (r) Indebtedness not otherwise permitted by the preceding paragraphs of this subsection 7.1 not exceeding $275,000,000 in aggregate principal amount at any one time outstanding.

For purposes of determining compliance with this subsection 7.1, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Closing Date, on the Closing Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Closing Date, on the date that such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

          7.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the following (Liens described below are herein referred to as "Permitted Liens"; provided, however, that no reference to a Permitted Lien herein, including any statement or provision as to the acceptability of any Permitted Lien, shall in any way constitute or be construed so as to postpone or subordinate any Liens or other rights of the Agents, the Lenders or any of them hereunder or arising under any other Loan Document in favor of such Permitted Lien):

          (a) Liens for taxes, assessments and similar charges not yet delinquent or the nonpayment of which in the aggregate could not reasonably be expected to have a Material Adverse Effect, or which are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves with respect thereto are maintained on the books of the Parent Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and relating to obligations which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted;

          (c) Liens of landlords or of mortgagees of landlords arising by operation of law or pursuant to the terms of real property leases, provided that the rental payments secured thereby are not yet due and payable;

          (d) pledges, deposits or other Liens in connection with workers' compensation, unemployment insurance, other social security benefits or other insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

          (e) Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority, if appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order, are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (f) Liens to secure the performance of bids, trade contracts (other than for borrowed money), obligations for utilities, leases, statutory obligations, surety and appeal bonds, performance bonds, judgment and like bonds, replevin and similar bonds and other obligations of a like nature incurred in the ordinary course of business;

          (g) zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title, which do not materially interfere with the ordinary conduct of the business of the Parent Borrower and its Subsidiaries taken as a whole;

          (h) Liens securing or consisting of (i) Indebtedness of the Parent Borrower and its Subsidiaries permitted by subsection 7.1(f) incurred to finance or refinance the acquisition, leasing, construction or improvement of fixed or capital assets or (ii) Indebtedness of the Parent Borrower and its Subsidiaries permitted by subsection 7.1(g) assumed in connection with any acquisition permitted by subsection 7.8, provided that (i) such Liens shall not be created in contemplation of the acquisition permitted by subsection 7.8 and shall be created no later than the later of the date of such acquisition or the date of the assumption of such Indebtedness, and (ii) such Liens do not at any time encumber any property other than the property financed or refinanced by such Indebtedness and, in the case of Indebtedness assumed in connection with any such acquisition, the total value of the collateral constituting such Liens immediately following such acquisition shall not be materially greater than the value of the collateral constituting such Liens immediately prior to such acquisition;

          (i) Liens existing on assets or properties at the time of the acquisition thereof by the Parent Borrower or any of its Subsidiaries which do not materially interfere with the use, occupancy, operation and maintenance of structures existing on the property subject thereto or extend to or cover any assets or properties of the Parent Borrower or such Subsidiary other than the assets or property being acquired;

          (j) Liens in existence on the Closing Date and listed on Schedule 7.2(j) and other Liens securing Assumed Indebtedness;

          (k) Liens securing Guarantee Obligations permitted under subsection 7.3(e);

          (l) Liens created pursuant to the Security Documents;

          (m) any encumbrance or restriction (including put and call agreements) with respect to the Capital Stock of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement, provided that no such encumbrance or restriction affects in any way the ability of the Parent Borrower or any of its Subsidiaries to comply with subsection 6.9(b) or (c);

          (n) Liens on property subject to Sale and Leaseback Transactions permitted under subsection 7.10 and general intangibles related thereto;

          (o) Liens on Intellectual Property; provided that such Liens result from the granting of licenses in the ordinary course of business to or from any Person to use such Intellectual Property;

          (p) Liens on property (i) of any Subsidiary that is not a Loan Party and (ii) that does not constitute Collateral, which Liens secure Indebtedness of the applicable Subsidiary permitted under subsection 7.1, Guarantee Obligations of the applicable Subsidiary permitted under subsection 7.1 or other liabilities or obligations of the applicable Subsidiary not prohibited by this Agreement;

          (q) Liens securing or consisting of Indebtedness of the Parent Borrower and its Subsidiaries permitted by subsection 7.1(d) and any refinancings, extensions and replacements thereof otherwise permitted under this Agreement;

          (r) Liens on property of any Foreign Subsidiary of the Parent Borrower securing Indebtedness of such Subsidiary permitted by subsection 7.2(q);

          (s) Liens (i) that are contractual rights of set-off, (ii) relating to purchase orders and other agreements entered into with customers or suppliers of the Parent Borrower or any Subsidiary in the ordinary course of business or
(iii) in favor of financial institutions encumbering deposits or other amounts (including the right of set-off) which are within the general parameters customary in the banking industry;

          (t) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods; and

          (u) Liens not otherwise permitted hereunder, all of which Liens permitted pursuant to this subsection 7.2(u) secure obligations not exceeding $60,000,000 in aggregate amount at any time outstanding.

          7.3 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

          (a) Guarantee Obligations in existence on the Closing Date and listed in Schedule 7.3(a), and any refinancings, refundings, extensions or renewals thereof, provided that the amount of such Guarantee Obligation shall not be increased at the time of such refinancing, refunding, extension or renewal except to the extent that the amount of Indebtedness in respect of such Guarantee Obligations is permitted to be increased by subsection 7.1(o);

          (b) Guarantee Obligations for performance, bid, appeal, judgment, replevin and similar bonds and suretyship arrangements, all in the ordinary course of business;

          (c) Guarantee Obligations in respect of indemnification and contribution agreements expressly permitted by subsection 7.9(d) or similar agreements by the Parent Borrower;

          (d) reimbursement obligations in respect of any banker's acceptance or letters of credit permitted under subsection 7.1;

          (e) Guarantee Obligations in respect of third-party loans and advances to officers or employees of Holdings or any of its Subsidiaries (i) for travel and entertainment expenses incurred in the ordinary course of business, (ii) for relocation expenses incurred in the ordinary course of business, or (iii) for other purposes in an aggregate amount so long as all Guarantee Obligations incurred under this paragraph (e), together with the aggregate amount of all Investments permitted under subsection 7.7(e) (other than clause (iv) thereof), does not exceed $7,500,000 outstanding at any time;

          (f) obligations to insurers required in connection with worker's compensation and other insurance coverage incurred in the ordinary course of business;

          (g) obligations of the Parent Borrower and its Subsidiaries under any Interest Rate Protection Agreements (other than those entered into for speculative purposes) or under Permitted Hedging Arrangements;

          (h) Guarantee Obligations incurred in connection with acquisitions permitted under subsection 7.8, provided that if any such Guarantee Obligation inures to the benefit of any Person other than the Person from whom such acquisition is made or any Affiliate thereof, such Guarantee Obligation shall not exceed, with respect to any such acquisition, 70% of the purchase price of such acquisition (including any Indebtedness assumed in connection with any such acquisition) (or such greater percentage as shall be reasonably satisfactory to the Administrative

Agent or, if any such purchase price shall be greater than $100,000,000, such greater percentage shall be reasonably satisfactory to the Required Lenders);

          (i) guarantees made by the Parent Borrower or any of its Subsidiaries of obligations of the Parent Borrower or any of its Subsidiaries (other than any Indebtedness outstanding pursuant to subsections 7.1(b), (c), (d), (j), (k) and
(q)) which obligations are otherwise permitted under this Agreement;

          (j) Guarantee Obligations in connection with sales or other dispositions permitted under subsection 7.6, including indemnification obligations with respect to leases, and guarantees of collectability in respect of accounts receivable or notes receivable for up to face value;

          (k) Guarantee Obligations incurred pursuant to the Guarantee and Collateral Agreement or any Canadian Security Document or otherwise in respect of Indebtedness permitted by subsection 7.1(a);

          (l) Guarantee Obligations in respect of Indebtedness permitted pursuant to subsections 7.1(b), (c) and (d), provided that (x) Guarantee Obligations in respect of Indebtedness permitted pursuant to subsections 7.1(b) and 7.1(d) shall be permitted only so long as such Guarantee Obligations are incurred only by Guarantors or Borrowers and (y) Guarantee Obligations in respect of Assumed Indebtedness permitted pursuant to subsection 7.1(c) shall be permitted to the extent no additional guarantors of such Indebtedness are added following the Closing Date;

          (m) accommodation guarantees for the benefit of trade creditors of the Parent Borrower or any of its Subsidiaries in the ordinary course of business;

          (n) Guarantee Obligations in respect of Indebtedness or other obligations of a Person in connection with a joint venture or similar arrangement in respect of which no other co-investor or other Person has a greater legal or beneficial ownership interest than the Parent Borrower or any of its Subsidiaries, and as to all of such Persons does not at any time exceed $25,000,000 in aggregate principal amount; and

          (o) Guarantee Obligations of the Parent Borrower and its Subsidiaries in respect of Indebtedness of Foreign Subsidiaries incurred pursuant to subsection 7.1(q); provided that the aggregate amount of such Guarantee Obligations outstanding pursuant to this clause (o), when aggregated with (i) all dividends made pursuant to subsection 7.6(j), (ii) all Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) outstanding pursuant to subsection 7.7(m) and (n), (iii) all cash consideration paid in respect of acquisitions pursuant to subsection 7.8(b)(iii) and (iv) all optional prepayments made pursuant to subsection 7.12(f) do not at any time exceed $150,000,000.

          7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

          (a) any Subsidiary of the Parent Borrower may be merged, consolidated or amalgamated with or into the Parent Borrower (provided that the Parent Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly Owned Subsidiaries of the Parent Borrower (provided that the Wholly Owned Subsidiary or Subsidiaries of the Parent Borrower shall be the continuing or surviving entity); provided that if such merger or consolidation constitutes a transfer of all or substantially all of the assets of any Loan Party the continuing or surviving entity shall be a Loan Party;

          (b) any Subsidiary of the Parent Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Parent Borrower or any Wholly Owned Subsidiary of the Parent Borrower (and, in the case of a non-Wholly Owned Subsidiary, may be liquidated to the extent the Parent Borrower or any Wholly Owned Subsidiary which is a direct parent of such non-Wholly Owned Subsidiary receives a pro rata distribution of the assets thereof); provided that if the Subsidiary that disposes of any or all of its assets is a Loan Party, the transferee of such assets shall be a Loan Party; and

          (c) as expressly permitted by subsection 7.5.

          7.5 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer, license, abandon or otherwise dispose of any of its property, business or assets (including receivables and leasehold interests) (other than leases or rentals of revenue earning equipment in the ordinary course of business), whether now owned or hereafter acquired, or, in the case of any Subsidiary of Holdings, issue or sell any shares of such Subsidiary's Capital Stock, to any Person other than, subject to any applicable limitations set forth in subsection 7.4, Holdings or any Wholly Owned Subsidiary of Holdings, except:

          (a) the sale or other Disposition of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business;

          (b) the sale or other Disposition of any Inventory or Equipment in the ordinary course of business;

          (c) the sale or discount without recourse of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable into or for notes receivable, in each case in connection with the compromise or collection thereof; provided that, in the case of any Foreign Subsidiary of the Parent Borrower, any such sale or discount may be with recourse if such sale or discount is consistent with customary practice in such Foreign Subsidiary's country of business;

          (d) as permitted by subsection 7.4(b) and pursuant to Sale and Leaseback Transactions permitted by subsection 7.10;

          (e) subject to any applicable limitations set forth in subsection 7.4, Dispositions of any assets or property among (i) the Borrowers and the Subsidiary Guarantors and (ii) the Non-Guarantor Subsidiaries;

          (f) (i) the abandonment or other Disposition of patents, trademarks or other Intellectual Property that are, in the reasonable judgment of the Parent Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Parent Borrower and its Subsidiaries taken as a whole and (ii) licensing of Intellectual Property in the ordinary course of business;

          (g) any Disposition by the Parent Borrower or any of its Subsidiaries, provided that (i) the Net Cash Proceeds of each such Disposition do not exceed $15,000,000 and (ii) the aggregate Net Cash Proceeds of all Dispositions in any Fiscal Year made pursuant to this paragraph (g) do not exceed $25,000,000;

          (h) any other Asset Sales by the Parent Borrower or any of its Subsidiaries the Net Cash Proceeds of which other Asset Sales do not exceed $110,000,000 in the aggregate after the Closing Date, provided that in the case of any such Asset Sale, an amount equal to 100% of the Net Cash Proceeds of such Dispositions less the Reinvested Amount is applied in accordance with subsection 3.4(b);

          (i) any involuntary Disposition due to casualty or condemnation; and

          (j) any Disposition set forth on Schedule 7.5(j).

          7.6 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Parent Borrower or options, warrants or other rights to purchase common stock of the Parent Borrower on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Parent Borrower or any of its Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution (other than distributions payable solely in common stock of the Parent Borrower or options, warrants or other rights to purchase common stock of the Parent Borrower) in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Parent Borrower or any of its Subsidiaries, except that:

          (a) any Subsidiary of the Parent Borrower may pay dividends or return capital or make distributions and other similar payments with regard to its Capital Stock to the Parent Borrower or to a Wholly Owned Subsidiary of the Parent Borrower which owns equity therein;

          (b) any non-Wholly Owned Subsidiary of the Parent Borrower may pay dividends or return capital or make distributions and other similar payments to its shareholders generally so long as the Parent Borrower or its respective Subsidiary which owns the Capital Stock in the Subsidiary paying such dividends or returning such capital or making such distributions and other similar payments receives at least its proportionate share thereof (based upon its relative holding of the Capital Stock in the Subsidiary paying such dividends or returning such capital or making such distributions and other similar payments and taking into account the relative preferences, if any, of the various classes of Capital Stock of such Subsidiary);

          (c) the Parent Borrower and any of its Subsidiaries may pay cash dividends in an amount sufficient to allow any Parent Entity to pay expenses (other than taxes) incurred in the ordinary course of business, provided that, if any Parent Entity shall own any material assets other than the Capital Stock of Holdings or another Parent Entity or other assets relating to the ownership interest of such Parent Entity in another Parent Entity, the Parent Borrower or Subsidiaries of the Parent Borrower, such cash dividends with respect to such Parent Entity shall be limited to the reasonable and proportional share, as determined by the Parent Borrower in its reasonable discretion, of such expenses incurred by such Parent Entity relating or allocable to its ownership interest in the Parent Borrower or another Parent Entity and such other related assets;

          (d) the Parent Borrower and any of its Subsidiaries may pay cash dividends in an amount sufficient to cover reasonable and necessary expenses (including professional fees and expenses) (other than taxes) incurred by any Parent Entity in connection with (i) registration, public offerings and exchange listing of equity or debt securities and maintenance of the same, (ii) compliance with reporting obligations under, or in connection with compliance with, federal or state laws or under this Agreement or any of the other Loan Documents and (iii) indemnification and reimbursement of directors, officers and employees in respect of liabilities relating to their serving in any such capacity, or obligations in respect of director and officer insurance (including premiums therefor), provided that, in the case of sub-clause (i) above, if any Parent Entity shall own any material assets other than the Capital Stock of Holdings or another Parent Entity or other assets relating to the ownership interest of such Parent Entity in another Parent Entity, Holdings or its Subsidiaries, with respect to such Parent Entity such cash dividends shall be limited to the reasonable and proportional share, as determined by the Parent Borrower in its reasonable discretion, of such expenses incurred by such Parent Entity relating or allocable to its ownership interest in another Parent Entity, Holdings and such other assets;

          (e) the Parent Borrower and any of its Subsidiaries may pay, without duplication, cash dividends (i) pursuant to the Tax Sharing Agreement, and (ii) to pay or permit any Parent Entity to pay any Related Taxes;

          (f) the Parent Borrower and any of its Subsidiaries may pay cash dividends in an amount sufficient to allow any Parent Entity to repurchase shares of its Capital Stock or rights, options or units in respect thereof from any Management Investors or former Management Investors (or any of their respective heirs, successors, assigns, legal representatives or estates), or as otherwise contemplated by any Management Subscription Agreements, for an aggregate purchase price not to exceed $15,000,000; provided that such amount shall be increased by (i) an amount equal to $3,000,000 on each anniversary of the Closing Date, commencing on the first anniversary of the Closing Date, and
(ii) an amount equal to the proceeds to the Parent Borrower (whether received by it directly or from a Parent Entity or applied to pay Parent Entity Expenses) of any resales or new issuances of shares and options to any Management Investors, at any time after the initial issuances to any Management Investors, together with the aggregate amount of deferred compensation owed by the Parent Borrower or any of its Subsidiaries to any Management Investor that shall thereafter have been cancelled, waived or exchanged at any time after the initial issuances to any thereof in connection with the grant to such Management Investor of the right to receive or acquire shares of the Holdings' or any Parent Entity's Capital Stock;

          (g) the Parent Borrower and any of its Subsidiaries may pay cash dividends in an amount sufficient to allow any Parent Entity to pay all fees and expenses incurred in connection with the Transaction and the other transactions expressly contemplated by this Agreement and the other Loan Documents, and to allow Holdings to perform its obligations under or in connection with the Loan Documents to which it is a party;

          (h) the Parent Borrower and any of its Subsidiaries may pay a cash dividend to Holdings (and Holdings may use the cash proceeds thereof to pay a cash dividend directly or indirectly to any Parent Entity), in each case on the Closing Date to give effect to the Recapitalization;

          (i) the Parent Borrower and any of its Subsidiaries may pay dividends in an amount sufficient to allow any Parent Entity to pay all fees, expenses, purchase price adjustments and other obligations (other than any obligation (other than Related Taxes) related to the Seller Notes) incurred pursuant to the Recapitalization Agreement as in effect on the date hereof or the Indemnification Agreement (as defined in the Recapitalization Agreement) as in effect on the date hereof; and

          (j) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Parent Borrower and any of its Subsidiaries may pay cash dividends; provided that the aggregate amount of such dividends pursuant to this clause (j), when aggregated with (i) all Guarantee Obligations outstanding pursuant to subsection 7.3(o), (ii) all Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) outstanding pursuant to paragraphs 7.7(m) and (n), (iii) all cash consideration paid in respect of acquisitions pursuant to paragraph 7.8(b)(iii) and (iv) all optional prepayments made pursuant to subsection 7.12(f), do not at any time exceed $150,000,000; provided further that the aggregate amount of such dividends paid pursuant to this paragraph (j) shall not exceed (x) $50,000,000 during any fiscal year of the Parent Borrower or (y) $75,000,000 in any two consecutive fiscal years of the Parent Borrower.

          7.7 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment, in cash or by transfer of assets or property, in (each an "Investment"), any Person, except:

          (a) extensions of trade credit in the ordinary course of business;

          (b) Investments in cash and Cash Equivalents;

          (c) Investments existing on the Closing Date and described in Schedule 7.7(c), setting forth the respective amounts of such Investments as of a recent date;

          (d) Investments in notes receivable and other instruments and securities obtained in connection with transactions permitted by subsection 7.5(c);

          (e) loans and advances to officers, directors or employees of Holdings or any of its Subsidiaries (i) in the ordinary course of business for travel and entertainment expenses, (ii) for relocation expenses in the ordinary course of business or (iii) made for other purposes in an aggregate amount so long as all such Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) pursuant to this paragraph (e) (other than clause
(iv) hereof), together with the aggregate amount of all Guarantee Obligations permitted pursuant to subsection 7.3(e), does not exceed $10,000,000 outstanding at any time and (iv) relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity or as otherwise specified in subsection 7.9;

          (f) (i) Investments by any Borrower or any other Subsidiary Guarantor in any Borrower or any Subsidiary Guarantor, (ii) Investments by any Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary, (iii) Investments by Canadian Finco to RSC Canada consisting of intercompany loans made by Canadian Finco in RSC Canada and (iv) Investments in Holdings in amounts and for purposes for which dividends are permitted under subsection 7.7;

          (g) acquisitions expressly permitted by subsection 7.8;

          (h) Investments of the Parent Borrower and its Subsidiaries under Interest Rate Protection Agreements (other than those entered into for speculative purposes) or under Permitted Hedging Arrangements;

          (i) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or otherwise described in subsection 7.2(c), (d) or (f);

          (j) Investments representing non-cash consideration received by the Parent Borrower or any of its Subsidiaries in connection with any Asset Sale, provided that in the case of any Asset Sale permitted under subsection 7.5(g) or
(h), such non-cash consideration constitutes not more than 25% of the aggregate consideration received in connection with such Asset Sale and any such non-cash consideration received by the Parent Borrower or any other Loan Party is pledged to the Collateral Agent, for the benefit of the Lenders, pursuant to the Security Documents;

          (k) Investments in industrial development or revenue bonds or similar obligations secured by assets leased to and operated by the Parent Borrower or any of its Subsidiaries that were issued in connection with the financing of such assets, so long as the Parent Borrower or any such Subsidiary may obtain title to such assets at any time by optionally canceling such bonds or obligations, paying a nominal fee and terminating such financing transaction;

          (l) Investments representing evidences of Indebtedness, securities or other property received from another Person by the Parent Borrower or any of its Subsidiaries in connection with any bankruptcy proceeding or other reorganization of such other Person or as a result of foreclosure, perfection or enforcement of any Lien or exchange for evidences of Indebtedness, securities or other property of such other Person held by the Parent Borrower or any of its Subsidiaries; provided that any such securities or other property received by the Parent Borrower or any other Loan Party is pledged to the Collateral Agent, for the benefit of the Lenders, pursuant to the Security Documents;

          (m) Investments by the Parent Borrower or any of its Subsidiaries in a Person in connection with a joint venture or similar arrangement in respect of which no other co-investor or other Person has a greater legal or beneficial ownership interest than the Parent Borrower or such Subsidiary; provided that
(i) the aggregate amount of such Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) outstanding pursuant to this paragraph (m), when aggregated with (A) all Guarantee Obligations outstanding pursuant to subsection 7.3(o), (B) dividends paid pursuant to subsection 7.6(j), (C) all Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) outstanding pursuant to paragraph (n) of this subsection 7.7, (D) all cash consideration paid in respect of acquisitions pursuant to subsection 7.8(b)(iii) and (E) all optional prepayments made pursuant to subsection 7.12(f), do not at any time exceed $150,000,000, (ii) the aggregate amount of Investments (determined as the amount originally advanced, loans or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) in Persons pursuant to this paragraph (m), when aggregated with all Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) in Persons that are organized outside of the United States and Canada pursuant to paragraph (m) and all acquisitions pursuant to paragraph (b)(iii) of subsection 7.7 in Persons that are organized (or assets that are located) outside of the United States and Canada shall not exceed $45,000,000 and (iii) the Parent Borrower or such Subsidiary complies with the provisions of subsection 6.9(b) and (c) hereof, if applicable, with respect to such ownership interest;

          (n) other Investments; provided that (i) the aggregate amount of such Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) outstanding pursuant to this paragraph (n), when aggregated with (A) all Guarantee Obligations outstanding pursuant to subsection 7.3(o), (B) all dividends paid pursuant to subsection 7.6(j), (C) all Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) pursuant to paragraph (m) of this subsection 7.7, (D) all cash consideration paid in respect of acquisitions pursuant to subsection 7.8(b)(iii) and (E) all optional prepayments made pursuant to subsection 7.12(f), do not at any time exceed $150,000,000 and (ii) the aggregate amount of Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) pursuant to this paragraph (n) in Persons that are organized outside of the United States and Canada, when aggregated with all Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) pursuant to paragraph (m) of this subsection 7.7 and all acquisitions pursuant to paragraph (b)(iii) of subsection 7.8 in Persons that are organized (or assets that are located) outside of the United States and Canada, shall not exceed $45,000,000.

          7.8 Limitations on Certain Acquisitions. Acquire by purchase or otherwise all the business or assets of, or stock or other evidences of beneficial ownership of, any Person, except that the Parent Borrower and its Subsidiaries shall be allowed to make any such acquisitions so long as:

          (a) such acquisition is expressly permitted by subsection 7.4, or

          (b) the aggregate consideration paid by the Parent Borrower and its Subsidiaries for such acquisition (including cash and indebtedness incurred or assumed in connection with such acquisition) consists solely of any combination of:

               (i) Capital Stock of any Parent Entity or Holdings; and/or

               (ii) cash in an amount equal to the Net Cash Proceeds of the sale or issuance of Capital Stock of any Parent Entity or Holdings which amount is contributed to the Parent Borrower within 90 days prior to the date of the relevant acquisition (and is not a Specified Equity Contribution); and/or

               (iii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, cash and other property (excluding cash and other property covered in clauses (i) and (ii) of this subsection 7.8(b)) and Indebtedness (whether incurred or assumed, in an aggregate amount); provided that (i) the aggregate amount of such cash consideration paid pursuant to this clause (b)(iii), when aggregated with ((A) all Guarantee Obligations outstanding pursuant to subsection 7.3(o), (B)) all dividends paid pursuant to subsection 7.6(j), (C) all Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) pursuant to subsections 7.7(m) and (n) and (D) all optional prepayments made pursuant to subsection 7.12(f), does not exceed $150,000,000 in the aggregate and (ii) the aggregate consideration paid in respect of acquisitions of Persons that are organized (or assets that are located) outside of the United States and Canada pursuant to this clause (b)(iii)), when aggregated with all Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) pursuant to paragraphs (m) and
          (n) of subsection 7.7, shall not exceed $45,000,000.

provided, further, that in the case of each such acquisition pursuant to paragraphs (a), and (b) of this subsection 7.8, after giving effect thereto, no Default or Event of Default shall occur as a result of such acquisition.

          7.9 Limitation on Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, and (b) upon terms no less favorable to Holdings or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided that nothing contained in this subsection 7.9 shall be deemed to prohibit:

          (a) Holdings or any of its Subsidiaries from entering into or performing any consulting, management or employment agreements or other compensation arrangements with a director, officer or employee of Holdings or any of its Subsidiaries that provides for annual aggregate base compensation not in excess of $2,000,000 for each such director, officer or employee;

          (b) Holdings or any of its Subsidiaries from entering into or performing an agreement with any Sponsor or any Affiliate of any Sponsor for the rendering of management consulting, monitoring or financial advisory services for compensation not to exceed in the aggregate $6,000,000 per year plus reasonable out-of-pocket expenses;

          (c) the payment of transaction expenses in connection with this Agreement;

          (d) Holdings or any of its Subsidiaries from entering into, making payments pursuant to and otherwise performing an indemnification and contribution agreement in favor of any Permitted Holder and each person who is or becomes a director, officer, agent or employee of Holdings or any of its Subsidiaries, in respect of liabilities (A) arising under the Securities Act, the Exchange Act and any other applicable securities laws or otherwise, in connection with any offering of securities by any Parent Entity (provided that, if such Parent Entity shall own any material assets other than the Capital Stock of Holdings or another Parent Entity or other assets relating to the ownership interest of such Parent Entity in Holdings or another Parent Entity, such liabilities shall be limited to the reasonable and proportional share, as determined by the Parent Borrower in its reasonable discretion, of such liabilities relating or allocable to the ownership interest of such Parent Entity in Holdings or another Parent Entity and such other related assets) or Holdings or any of its Subsidiaries, (B) incurred to third parties for any action or failure to act of Holdings or any of its Subsidiaries, predecessors or successors, (C) arising out of the performance by any Affiliate of any Sponsor of management consulting, monitoring or financial advisory services provided to Holdings or any of its Subsidiaries, (D) arising out of the fact that any indemnitee was or is a director, officer, agent or employee of Holdings or any of its Subsidiaries, or is or was serving at the request of any such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise or (E) to the fullest extent permitted by Delaware or other applicable state law, arising out of any breach or alleged breach by such indemnitee of his or her fiduciary duty as a director or officer of Holdings or any of its Subsidiaries;

          (e) Holdings or any of its Subsidiaries from performing any agreements or commitments with or to any Affiliate existing on the Closing Date and described on Schedule 7.9(e);

          (f) any transaction permitted under subsection 7.3(c), 7.3(e), 7.4, 7.6, 7.7(e) and 7.7(f), and any transaction between Holdings, any Borrower and any of the Subsidiary Guarantors;

          (g) Holdings and its Subsidiaries from paying the Sponsors and/or their respective Affiliates a transaction fee pursuant to the Transaction Agreement, dated as of the date hereof, among the Sponsors, ACNA and RSC, and the out-of-pocket expenses of the Sponsors and/or their respective Affiliates incurred in connection with the Recapitalization Agreement and the transactions contemplated thereby (including the Financing Transactions (as defined in the Recapitalization Agreement), on the Closing Date in accordance with the terms thereof;

          (h) the Transaction, and all transactions relating thereto; and

          (i) Holdings or any of its Subsidiaries from performing its obligations under the Tax Sharing Agreement.

For purposes of this subsection 7.9, any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause (b) of the first sentence hereof if (i) such transaction is approved by a majority of the Disinterested Directors of the board of directors of any Parent Entity, Holdings, the Parent Borrower or such Subsidiary, or (ii) in the event that at the time of any such transaction, there are no Disinterested Directors serving on the board of directors of any Parent Entity, Holdings, the Parent Borrower or such Subsidiary, such transaction shall be approved by a nationally recognized expert with expertise in appraising the terms and conditions of the type of transaction for which approval is required.

          7.10 Limitation on Sale and Leaseback Transactions. Enter into any arrangement with any Person providing for the leasing by the Parent Borrower or any of its Subsidiaries that is a Loan Party of real or personal property which has been or is to be sold or transferred by the Parent Borrower or any such Subsidiary to such Person or to any other Person that has advanced or that shall advance funds to the Parent Borrower or such Subsidiary on the security of such property or rental obligations of the Parent Borrower or such Subsidiary (any of such arrangements, a "Sale and Leaseback Transaction"), unless (a) such sale or transfer occurs within 90 days after the acquisition of such property by the Parent Borrower or any such Subsidiary, (b) such Sale and Leaseback Transaction is in respect of any of the real properties listed on Schedule 7.10(b) (the "Sale and Leaseback Real Properties") or (c) for Sale and Leaseback Transactions not otherwise permitted hereunder, the aggregate amount of all of such Sale and Leaseback not exceeding $5,000,000 at any time.

          7.11 Limitation on Dispositions of Collateral. Convey, sell, transfer, lease, or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so (unless such attempt, offer or contract is conditioned upon obtaining any requisite consent of the Lenders hereunder), except for (a) mergers, amalgamations, consolidations, sales, leases, transfers or other Dispositions expressly permitted under subsection 7.4 and (b) sales or other Dispositions expressly permitted under subsection 7.5, including sales of Equipment in the ordinary course of business; and the Administrative Agent and the Collateral Agent shall, and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to, execute such releases of Liens and take such other actions as the Parent Borrower may reasonably request in connection with the foregoing.

          7.12 Limitation on Optional Payments and Modifications of Debt Instruments and Other Documents. (a) Make any optional payment or prepayment on or optional repurchase or redemption of any of the Senior Notes or any other Indebtedness (other than Indebtedness incurred pursuant to subsections 7.1(a), (c), (d), (e), (m), (p) or (q) (but in the case of subsection 7.1(q), only to the extent such payment, prepayment, repurchase or redemption is not paid with cash of or financing obtained by Holdings or any of its Domestic Subsidiaries including any payments on account of, or for a sinking or other analogous fund for, the repurchase, redemption, defeasance or other acquisition thereof.

          (b) In the event of the occurrence of a Change of Control, repurchase or repay any Indebtedness then outstanding pursuant to any of the Senior Notes or any portion thereof, unless the Borrowers shall have (i) made payment in full of the Term Loans and any other amounts then due and owing to any Lender or the Administrative Agent hereunder and under any Note or (ii) made an offer to pay the Term Loans and any amounts then due and owing to each Lender and the Administrative Agent hereunder and under any Note.

          (c) Amend, supplement, waive or otherwise modify any of the provisions of any Senior Note Document (including pursuant to an extension, renewal, replacement or refinancing thereof):

          (i) which shortens the fixed maturity or increases the principal amount of, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of the Indebtedness evidenced by the Senior Notes, or increases the amount of, or accelerates the time of payment of, any fees or other amounts payable in connection therewith;

          (ii) which relates to any material affirmative or negative covenants or any events of default or remedies thereunder and the effect of which is to subject Holdings or any of its Subsidiaries to any more onerous or more restrictive provisions; or

          (iii) which otherwise adversely affects the interests of the Lenders as senior secured creditors with respect to the Senior Notes or the interests of the Lenders under this Agreement or any other Loan Document in any material respect.

          (d) Amend, supplement, waive or otherwise modify any of the provisions of any ABL Loan Documents (including pursuant to an extension, renewal, replacement or refinancing thereof), except as permitted by the Intercreditor Agreement.

          (e) (i) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Tax Sharing Agreement in any manner that would increase the amounts payable by Holdings or any of its Subsidiaries thereunder, other than amendments reasonably reflecting changes in law or regulations after the date hereof, or (ii) otherwise amend, supplement or otherwise modify the terms and conditions of the Tax Sharing Agreement except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.

          (f) Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Parent Borrower shall be permitted to make optional payments in respect of the Senior Notes and Indebtedness of Foreign Subsidiaries incurred pursuant to subsection 7.1(q); provided that the aggregate amount of optional payments made pursuant to this paragraph (f), when aggregated with (A) all Guarantee Obligations outstanding pursuant to subsection 7.3(o), (B) all dividends paid pursuant to subsection 7.6(j), (C) all Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) pursuant to subsections 7.7(m) and (n) and (D) all cash consideration paid in respect of acquisitions pursuant to subsection 7.8(b)(iii), do not at any time exceed $150,000,000.

          (g) Notwithstanding the foregoing, the Parent Borrower shall be permitted to redeem outstanding Senior Notes with the proceeds received (directly or indirectly) by the Parent Borrower from equity issuances by any Parent Entity of its Capital Stock in connection with the exercise by the Parent Borrower and RSC of their right to redeem Senior Notes with proceeds of such equity issuances pursuant to the Senior Note Indenture.

          7.13 Limitation on Changes in Fiscal Year. Permit the Fiscal Year of Holdings, the Parent Borrower or RSC to end on a day other than December 31.

          7.14 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement which prohibits or limits the ability of Holdings or any of its Subsidiaries (other than any Foreign Subsidiaries or Subsidiaries thereof) to create, incur, assume or suffer to exist any Lien in favor of the Lenders in respect of obligations and liabilities under this Agreement or any other Loan Documents upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than (a) this Agreement, the other Loan Documents and any related documents, the Senior Note Documents, or the ABL Loan Documents, (b) any industrial revenue or development bonds, purchase money mortgages, acquisition agreements or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed or acquired thereby), or (c) operating leases of real property entered into in the ordinary course of business.

          7.15 Limitation on Lines of Business. (a) Enter into any business, either directly or through any Subsidiary or otherwise, except for those businesses of the same general type as those in which the Parent Borrower and its Subsidiaries are engaged on the Closing Date or which are reasonably related thereto.

          (b) In the case of any Foreign Subsidiary Holdco, (x) own any material assets other than securities or Indebtedness of one or more Foreign Subsidiaries and other assets relating to an ownership interest in any such securities, Indebtedness or Subsidiaries or (y) incur or become liable for any Indebtedness for borrowed money to any Person other than the Parent Borrower or a Subsidiary of the Parent Borrower, any other material Indebtedness to any Person other than the Parent Borrower or a Subsidiary of the Parent Borrower or any Guarantee Obligations of any Indebtedness (other than of any Foreign Subsidiary or any Subsidiary of any Foreign Subsidiary), in each case except pursuant to subsections 7.1(a) and 7.3(k).

          (c) Holdings will not (i) engage at any time in any business or business activity, other than (A) its ownership of all outstanding Capital Stock issued by the Parent Borrower, (B) actions incidental to the consummation of the Transaction, (C) actions required by law to maintain its existence or to engage in the business or business activities described in clause (A) above, (D) the payment of dividends and taxes and (E) activities incidental to its maintenance and continuance and to the foregoing activities; (ii) own any material assets other than those relating to the business and business activities described in clause (i) above; and (iii) incur any Indebtedness other than Indebtedness arising from Investments made pursuant to subsection 7.7(f)(iii) and any Indebtedness incurred pursuant to this Agreement, the other Loan Documents and the ABL Loan Documents, (iv) merge or consolidated with or into any other Person or (v) incur or assume to any Lien on its property, assets or revenues, except Liens created pursuant to the Security Documents or the ABL Loan Documents.

          (d) From and after the creation thereof, Canadian Finco will not (i) engage at any time in any business activity, other than (A) its ownership of or disposition to RSC of, outstanding capital stock issued by RSC Canada and any debt securities or note payables, in each case issued by RSC Canada, (B) actions required by law to maintain its existence or to engage in the business or business activities described in clause (A) above, (C) the payment of dividends and taxes and (D) activities incidental to its maintenance and continuance and to the foregoing activities (including, without limitation, paying guarantee fees to Holdings or any Subsidiary Guarantor and entering into foreign currency swaps); (ii) own any material assets other than those relating to the business and business activities described in clause (i) above; and (iii) incur any Indebtedness other than Indebtedness incurred pursuant to, or permitted by, this Agreement, (iv) merge or consolidate with or into any other Person, other than mergers or consolidations with the Borrowers to the extent permitted by subsection 7.4; or (v) incur or assume any Lien on its property, assets or revenues.

          7.16 Limitations on Currency, Commodity and Other Hedging Transactions. Enter into, purchase or otherwise acquire agreements or arrangements relating to currency, commodity or other hedging except, to the extent and only to the extent that, such agreements or arrangements are entered into, purchased or otherwise acquired in the ordinary course of business of the Parent Borrower or any of its Subsidiaries with reputable financial institutions or vendors and not for purposes of speculation (any such agreement or arrangement permitted by this subsection, a "Permitted Hedging Arrangement").

          Section 8. Events of Default. If any of the following events shall occur and be continuing:

          (a) any Borrower shall fail to pay any principal of any Term Loan when due in accordance with the terms hereof (whether at stated maturity, by mandatory prepayment or otherwise); or any Borrower shall fail to pay any interest on any Term Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document (or in any amendment, modification or supplement hereto or thereto) or which is contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) any Loan Party shall default in the observance or performance of any agreement contained in subsections 6.4 (with respect to maintenance of existence) 6.5, 6.6, 6.7(a) or Section 7 of this Agreement, Section 5.2.2 of the Guarantee and Collateral Agreement; provided that, in the case of a default in the observance or performance of its obligations under subsection 6.7(a) hereof, such default shall have continued unremedied for a period of two days after a Responsible Officer of the Parent Borrower shall have discovered or should have discovered such default; and provided, further, that if (x) any such failure with respect to subsections 6.4, 6.5 or 6.6 is of a type that can be cured within five Business Days and (y) such Default could not materially adversely impact the Lenders' Liens on the Collateral, such failure shall not constitute an Event of Default for five Business Days after the occurrence thereof so long as the Loan Parties are diligently pursuing the cure of such failure; or

          (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8), and such default shall continue unremedied for a period ending on the earlier of (i) the date 32 days after a Responsible Officer of Holdings shall have discovered or should have discovered such default and (ii) the date 15 days after written notice has been given to any Credit Agreement Party by the Administrative Agent or the Required Lenders; or

          (e) Indebtedness of Holdings or any Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default or event of default thereunder and the total amount of such Indebtedness unpaid or accelerated exceeds $60,000,000; or

          (f) if (i) any Loan Party or any Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, interim receiver, receivers, receiver and manager, trustee, custodian, monitor, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party or any Material Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party or any Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or
     (iii) there shall be commenced against any Loan Party or any Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or
     (iv) any Loan Party or any Material Subsidiaries shall take any corporate action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Loan Party or any Material Subsidiaries shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due; or

          (g) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC, a Plan or Foreign Plan shall arise on the assets of Holdings or its Subsidiaries any Commonly Controlled Entity,
     (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is in the reasonable opinion of the Administrative Agent likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA other than a standard termination pursuant to Section 4041(b) of ERISA, (v) Holdings or its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Administrative Agent is reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan or Foreign Plan, or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could be reasonably expected to result in a Material Adverse Effect; or

          (h) one or more judgments or decrees shall be entered against Holdings or any of its Subsidiaries involving in the aggregate at any time a liability (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) of $60,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (i) the Lien created by any of the Security Documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted hereby or by any Security Document), and such failure of such Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of 20 days; or

          (j) any Loan Document shall cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof) or any Loan Party shall so assert in writing; or

          (k) a Change of Control shall have occurred;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Parent Borrower, automatically the Term Loan Commitments, if any, shall immediately terminate and the Term Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders the Administrative Agent shall, by notice to the Parent Borrower, declare the Term Loan Commitments, if any, to be terminated forthwith, whereupon the Term Loan Commitments, if any, shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Parent Borrower, declare the Term Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable.

          Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

          Section 9. The Agents and the Lead Arrangers.

          9.1 Appointment. Each Lender hereby irrevocably designates and appoints DBNY as the Administrative Agent and Collateral Agent for such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes DBNY, as Administrative Agent and Collateral Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to or required of the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agents and the Lead Arrangers shall not have any duties or responsibilities, except, in the case of the Administrative Agent and the Collateral Agent, those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent or the Lead Arrangers. Each of the Agents may perform any of their respective duties under this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein by or through its respective officers, directors, agents, employees or affiliates (it being understood and agreed, for avoidance of doubt and without limiting the generality of the foregoing, that the Administrative Agent and Collateral Agent may perform any of their respective duties under the Security Documents by or through one or more of their respective affiliates).

          9.2 Delegation of Duties. In performing its functions and duties under this Agreement, each Agent shall act solely as agent for the Lenders and, as applicable, the other Secured Parties, and no Agent assumes any (and shall not be deemed to have assumed any) obligation or relationship of agency or trust with or for Holdings or any of its Subsidiaries. Each

Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact, and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact or counsel selected by it with reasonable care.

          9.3 Exculpatory Provisions. No Agent, Lead Arranger or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action taken or omitted to be taken by such Person under or in connection with this Agreement or any other Loan Document (except for the gross negligence or willful misconduct of such Person or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates (as determined in a final non-appealable decision issued by a court of competent jurisdiction)) or (b) responsible in any manner to any of the Lenders for (i) any recitals, statements, representations or warranties made by any Credit Agreement Party or any other Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents or any Lead Arranger under or in connection with, this Agreement or any other Loan Document, (ii) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Notes or any other Loan Document, (iii) for any failure of any Credit Agreement Party or any other Loan Party to perform its obligations hereunder or under any other Loan Document, (iv) the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, (v) the satisfaction of any of the conditions precedent set forth in Section 5, or (vi) the existence or possible existence of any Default or Event of Default. Neither the Agents nor any Lead Arranger shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Credit Agreement Party or any other Loan Party. Each Lender agrees that, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or given to the Agents for the account of or with copies for the Lenders, the Administrative Agent and the Lead Arrangers shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Holdings, any Borrower or any other Loan Party which may come into the possession of the Agents, the Lead Arrangers or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          9.4 Reliance by the Agents. Each Agent shall be entitled to rely, and shall be fully protected (and shall have no liability to any Person) in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to any Credit Agreement Party), independent accountants and other experts selected by the each Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with subsection 10.6 and all actions required by such subsection in connection with such transfer shall have been taken. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor. Each Agent shall be fully justified as between itself and the Lenders in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders and/or such other requisite percentage of the Lenders as is required pursuant to subsection 10.1(a) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and any Notes and the other Loan Documents in accordance with a request of the Required Lenders and/or such other requisite percentage of the Lenders as is required pursuant to subsection 10.1(a), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Term Loans.

          9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or any Credit Agreement Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action reasonably promptly with respect to such Default or Event of Default as shall be directed by the Required Lenders and/or such other requisite percentage of the Lenders as is required pursuant to subsection 10.1(a); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6 Acknowledgements and Representations by Lenders. Each Lender expressly acknowledges that none of the Agents or the Lead Arrangers nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any Agent or any Lead Arranger hereafter taken, including any review of the affairs of any Credit Agreement Party or any other Loan Party, shall be deemed to constitute any representation or warranty by such Agent or such Lead Arranger to any Lender. Each Lender represents to the Agents, the Lead Arrangers and each of the Loan Parties that, independently and without reliance upon any Agent, the Lead Arrangers or any other Lender, and based on such documents and information as it has deemed appropriate, it has made and will make, its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Holdings and its Subsidiaries, it has made its own decision to make its Term Loans hereunder and enter into this Agreement and it will make its own decisions in taking or not taking any action under this Agreement and the other Loan Documents and, except as expressly provided in this Agreement, neither the Agents nor any Lead Arranger shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Term Loans or at any time or times thereafter. Each Lender represents to each other party hereto that it is a bank, savings and loan association or other similar savings institution, insurance company, investment fund or company or other financial institution which makes or acquires commercial loans in the ordinary course of its business, that it is participating hereunder as a Lender for such commercial purposes, and that it has the knowledge and experience to be and is capable of evaluating the merits and risks of being a Lender hereunder. Each Lender acknowledges and agrees to comply with the provisions of subsection 10.6 applicable to the Lenders hereunder.

          9.7 Indemnification. (a) The Lenders agree to indemnify each Agent (or any Affiliate thereof) (to the extent not reimbursed by any Borrower or any other Loan Party and without limiting the joint and several obligations of the Borrowers to do so), ratably according to their respective "percentage" as used in determining the Required Lenders (determined as if there were no Defaulting Lenders), in effect on the date on which indemnification is sought under this subsection, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Term Loans and/or all other amounts payable hereunder) be imposed on, incurred by or asserted against such Agent (or any Affiliate thereof) in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or thereby or any action taken or omitted by any Agent (or any Affiliate thereof) under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent arising from such Agent's gross negligence or willful misconduct (as determined in a final non-appealable decision issued by a court of competent jurisdiction). The agreements in this subsection shall survive the payment of the Term Loans and all other amounts payable hereunder.

          (b) Any Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document (except actions expressly required to be taken by it hereunder or under the Loan Documents) unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

          (c) The agreements in this subsection 9.7 shall survive the payment of all Borrower Obligations (as defined in the Guarantee and Collateral Agreement) and Guarantor Obligations.

          9.8 The Administrative Agent and Lead Arrangers in their Individual Capacities. Each Agent, the Lead Arrangers and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Agreement Party or any other Loan Party as though such Agent and the Lead Arrangers were not an Agent or the Lead Arrangers hereunder and under the other Loan Documents. With respect to Term Loans made or renewed by them and any Note issued to them, each Agent and the Lead Arrangers shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though they were not an Agent or a Lead Arranger, and the terms "Lender" and "Lenders" shall include the Agents and the Lead Arrangers in their individual capacities.

          9.9 Collateral Matters. (a) Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement for the benefit of the Lenders and the other Secured Parties. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Collateral Agent or the Required Lenders in accordance with the provisions of this Agreement, the Security Documents or the Intercreditor Agreement, and the exercise by the Agents or the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Security Documents.

          (b) The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, in each case at its option and in its discretion, to release any Lien granted to or held by such Agent upon any Collateral (i) upon termination of the Term Loan Commitments and payment and satisfaction of all of the obligations under the Loan Documents at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than a Loan Party) upon the sale or other disposition thereof in compliance with subsection 7.5, (iii) if approved, authorized or ratified in writing by the Required Lenders (or such greater amount, to the extent required by subsection 10.1(a)) or (iv) as otherwise may be expressly provided in the relevant Security Documents. Upon request by the Administrative Agent or the Collateral Agent, at any time, the Lenders will confirm in writing such Agent's authority to release particular types or items of Collateral pursuant to this subsection 9.9.

          (c) No Agent shall have any obligation whatsoever to the Lenders to assure that the Collateral exists or is owned by Holdings or any of its Subsidiaries or is cared for, protected or insured or that the Liens granted to any Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agents in this subsection 9.9 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, each Agent may act in any manner it may deem appropriate, in its sole discretion, given such Agent's own interest in the Collateral as Lender and that no Agent shall have any duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined in a final non-appealable decision issued by a court of competent jurisdiction).

          (d) The Collateral Agent may, and hereby does, appoint the Administrative Agent as its agent for the purposes of holding any Collateral and/or perfecting the Collateral Agent's security interest therein and for the purpose of taking such other action with respect to the collateral as such Agents may from time to time agree.

          9.10 Successor Agent. The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Loan Documents at any time by giving 30 days' prior written notice to the Lenders and the Parent Borrower. Any such resignation by an Administrative Agent hereunder shall also constitute its resignation as Collateral Agent, if applicable. Such resignation shall take effect upon the appointment of a successor Administrative Agent and Collateral Agent, if applicable, pursuant to clauses (b) and (c) below or as otherwise provided below.

          (a) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent and Collateral Agent, if applicable, hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Parent Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Parent Borrower's approval shall not be required if an Event of Default then exists).

          (b) If a successor Administrative Agent and Collateral Agent, if applicable, shall not have been so appointed within such 30 day period, the Administrative Agent, with the consent of the Parent Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Parent Borrower's consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent and Collateral Agent, if applicable, who shall serve as Administrative Agent and Collateral Agent, if applicable, hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent and Collateral Agent, if applicable, as provided above.

          (c) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 15th day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

          (d) Upon a resignation of the Administrative Agent pursuant to this subsection 9.10, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Loan Documents and the provisions of this Section 9 (and the analogous provisions of the other Loan Documents) shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.

          9.11 Syndication Agent and Lead Arrangers. Neither the Syndication Agent, nor any of the entities identified as joint bookrunners and joint lead arrangers pursuant to the definition of Lead Arranger contained herein, shall have any duties or responsibilities hereunder or under any other Loan Document in its capacity as such.

          9.12 Withholding Tax. To the extent required by any applicable law, each Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax, and in no event shall such Agent be required to be responsible for or pay any additional amount with respect to any such withholding. If the Internal Revenue Service or any other Governmental Authority asserts a claim that any Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify such Agent of a change in circumstances which rendered the exemption from or reduction of withholding tax ineffective or for any other reason, such Lender shall indemnify such Agent fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including any penalties or interest and together with any expenses incurred.

          Section 10. Miscellaneous.

          10.1 Amendments and Waivers. (a) Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented, modified or waived except in accordance with the provisions of this subsection
10.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent and the Collateral Agent may, from time to time, (x) enter into with the respective Loan Parties hereto or thereto, as the case may be, written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or to the other Loan Documents or changing, in any manner the rights or obligations of the Lenders or the Loan Parties hereunder or thereunder or (y) waive at any Loan Party's request, on such terms and conditions as the Required Lenders, the Administrative Agent or the Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

          (i) reduce or forgive the amount or extend the scheduled date of maturity of any Term Loan or of any scheduled installment thereof or reduce the stated rate of any interest, commission or fee payable hereunder (other than as a result of (i) any waiver of the applicability of any post-default increase in interest rates or (ii) an amendment or modification to the financial definitions in this Agreement) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Term Loan Commitment or change the currency in which any Term Loan is payable, in each case without the consent of each Lender directly affected thereby (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Term Loan Commitment of all Lenders shall not constitute an increase of the Term Loan Commitment of any Lender, and that an increase in the available portion of any Term Loan Commitment of any Lender shall not constitute an increase in the Term Loan Commitment of such Lender);

          (ii) amend, modify or waive any provision of this subsection 10.1(a) or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by any Credit Agreement Party of any of its rights and obligations under this Agreement or any of the other Loan Documents (other than pursuant to subsection 7.4 or 10.6(a)), in each case without the written consent of all the Lenders;

          (iii) release any Guarantor under any Security Document, or, in the aggregate (in a single transaction or a series of related transactions), all or substantially all of the Collateral without the consent of all of the Lenders, except as expressly permitted hereby or by any Security Document (as such documents are in effect on the date hereof or, if later, the date of execution and delivery thereof in accordance with the terms hereof);

          (iv) require any Lender to make Term Loans having an Interest Period of longer than six months without the consent of such Lender;

          (v) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent and of any Lead Arranger affected thereby; or

          (vi) amend, modify or waive the order of application of payments set forth in subsections 3.4(d) or 3.8(a) hereof, or Section 4 of the Intercreditor Agreement in each case without the consent of the Supermajority Lenders;

provided, further, that, notwithstanding and in addition to the foregoing, the Collateral Agent may, in its discretion, release the Lien on Collateral valued in the aggregate not in excess of $10,000,000 in any fiscal year without the consent of any Lender.

          (b) Any waiver and any amendment, supplement or modification pursuant to this subsection 10.1 shall apply to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agent and all future holders of the Term Loans. In the case of any waiver, each of the Loan Parties, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          (c) Notwithstanding any provision herein to the contrary, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Credit Agreement Parties
(x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the existing Facilities and the accrued interest and fees in respect thereof, (y) to include, as appropriate, the Lenders holding such credit facilities in any required vote or action of the Required Lenders or of the Lenders of each Tranche hereunder and (z) to provide class protection for any additional credit facilities in a manner consistent with those provided the original Facilities pursuant to the provisions of subsection 10.1(a) as originally in effect.

          (d) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement and/or any other Loan Document as contemplated by subsection 10.1(a), the consent of each Lender or each affected Lender, as applicable, is required and the consent of the Required Lenders at such time is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each such other Lender, a "Non-Consenting Lender"), then the Parent Borrower may, on ten Business Days' prior written notice to the Administrative and the Non-Consenting Lender, replace such Non-Consenting Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.6 (with the assignment fee and any other costs and expenses to be paid by the Borrowers in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Parent Borrower to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to the applicable change, waiver, discharge or termination of this Agreement and/or the other Loan Documents; and provided, further, that all obligations of the Borrowers owing to the Non-Consenting Lender relating to the Term Loans and participations so assigned shall be paid in full by the assignee Lender to such Non-Consenting Lender concurrently with such Assignment and Acceptance. In connection with any such replacement under this subsection 10.1(d), if the Non-Consenting Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement within a period of time deemed reasonable by the Administrative Agent after the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (b) the date as of which all obligations of the Borrowers owing to the Non-Consenting Lender relating to the Term Loans and participations so assigned shall be paid in full by the assignee Lender to such Non-Consenting Lender, then such Non-Consenting Lender shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the Parent Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Non-Consenting Lender.

          10.2 Notices. (a) All notices, requests, and demands to or upon the respective parties hereto to be effective shall be in writing (including telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of delivery by a nationally recognized overnight courier, when received, addressed as follows in the case of any Credit Agreement Party, the Administrative Agent and the Collateral Agent, and as set forth in Schedule A in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Term Loans:

The Parent Borrower:      RSC Equipment Rental
                          6929 East Greenway Parkway, Suite 200
                          Scottsdale, Arizona 85254
                          Attention: Kevin Loughlin, Vice President and
                                     Treasurer
                          Facsimile: (480) 647-2412
                          Telephone: (800) 222-7777

with copies to:           Ripplewood Holdings, L.L.C.
                          1 Rockefeller Plaza, 32nd Floor
                          New York, New York 10020
                          Attention: Christopher P. Minnetian, Esq.
                          Facsimile: (212) 218-2778
                          Telephone: (212) 582-6700

                          Oak Hill Capital Management, L.L.C.
                          65 East 55th Street, 36th Floor
                          New York, New York 10022
                          Attention: John R. Monsky, Esq.
                          Facsimile: (212) 758-3572
                          Telephone: (212) 326-1590

                          Debevoise & Plimpton LLP
                          919 Third Avenue
                          New York, New York 10022
                          Attention: Paul D. Brusiloff, Esq.
                          Facsimile: (212) 909-6836
                          Telephone: (212) 909-6000

The Administrative Agent: Deutsche Bank AG, New York Branch
                          the Administrative Agent
                          60 Wall Street New York, New York 10005
                          Attention: Marguerite Sutton
                          Facsimile: (212) 797-4655
                          Telephone: (212) 250-6150

The Collateral Agent:     Deutsche Bank AG, New York Branch
                          the Collateral Agent
                          60 Wall Street New York, New York 10005
                          Attention: Marguerite Sutton
                          Facsimile: (212) 797-4655
                          Telephone: (212) 250-6150

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.3, 3.2, 3.4 or 3.8 shall not be effective until received.

          (b) Without in any way limiting the obligation of any Loan Party and its Subsidiaries to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent, as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent or such Issuing Lender in good faith to be from a Responsible Officer.

          10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent, any Lender or any Loan Party, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any certificate delivered pursuant hereto or such other Loan Documents shall survive the execution and delivery of this Agreement and the making of the Term Loans hereunder.

          10.5 Payment of Expenses and Taxes. The Borrowers jointly and severally agree (a) to pay or reimburse the Agents and the Lead Arrangers for
(1) all their reasonable out-of-pocket costs and expenses incurred in connection with (i) the syndication of the Facilities and the development, preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, (ii) the consummation and administration of the transactions (including the syndication of the Term Loan Commitments) contemplated hereby and thereby and (iii) efforts to monitor the Term Loans and verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral, and (2) (i) the reasonable fees and disbursements of White & Case LLP and Stikeman Elliott LLP, and such other special or local counsel, consultants, advisors, appraisers and auditors whose retention (other than during the continuance of an Event of Default) is approved by the Parent Borrower, (b) to pay or reimburse each Lender, the Lead Arrangers and the Agents for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including the fees and disbursements of counsel to the Agents and the Lenders, (c) to pay, indemnify, or reimburse each Lender, the Lead Arrangers and the Agents for, and hold each Lender, the Lead Arrangers and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, the Lead Arrangers, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, shareholders, members, attorneys and other advisors, agents and controlling persons (each, an "Indemnitee") for, and hold each Indemnitee harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Term Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Holdings or any of its Subsidiaries or any of the property of Holdings or any of its Subsidiaries, including the presence of Materials of Environmental Concern on, at, in or under such property or the migration of Materials of Environmental Concern onto, through or from any such property (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided that no Loan Party shall have any obligation hereunder to the Administrative Agent, any other Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Administrative Agent, any other Agent or any such Lender (or any of their respective directors, trustees, officers, employees, agents, successors and assigns) (in each case, as determined in a final non-appealable decision issued by a court of competent jurisdiction) or (ii) claims made or legal proceedings commenced against the Administrative Agent, any other Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. No Indemnitee shall be liable for any consequential or punitive damages in connection with the Facilities. All amounts due under this subsection shall be payable not later than 30 days after written demand therefor. Statements reflecting amounts payable by the Loan Parties pursuant to this subsection shall be submitted to the address of the Parent Borrower set forth in subsection 10.2, or to such other Person or address as may be hereafter designated by the Parent Borrower in a notice to the Administrative Agent. Notwithstanding the foregoing, except as provided in clauses (b) and (c) above, no Loan Party shall have any obligation under this subsection 10.5 to any Indemnitee with respect to any tax, levy, impost, duty, charge, fee, deduction or withholding imposed, levied, collected, withheld or assessed by any Governmental Authority. The agreements in this subsection shall survive repayment of the Term Loans and all other amounts payable hereunder.

          10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) other than in accordance with subsection 7.4, none of the Loan Parties may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this subsection.

          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender other than a Conduit Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including its Term Loan Commitment and/or Term Loans, pursuant to an Assignment and Acceptance) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

          (A) the Parent Borrower, provided that no consent of the Parent Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under subsection 8(a) or (f) has occurred and is continuing, any other Person; provided, further, that, unless an Event of Default under subsection 8(a) or (f) has occurred and is continuing, if any Lender assigns all or a portion of its rights and obligations under this Agreement to one of its affiliates in connection with or in contemplation of the sale or other disposition of its interest in such affiliate, the Parent Borrower's prior written consent shall be required for such assignment; and

          (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an affiliate of a Lender or an Approved Fund.

          (ii) Assignments shall be subject to the following additional conditions:

               (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Term Loan Commitments or Term Loans under any Tranche, the amount of the Term Loan Commitments or Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the

          Administrative Agent) shall not be less than $1,000,000 unless the Parent Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Parent Borrower shall be required if an Event of Default under subsection 8(a) or (f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of assignments by each Lender and its affiliates or Approved Funds, if any;

               (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; provided that for concurrent assignments to two or more Approved Funds such assignment fee shall only be required to be paid once in respect of and at the time of such assignments;

               (C) no assignments may be made to any entities identified by the Sponsors to the Administrative Agent in a separate writing prior to the date hereof; and

               (D) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and bound by any related obligations under) subsections 3.10, 3.11, 3.12, 3.13 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this subsection.

          (iv) The Borrowers hereby designate the Administrative Agent, and the Administrative Agent agrees, to serve as the Borrowers' agent, solely for purposes of this subsection 10.6, to maintain at one of its offices in New York, New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Term Loan Commitments of, and interest and principal amount of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and each Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Parent

     Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
     (b)(ii)(B) of this subsection and any written consent to such assignment required by paragraph (b)(i) of this subsection, the Administrative Agent shall accept such Assignment and Acceptance, record the information contained therein in the Register and give prompt notice of such assignment and recordation to the Parent Borrower. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (vi) On or prior to the effective date of any assignment pursuant to this subsection 10.6(b), the assigning Lender shall surrender any outstanding Notes held by it all or a portion of which are being assigned. Any Notes surrendered by the assigning Lender shall be returned by the Administrative Agent to the Parent Borrower marked "cancelled".

          Notwithstanding the foregoing, no Assignee, which as of the date of any assignment to it pursuant to this subsection 10.6(b) would be entitled to receive any greater payment under subsection 3.10, 3.11 or 10.5 than the assigning Lender would have been entitled to receive as of such date under such subsections with respect to the rights assigned, shall be entitled to receive such greater payments unless the Parent Borrower has expressly consented in writing to waive the benefit of this provision at the time of such assignment.

          (c) (i) Any Lender other than a Conduit Lender may, in the ordinary course of its business and in accordance with applicable law, without the consent of the Parent Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Term Loan Commitments and the Term Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged,
(B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Lender shall remain the holder of any such Term Loan for all purposes under this Agreement and the other Loan Documents, and (D) the Parent Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of subsection 10.1(a) and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this subsection, the Borrowers jointly and severally agree that each Participant shall be entitled to the benefits of (and shall have the related obligations under) subsections 3.10, 3.11, 3.12, 3.13 and 10.5 to the same extent as if it were a

Lender and had acquired its interest by assignment pursuant to paragraph (b) of this subsection. To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 10.7(b) as though it were a Lender, provided that such Participant shall be subject to subsection 10.7(a) as though it were a Lender.

          (i) No Loan Party shall be obligated to make any greater payment under subsection 3.10, 3.11 or 10.5 than it would have been obligated to make in the absence of any participation, unless the sale of such participation is made with the prior written consent of the Parent Borrower and the Parent Borrower expressly waives the benefit of this provision at the time of such participation. Any Participant that is not incorporated under the laws of the United States of America or a state thereof shall not be entitled to the benefits of subsection 3.11 unless such Participant complies with subsection 3.11(b) and provides the forms and certificates referenced therein to the Lender that granted such participation.

          (d) Any Lender, without the consent of the Parent Borrower or the Administrative Agent, may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this subsection shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute (by foreclosure or otherwise) any such pledgee or assignee for such Lender as a party hereto.

          (e) No assignment or participation made or purported to be made to any Assignee or Participant shall be effective without the prior written consent of the Parent Borrower if it would require the Parent Borrower to make any filing with any Governmental Authority or qualify any Term Loan or Note under the laws of any jurisdiction, and the Parent Borrower shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender or any Assignee or Participant to determine whether any such filing or qualification is required or whether any assignment or participation is otherwise in accordance with applicable law.

          (f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Term Loans it may have funded hereunder to its designating Lender without the consent of the Parent Borrower or the Administrative Agent and without regard to the limitations set forth in subsection 10.6(b). Each Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any domestic or foreign bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state, federal or provincial bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance. Each such indemnifying Lender shall pay in full any claim received from the Parent Borrower pursuant to this subsection 10.6(f) within 30 Business Days of receipt of a certificate from a Responsible Officer of the Parent Borrower specifying in reasonable detail the cause and amount of the loss, cost, damage or expense in respect of which the claim is being asserted, which certificate shall be conclusive absent manifest error. Without limiting the indemnification obligations of any indemnifying Lender pursuant to this subsection 10.6(f), in the event that the indemnifying Lender fails timely to compensate the Parent Borrower for such claim, any Term Loans held by the relevant Conduit Lender shall, if requested by the Parent Borrower, be assigned promptly to the Lender that administers the Conduit Lender and the designation of such Conduit Lender shall be void.

          (g) If the Parent Borrower wishes to replace the Term Loans or Term Loan Commitments under any Tranche with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days' advance notice to the Lenders under such Tranche, instead of prepaying the Term Loans or reducing or terminating the Term Loan Commitments to be replaced, to (i) require the Lenders under such Tranche to assign such Term Loans or Term Loan Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with subsection
10.1. Pursuant to any such assignment, all Term Loans and Term Loan Commitments to be replaced shall be purchased at par (allocated among the Lenders under such Tranche in the same manner as would be required if such Term Loans were being optionally prepaid or such Term Loan Commitments were being optionally reduced or terminated by the Parent Borrower), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to subsection 3.12. By receiving such purchase price, the Lenders under such Tranche shall automatically be deemed to have assigned the Term Loans or Term Loan Commitments under such Tranche pursuant to the terms of the form of Assignment and Acceptance, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

          10.7 Adjustments; Set-off; Calculations; Computations. (a) If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of its Term Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 8(f), or otherwise (except pursuant to subsection 3.4, 3.13(d) or 10.6)), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Term Loans owing to it, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders an interest (by participation, assignment or otherwise) in such portion of each such other Lender's Term Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon the occurrence of an Event of Default under subsection 8(a) to set-off and appropriate and apply against any amount then due and payable under subsection 8(a) by any Borrower any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any Affiliate branch or agency thereof to or for the credit or the account of such Borrower. Each Lender agrees promptly to notify the Parent Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic transmission (i.e. pdf)), and all of such counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to the Parent Borrower and the Administrative Agent.

          10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of each of the Loan Parties party hereto, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the Loan Parties party hereto, any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          10.11 GOVERNING LAW. THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          10.12 Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America located in the county of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Parent Borrower, the applicable Lender or the Administrative Agent, as the case may be, at the address specified in subsection 10.2 or at such other address of which the Administrative Agent, any such Lender or the Parent Borrower, as the case may be, shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any consequential or punitive damages.

          10.13 Acknowledgements. Each Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) no Agent nor any Lead Arranger or any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on the one hand, and the Loan Parties, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby and thereby among the Lenders or among any of the Loan Parties and the Lenders.

          10.14 WAIVER OF JURY TRIAL. EACH CREDIT AGREEMENT PARTY, AGENT AND LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          10.15 Confidentiality. Each Agent and each Lender agrees to keep confidential any information (a) provided to it by or on behalf of Holdings, the Parent Borrower, or any of their respective Subsidiaries pursuant to or in connection with the Loan Documents or (b) obtained by such Lender based on a review of the books and records of Holdings, the Parent Borrower or any of their respective Subsidiaries; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to any Agent, any Lead Arranger or any other Lender, (ii) to any Transferee, or prospective Transferee or any creditor or any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations which agrees to comply with the provisions of this subsection pursuant to a written instrument (or electronically recorded customary agreement from any Person listed above in this clause (ii), in respect to any electronic information (whether posted or otherwise distributed on Intralinks or any other electronic distribution system)) for the benefit of the Parent Borrower (it being understood that each relevant Lender shall be solely responsible for obtaining such instrument (or such electronically recorded agreement)), (iii) to its affiliates and the employees, officers, directors, trustees, agents, attorneys, accountants and other professional advisors of it and its affiliates, provided that such Lender shall inform each such Person of the agreement under this subsection 10.16 and take reasonable actions to cause compliance by any such Person referred to in this clause (iii) with this agreement (including, where appropriate, to cause any such Person to acknowledge its agreement to be bound by the agreement under this subsection 10.16), (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender or its affiliates or to the extent required in response to any order of any court or other Governmental Authority or as shall otherwise be required pursuant to any Requirement of Law, provided that unless (i) such disclosure is pursuant to an examination or review of the type described in clause (vii) below or (ii) the respective Lender is prohibited by any Requirement of Law, such Lender shall notify the Parent Borrower of any disclosure pursuant to this clause (iv) as far in advance as is reasonably practicable under such circumstances, (v) which has been publicly disclosed other than in breach of this Agreement by the respective Agent or Lender, (vi) in connection with the exercise of any remedy hereunder, under any Loan Document or under any Interest Rate Protection Agreement, (vii) in connection with regulatory examinations and reviews conducted by the National Association of Insurance Commissioners or any Governmental Authority having jurisdiction over such Lender or its affiliates (to the extent applicable),
(viii) in connection with any litigation to which such Lender (or, with respect to any Interest Rate Protection Agreement, any affiliate of any Lender party thereto) may be a party, subject to the proviso in clause (iv), and (ix) if, prior to such information having been so provided or obtained, such information was already in an Agent's or a Lender's possession on a non-confidential basis without a duty of confidentiality to any Borrower being violated.

          10.16 USA Patriot Act Notice. Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of
Pub.: 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify, and record information that identifies such Borrower, which information includes the name of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Patriot Act, and such Borrower agrees to provide such information from time to time to any Lender.

          10.17 INTERCREDITOR AGREEMENT. EACH LENDER PARTY HERETO UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT (X) IT IS THE INTENTION OF THE PARTIES HERETO THAT THE OBLIGATIONS ARE INTENDED TO CONSTITUTE A DISTINCT AND SEPARATE CLASS FROM THE ABL OBLIGATIONS, (Y) AS BETWEEN THE SECURED PARTIES, IT IS THE INTENTION OF THE PARTIES HERETO THAT THE ABL OBLIGATIONS (INCLUDING ALL POST-PETITION INTEREST WITH RESPECT THERETO) (1) HAVE A FIRST PRIORITY SECURITY INTEREST, AND THAT THE OBLIGATIONS HAVE A SECOND PRIORITY SECURITY INTEREST, IN ALL COLLATERAL. EACH LENDER FURTHER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT THE PROVISIONS SETTING FORTH THE PRIORITIES AS BETWEEN THE HOLDERS OF ABL OBLIGATIONS ON THE ONE HAND, AND THE HOLDERS OF OBLIGATIONS, ON THE OTHER HAND, ARE SET FORTH IN THE INTERCREDITOR AGREEMENT.

          (a) EACH LENDER AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENT AND THE ADMINISTRATIVE AGENT TO ENTER INTO THE

SECURITY DOCUMENTS AND THE INTERCREDITOR AGREEMENT ON BEHALF OF THE LENDERS, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF THE SECURITY DOCUMENTS AND THE INTERCREDITOR AGREEMENT.

          (b) THE PROVISIONS OF THIS SUBSECTION 10.17 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR THE COLLATERAL AGENT OR ANY OF ITS RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT. EACH LENDER IS FURTHER AWARE THAT THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT ARE ALSO ACTING IN AN AGENCY CAPACITY PURSUANT TO THE ABL CREDIT AGREEMENT, AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION THERETO OR CAUSE OF ACTION ARISING THEREFROM.

          10.18 The Parent Borrower as Agent for the Borrowers. Each Borrower hereby irrevocably appoints the Parent Borrower as its agent and attorney-in-fact for all purposes under this Agreement and each other Loan Document, which appointment shall remain in full force and effect unless and until the Administrative Agent shall have received prior written notice signed by the respective appointing Borrower that such appointment has been revoked. Each Borrower hereby irrevocably appoints and authorizes the Parent Borrower (i) to provide the Administrative Agent with all notices with respect to Term Loans and all other notices and instructions under this Agreement or any other Loan Document and (ii) to take such action as the Parent Borrower deems appropriate on its behalf to obtain Term Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement and the other Loan Documents.

          10.19 Waiver. Each Borrower waives, to the fullest extent permitted by law, any right to require the Administrative Agent or the other Lenders to (i) proceed against any other Borrower, any Guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any Guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent's or the Lenders' power whatsoever. Each Borrower waives, to the fullest extent permitted by law, any defense based on or arising out of suretyship or any impairment of security held from any Borrower, any Guarantor or any other party or on or arising out of any defense of any other Borrower, any Guarantor or any other party other than payment in full in cash of the Obligations, including, without limitation, any defense based on or arising out of the disability of any other Borrower, any Guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Borrower, in each case other than as a result of the payment in full in cash of the Obligations.

          10.20 Nature of Obligations. Notwithstanding anything to the contrary contained elsewhere in this Agreement, it is understood and agreed by the various parties to this Agreement that all Obligations to repay principal of, interest on, and all other amounts with respect to Term Loans and each Note, and all other Obligations arising hereunder and under the other Loan Documents to which the Borrowers are a party (including all fees, indemnities, taxes and other Obligations in connection therewith) shall constitute the joint and several obligations of each of the Borrowers. In addition to the direct (and joint and several) obligations of the Borrowers with respect to Obligations as described above, all such Obligations shall be guaranteed pursuant to, and in accordance with the terms of, the Guarantee and Collateral Agreement.

          (a) The obligations of each Borrower with respect to the Obligations are independent of the obligations of each other Borrower or any Guarantor under its guaranty of such Obligations, and a separate action or actions may be brought and prosecuted against each Borrower, whether or not any other Borrower or any such Guarantor is joined in any such action or actions. Each Borrower waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to any Borrower shall, to the fullest extent permitted by law, operate to toll the statute of limitations as to each Borrower.

          (b) Each of the Borrowers authorizes the Administrative Agent and the Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (i) exercise or refrain from exercising any rights against any other Borrower or any Guarantor or others or otherwise act or refrain from acting;

          (ii) release or substitute any other Borrower, endorsers, Guarantors or other obligors;

          (iii) settle or compromise any of the Obligations of any other Borrower or any other Loan Party, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Lenders;

          (iv) apply any sums paid by any other Borrower or any other Person, howsoever realized or otherwise received to or for the account of such Borrower to any liability or liabilities of such other Borrower or other Person regardless of what liability or liabilities of such other Borrower or other Person remain unpaid; and/or

          (v) consent to or waive any breach of, or act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise, by any other Borrower or any other Person.

          (c) It is not necessary for the Administrative Agent or any other Lender to inquire into the capacity or powers of any Borrower or any of its Subsidiaries or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall constitute the joint and several obligations of the Borrowers hereunder.

          (d) No Borrower shall have any rights of contribution or subrogation with respect to any other Borrower as a result of payments made by it hereunder, in each case unless and until the Total Term Loan Commitment has been terminated and all Obligations have been paid in full.

          Section 11. Holdings Guaranty.

          11.1 Guaranty. (a) In order to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into this Agreement and to extend credit hereunder, and to induce the other Guaranteed Creditors to enter into Interest Rate Protection Agreements and Permitted Hedging Arrangements and in recognition of the direct benefits to be received by Holdings from the proceeds of the Term Loans, and the entering into of such Interest Rate Protection Agreements and Permitted Hedging Arrangements, Holdings hereby agrees with the Guaranteed Creditors as follows: Holdings hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guarantor Obligations of the Borrowers to the Guaranteed Creditors. If any or all of the Guarantor Obligations of the Borrowers to the Guaranteed Creditors becomes due and payable hereunder, Holdings, unconditionally and irrevocably, promises to pay such indebtedness to the Administrative Agent and/or the other Guaranteed Creditors on demand, together with any and all expenses which may be incurred by the Administrative Agent and the other Guaranteed Creditors in collecting any of the Guarantor Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantor Obligations and any of the aforesaid payees repays all or part of said amount by reason of
(i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Borrower), then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall, to the fullest extent permitted by law, be binding upon Holdings, notwithstanding any revocation of the guarantee contained in this Section 11 or other instrument evidencing any liability of any Borrower, and Holdings shall, to the fullest extent permitted by law, be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          (b) The guarantee contained in this Section 11 shall remain in full force and effect until the first date on which all the Term Loans, the obligations of Holdings under the guarantee contained in this Section 11 then due and owing shall have been satisfied by payment in full in cash and any Term Loan Commitment shall have been terminated, notwithstanding that from time to time during the term of this Agreement any of the Borrowers may be free from any obligations under the Loan Documents.

          11.2 Bankruptcy. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all of the Guarantor Obligations to the Guaranteed Creditors whether or not due or payable by any Borrower upon the occurrence of any of the events specified in subsection 8.1(f), and irrevocably and unconditionally promises to pay such indebtedness to the Guaranteed Creditors on demand, in lawful money of the United States.

          11.3 Nature of Liability. The liability of Holdings hereunder is primary, absolute and unconditional, exclusive and independent of any security for or other guaranty of the Guarantor Obligations, whether executed by any other guarantor or by any other party, and the liability of Holdings hereunder shall not, to the fullest extent permitted by law, be affected or impaired by
(a) any direction as to application of payment by any Borrower or by any other party (other than a direction that results in the payment in full of the Guarantor Obligations), or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guarantor Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking (other than payment of the Guarantor Obligations to the extent of such payment, or (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower, or (e) any payment made to any Guaranteed Creditor on the Guarantor Obligations which any such Guaranteed Creditor repays to any Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives, to the fullest extent permitted by law, any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction by the Guaranteed Creditors as contemplated in subsection 11.5, or (g) any invalidity, irregularity or enforceability of all or any part of the Guarantor Obligations or of any security therefor.

          11.4 Independent Obligation. The obligations of Holdings hereunder are independent of the obligations of any other guarantor, any other party or any Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor, any other party or any Borrower and whether or not any other guarantor, any other party or any Borrower be joined in any such action or actions. Holdings waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to such Borrower shall operate to toll the statute of limitations as to Holdings.

          11.5 Amendments, etc. with respect to the Obligations. To the maximum extent permitted by law, Holdings shall remain obligated hereunder notwithstanding that, without any reservation of rights against Holdings and without notice to or further assent by Holdings, any demand for payment of any of the Guarantor Obligations made by the Administrative Agent or any other Guaranteed Creditor may be rescinded by the Administrative Agent or such other Guaranteed Creditor and any of the Guarantor Obligations continued, and the Guarantor Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, waived, modified, accelerated, compromised, subordinated, waived, surrendered or released by the Administrative Agent or any other Guaranteed Creditor, and this Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, waived, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or the applicable Lender(s), as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent, Administrative Agent or any other Guaranteed Creditor for the payment of any of the Guarantor Obligations may be sold, exchanged, waived, surrendered or released. None of the Collateral Agent, Administrative Agent and each other Guaranteed Creditor shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for any of the Guarantor Obligations or for the guarantee contained in this Section 11 or any property subject thereto, except to the extent required by applicable law.

          11.6 Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of Holdings or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guarantor Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          11.7 No Subrogation. Notwithstanding any payment made by Holdings hereunder or any set-off or application of funds of Holdings by the Administrative Agent or any other Guaranteed Creditor, Holdings shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any other Guaranteed Creditor against any Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Guaranteed Creditor for the payment of the Guarantor Obligations, nor shall Holdings seek or be entitled to seek any contribution or reimbursement from any Borrower or any other Guarantor in respect of payments made by Holdings hereunder, until all amounts owing to the Administrative Agent and the other Guaranteed Creditors by the Borrowers on account of the Guarantor Obligations are paid in full in cash and all Term Loan Commitments have been terminated. If any amount shall be paid to Holdings on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full in cash or any of the Term Loan Commitments shall remain in effect, such amount shall be held by Holdings in trust for the Administrative Agent and the other Guaranteed Creditor, segregated from other funds of Holdings, and shall, forthwith upon receipt by Holdings, be turned over to the Administrative Agent in the exact form received by Holdings (duly indorsed by Holdings to the Administrative Agent if required), to be held as collateral security for all of the Guarantor Obligations (whether matured or unmatured) guaranteed by Holdings and may be applied against any Guarantor Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

          11.8 Waiver. (a) Holdings waives, to the fullest extent permitted by law, any right to require any Guaranteed Creditor to (i) proceed against any Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Holdings waives, to the fullest extent permitted by law, any defense based on or arising out of any defense of any Borrower, any other guarantor or any other party (other than payment of the Guarantor Obligations to the extent of such payment), based on or arising out of the disability of any Borrower, Holdings, any other guarantor or any other party, or the validity, legality or unenforceability of the Guarantor Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower (other than payment of the Guarantor Obligations to the extent of such payment). Subject to the other terms of this Agreement and the Loan Documents, the Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed

Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guarantor Obligations have been paid. Holdings waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against any Borrower or any other party or any security.

          (b) Holdings waives, to the fullest extent permitted by law, all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of the guarantee contained in this Section 11, and notices of the existence, creation or incurring of new or additional Guarantor Obligations. Holdings assumes all responsibility for being and keeping itself informed of each Borrowers' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guarantor Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any of the other Guaranteed Creditors shall have any duty to advise Holdings of information known to them regarding such circumstances or risks.

          11.9 Payments. All payments made by Holdings pursuant to this sub
Section 11 shall be made in Dollars and will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of subsections 3.8 and 3.11.

          11.10 Maximum Liability. It is the desire and intent of Holdings and the Guaranteed Creditors that the guarantee contained in this Section 11 shall be enforced against Holdings to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Holdings under the guarantee contained in this Section 11 shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of Holdings' obligations under the guarantee contained in this Section 11 shall be deemed to be reduced and Holdings shall pay the maximum amount of the Guarantor Obligations which would be permissible under applicable law.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                   [SIGNATURE PAGES TO BE PROVIDED SEPARATELY]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        RSC HOLDINGS II, LLC


                                        By: /s/ Keith A. Sawottke
                                            ------------------------------------
                                        Name: Keith A. Sawottke
                                        Title: Senior Vice President and Chief
                                               Financial Officer


                                        RSC HOLDINGS III, LLC


                                        By: /s/ Keith A. Sawottke
                                            ------------------------------------
                                        Name: Keith A. Sawottke
                                        Title: Senior Vice President and Chief
                                               Financial Officer


                                        RENTAL SERVICE CORPORATION


                                        By: /s/ Keith A. Sawottke
                                            ------------------------------------
                                        Name: Keith A. Sawottke
                                        Title: Senior Vice President and Chief
                                               Financial Officer

                  [Second-Lien Credit Agreement-Signature Page]

                                        DEUTSCHE BANK SECURITIES INC.,
                                           as a Joint Lead Arranger


                                        By: /s/ Stephen R. Lapidus
                                            ------------------------------------
                                        Name: Stephen R. Lapidus
                                        Title: Director


                                        By: /s/ Stephanie L. Perry
                                            ------------------------------------
                                        Name: Stephanie L. Perry
                                        Title: Director

           [Signature Page to Second-Lien Term Loan Credit Agreement]

                                        DEUTSCHE BANK AG, NEW YORK BRANCH,
                                           Individually and as Administrative
                                           Agent and Collateral Agent


                                        By: /s/ MARGUERITE SUTTON
                                            ------------------------------------
                                        Name: MARGUERITE SUTTON
                                        Title: DIRECTOR


                                        By: /s/ Omayra Laucella
                                            ------------------------------------
                                        Name: Omayra Laucella
                                        Title: Vice President

           [Signature Page to Second-Lien Term Loan Credit Agreement]

                                        CITICORP NORTH AMERICA, INC.,
                                           as Syndication Agent


                                        By: /s/ Aaron Dannenberg
                                            ------------------------------------
                                        Name: Aaron Dannenberg
                                        Title: Vice President

           [Signature Page to Second-Lien Term Loan credit Agreement]

                                                                      SCHEDULE A

                                   COMMITMENTS

                                    Initial Term Loan Commitment
                                    ----------------------------
Deutsche Bank AG, New York Branch          $1,130,000,000
TOTAL:                                     $1,130,000,000

                                LENDER ADDRESSES

Lender                               Address
------                               -------
Deutsche Bank AG, New York Branch    60 Wall Street
                                     New York, NY 10005
                                     Attention: Marguerite Sutton
                                     Telephone: (212) 250-6150
                                     Telecopier: (212) 797-4655

                                                                      Schedule B
                                                             to Credit Agreement

                        Schedule B: Assumed Indebtedness

I.   CAPITAL LEASES

     1. Motor Vehicle Open Ended Operating Lease No. 0988 dated as of April 24, 2000 between DL Peterson Trust and RSC ($122,600,000.00 approximate aggegate principal amount as of November 24, 2006).

II.  MORTGAGES

     1. Mortgage and Promissory Note, dated September 21, 1993, from RSC (as successor-in-interest to Acme Acquisition Corp.) in favor of Vito Croce and Mary Croce ($35,549.18 approximate aggregate principal amount as of November 24, 2006).

     2. Mortgage and Promissory Note, dated September 21, 1993, from RSC (as successor-in-interest to Acme Acquisition Corp.) in favor of Donald Jacobson and Marilee I. Jacobson ($35,549.18 approximate aggregate principal amount as of November 24, 2006).

                                                                    Schedule 4.2
                                                             to Credit Agreement

                Schedule 4.2: Material Adverse Effect Disclosure

None.

                                                                    Schedule 4.4
                                                             to Credit Agreement

                         Schedule 4.4: Consents Required

1. Industrial Lease Agreement between Partnership 221 (Landlord), a New Mexico limited liability company, and Zuni Rental Enterprises, L.L.C. (Tenant), a Colorado limited liability company, as assigned to The Air & Pump Company on December 20, 1999 and renewed by RSC pursuant to the lease renewal notice dated June 28, 2001 (Property ID Number 292-01).

2. Lease Agreement between Mary Louise Veatch, R. Kendal Veatch, Marilyn M. Veatch, Melvin T. Veatch, Jr. and Kathleen O. Veatch (Lessor) and Danville Rental and Services, Inc. (Lessee) dated May 1, 1988, as assigned to Rental Service Corporation USA, Inc. on May 3, 2000 and renewed by RSC on February 13, 2003 and January 20, 2005 (Property ID Number 378-02).

3. Commercial Lease Agreement between Peter E. and Kathryn R. Melsted (Lessor) and JDW Enterprises, Inc. (Lessee) dated November 1, 1995, as amended on March 14, 2005 (Property ID Number 392-01).

4. Sublease Agreement between JDW Enterprises, Inc. dba Valley Rentals (Sublessor), an Arizona corporation, and Peter E. and Kathryn R. Melsted (Lessor) and RSC Center, Inc. (Sublessee), a Texas corporation, dated February 2, 1998, as amended on July 10, 2000, October 24, 2002 and March 13, 2003 (Property ID Number 397-01).

5. Lease Agreement between Century 21 Cox Realty (Lessor) and Prime Service (Lessee) dated December 1, 1994 (Property ID Number 527-01).

6. Lease Agreement between Clementina LTD (Lessor) and Prime Service, Inc., a Delaware corporation (Lessee), as amended on October 4, 2002 (Property ID Number 550-01).

7. Lease Agreement between Simas Floor Company, Inc., Money Purchase Pension Plan & Trust (Lessor) and RSC (Lessee) dated September 25, 2001, as amended on January 24, 2006 (Property ID Number 554-01).

8. Lease Agreement between Clementina Refinery Services and Anne Cleary Kerns, L.L.C. dated November 20, 1997, as assigned to Prime Service, Inc. pursuant to Assignment of Lease dated November 21, 1997 and modified pursuant to Modification Agreement entered into between Anne Cleary Kerns, L.L.C. and RSC, successor to Clementina Refinery Services, dated September 5, 2003 (Property ID Number 556-01).

9. Lease Agreement between Tulloch Construction, Inc., a California corporation (Lessor), and Prime Service, Inc., a Delaware corporation (Lessee), dated June 9, 1998, as amended on September 16, 2005 (Property ID Number 557-01).

                                                                    Schedule 4.4
                                                             to Credit Agreement

10. Lease Agreement between Four Square Development Company, a Washington partnership (Lessor), and Alpine Equipment Rentals & Supply Company Inc., a Washington corporation (Lessee), dated November 1, 1991, as amended on July 29, 1996, renewed by RSC, successor to Alpine Equipment Rentals & Supply Company, Inc., on April 5, 2002, and amended on May 17, 2002 and March 21, 2006 (Property ID Number 561-01).

11. Lease Agreement between B&B Properties (Landlord), a Washington partnership, and Prime Service, Inc. (Tenant), a Delaware corporation, dated November 4, 1998, as renewed by RSC, successor to Prime Service, Inc., on August 10, 2001, and amended on April 7, 2002 (Property ID Number 563-01).

12. Lease Agreement between Harold E. Stack (Lessor) and Alpine Equipment Rentals and Supply Company, Inc. (Lessee) dated April 22, 1990, as renewed on November 30, 1995, assigned to Primeco, Inc. pursuant to Lessor's Consent dated July 25, 1996, amended on July 5, 2000, July 29, 2002 and January 14, 2004 and renewed on June 30, 2005 (Property ID Number 565-01).

13. Commercial Lease Agreement between John V. and Claudette S. Gubrud (Lessor) and Alpine Equipment Rentals and Supply Company, Inc. (Lessee) dated May 15, 1995, as assigned to Primeco Inc. pursuant to Lessor's Consent dated July 25, 1996, amended and extended on July 16, 1999 and renewed by RSC on January 28, 2005 (Property ID Number 566-01).

14. Commercial Building Lease Agreement between Louisville Regional Airport Authority and RSC dated May 21, 2004 (Property ID Number 730-01).

15. Lease Agreement between The Prudential Insurance Company of America, a New Jersey corporation (Lessor), and Primeco, Inc., dated August 7, 1992, as amended on August 6, 1996, September 26, 1996, January 27, 1998 and November 3, 2000 (Property ID Number 981-04).

16. Master Lease Agreement No 00228 dated July 16, 2003 between the Company and Bay4 Capital LLC.

17. Lease Agreement between Mosak Properties LLC (Assignee/Landlord), a Delaware limited liability company and Rental Service Corporation (Tenant), dated November 4, 2004 (Property ID Number 354-02).

18. Lease Agreement between Amtel, Inc. (Landlord), a South Carolina corporation, and Prime Service, Inc (Tenant), a Delaware corporation, dated March 23, 1998 (Property ID 478-02).

19. Industrial Lease Agreement between Partnership 221 (Landlord), a New Mexico limited liability company, and Zuni Rental Enterprises, L.L.C. (Tenant), a Colorado limited liability company, as assigned to The Air & Pump Company on December 2, 1997 and

                                                                    Schedule 4.4
                                                             to Credit Agreement

     renewed by RSC pursuant to the lease renewal notice dated June 28, 2001 and August 18, 2006 (Property ID Number 293-01).

20. Applicable requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                                                                    Schedule 4.8
                                                             to Credit Agreement

                           Schedule 4.8: Real Property

I(a) Owned Real Property

          STATE            CITY                   ADDRESS               ZIP CODE
     --------------   -------------   -------------------------------   --------
1.   Florida          Ft. Pierce      3019 S. US Highway 1                34982
2.   Florida          Pensacola       5580 N. Pensacola Boulevard         32505
3.   Iowa             Muscatine       1303 Washington Street              52761
4.   North Carolina   Winston-Salem   3800 N. Patterson Avenue            27105
5.   Texas            Wichita Falls   1113 Sheppard Access Road Coded     76306

I(b) Leased Real Property

STORE   REGION
  #        #     PROPERTY ID#                           ADDRESS                                  CITY         STATE
-----   ------   ------------   -------------------------------------------------------   -----------------   -----
   1       9       R-001-01     4915 101st Avenue                                         Edmonton            AB
   2       9       R-002-01     5518 50th Avenue                                          Bonnyville          AB
   4       9       R-004-01     15730 118th Ave.                                          Edmonton            AB
   6       9       R-006-02     275 MacAlpine Crescent                                    Fort McMurray       AB
   6       9       R-006-03     265 MacAlpine - (lot lease)                               Fort McMurray       AB
   7       9       R-007-02     2181 Premier Way, #244                                    Sherwood Park       AB
   8       9       R-008-04     2921 Millar Avenue                                        Saskatoon           SK
   9       9       R-009-01     235 McDonald St. North                                    Regina              SK
  10       9       R-010-02     3639 8th Street SE                                        Calgary             AB
  11       9       R-011-02     6734 65th Avenue                                          Red Deer            AB
  12       9       R-012-01     3915 38th Street                                          Whitecourt          AB
  13       9       R-013-01     59 17th Street West                                       Prince Albert       SK
  14       3       R-014-01     2136 W. Beaver Street                                     Jacksonville        FL
  15       3       R-015-01     8618 Philips Highway                                      Jacksonville        FL
  16       7       R-016-01     3301 Cities Service Hwy.                                  Westlake            LA
  18       2       R-018-01     911 South Loop West                                       Houston             TX
  21       7       R-021-01     38385 Highway 30                                          Gonzales            LA
  22       2       R-022-02     U.S. Highway 79 South OR 766 Highway 79 West              Buffalo             TX
  26       7       R-026-03     8424 Hansen Rd                                            Houston             TX
  27       2       R-027-02     3500 Ellen Trout Drive                                    Lufkin              TX
  28       2       R-028-01     1419 FM 1845                                              Longview            TX
  31       2       R-031-01     2301 S. Texas Avenue                                      College Station     TX
  32       2       R-032-02     820 Bus Hwy 30 E                                          Huntsville          TX
  33       2       R-033-01     2700 W. Highway 290                                       Brenham             TX

                                                                    Schedule 4.8
                                                             to Credit Agreement

STORE   REGION
  #        #     PROPERTY ID#                           ADDRESS                                  CITY         STATE
-----   ------   ------------   -------------------------------------------------------   -----------------   -----
  34       2       R-034-01     5210 S. General Bruce                                     Temple              TX
  36       2       R-036-01     3301 Interstate Hwy. 35 North                             Round Rock          TX
  38       3       R-038-01     On-Site facility at Chevron Products                      Pascagoula          MS
  39       7       R-039-01     750 Highway 61 North                                      Vicksburg           MS
  40       7       R-040-01     585 S. Padre Island                                       Corpus Christi      TX
  41       7       R-041-01     4330 Highway 80 West                                      Jackson             MS
  42       7       R-042-01     5595 Highway 49 South                                     Hattiesburg         MS
  43       9       R-043-03     19862 County Road 20                                      Foley               AL
  44       7       R-044-02     227 Shelton Street                                        Columbus            MS
  45       3       R-045-01     14144 66th Street N.                                      Largo               FL
  46       3       R-046-01     6717 US Highway 19                                        Port Richey         FL
  46       3       R-046-02     11507 U.S. 19 North                                       Port Richey         FL
  48       3       R-048-01     3051 Hanson Street                                        Ft. Myers           FL
  51       8       R-051-01     3180 Highway 20 West                                      Decatur             AL
  52       3       R-052-02     3235 Veterans Circle                                      Trussville          AL
  54       3       R-054-01     2123 Hamilton Rd.                                         La Grange           GA
  55       3       R-055-01     2400 Whittlesey Road                                      Columbus            GA
  56       3       R-056-01     1747 Warm Springs Rd.                                     Columbus            GA
  57       3       R-057-01     2379 Bentcreek Road                                       Auburn              AL
  57       3       R-052-02     1845 East Glen Avenue                                     Auburn              AL
  58       3       R-058-01     35 Herring Road                                           Newnan              GA
  59       3       R-059-01     6535 Bankhead Hwy.                                        Douglasville        GA
  60       3       R-060-01     616 Hwy 138 S.W. - Combined location with RSC District
                                Office #163 - Same Lease                                  Riverdale           GA
  61       7       R-061-01     1214 Jefferson Road                                       Demopolis           AL
  66       3       R-066-01     2750 Southside Drive                                      Tuscaloosa          AL
  67       3       R-067-01     729 S. Westover Blvd.                                     Albany              GA
  68       4       R-068-01     3521 Old Savannah Road.                                   Augusta             GA
  69       8       R-069-01     4293 Highway 58                                           Chattanooga         TN
  71       3       R-071-01     Lot 302 Highway 9                                         Cumming             GA
  72       3       R-072-01     50 Trade Street                                           Bogart              GA
  73       3       R-073-01     3297 Martha Berry Hwy.                                    Rome                GA
  75       3       R-075-02     6575 Southern Boulevard                                   West Palm Beach     FL
  77       3       R-077-01     1830 Mason Ave.                                           Daytona Beach       FL
  80       8       R-080-02     43388 U.S. Highway 72                                     Stevenson           AL
  81       8       R-081-01     3180 Leeman Ferry Rd.                                     Huntsville          AL
  82       8       R-082-02     1512 E 2nd Street                                         Muscle Shoals       AL
  99       6       R-099-01     6929 E. Greenway STE 200                                  Scottsdale          AZ

                                                                    Schedule 4.8
                                                             to Credit Agreement

STORE   REGION
  #        #     PROPERTY ID#                           ADDRESS                                  CITY         STATE
-----   ------   ------------   -------------------------------------------------------   -----------------   -----
  99       6       R-884-01     10822 E Fanfol Lane                                       Scottsdale          AZ
  99       6       R-884-02     6633 E. Greenway Parkway, #2060                           Scottsdale          AZ
 100       6       R-100-01     407 S. Price Road                                         Tempe               AZ
 107       7       R-107-01     11832 Lake Charles Highway                                Leesville           LA
 110       7       R-110-01     3612 Coliseum Blvd.                                       Alexandria          LA
 111       7       R-111-01     333 Griffith Street                                       Pineville           LA
 112       2       R-112-01     6230 Southwest Pkwy.                                      Wichita Falls       TX
 113       2       R-113-02     2200 Falcon Rd                                            Altus               OK
 113       2       R-113-03     3003 East Broadway Street                                 Altus               OK
 115       7       R-115-02     4911 Highway 90 East                                      Broussard           LA
 116       7       R-116-01     10606 E. Main St.                                         Houma               LA
 118       7       R-118-01     68674 Hwy. 59                                             Mandeville          LA
 119       7       R-119-01     5194 FM 1006                                              Orange              TX
 120       7       R-120-01     201 Avenue F North                                        Bay City            TX
 121       2       R-121-01     4542 IH 35                                                San Marcos          TX
 122       2       R-122-01     1300 W. Central TX Expy.                                  Killeen             TX
 126       2       R-126-02     29880 W IH-10                                             Boerne              TX
 127       2       R-127-01     2225 Austin St                                            San Angelo          TX
 130       7       R-130-01     80 Grady Road                                             Grenada             MS
 131       5       R-131-01     6014 Forbing Road                                         Little Rock         AR
 131       5       R-131-02     11618 Otter Creek South                                   Mabelvale           AR
 132       5       R-132-01     6101 Forbing Road                                         Little Rock         AR
 135       5       R-135-01     2600 W. Main                                              Jacksonville        AR
 136       5       R-136-01     7217 Airways Road                                         Southaven           MS
 138       7       R-138-01     3035 S. Frontage Road                                     Meridian            MS
 139       5       R-139-01     2039 Fletcher Creek Road                                  Memphis             TN
 139       5       R-139-03     Highway 70/Kirby-Whitten Road                             Bartlett            TN
 141       3       R-141-01     119 Doodle Avenue                                         Fort Walton Beach   FL
 142       3       R-142-04     691 N.W. 31st Avenue                                      Pompano Beach       FL
 143       3       R-143-03     2471 Smith Street                                         Kissimmee           FL
 145       3       R-145-02     10247 Highway 84 East                                     Thomasville         GA
 151       3       R-151-02     700 Enterprise Court                                      Montgomery          AL
 152       3       R-152-02     1214 Hamrick Drive West                                   Oxford              AL
 153       3       R-153-01     364 Highway 280                                           Alexander City      AL
 154       3       R-154-02     3425 Napier Field Rd                                      Dothan              AL
 156       3       R-156-01     1503 West 15th Street                                     Panama City         FL
 157       3       R-157-01     140 Industrial Drive                                      Attalla             AL
 159       3       R-159-01     1369 McCain Pkwy                                          Pelham              AL

                                                                    Schedule 4.8
                                                             to Credit Agreement

STORE   REGION
  #        #     PROPERTY ID#                           ADDRESS                                  CITY         STATE
-----   ------   ------------   -------------------------------------------------------   -----------------   -----
 160       3       R-160-01     135 Peachtree Road                                        Byron               GA
 163       3       R-163-01     616 Hwy 138 S.W.: Combined location with RSC Store        Riverdale           GA
                                #060 - Same Lease
 165       3       R-165-01     1747 Warm Springs Rd. (same lease as store #56)           Columbus            GA
 166       3       R-166-01     921 East Morris Street                                    Dalton              GA
 167       3       R-167-02     323 South Houston Lake Road                               Warner Robins       GA
 169       8       R-169-03     5188 Eastgate Blvd                                        Lebanon             TN
 170       8       R-170-01     1500 Fritz Street SE                                      Cleveland           TN
 171       8       R-171-02     10639 Dutchtown Road                                      Knoxville           TN
 173       8       R-173-01     6688 W. A. Johnson Hwy.                                   Morristown          TN
 174       8       R-174-01     608 West Avenue                                           Crossville          TN
 175       8       R-175-02     147 Jack Miller Boulevard                                 Clarksville         TN
 176       8       R-176-03     301 Crutcher Street                                       Nashville           TN
 177       8       R-177-01     1425 S. Church Street                                     Murfreesboro        TN
 178       8       R-178-01     109 Century Court                                         Franklin            TN
 180       4       R-180-01     709 Seaboard Street                                       Myrtle Beach        SC
 184       3       R-184-01     132 Matthews Drive                                        Hilton Head         SC
 188       4       R-188-01     4013 Highway 74 West                                      Monroe              NC
 190       4       R-190-01     700 South 15th Avenue                                     Hopewell            VA
 191       4       R-191-01     3925 Washington Blvd.                                     Baltimore           MD
 193       4       R-193-01     11104 Industrial Road                                     Manassas            VA
 195       4       R-195-01     9430 Early Drive                                          Hagerstown          MD
 196       4       R-196-01     6778 Lincoln Hwy. West                                    Thomasville         PA
 201       4       R-201-01     610 Pine Log Road                                         Aiken               SC
 202       4       R-202-01     1201 Electric Road                                        Salem               VA
 203       4       R-203-02     1570 Radford Road                                         Christiansburg      VA
 204       4       R-204-01     8008 Dorchester Road                                      Charleston          SC
 206       4       R-206-01     1303 Governor Court                                       Abingdon            MD
 207       4       R-207-02     4620 Wedgewood Boulevard                                  Frederick           MD
 210       8       R-210-01     3913 24th Street                                          Moline              IL
 212       5       R-212-01     2021 NE Broadway                                          Des Moines          IA
 213       5       R-213-01     5735 4th Street SW                                        Cedar Rapids        IA
 214       8       R-214-01     4419 & 4375 Reas Bridge Road                              Decatur             IL
 216       8       R-216-01     1414 Triumph Drive                                        Urbana              IL
 218       5       R-218-01     2325 SE 5th Street                                        Ames                IA
 219       8       R-219-01     300 W. Chicago Ave.                                       E. Chicago          IN
 221       5       R-221-01     3140 E. Kearney                                           Springfield         MO
 223       2       R-223-03     3520 N. Perkins Road                                      Stillwater          OK

                                                                    Schedule 4.8
                                                             to Credit Agreement

STORE   REGION
  #        #     PROPERTY ID#                           ADDRESS                                  CITY         STATE
-----   ------   ------------   -------------------------------------------------------   -----------------   -----
 224       8       R-224-01     21600 Doral Road                                          Waukesha            WI
 224       8       R-224-02     21650 Doral Road                                          Waukesha            WI
 225       8       R-225-01     3736 11th Street                                          Rockford            IL
 226       8       R-226-01     2201 East Higgins Road                                    ElK Grove Village   IL
 230       5       R-230-02     6520 W. Barraque Street                                   Pine Bluff          AR
 231       2       R-231-01     2022 Texas Blvd.                                          Texarkana           TX
 232       5       R-232-01     1810 S. 8th Street                                        Rogers              AR
 232       5       R-232-02     2505 N. 24th Street                                       Rogers              AR
 233       5       R-233-01     2927 Browns Lane                                          Jonesboro           AR
 235       5       R-235-01     931 S. Division Street                                    Blytheville         AR
 235       5       R-235-02     4855 North County Road 773                                Blytheville         AR
 237       5       R-237-01     3004 S. Arkansas                                          Russellville        AR
 238       5       R-238-01     3616 Towson Avenue                                        Fort Smith          AR
 239       5       R-239-01     1800 Higdon Ferry Rd.                                     Hot Springs         AR
 240       3       R-240-01     709 West Gaines St.                                       Tallahassee         FL
 241       3       R-241-01     3655 N. Monroe St.                                        Tallahassee         FL
 243       3       R-243-01     2445 Capital Circle NE                                    Tallahassee         FL
 244       3       R-244-02     539 S.W. Arrowhead Terrace                                Lake City           FL
 245       3       R-245-02     4383 Inner Perimeter Road                                 Valdosta            GA
 247       8       R-247-01     1610 W. Wisconsin Avenue                                  Appleton            WI
 248       8       R-248-01     5814 Green Valley Road                                    Oshkosh             WI
 249       2       R-249-01     3801 SE Nowata Road                                       Bartlesville        OK
 249       2       R-249-02     Lot Next Door                                             Bartlesville        OK
 250       5       R-250-01     2025 Westfield Avenue                                     Waterloo            IA
 251       5       R-251-01     2809 Larson Street                                        LaCrosse            WI
 252       5       R-252-03     1100 Vine Street                                          Hays                KS
 254       4       R-254-02     7094 Truck World Blvd                                     Hubbard             OH
 256       5       R-256-01     449 St. Ferdinand                                         Florissant          MO
 257       5       R-257-01     1717 Ford Lane                                            St. Charles         MO
 260       7       R-260-01     8500 W. Bay Road - On-site facility at Bayer              Baytown             TX
 262       7       R-262-01     8280 Sheldon Road - On-site facility at Citgo             Channelview         TX
 263       7       R-263-01     458 Plantation Drive, PMB 302 - On-site facility at Dow   Lake Jackson        TX
 265       7       R-265-01     1790 Paris Road-Gate #3 - On-site facility at Mobile      Chalmette           LA
 266       7       R-266-01     585 S. Padre Island - On-site facility at Koch            Corpus Christi      TX
 267       7       R-267-01     3301 Cities Service Highway - On-site                     Westlake            LA

                                                                    Schedule 4.8
                                                             to Credit Agreement

STORE   REGION
  #        #     PROPERTY ID#                           ADDRESS                                  CITY         STATE
-----   ------   ------------   -------------------------------------------------------   -----------------   -----
                                facility at Petro
 268       8       R-268-01     300 W. Chicago Ave. - On-site facility at Amoco           E. Chicago          IN
 271       8       R-271-01     Finley Island Road - On-site facility at Amoco Chemical   Decatur             AL
 272       5       R-272-01     650 Industrial Road - Onsite facility at Cargill Plant    Blair               NE
 274       8       R-274-03     6001 Atwood Drive                                         Richmond            KY
 276       8       R-276-02     912 W Cumberland Gap Parkway                              Corbin              KY
 279       2       R-279-01     3212 Prairie Valley Road                                  Ardmore             OK
 280       5       R-280-01     1401 W. Potter Ave                                        Kirksville          MO
 280       5       R-280-02     3008 Baltimore Street                                     Kirksville          MO
 281       5       R-281-02     5635 Highway 54                                           Osage Beach         MO
 282       5       R-282-01     1226 E. 16th Avenue & 1508 13th Street E.                 Hibbing             MN
 283       5       R-283-01     325 S. Kansas Avenue                                      Liberal             KS
 285       6       R-285-01     230394 Highland Road                                      Scottsbluff         NE
 288       4       R-288-03     932 S. 13th Street                                        Harrisburg          PA
 290       6       R-290-02     Airport Boulevard & 22nd Avenue                           Aurora              CO
 290       6       R-290-01     11250 East 40th Ave.                                      Denver              CO
 291       6       R-291-01     1250 Zuni Street                                          Denver              CO
 292       2       R-292-01     3900 Interstate 40 East                                   Amarillo            TX
 293       2       R-293-01     317 Southeast Loop 289                                    Lubbock             TX
 294       6       R-294-01     201 Juan Tabo NE                                          Albuquerque         NM
 295       6       R-295-01     9170 Coors NW                                             Albuquerque         NM
 296       6       R-296-01     2401 Menaul NE                                            Albuquerque         NM
 297       5       R-297-02     3708 Arch Avenue                                          Grand Island        NE
 298       5       R-298-01     11615 S. Rogers Road                                      Olathe              KS
 299       5       R-299-02     1040 Burlington                                           Kansas City         MO
 300       6       R-300-01     1429 E. Mulberry                                          Fort Collins        CO
 301       6       R-301-01     481 West 84th Avenue                                      Thornton            CO
 302       6       R-302-01     13109 N. Highway 85                                       Littleton           CO
 303       6       R-303-01     2401 Steel Drive                                          Colorado Springs    CO
 306       5       R-306-01     5101 East 63rd Street                                     Derby               KS
 308       4       R-308-01     575 E. Exchange Street                                    Akron               OH
 311       5       R-311-01     9707 E. Orme                                              Wichita             KS
 312       5       R-312-02     9127 West Kellogg Drive                                   Wichita             KS
 314       5       R-314-01     951 SE. Oldham Parkway                                    Lees Summit         MO
 315       5       R-315-01     754 E. Young                                              Warrensburg         MO
 315       5       R-315-02     611 Creach Drive (lot lease)                              Warrensburg         MO

                                                                    Schedule 4.8
                                                             to Credit Agreement

STORE   REGION
  #        #     PROPERTY ID#                           ADDRESS                                  CITY         STATE
-----   ------   ------------   -------------------------------------------------------   -----------------   -----
 316       5       R-316-02     1606 Commerce Court                                       Columbia            MO
 317       5       R-317-01     2805 Newman Road                                          Joplin              MO
 318       2       R-318-01     2900 North Interstate Dr.                                 Norman              OK
 319       5       R-319-02     3818 South Leonard Road                                   St. Joseph          MO
 320       5       R-320-01     2340 Fernbrook Lane                                       Plymouth            MN
 322       5       R-322-01     6740 Hudson Blvd.                                         Oakdale             MN
 322       5       R-322-02     Hudson Blvd (lot lease)                                   Oakdale             MN
 323       5       R-323-01     3750 Highway 13 West                                      Burnsville          MN
 324       5       R-324-01     4201 West First Street                                    Duluth              MN
 325       5       R-325-02     8616 S. 135th Street                                      LaVista             NE
 326       5       R-326-01     1821 Cornhusker Hwy.                                      Lincoln             NE
 326       5       R-326-02     1830 Yolande (lot lease)                                  Lincoln             NE
 327       8       R-327-01     4117 W. Mount Pleasant                                    West Burlington     IA
 328       8       R-328-01     2700 S. 17th Street                                       Clinton             IA
 330       5       R-330-01     3020 Highway 63 North                                     Rochester           MN
 331       2       R-331-01     810 Strong Highway                                        El Dorado           AR
 332       2       R-332-01     8104 Northwest Expy.                                      Oklahoma City       OK
 333       2       R-333-01     708 W. Elgin Street                                       Broken Arrow        OK
 334       2       R-334-01     324 W. Memorial Rd.                                       Oklahoma City       OK
 337       2       R-337-01     9222 East 21st Street                                     Tulsa               OK
 338       2       R-338-01     10601 S. Memorial Dr.                                     Tulsa               OK
 339       5       R-339-01     4609 Crossroads Ind. Blvd.                                Bridgeton           MO
 340       8       R-340-01     2701 South Main Street                                    Bloomington         IL
 341       5       R-341-01     2050 Southern Expressway                                  Cape Girardeau      MO
 342       5       R-342-02     3801 Maine Street                                         Quincy              IL
 343       8       R-343-01     3161 Market Street                                        Green Bay           WI
 344       8       R-344-01     26 Marsh Court                                            Madison             WI
 345       8       R-345-01     5605 Mesker Street                                        Schofield           WI
 346       8       R-346-01     2901 N. Peoria                                            Peru                IL
 347       8       R-347-01     1845 East Lincoln Hwy.                                    DeKalb              IL
 348       8       R-348-02     3407 N. Main Street                                       East Peoria         IL
 350       4       R-350-01     1291 Medina Road                                          Medina              OH
 352       5       R-352-01     307 North 14th Avenue                                     Dodge City          KS
 353       7       R-353-01     1948 Cliff Gookin Blvd.                                   Tupelo              MS
 354       8       R-354-02     22634 South Frontage Road West                            Channahon           IL
 355       5       R-355-01     3352 Southway Drive                                       St. Cloud           MN
 357       8       R-357-02     1600 S. Dirksen Parkway                                   Springfield         IL
 358       5       R-358-01     390 E. 12th Street                                        Dubuque             IA

                                                                    Schedule 4.8
                                                             to Credit Agreement

STORE   REGION
  #        #     PROPERTY ID#                           ADDRESS                                  CITY         STATE
-----   ------   ------------   -------------------------------------------------------   -----------------   -----
 359       5       R-359-02     5076 Mid America Court                                    Collinsville        IL
 361       5       R-361-02     4258 3rd Avenue NW                                        Fargo               ND
 361       5       R-361-03     3004 Thunder Road South                                   Fargo               ND
 362       5       R-362-01     3620 North Lewis Avenue                                   Sioux Falls         SD
 366       5       R-366-03     #48 Industrial Park Drive                                 Hollister           MO
 367       5       R-367-02     174 Kenworth boulevard                                    Jackson             TN
 369       5       R-369-02     31st St & Haskell Ave                                     Lawrence            KS
 370       4       R-370-02     900 Basin Rd                                              New Castle          DE
 371       4       R-371-02     1209 Marshall Avenue                                      Lancaster           PA
 372       4       R-372-01     28587 Sussex Highway                                      Laurel              DE
 374       4       R-374-01     8200 Cryden Way                                           Forestville         MD
 376       3       R-376-02     392 North Expressway                                      Griffin             GA
 377       3       R-377-01     16300 U.S. Highway 80 West                                Statesboro          GA
 378       8       R-378-01     530 South 4th Street                                      Danville            KY
 378       8       R-378-02     528 S. 4th Street                                         Danville            KY
 380       8       R-380-01     6270 N. Dixie Highway                                     Elizabethtown       KY
 381       8       R-381-01     65 Sulphur Springs Rd.                                    Lebanon             KY
 382       4       R-382-02     947 Route 22 East                                         Duncansville        PA
 383       4       R-383-01     3883 Sweeten Creek Road                                   Arden               NC
 388       8       R-388-02     970 Lovers Lane                                           Bowling Green       KY
 390       6       R-390-02     115 E. Baseline Road (lot lease)                          Gilbert             AZ
 390       6       R-390-01     215 E. Baseline Road                                      Gilbert             AZ
 391       6       R-391-01     1770 W. Prince Road                                       Tucson              AZ
 392       6       R-392-01     3461 East Deuce of Clubs                                  Show Low            AZ
 393       6       R-393-01     2224 NW Grand Avenue                                      Phoenix             AZ
 394       6       R-394-01     648 East Fry Blvd.                                        Sierra Vista        AZ
 395       6       R-395-02     1060 E. Highway 70                                        Safford             AZ
 396       6       R-396-02     2020 US Highway 60                                        Globe               AZ
 397       6       R-397-01     2323 West Hwy. 66                                         Gallup              NM
 398       6       R-398-02     181 S. Browning Parkway                                   Farmington          NM
 399       6       R-399-01     21445 North 27th Ave.                                     Phoenix             AZ
 400       6       R-400-01     814 N Santa Fe Ave.                                       Pueblo              CO
 401       6       R-401-01     2251 Downhill Drive                                       Steamboat Springs   CO
 402       6       R-402-02     6921 East Cave Creek Road                                 Cave Creek          AZ
 403       6       R-403-02     Lots C-5 & C6 Del Camino Rd.                              Santa Fe            NM
 403       6       R-403-01     2707 Cerrillos                                            Santa Fe            NM
 404       6       R-404-01     125 8th Ave.                                              Greeley             CO
 405       6       R-405-02     1437 Hwy 70 West                                          Alamogordo          NM

                                                                    Schedule 4.8
                                                             to Credit Agreement

STORE   REGION
  #        #     PROPERTY ID#                           ADDRESS                                  CITY         STATE
-----   ------   ------------   -------------------------------------------------------   -----------------   -----
 408       6       R-408-01     18810 Longs Way                                           Parker              CO
 409       6       R-409-01     1045 Chambers Ave. Lot C-11                               Eagle               CO
 410       6       R-410-01     709 West Lincolnway                                       Cheyenne            WY
 411       6       R-411-01     11039 N. Cave Creek Road                                  Phoenix             AZ
 412       6       R-412-02     6363 E. 2nd Street                                        Prescott Valley     AZ
 413       6       R-413-01     1429 North Pinal Avenue                                   Casa Grande         AZ
 414       6       R-414-01     2372 E. Main Street                                       Montrose            CO
 415       6       R-415-02     0112 Summit County Road #450                              Breckenridge        CO
 415       6       R-415-01     116 Country Road 450 (lot lease)                          Breckenridge        CO
 416       6       R-416-01     249 Adams Avenue                                          Silverthorne        CO
 418       6       R-418-02     955 Valley St                                             Colorado Springs    CO
 419       6       R-419-01     900 S. Sunset Road                                        Longmont            CO
 420       6       R-420-01     650 S. 11th Street                                        Gunnison            CO
 421       4       R-421-01     1000 Halstead Boulevard                                   Elizabeth City      NC
 422       5       R-422-01     2120 E. 4th Street                                        North Platte        NE
 423       5       R-423-01     915 Enoch Lane                                            Manhattan           KS
 424       5       R-424-02     U.S. Highway 60 / 3525 Park Avenue                        Peducah             KY
 426       3       R-426-01     725 S.E. Monterey Road                                    Stuart              FL
 426       3       R-426-02     705 S.E. Monterey Road                                    Stuart              FL
 427       4       R-427-01     1090 & 1094 Mantua Pike, Rt 45                            Wenonah             NJ
 429       8       R-429-01     5809 Highway 8 West                                       Rhinelander         WI
 431       4       R-431-01     2402 Highway 72/221 E. Brickyard Rd.                      Greenwood           SC
 432       8       R-432-02     800 Boone Station Rd                                      Johnson City        TN
 434       8                    I S G Indiana Harbor Inc - On-site facility at
                                LTV Steel                                                 East Chicago        IN
 435       6       R-435-02     3380 St. Rose Parkway                                     Henderson           NV
 437       6       R-437-01     3685 South Winchester Road                                Apache Junction     AZ
 438       7       R-438-01     307 Industrial Park Rd.                                   Starkville          MS
 438       7       R-438-02     Highway 25 Bypass at Reed Road                            Starkville          MS
 439       6       R-439-01     3233 Cy Avenue                                            Casper              WY
 442       4       R-442-01     9801 Nokesville Road (Showroom)                           Manassas            VA
 443       4       R-443-02     4616 Lassen Lane                                          Fredericksburg      VA
 444       4       R-444-01     1961 S. Loudoun Street                                    Winchester          VA
 446       4       R-446-01     1308 Horner Road                                          Woodbridge          VA
 447       4       R-447-01     2413 London Bridge Road                                   Virginia Beach      VA
 447       4       R-447-02     Lot 28 @ Squadron Court & Taylor Farm Road                Virginia Beach      VA
 448       7                    2200 Old Spanish Trail - On-site facility
                                located at Conoco                                         Westlake            LA

                                                                    Schedule 4.8
                                                             to Credit Agreement

STORE   REGION
  #        #     PROPERTY ID#                           ADDRESS                                  CITY         STATE
-----   ------   ------------   -------------------------------------------------------   -----------------   -----
 449       4       R-449-01     249 E. Shirley Avenue                                     Warrenton           VA
 451       3       R-451-02     1026 South Memorial Drive                                 Prattville          AL
 452       7                    Ppg - 1300 Ppg Drive - On-site facility located at PPF    Westlake            LA
 454       4       R-454-03     161 Charles Street                                        Harrisonburg        VA
 456       1       R-456-01     210 N. Wood Drive                                         Camarillo           CA
 457       4       R-457-01     1400 Bluff Road                                           Columbia            SC
 458       4       R-458-02     13710 Booker T. Washington Highway                        Moneta              VA
 459       4       R-459-02     181 Oak Carriage Dr.                                      Lewisburg           WV
 460       4       R-460-01     319 Oakvale Road                                          Princeton           WV
 462       4       R-462-03     309 North Eisenhower Drive                                Beckley             WV
 462       4       R-462-01     309 North Eisenhower Drive                                Beckley             WV
 462       4       R-462-02     307 N Eisenhower Dr (Lots 2 & 3)                          Beckley             WV
 463       4       R-463-02     315 West Main Street                                      Charlottesville     VA
 463       4       R-463-03     Meade Street - lease out for signing                      Charlottesville     VA
 464       4       R-464-03     2787 Simmons Drive                                        Cloverdale          VA
 465       4       R-465-01     6710-6720 Everglades Drive                                Richmond            VA
 465       4       R-465-02     6725 Atmore Drive - Adjacent lot                          Richmond            VA
 466       4       R-466-01     8405 Brook Road                                           Glen Allen          VA
 466       4       R-466-02     8401 Brook Road                                           Glen Allen          VA
 472       4       R-472-05     3022 Griffith St                                          Charlotte           NC
 473       4       R-473-01     105 Swing Road                                            Greensboro          NC
 474       4       R-474-01     5600 Chapel Hill Road                                     Raleigh             NC
 475       8       R-475-02     4311 North Mayflower Road                                 South Bend          IN
 476       4       R-476-01     1000 Woodruff Road                                        Greenville          SC
 477       4       R-477-01     2841 Azalea Drive                                         Charleston          SC
 478       4       R-478-02     910 Riverview Road                                        Rock Hill           SC
 479       4       R-479-01     1020 N. Front Street                                      Wilmington          NC
 480       4       R-480-02     141 Sweeten Creek Road                                    Asheville           NC
 482       3       R-482-02     1000 Chatham Parkway North                                Savannah            GA
 485       8       R-485-01     1830 Foreman Drive                                        Cookeville          TN
 486       3       R-486-01     229 Hurricane Shoals Road                                 Lawrenceville       GA
 487       3       R-487-02     1950 Guffin Lane                                          Marietta            GA
 489       1       R-489-01     7920 N.E. St. Johns Rd.                                   Vancouver           WA
 489       1       R-489-02     7920 NE St. Johns Rd - (Lot Lease)                        Vancouver           WA
 490       5       R-490-02     4016 Highway Boulevard                                    Spencer             IA
 493       8       R-493-01     1006 S. Division Avenue                                   Grand Rapids        MI
 493       8       R-493-02     5135 68th Street SE                                       Grand Rapids        MI
 494       4       R-494-01     229 Center Street                                         Jacksonville        NC

                                                                    Schedule 4.8
                                                             to Credit Agreement

STORE   REGION
  #        #     PROPERTY ID#                           ADDRESS                                  CITY         STATE
-----   ------   ------------   -------------------------------------------------------   -----------------   -----
 495       2       R-495-02     32000 SH #249                                             Pinehurst           TX
 497       3       R-497-01     1008 Commercial St                                        Brunswick           GA
 500       1       R-500-01     5800 Armada Drive, #210                                   Carlsbad            CA
 501       5       R-501-01     1500 S. Broadway                                          Salina              KS
 502       6       R-502-01     1450 Coffeen Avenue                                       Sheridan            WY
 505       1       R-505-02     520 E. LaCadena Drive                                     Riverside           CA
 506       1       R-506-01     4117 Rosedale Highway                                     Bakersfield         CA
 508       1       R-508-01     2900 E. Spring Street                                     Long Beach          CA
 511       1       R-511-02     28377 Felix Valdez Avenue                                 Temecula            CA
 512       1       R-512-01     220 North Johnson Avenue                                  El Cajon            CA
 513       1       R-513-01     1000 S. Grand Avenue                                      Santa Ana           CA
 521       6       R-521-01     5300 E. Railhead Avenue                                   Flagstaff           AZ
 521       6       R-521-02     Huntington Drive                                          Flagstaff           AZ
 523       6       R-523-01     2900 Highway #95                                          Bullhead City       AZ
 523       6       R-523-02     Silvercreek Road                                          Bullhead City       AZ
 524       6       R-524-02     1968 Acoma Boulevard                                      Lake Havasu City    AZ
 527       6       R-527-01     2720 E 16th Street (Hwy 95)                               Yuma                AZ
 528       6       R-528-01     2781 W. 2100 South                                        West Valley City    UT
 550       1       R-550-01     2177 Jerrold Avenue                                       San Francisco       CA
 552       1       R-552-01     2150 O'Toole Avenue                                       San Jose            CA
 554       1       R-554-01     4635 Power Inn Road                                       Sacramento          CA
 555       1       R-555-02     3333 South Highway 99                                     Stockton            CA
 556       1       R-556-02     4030 Pacheco Boulevard                                    Martinez            CA
 557       1       R-557-01     8001 Oakport Street                                       Oakland             CA
 558       4       R-558-01     1049 S. McCord Road                                       Holland             OH
 559       1       R-559-01     501 South Main                                            Ellensburg          WA
 560       1       R-560-01     1210 W. Broadway                                          Moses Lake          WA
 561       1       R-561-01     2302 East "Q" Street                                      Tacoma              WA
 562       1       R-562-02     2810 Highland Avenue                                      Everett             WA
 563       1       R-563-01     9045 Willows Road                                         Redmond             WA
 565       1       R-565-01     5421 1st Avenue South                                     Seattle             WA
 565       1       R-565-03     S. Dawson St. (lot lease)                                 Seattle             WA
 566       1       R-566-01     1301 East College Way                                     Mt Vernon           WA
 569       1       R-569-02     1385 SE Amber Road                                        Clackamus           OR
 570       1       R-570-01     61530 S. Highway 97                                       Bend                OR
 572       1       R-572-01     2333 S. Hwy 97                                            Redmond             OR
 573       1       R-573-01     2661 N.W. Stephens Street                                 Roseburg            OR
 575       1       R-575-01     915 E. Elm Avenue                                         Hermiston           OR

                                                                    Schedule 4.8
                                                             to Credit Agreement

STORE   REGION
  #        #     PROPERTY ID#                           ADDRESS                                  CITY         STATE
-----   ------   ------------   -------------------------------------------------------   -----------------   -----
 578       1       R-578-01     1819 Highway 101 South                                    Coos Bay            OR
 579       1       R-579-01     3344 Washburn Way                                         Klamath Falls       OR
 581       1       R-581-01     2100 Hwy 99N                                              Eugene              OR
 583       1       R-583-01     3092 Silverton Road                                       Salem               OR
 601       9       R-601-03     705 Laval Crescent                                        Kamloops            BC
 602       9       R-602-01     2230-9th Avenue                                           Medicine Hat        AB
 604       9       R-604-01     1405 33 Street N.                                         Lethbridge          AB
 605       9       R-605-01     5114 62nd Street                                          Lloydminster        AB
 605       9       R-605-02     6205 51st Avenue (lot lease)                              Lloydminster        AB
 608       9       R-608-01     1905 Merivale Rd.                                         Nepean              ON
 609       9       R-609-02     47 Cardico Drive, Unit 2                                  Gormley             ON
 613       3       R-613-01     3110 Winter Lake Road                                     Lakeland            FL
 614       3       R-614-01     3635 Hwy. 98 N.                                           Lakeland            FL
 616       3       R-616-01     5907 E. Adamo Drive                                       Tampa               FL
 617       3       R-617-01     1835 N. Washington Blvd.(Hwy301)                          Sarasota            FL
 618       3       R-618-02     907 East Canal Street                                     Mulberry            FL
 620       4       R-620-02     200 S. LaSalle Street                                     Durham              NC
 622       3       R-622-02     4201 L.B. McLeod                                          Orlando             FL
 623       3       R-623-02     10230 Logan Cline Drive                                   Gulfport            MS
 624       9       R-624-01     850 High St                                               Moose Jaw           SK
 627       4       R-627-01     723 Hwy. 29 North                                         Concord             NC
 629       4       R-629-01     602 Copeland Drive                                        Hampton             VA
 630       3       R-630-01     2613 Orlando Drive                                        Sanford             FL
 631       4       R-631-01     6133 Murchison Road                                       Fayetteville        NC
 631       4       R-631-02     4301 Murchison Road                                       Fayetteville        NC
 633       4       R-633-01     342 & 344 Plaza Drive, Hwy 150                            Mooresville         NC
 633       4       R-633-02     505 East Plaza Drive                                      Mooresville         NC
 635       9       R-635-01     1375 Vernon Drive                                         Vancouver           BC
 641       3       R-641-02     100 Weber Ave & Hwy 44                                    Leesburg            FL
 642       3       R-642-02     2850 W. State Road 520                                    Cocoa               FL
 644       3       R-644-01     355 5th Street SW                                         Winter Haven        FL
 650       2       R-650-01     12997 North Freeway                                       Ft Worth            TX
 651       2       R-651-01     300 Lynbrook Boulevard                                    Shreveport          LA
 653       2       R-653-01     737 East Main                                             Lewisville          TX
 654       2       R-654-03     2728 Westmoreland                                         Dallas              TX
 655       2       R-655-01     6931 Woodway Drive - bldg #3                              Waco                TX
 656       7       R-656-02     58020 Industrial Boulevard                                Plaquemine          LA
 657       7       R-657-02     2235 Highway 70                                           Donaldsonville      LA

                                                                    Schedule 4.8
                                                             to Credit Agreement

STORE   REGION
  #        #     PROPERTY ID#                           ADDRESS                                  CITY         STATE
-----   ------   ------------   -------------------------------------------------------   -----------------   -----
 659       2       R-659-01     1766 S. Treadaway                                         Abilene             TX
 660       2       R-660-03     3301 North Garnett Road                                   Tulsa               OK
 662       2       R-662-02     2420 Lee Boulevard                                        Lawton              OK
 664       2       R-664-02     3595 FM 1960 West                                         Humble              TX
 666       7       R-666-03     6952 & 6958 Airline Highway                               Baton Rouge         LA
 668       7       R-668-01     1444 W. Bank Expressway                                   Westwego            LA
 668       7       R-668-02     1446 W. Bank Expressway                                   Westwego            LA
 669       2       R-669-02     2809 West Kinglsey Road                                   Garland             TX
 670       6       R-670-01     6914 Gateway East                                         El Paso             TX
 672       7       R-672-01     11580 Chef Menteur Highway                                New Orleans         LA
 673       2       R-673-01     320 North Highway 67                                      Midlothian          TX
 676       2       R-676-01     3101 South Prospect                                       Oklahoma City       OK
 677       2       R-677-01     10300 I.H. 35 North                                       Austin              TX
 681       2       R-681-02     East Ben 4811a/k/Chapman Lane a 3536 White                Austin              TX
 682       4       R-682-01     3560 Young Place                                          Lynchburg           VA
 683       4       R-683-01     944 Manifold Rd                                           Washington          PA
 684       1       R-684-01     19091 Hwy #33 - On-Site Trailer at AERA Energy            McKittrick          CA
 686       1       R-686-01     421 S. Wenatchee Blvd.                                    Wenatchee           WA
 687       1       R-687-02     5414 South Peach Avenue                                   Fresno              CA
 688       5       R-688-01     c/o Shell Oil-Purchasing Warehouse, Rt. 111 - On-site     Roxana              IL
                                facility at Shell Oil
 689       2       R-689-02     1533 N. McDonald                                          McKinney            TX
 691       2       R-691-01     5120 Wurzbach Road                                        San Antonio         TX
 692       2       R-692-03     5333 E. Houston                                           San Antonio         TX
 692       2       R-692-02     5333 E. Houston (lot lease)                               San Antonio         TX
 694       3       R-694-03     4226 Halls Mill Road                                      Mobile              AL
 694       3       R-694-02     4226 Halls Mill Road - Small yard and shed adjacent
                                to store                                                  Mobile              AL
 697       7                    1008 E. Ashley Wilson Road - On-site facility at Sweeny   Sweeny              TX
 703       3       R-703-02     7907 Baseline Court                                       Tampa               FL
 704       3       R-704-02     327 Thorpe Road                                           Orlando             FL
 706       3       R-706-02     5260 Truman Drive                                         Decatur             GA
 707       3       R-707-01     4111 Pinson Valley Parkway                                Birmingham          AL
 708       8       R-708-01     4300 Muhlhauser Road                                      Fairfield           OH
 709       2       R-709-03     2201 Tin Top Road, #400                                   Weatherford         TX
 710       8                    3210 Watling Street - On-site facility -                  East Chicago        IN
 712       1       R-712-02     8450 Haddon Avenue                                        Sun Valley          CA

                                                                    Schedule 4.8
                                                             to Credit Agreement

STORE   REGION
  #        #     PROPERTY ID#                           ADDRESS                                  CITY         STATE
-----   ------   ------------   -------------------------------------------------------   -----------------   -----
 713       5       R-713-01     1790 Radisson Road NE                                     Blaine              MN
 714       2                    1000 South Pine - On-site facility at Conoco              Ponca City          OK
 716       7       R-716-03     913 Chippewa Street                                       Baton Rouge         LA
 717       9       R-717-01     396 McGregor Road, Unit A                                 Sarnia              ON
 721       2       R-721-02     11003 Bissonnet                                           Houston             TX
 721       2       R-721-03     2735 FM 2218                                              Rosenberg           TX
 724       9                    275 Macalpine Crescent - On-site facility.                Ft. McMurray        AB
 726       2       R-726-02     2510 S. Main Street                                       Stafford            TX
 727       2       R-727-02     12245 Veterans Memorial Pkwy                              Houston             TX
 727       2       R-727-03     Sprayberry Lane                                           Conroe              TX
 730       8       R-730-01     3485 Roger E. Schupp Street                               Louisville          KY
 731       8       R-731-02     4828 Constellation Avenue                                 Evansville          IN
 733       8       R-733-04     3660 Interchange Road                                     Columbus            OH
 734       8       R-734-02     1677 Jaggie Fox Way                                       Lexington           KY
 735       8       R-735-02     5773 Executive Boulevard                                  Huber Heights       OH
 736       8       R-736-02     3805 S. Harding Street                                    Indianapolis        IN
 739       8       R-739-02     1255 Bridgestone Parkway                                  LaVergne            TN
 740       4       R-740-01     10840 Metromont Parkway                                   Charlotte           NC
 741       4       R-741-01     4320 New Bern Avenue                                      Raleigh             NC
 744       4       R-744-01     3501 Business Center Drive                                Chesapeake          VA
 747       5       R-747-01     1326 S. Bishop Avenue                                     Rolla               MO
 749       2       R-749-01     3925 N. Cage Boulevard                                    Pharr               TX
 750       2       R-750-01     1200 West Business 77                                     San Benito          TX
 751       2       R-751-02     15210 FM 529 at Highway 6                                 Houston             TX
 752       7       R-752-02     4225 College Street                                       Beaumont            TX
 754       2       R-754-02     17700 Highway 3                                           Webster             TX
 755       2       R-755-02     4900 E. Loop 820 South                                    Ft. Worth           TX
 756       2       R-756-03     2727 Avenue K                                             Plano               TX
 757       2       R-757-02     20202 Park Row                                            Katy                TX
 759       7       R-759-01     824 S. Hwy 35 Bypass                                      Port Lavaca         TX
 770       2       R-770-02     8200 East Freeway                                         Houston             TX
 800       7       R-800-01     2500 W. Airline Highway                                   LaPlace             LA
 804       7       R-991-02     8122 E. Paradise - Storage facility for Scottsdale
                                corporate                                                 Scottsdale          AZ
 804       7       R-804-02     2011 Highway 288                                          Freeport            TX
 804       7       R-804-03     2011 Highway 288                                          Freeport            TX
 808       7       R-808-02     1635 Industrial PK Drive                                  Nederland           TX
 815       7       R-815-02     4002 Texas Avenue                                         Texas City          TX

                                                                    Schedule 4.8
                                                             to Credit Agreement

STORE   REGION
  #        #     PROPERTY ID#                           ADDRESS                                  CITY         STATE
-----   ------   ------------   -------------------------------------------------------   -----------------   -----
 822       8       R-822-01     5121 Maryland Way                                         Brentwood           TN
 824       7       R-824-01     Highway 225 - Gate 19 - On-site facility at Shell         Deer Park           TX
 825       7       R-825-03     8807 & 8787 Highway 225                                   LaPorte             TX
 828       7       R-828-01     Hwy. 61 - Gate 44 - On-site facility at Shell             Norco               LA
 829       7       R-829-01     602 Copper Road - On-site facility at BASF                Freeport            TX
 832       7       R-832-01     Bufford St. Gate - On-site facility at Mobile             Beaumont            TX
 834       7       R-834-01     P.O. Box 651 - On-site facility at Rohm & Haas            Deer Park           TX
 836       7       R-836-01     8404 River Road - On-site - No Lease Agreement            Geismar             LA
 973       4       R-973-00     500-C Clanton Rd                                          Charlotte           NC
 976       5       R-976-01     3200 Harvor Lane                                          Plymouth            MN
 981       2       R-981-04     16225 Park Ten Place - 200                                Houston             TX
 981       2       R-981-10     16225 Park Ten Place-110                                  Houston             TX
 983       2       R-983-02     20150 Park Row, Unit #186 - Storage facility for
                                corporate office                                          Katy                TX
 TBD       1       TBD          W. Clearwater Avenue                                      Kennewick           WA
 TBD       4       TBD          43461 Old Ox Road                                         Sterling            VA
 TBD       1       TBD          Cabazon Avenue                                            Indio               CA
 386       4       TBD          100 Liberty Lane                                          Chalfont            PA
 TBD       9       TBD          5888 Shawson Drive - lease out for signature              Mississauga         ON
 TBD       7       TBD          6311 Harborside Drive - lease out for signature           Galveston           TX

                                                                    Schedule 4.9
                                                             to Credit Agreement

                   Schedule 4.9: Intellectual Property Claims

1. Certain agreements with third parties require the consent of the other party to a change of ownership. In addition, unless RSC obtains a waiver, its development license agreement with Wynne Systems, Inc. to implement proprietary changes to our enterprise resource management software system can be terminated on six month's notice as a result of the change in ownership. If RSC fails to obtain any required consent or waiver, the applicable third parties, including Wynne Systems, Inc. could seek to terminate their agreements with RSC, and, as a result, RSC's ability to conduct its business could be impaired until RSC is able to enter into replacement agreements, which could result in a Material Adverse Effect on RSC's results of operations or financial condition; provided, for the avoidance of doubt, that as of the Closing Date RSC believes no claim arising from failure to obtain such a consent or waiver from Wynn Systems, Inc. (i) has been filed or (ii) would result in a Material Adverse Effect.

                                                                   Schedule 4.16
                                                             to Credit Agreement

                           Schedule 4.16: Subsidiaries

                             SUBSIDIARY'S                             #OF       TOTAL
                             JURISDICTION       DIRECT EQUITY       SHARES      SHARES     OWNERSHIP   PLEDGED
SUBSIDIARY                   OF FORMATION           HOLDER           OWNED   OUTSTANDING    INTEREST    (Y/N)
----------                   ------------   ---------------------   ------   -----------   ---------   -------
RSC Holdings III, LLC        Delaware       RSC Holdings II, LLC      N/A         N/A         100%        Y
Rental Service Corporation   Arizona        RSC Holdings III, LLC    1000        1000         100%        Y
Rental Service               Alberta,       Rental Service           1100        1100         100%        Y
Corporation of Canada        Canada         Corporation
Ltd.

                                                                   Schedule 4.24
                                                             to Credit Agreement

                            Schedule 4.24: Insurance

LINE OF COVERAGE           POLICY NUMBER          CARRIER       EFFECTIVE DATE            LIMITS                   DEDUCTIBLE
----------------       ---------------------  --------------  -----------------  ------------------------  -------------------------
Boiler and Machinery   BM-21-7615A059-TIL-06  Travelers       6/1/2006-6/1/2007  $50,000,000 pd/bi BHMT    $    5,000
                                              Property                           & Drilling Solutions
                                                                                 $25,000,000 pd/bi RSC
                                                                                 $100,000,000 pd - all
                                                                                 others,
                                                                                 $100,000 bi - all others

Workers Compensation   WC7-631-004250-036     Liberty Mutual  5/1/2006-5/1/2007  Statutory & $1,000,000/   $  500,000
& Employers Liability                                                            $1,000,000/$1,000,000

Workers Compensation   ELl-631-004250-266     Liberty Mutual  5/1/2006-5/1/2007  Statutory & $1,000,000/   $  500,000
& Employers Liability                                                            $1,000,000/$1,000,000

Workers Compensation   WA7-63D-004250-016     Liberty Mutual  5/1/2006-5/1/2007  Statutory & $1,000,000/   $  500,000
& Employers Liability                                                            $1,000,000/$1,000,000

Automobile Liability   AS2-631-004250-026     Liberty Mutual  5/1/2006-5/1/2007  $2,000,000                $1,500,000 (per accident)

Workers Compensation   WA7-63D-004250-186     Liberty Mutual  5/1/2006-5/1/2007  Statutory & $1,000,000/   $  500,000
& Employers Liability  RSC is the Insured                                        $1,000,000/$1,000,000

Automobile Liability   AS2-631-004250-166     Liberty Mutual  5/1/2006-5/1/2007  $2,000,000                $1,500,000 (per accident)
                       RSC is the Insured

Workers Compensation   WC7-631-004250-196     Liberty Mutual  5/1/2006-5/1/2007  Statutory & $1,000,000/   $  500,000
& Employers Liability                                                            $1,000,000/$1,000,000

Property               YU2-631-004250-115     Liberty Mutual  6/1/2005-6/1/2006  $125,000,000              $   13,705

Boiler & Machinery     BM-21-7615A059-TIL-05  Travelers       6/1/2005-6/1/2006  $50,000,000 pd/bi BHMT    $    5,000
                                                                                 & Drilling Solutions
                                                                                 $25,000,000 pd/bi
                                                                                 RSC $100,000,000
                                                                                 pd-all others,
                                                                                 $100,000 bi - all others

Automobile Liability   AS2-631-004250-025     Liberty Mutual  5/1/2005-5/1/2006  $2,000,000                $1,500,000

Workers Compensation   WC7-631-004250-195     Liberty Mutual  5/1/2005-5/1/2006  Statutory & $1,000,000/   $  500,000
& Employers Liability                                                            $1,000,000/$1,000,000

Workers Compensation   WA7-63D-004250-185     Liberty Mutual  5/1/2005-5/1/2006  Statutory & $1,000,000/   $  500,000
& Employers Liability                                                            $1,000,000/$1,000,000

Workers Compensation   WA7-63D-004250-015     Liberty Mutual  5/1/2005-5/1/2006  Statutory & $1,000,000/   $  500,000
& Employers Liability                                                            $1,000,000/$1,000,000

                                                                   Schedule 4.24
                                                             to Credit Agreement

LINE OF COVERAGE           POLICY NUMBER          CARRIER       EFFECTIVE DATE            LIMITS                   DEDUCTIBLE
----------------       ---------------------  --------------  -----------------  ------------------------  -------------------------
Workers Compensation   WC7-631-004250-035     Liberty Mutual  5/1/2005-5/1/2006  Statutory & $1,000,000/   $  500,000
& Employers Liability                                                            $1,000,000/$1,000,000

Automobile Liability   AS2-631-004250-165     Liberty Mutual  5/1/2005-5/1/2006  $2,000,000                $1,500,000

Property               MCC-631-004250-114     Employers Ins.  5/1/2004-5/1/2005  $125,000,000              $   13,705
                                              Co. of Wausau

Boiler & Machinery     BM-21-7615A059-TIL-04  Travelers       5/1/2004-5/1/2005  $100,000,000 pd/bi METCO  $   10,000
                                                                                 $25,000,000 pd/bi RSC
                                                                                 $50,000,000 pd/bi BHMT &
                                                                                 DS $100,000,000 pd - all
                                                                                 others,
                                                                                 $100,000 bi - all others

Automobile Liability   AS2-631-004250-164     Liberty Mutual  5/1/2004-5/1/2005  $5,000,000                $1,500,000

Workers Compensation   WA7-63D-004250-014     Liberty Mutual  5/1/2004-5/1/2005  Statutory & $1,000,000/   $  500,000
& Employers Liability                                                            $1,000,000/$1,000,000

Workers Compensation   WA7-63D-004250-184     Liberty Mutual  5/1/2004-5/1/2005  Statutory & $1,000,000/   $  500,000
& Employers Liability                                                            $1,000,000/$1,000,000

Automobile Liability   AS2-631-004250-024     Liberty Mutual  5/1/2004-5/1/2005  $2,000,000                $1,500,000

Mexican Automobile     THA14145               Seguros         5/1/2004-5/1/2005  $25,000/$10,000/$10,000   Coll. 2% or min $200;
                                              Comercial                                                    comp - 4% or min $400
                                              America

Boiler & Machinery     BM-21-7615A053-TIL-03  The Travelers   6/1/2003-6/1/2004  $100,000,000 pd/bi METCO  $   10,000
                                              Indemnity                          $25,000,000 pd/bi
                                              Co of IL                           RSC
                                                                                 $50,000,000 pd/bi BHMT
                                                                                 & DS
                                                                                 $100,000,000 pd-all
                                                                                 others,

Property               MCC-631-004250-113     Employers Ins.  6/1/2003-6/1/2004  $125,000,000              $   12,500
                                              Co. of Wausau

General Liability      EB1-631-004250-213     Liberty Mutual  5/1/2003-5/1/2004  $1,000,000 per occ.       $1,000,000
                                                                                 $2,000,000 agg
                                                                                 $1,000,000 SIR

Workers Compensation   WC2-631-004250-163     Liberty Mutual  5/1/2003-5/1/2004  Statutory & $1,000,000/   $  500,000
& Employer's                                                                     $1,000,000/$1,000,000
Liability

Automobile Liability   AS2-631-004250-163     Liberty Mutual  5/1/2003-5/1/2004  $5,000,000                $2,000,000

Excess Liability       QI09000657             St. Paul        5/1/2003-5/1/2004  $25,000,000 per occ.      Excess of $75 million
                                                                                 $25,000,000 agg

Automobile Liability   AS2-631-00250-173      Liberty Mutual  5/1/2003-5/1/2004  $5,000,000                $2,000,000

                                                                   Schedule 4.24
                                                             to Credit Agreement

LINE OF COVERAGE           POLICY NUMBER          CARRIER       EFFECTIVE DATE            LIMITS                   DEDUCTIBLE
----------------       ---------------------  --------------  -----------------  ------------------------  -------------------------
Excess Liability       XCP G21741838          ACE American    5/1/2003-5/1/2004  $25,000,000 per occ.      Excess of $50 million
                                                                                 $25,000,000 agg

Excess Liability       AEC 9373737 00         American        5/1/2003-5/1/2004  $25,000,000 per occ.      Excess of $25 milion
                                              Guarantee &                        $25,000,000 agg
                                              Liability

Automobile Liability   AS2-631-004250-093     Liberty Mutual  5/1/2003-5/1/2004  $2,000,000                $2,000,000

Workers Compensation   WA2-63D-004250-183     Liberty Mutual  5/1/2003-5/1/2004  Statutory & $1,000,000/   $  500,000
& Employer's                                                                     $1,000,000/$1,000,000
Liability

Workers Compensation   WC2-631-004250-033     Liberty Mutual  5/1/2003-5/1/2004  Statutory & $1,000,000/   $  500,000
& Employer's                                                                     $1,000,000/$1,000,000
Liability

Automobile Liability   AS2-631-004250-023     Liberty Mutual  5/1/2003-5/1/2004  $2,000,000                $2,000,000

Workers Compensation   WA2-63D-004250-013     Liberty Mutual  5/1/2003-5/1/2004  Statutory & $1,000,000/   $  500,000
& Employer's                                                                     $1,000,000/$1,000,000
Liability

Mexican Auto           THA06494               Seguros         5/1/2003-5/1/2004  $25,000/$80,000/$10,000   Coll. 2% or min $200;
                                              Comercial                                                    comp -4% or min $400
                                              America

Commercial Umbrella    BE2860190              National Union  5/1/2003-5/1/2004  $25,000,000 per occ.      $   10,000
                                              Fire Ins. Co                       $25,000,000 agg

Workers Compensation   WA2-63D-004250-012     Liberty Mutual  5/1/2002-5/1/2003  Statutory & $1,000,000/   $   50,000
& Employer's                                                                     $1,000,000/$1,000,000
Liability

Workers Compensation   WC2-631-004250-032     Liberty Mutual  5/1/2002-5/1/2003  Statutory & $1,000,000/   $   50,000
& Employer's                                                                     $1,000,000/$1,000,000
Liability

Automobile Liability   AS2-631-004250-092     Liberty Mutual  5/1/2002-5/1/2003  $1,000,000                $  150,000

Automobile Liability   AS2-631-004250-022     Liberty Mutual  5/1/2002-5/1/2003  $1,000,000                $  150,000

Workers Compensation   WC2-631-004250-032     Liberty         5/1/2001-5/1/2002  Statutory & $1,000,000/   $   50,000
& Employer's                                                                     $1,000,000/$1,000,000
Liability

Workers Compensation   WC2-631-004250-031     Liberty Mutual  5/1/2001-5/1/2002  Statutory & $1,000,000/   $   50,000
& Employer's                                                                     $1,000,000/$1,000,000
Liability

Automobile Liability   AS2-631-004250-091     Liberty Mutual  5/1/2001-5/1/2002  $1,000,000                $  150,000

Automobile Liability   AS2-631-004250-021     Liberty Mutual  5/1/2001-5/1/2002  $1,000,000                $  150,000

                                                                   Schedule 4.24
                                                             to Credit Agreement

                             1ST NAMED                    INSURANCE
       POLICY #               INSURED         EXPIRATION   PROGRAM               CARRIER                  LIMITS      DEDUCTIBLE
---------------------  ---------------------  ----------  ---------  -------------------------------  --------------  ----------
GL5908357RA            Acme Holdings Inc.       7/1/1996  RSC        NATIONAL UNION FIRE INS CO OF    $2M xs $50K     N/A
                                                                     PITTSBURGH                       SIR

EAP14207766 (NP)       Rental Services Corp.   10/5/1993  RSC        VALIANT INSURANCE COMPANY        N/A             N/A

602NB1278 (NP)         Rental Services Corp.   10/5/1993  RSC        ST. PAUL FIRE & MARINE INS CO    N/A             N/A

502XA2633 (NP)         Rental Services Corp.   10/5/1993  RSC        ST. PAUL FIRE & MARINE INS CO    N/A             N/A

CK05502119 (NP)        Rental Services Corp.   12/2/1993  RSC        ST. PAUL FIRE & MARINE INS CO    N/A             N/A

CK05502301 (NP)        Rental Services Corp.    2/1/1994  RSC        ST. PAUL FIRE & MARINE INS CO    N/A             N/A

CK05502787 (NP)        Rental Services Corp.   10/5/1994  RSC        ST. PAUL FIRE & MARINE INS CO    N/A             N/A

CK05503020 (NP)        Rental Services Corp.    6/1/1994  RSC        ST. PAUL INSURANCE COMPANY, THE  N/A             N/A

CK05503706 (NP)        Rental Services Corp.    6/1/1995  RSC        ST. PAUL INSURANCE COMPANY, THE  N/A             N/A

86XN25150909 (NP)      Rental Services Corp.    7/1/1997  RSC        TRAVELERS INSURANCE CO           N/A             N/A

BE932-46-12 (NP)       Rental Services Corp.    7/1/1997  RSC        NATIONAL UNION FIRE INS CO OF    N/A             N/A
                                                                     PITTSBURGH

GL590-83-85 (NP)       Rental Services Corp.    7/1/1997  RSC        NATIONAL UNION FIRE INS CO OF    N/A             N/A
                                                                     PITTSBURGH

BE932-82-33 (NP)       Rental Services Corp.   1/31/1998  RSC        NATIONAL UNION FIRE INS CO OF    N/A             N/A
                                                                     PITTSBURGH

7FSJEX271T402 (NP)     Rental Services Corp.  11/31/1998  RSC        TRAVELERS INSURANCE CO           N/A             N/A

7976-41-68 (NP)        Rental Services Corp.   1/31/1998  RSC        CHUBB GROUP                      N/A             N/A

GL1465570RA            Rental Services Corp.  11/31/1998  RSC        NATIONAL UNION FIRE INS CO OF    $2Mxs $50K SIR  N/A
                                                                     PITTSBURGH

                                                                   Schedule 4.24
                                                             to Credit Agreement

                             1ST NAMED                    INSURANCE
       POLICY #               INSURED         EXPIRATION   PROGRAM               CARRIER                  LIMITS      DEDUCTIBLE
---------------------  ---------------------  ----------  ---------  -------------------------------  --------------  ----------
BE3572687              Rental Services Corp.    2/11/999  RSC        NATIONAL UNION FIRE INS CO OF    $25M xs $2Mxs   N/A
                                                                     PITTSBURGH                       $50K SIR

GA6087168              Rental Services Corp.    2/1/1999  RSC        GULF INSURANCE CO                $25M xs $25M    N/A
                                                                                                      xs primary

79719400CAS            Rental Services Corp.    2/1/1999  RSC        CHUBB GROUP                      $50M xs $50M    N/A
                                                                                                      xs primary

GL1466048RA            Rental Services Corp.    2/1/1999  RSC        NATIONAL UNION FIRE INS CO OF    $2M xs $50K   N/A
                                                                     PITTSBURGH                       SIR

RGMLA 2505672 (NP)     Rental Services Corp.    2/1/1999  RSC        NATIONAL UNION FIRE INS CO OF    N/A             N/A
                                                                     PITTSBURGH

RMGLA2506735 (NP)      Rental Services Corp.    2/1/2000  RSC        AMERICAN HOME ASSURANCE CO       N/A             N/A

BE3577613              Rental Services Corp,    2/1/2000  RSC        NATIONAL UNION FIRE INS CO OF    $50M xs $2Mxs   N/A
                                                                     PITTSBURGH                       $150K SIR

79719400 (NP)          Rental Services Corp.    2/1/2000  RSC        CHUBB GROUP                      N/A             N/A

990501-0030 (NP)       Rental Services Corp.    5/1/2000  RSC        Industria Insurance Company      N/A             N/A
                                                                     Ltd.

990501-0030 (NP)       Rental Services Corp.    5/1/2001  RSC        Industria Insurance Company      N/A             N/A
                                                                     Ltd.

PLS2671978 (NP)        Rental Services Corp.    8/1/2001  RSC        AMERICAN INTERNATIONAL           N/A             N/A
                                                                     SPECIALTY LINES INS CO

990501-0030 (NP)       Rental Services Corp.    5/1/2002  RSC        Industria Insurance Company      N/A             N/A
                                                                     Ltd.

PLS267178 (NP)         Rental Services Corp.   12/1/2001  RSC        AMERICAN INTERNATIONAL           N/A             N/A
                                                                     SPECIALTY LINES INS CO

990501-0031 (NP)       Rental Services Corp.    5/1/2003  RSC        Industria Insurance Company      N/A             N/A
                                                                     Ltd.

KE1631004250223 (NP)   Rental Services Corp.    5/1/2004  RSC        LIBERTY MUTUAL INSURANCE CO      N/A             N/A

EBI-631-004250-213     Rental Services Corp.    5/1/2004  RSC        LIBERTY MUTUAL INSURANCE CO      N/A             N/A
(NP)

                                                                   Schedule 4.24
                                                             to Credit Agreement

                             1ST NAMED                    INSURANCE
       POLICY #               INSURED         EXPIRATION   PROGRAM               CARRIER                  LIMITS      DEDUCTIBLE
---------------------  ---------------------  ----------  ---------  -------------------------------  --------------  ----------
BE2860190 (NP)         Rental Services Corp.    5/1/2004  RSC        NATIONAL UNION FIRE INS CO OF    N/A             N/A
                                                                     PITTSBURGH

ACEC9373737-00 (NP)    Rental Services Corp.    5/1/2004  RSC        ZURICH AMERICAN INS. CO.         N/A             N/A

5376693 (NP)           Rental Services Corp.    5/1/2004  RSC        STARR EXCESS LIABILITY INS       N/A             N/A
                                                                     INTERNATIONAL LTD

01090000657 (NP)       Rental Services Corp.    5/1/2004  RSC        ST. PAUL INSURANCE COMPANY, THE  N/A             N/A

XCPG21741838 (NP)      Rental Services Corp.    5/1/2004  RSC        ACE AMERICAN INSURANCE CO.       N/A             N/A

01744ACE (NP)          Rental Services Corp.    5/1/2004  RSC        ACE BERMUDA INSURANCE LTD        N/A             N/A

STPBPD145SEU03 (NP)    Rental Services Corp,    5/1/2004  RSC        ST. PAUL (BERMUDA) LTD           N/A             N/A

HIP0200228 (NP)        Rental Services Corp.    5/1/2004  RSC        Hanseatic Insurance Company      N/A             N/A

RG2-631-004250-203     Rental Services Corp.    5/1/2004  RSC        LIBERTY MUTUAL INSURANCE CO      N/A             N/A
(NP)

ACEC9373737-00 (NP)    Rental Services Corp.    5/1/2005  RSC        ZURICH AMERICAN INS. CO.         N/A             N/A

XCPG21741838 (NP)      Rental Services Corp.    5/1/2005  RSC        ACE EUROPEAN MARKETS INS LTD     N/A             N/A

GL4570484RA            Rental Services Corp.    2/1/2000  RSC        NATIONAL UNION FIRE INS CO OF    $2M xs $150K    N/A
                                                                     PITTSBURGH                       SIR

EPA14207766 (NP)       Walker Jones Equipme    811711992  RSC        VALIANT INSURANCE COMPANY        $2 mm aggl$lmm  N/A
                                                                                                      "each event
                                                                                                      (per
                                                                                                      occurrence)
                                                                                                      limit"
                                                                                                      Assumed

CK05501992             Walker Jones Equipme    10/5/1993  RSC        ST. PAUL FIRE & MARINE INS CO    $2mm aggl$1mm   N/A
                                                                                                      "each event
                                                                                                      (per
                                                                                                      occurrence)
                                                                                                      limit"

                                                                 Schedule 5.1(e)
                                                             to Credit Agreement

            Schedule 5.1(e): Closing Date Adjustments to EBITDA

None.

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

                         Schedule 5.1(g): Lien Searches

I. List of all UCC and other filed security interests in the assets of Rental Service Corporation:

                REPORT/ INDEX DATE                            UCC DATE FILED/
    DEBTOR           LOCATION          UCC - SECURED PARTY      FILE NUMBER                        UCC COLLATERAL
--------------  ------------------  ------------------------  ---------------  -----------------------------------------------------
Rental Service  10/23/2006 - AZ     Fleet Leasing             11/20/2000 -     Specified equipment. (Lease number 14-1597102-000)
Corporation     Secretary of State  Corporation               01146941

Rental Service  10/23/2006 - AZ     Citicorp Del Lease, Inc.  11/20/2000 -     All of Debtor's/Seller's right, title and
Corporation     Secretary of State                            01147412         interest in, to and under each Retail Agreement
                                                                               sold from time to time to Secured Party/Buyer
                                                              CONTINUATION:    and all income and proceeds thereof and all
                                                              06/02/2006 -     property of whatever kind or nature which
                                                              01147412         secures such Retail Agreement and all interests
                                                                               of Debtor/Seller therein.

Rental Service  10/23/2006 - AZ     Fleet Capital Leasing     01/19/2001 -     Specified equipment. (Lease number 14 - 1594059-000)
Corporation     Secretary of State  - Technology Finance      01157170

Rental Service  10/23/2006 - AZ     Fleet Capital Leasing     01/19/2001 -     Specified equipment. (Lease number 14 - 1594059-000)
Corporation     Secretary of State  - Technology Finance      01157171

Rental Service  10/23/2006 - AZ     Textron Financial         02/16/2001 -     Specified equipment, all rental proceeds,
Corporation     Secretary of State  Corporation               01160126         therefrom and all attachments, accessories and
                                                                               replacements thereto, and all proceeds of the
                                                                               foregoing.

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

                REPORT/ INDEX DATE                            UCC DATE FILED/
    DEBTOR           LOCATION          UCC - SECURED PARTY      FILE NUMBER                        UCC COLLATERAL
--------------  ------------------  ------------------------  ---------------  -----------------------------------------------------
                                                                               This Statement is filed in connection with a lease
                                                                               and is filed for precautionary purposes only.

Rental Service  10/23/2006 - AZ     Textron Financial         02/16/2001 -     Specified equipment, all rental proceeds,
Corporation     Secretary of State  Corporation               01160127         therefrom and all attachments, accessories and
                                                                               replacements thereto, and all proceeds of the
                                                                               foregoing.

                                                                               This Statement is filed in connection with a lease
                                                                               and is filed for precautionary purposes only.

Rental Service  10/23/2006 - AZ     Textron Financial         02/16/2001 -     Specified equipment, all rental proceeds,
Corporation     Secretary of State  Corporation               01160128         therefrom and all attachments, accessories and
                                                                               replacements thereto, and all proceeds of the
                                                                               foregoing.

                                                                               This Statement is filed in connection with a lease
                                                                               and is filed for precautionary purposes only.

Rental Service  10/23/2006 - AZ     IBM Credit                03/01/2001 -     All computer, information processing, and other
Corporation     Secretary of State  Corporation               01162516         peripheral equipment and goods wherever located
                                                                               (including additions, accessions, upgrades, and
                                                              TERMINATED:      replacements)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

                REPORT/ INDEX DATE                            UCC DATE FILED/
    DEBTOR           LOCATION          UCC - SECURED PARTY      FILE NUMBER                        UCC COLLATERAL
--------------  ------------------  ------------------------  ---------------  -----------------------------------------------------
                                                              10/10/2006 -     referenced on IBM Supplement #907540 dated
                                                              01162516         12/18/2000.

Rental Service  10/23/2006 - AZ     Textron Financial         03/05/2001 -     Specified equipment, all rental proceeds,
Corporation     Secretary of State  Corporation               01163624         therefrom and all attachments, accessories and
                                                                               replacements thereto, and all proceeds of the
                                                                               foregoing.

                                                                               This Statement is filed in connection with a lease
                                                                               and is filed for precautionary purposes only.

Rental Service  10/23/2006 - AZ     Textron Financial         03/05/2001 -     Specified equipment, all rental proceeds,
Corporation     Secretary of State  Corporation               01163625         therefrom and all attachments, accessories and
                                                                               replacements thereto, and all proceeds of the
                                                                               foregoing.

                                                                               This Statement is filed in connection with a lease
                                                                               and is filed for precautionary purposes only.

Rental Service  10/23/2006 - AZ     Textron Financial         03/05/2001 -     Specified equipment, all rental proceeds,
Corporation     Secretary of State  Corporation               01163626         therefrom and all attachments, accessories and
                                                                               replacements thereto, and all proceeds of the
                                                                               foregoing.

                                                                               This Statement is filed in connection with a lease
                                                                               and is filed for precautionary purposes only.

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

                REPORT/ INDEX DATE                            UCC DATE FILED/
    DEBTOR           LOCATION          UCC - SECURED PARTY      FILE NUMBER                        UCC COLLATERAL
--------------  ------------------  ------------------------  ---------------  -----------------------------------------------------
Rental Service  10/23/2006 - AZ     Textron Financial         03/05/2001 -     Specified equipment, all rental proceeds,
Corporation     Secretary of State  Corporation               01163627         therefrom and all attachments, accessories and
                                                                               replacements thereto, and all proceeds of the
                                                                               foregoing.

                                                                               This Statement is filed in connection with a lease
                                                                               and is filed for precautionary purposes only.

Rental Service  10/23/2006 - AZ     Textron Financial         03/06/2001 -     Specified equipment, all rental proceeds,
Corporation     Secretary of State  Corporation               01163881         therefrom and all attachments, accessories and
                                                                               replacements thereto, and all proceeds of the
                                                                               foregoing.

                                                                               This Statement is filed in connection with a lease
                                                                               and is filed for precautionary purposes only.

Rental Service  10/23/2006 - AZ     Textron Financial         03/06/2001 -     Specified equipment, all rental proceeds,
Corporation     Secretary of State  Corporation               01163882         therefrom and all attachments, accessories and
                                                                               replacements thereto, and all proceeds of the
                                                                               foregoing.

                                                                               This Statement is filed in connection with a lease
                                                                               and is filed for precautionary purposes only.

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

                REPORT/ INDEX DATE                            UCC DATE FILED/
    DEBTOR           LOCATION          UCC - SECURED PARTY      FILE NUMBER                        UCC COLLATERAL
--------------  ------------------  ------------------------  ---------------  -----------------------------------------------------
Rental Service  10/23/2006 - AZ     John Deere                07/13/2001 -     As AMENDED (04/03/2006):
Corporation     Secretary of State  Construction              200111825399     All of debtor's present and future goods, including
                                    Equipment Co. or                           equipment and inventory, financed or leased by
                                    Deere Credit, Inc.        CONTINUATION:    secured party, together with (1) all attachments,
                                                              04/03/2006 -     accessories, components, repairs and improvements,
                                    As AMENDED                200111825399     (2) all accounts, general intangibles, contract
                                    (04/04/2006):                              rights and chattel paper relating thereto, and (3)
                                    Deere & Company,          AMENDMENT:       all proceeds, including, without limitation,
                                    Deere Credit, Inc.        04/03/2006 -     insurance, sale, lease and rental proceeds, and
                                    and/or John Deere         200111825399     proceeds of proceeds.
                                    Construction &
                                    Forestry Company          AMENDMENT:
                                                              04/04/2006 -
                                                              200111825399

Rental Service  10/23/2006 - AZ     JCB Inc.                  10/04/2001 -     All inventory consisting of new and used equipment,
Corporation     Secretary of State                            200111914933     machines, products, attachments and parts
                                                                               manufactured or sold by JCB or carrying the JCB name
                                                              CONTINUATION:    or identification mark now or hereafter acquired by
                                                              04/12/2006 -     the Debtor from JCB and with respect to which the
                                                              200111914933     purchase price, finance charges or any related sums
                                                                               shall not have been paid in cash (including all
                                                                               accessions, replacements, additions and substitutions
                                                                               thereto); all leases, other

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

                REPORT/ INDEX DATE                            UCC DATE FILED/
    DEBTOR           LOCATION          UCC - SECURED PARTY      FILE NUMBER                        UCC COLLATERAL
--------------  ------------------  ------------------------  ---------------  -----------------------------------------------------
                                                                               chattel paper, accounts, contract rights, general
                                                                               intangibles, rentals, and other income related
                                                                               thereto and arising therefrom.

Rental Service  10/23/2006 - AZ     Dell Financial            10/24/2001 -     All computer equipment and peripherals (collectively
Corporation     Secretary of State  Services, L.P.            200111941856     "Equipment") wherever located heretofore or hereafter
                                                                               leased to Lessee by Lessor.
                                                              CONTINUATION:
                                                              09/29/2006 -
                                                              200111941856

Rental Service  10/23/2006 - AZ     Young Electric Sign       01/15/2002 -     Manufactured signs and accompanying equipment.
Corporation     Secretary of State  Company                   200212021415

                                                              TERMINATION:
                                                              02/07/2003 -
                                                              200212021415

Rental Service  10/23/2006 - AZ     Allmand Bros., Inc.       01/25/2002 -     All unpaid inventory and equipment manufactured by
Corporation     Secretary of State                            200212040656     secured party and/or bearing any trademark or trade
                                                                               name of Allmand Bros., Inc. and financed by secured
                                                                               party and which remains unpaid, and all accounts,
                                                                               contract rights, chattel paper, documents, general
                                                                               intangibles and instruments arising from such
                                                                               inventories and equipment; whether now or after
                                                                               acquired.

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

                REPORT/ INDEX DATE                            UCC DATE FILED/
    DEBTOR           LOCATION          UCC - SECURED PARTY      FILE NUMBER                        UCC COLLATERAL
--------------  ------------------  ------------------------  ---------------  -----------------------------------------------------
Rental Service  10/23/2006 - AZ     Citicorp Del Lease,       01/30/2002 -     Specified equipment.
Corporation     Secretary of State  Inc.                      200212043626

Rental Service  10/23/2006 - AZ     Citicorp Del Lease,       01/30/2002 -     Specified equipment.
Corporation     Secretary of State  Inc.                      200212043739

Rental Service  10/23/2006 - AZ     Deere Credit, Inc.        03/01/2002 -     Inventory of Debtor financed or leased by Secured
Corporation     Secretary of State                            200212076465     Party and its assigns now owned or existing, or
                                                                               hereafter arising or acquired by Debtor.
                                                              TERMINATION
                                                              (FILED TWICE):
                                                              06/23/2006 -
                                                              200212076465

                                                              06/26/2006 -
                                                              200212076465

Rental Service  10/23/2006 - AZ     John Deere                03/01/2002 -     Inventory of Debtor financed or leased by Secured
Corporation     Secretary of State  Construction and          200212076501     Party and its assigns now owned or existing, or
                                    Forestry Company                           hereafter arising or acquired by Debtor.

Rental Service  10/23/2006 - AZ     E-Z- O Division of        11/25/2002-      All personal property including equipment and
Corporation     Secretary of State  Textron                   200212423400     inventory, wherever located, now or hereafter
                                                                               acquired, manufactured or

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

                REPORT/ INDEX DATE                            UCC DATE FILED/
    DEBTOR           LOCATION          UCC - SECURED PARTY      FILE NUMBER                        UCC COLLATERAL
--------------  ------------------  ------------------------  ---------------  -----------------------------------------------------
                                    AS AMENDED                AMENDMENT:       distributed by Textron Golf, Turf & Specialty
                                    (3/17/2003):              03/17/2003 -     Products, a division of Textron, Inc., all present
                                    Textron Financial         200212423400     and future attachments accessories, replacements,
                                    Corporation                                substitutes and all changes thereto and the proceeds
                                                                               of the foregoing.

Rental Service  10/23/2006 - AZ     Howell Tractor &          01/09/2003 -     Specified equipment.
Corporation     Secretary of State  Equipment Co.             200312463886

                                                              TERMINATION:
                                                              02/03/2003 -
                                                              200312463886

Rental Service  10/23/2006 - AZ     Information Leasing       02/06/2003 -     Specified equipment (pursuant to Lease
Corporation     Secretary of State  Corporation               200312499173     No.: 395140002).

Rental Service  10/23/2006 - AZ     Inter- Tel Leasing        03/11/2003 -     Specified equipment.
Corporation     Secretary of State  Inc.                      200312535612

                                                                               This filing is not a security transaction and is only
                                                                               intended to make the Rental a matter of public
                                                                               record.

Rental Service  10/23/2006 - AZ     Jim Kidwell               06/11/2003 -     Specified equipment.
Corporation     Secretary of State  Refrigeration Inc.        200312653739

Rental Service  10/23/2006 - AZ     Bay4 Capital, LLC         10/17/2003 -     Specified equipment.
Corporation

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

                REPORT/ INDEX DATE                            UCC DATE FILED/
    DEBTOR           LOCATION          UCC - SECURED PARTY      FILE NUMBER                        UCC COLLATERAL
--------------  ------------------  ------------------------  ---------------  -----------------------------------------------------
                Secretary of State  ASSIGNED TO               200312836525     Filing is for informational purposes only, pursuant
                                    (01/13/2004):                              to a Master Lease Agreement.
                                    Skandinaviska             ASSIGNMENT:
                                    Enskilda Banken           01/13/2004 -
                                                              200312836525

Rental Service  10/23/2006 - AZ     Skandinaviska Enskilda    10/17/2003 -     Specified equipment.
Corporation     Secretary of State  Banken                    200312836536
                                                                               Filing is for informational purposes only, pursuant
                                    Assignor Secured Party:                    to a Master Lease Agreement.
                                    Bay4 Capital, LLC

Rental Service  10/23/2006 - AZ     Bay4 Capital, LLC         11/13/2003 -     Specified equipment.
Corporation     Secretary of State                            200312851728
                                    ASSIGNED TO                                Filing is for informational purposes only, pursuant
                                    (01/13/2004):             ASSIGNMENT:      to a Master Lease Agreement.
                                    Skandinaviska             01/13/2004 -
                                    Enskilda Banken           200312851728

Rental Service  10/23/2006 - AZ     Bay4 Capital, LLC         01/21/2004 -     Specified equipment.
Corporation     Secretary of State                            200412955496
                                    ASSIGNED TO                                Filing is for informational purposes only, pursuant
                                    (07/06/2004):             ASSIGNMENT:      to a Master Lease Agreement.
                                    Skandinaviska             07/06/2004 -
                                    Enskilda Banken           200412955496

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

                REPORT/ INDEX DATE                            UCC DATE FILED/
    DEBTOR           LOCATION          UCC - SECURED PARTY      FILE NUMBER                        UCC COLLATERAL
--------------  ------------------  ------------------------  ---------------  -----------------------------------------------------
Rental Service  10/23/2006 - AZ     Skandinaviska Enskilda    01/29/2004 -     Specified equipment.
Corporation     Secretary of State  Banken                    200412973501
                                                                               Filing is for informational purposes only, pursuant
                                    Assignor Secured Party:                    to a Master Lease Agreement.
                                    Bay4 Capital, LLC

Rental Service  10/23/2006 - AZ     Skandinaviska Enskilda    03/15/2004 -     Specified equipment.
Corporation     Secretary of State  Banken                    200413051859
                                                                               Filing is for informational purposes only, pursuant
                                    Assignor Secured Party:                    to a Master Lease Agreement.
                                    Bay4 Capital, LLC

Rental Service  10/23/2006 - AZ     Thompson Tractor Co.,     03/29/2004 -     Specified equipment and proceeds thereof.
Corporation     Secretary of State  Inc.                      200413054852

Rental Service  10/23/2006 - AZ     Stovall & Co., Inc.       03/19/2004 -     All inventory and the proceeds therefrom,
Corporation     Secretary of State                            200413151236     manufactured by Brown, Broilmaster, Interlube,
                                    Additional Secured                         Western Mfg., Handy Industries, Ground - Hog,
                                    Party: A.M.E.D.                            Ransomes, Cushman, Ryan, Velke, Trucut, Trenchmaster,
                                                                               GrassGobbler, Hoffco, Maxim, Encore, and any/all
                                                                               Jacobsen Products, or other products, now owned or
                                                                               hereafter acquired from Stovall & Co., d/b/a A.M.E.D.

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

                 REPORT/INDEX DATE                            UCC DATE FILED/
    DEBTOR           LOCATION          UCC - SECURED PARTY      FILE NUMBER                        UCC COLLATERAL
--------------  ------------------  ------------------------  ---------------  -----------------------------------------------------
Rental Service  10/23/2006 - AZ     Bay4 Capital, LLC         06/23/2004 -     All present and future Goods, wherever located,
Corporation     Secretary of State                            200413205913     leased by Bay4 Capital to Atlas Copco North America
                                                                               Inc. and any Additonal Customers pursuant to the
                                    PARTIALLY ASSIGNED TO     PARTIAL          Master Lease Agreement No. 00228 dated July 16, 2003.
                                    (08/20/2004):             ASSIGNMENT:
                                    Skandinaviska             08/20/2004 -     Filing is for informational purposes only.
                                    Enskilda Banken           200413205913
                                                                               AS DESCRIBED IN THE PARTIAL ASSIGNMENT (08/20/2004):
                                                                               Partial Assignment with regard to all of the
                                                                               equipment and personal property under Lease Schedule
                                                                               No. 10 to the Master Lease Agreement No. 00228.

Rental Service  10/23/2006 - AZ     FNF Capital, Inc.         01/18/2005 -     Any and all equipment now or hereafter the subject
Corporation     Secretary of State                            200513503494     of any lease agreement or lease schedule by and
                                                                               between the parties.

                                                                               Filing is only intended to make the true lease a
                                                                               matter of public record.

Rental Service  10/23/2006 - AZ     LES Schwab Warehouse      03/01/2005 -     All present and future products and goods and
Corporation     Secretary of State  Center, Inc.              200513563509     proceeds thereof, purchased by Debtor from Secured
                                                                               Party or any of its affiliated companies.

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

                 REPORT/INDEX DATE                            UCC DATE FILED/
    DEBTOR           LOCATION          UCC - SECURED PARTY      FILE NUMBER                        UCC COLLATERAL
--------------  ------------------  ------------------------  ---------------  -----------------------------------------------------
Rental Service  10/23/2006 - AZ     FNF Capital, Inc.         03/29/2005 -     Equipment pursuant to Lease Agreement No. ATL112204,
Corporation     Secretary of State                            200513581589     Lease Schedule No. 003.

Rental Service  10/23/2006 - AZ     FNF Capital, Inc.         03/29/2005 -     Equipment pursuant to Lease Agreement No. ATL112204,
Corporation     Secretary of State                            200513581590     Lease Schedule No. 002.

Rental Service  10/23/2006 - AZ     Vermeer Sales &           04/26/2005 -     Specified machinery and equipment.
Corporation     Secretary of State  Service                   200513626107

                                                              TERMINATION:
                                                              05/13/2005 -
                                                              200513626107

Rental Service  10/23/2006 - AZ     National City             05/27/2005 -     Specified equipment.
Corporation     Secretary of State  Commercial Capital        200513666832
                                    Corporation                                Equipment is owned by the Secured Party and leased to
                                                                               the debtor under Lease No: 395140002R.

Rental Service  10/23/2006 - AZ     Skandinaviska             09/23/2005 -     Specified equipment.
Corporation     Secretary of State  Enskilda Banken           200513813182
                                                                               Filing is for informational purposes only, pursuant
                                    Assignor Secured                           to a Master Lease Agreement.
                                    Party: Bay4 Capital,
                                    LLC

Rental Service  10/23/2006 - AZ     Skandinaviska             03/17/2006 -     Specified equipment.
Corporation

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

                 REPORT/INDEX DATE                            UCC DATE FILED/
    DEBTOR           LOCATION          UCC - SECURED PARTY      FILE NUMBER                        UCC COLLATERAL
--------------  ------------------  ------------------------  ---------------  -----------------------------------------------------
                Secretary of State  Enskilda Banken           200614098930     Filing is for informational purposes only, pursuant
                                                                               to a Master Lease Agreement.
                                    Assignor Secured
                                    Party: Bay4 Capital,
                                    LLC

Rental Service  10/23/2006 - AZ     Skandinaviska             03/17/2006 -     Specified equipment.
Corporation     Secretary of State  Enskilda Banken           200614098941
                                                                               Filing is for informational purposes only, pursuant
                                    Assignor Secured                           to a Master Lease Agreement.
                                    Party: Bay4 Capital,
                                    LLC

Rental Service  10/23/2006 - AZ     US Bank N.A.              05/31/2006 -     Specified equipment pursuant to a Master Lease
Corporation     Secretary of State                            200614249659     Agreement.
                                    Assignor Secured
                                    Party: Kinetic                             Filing is intended to comply with the requirements of
                                    Leasing, Inc.                              the UCC in the event that it is determined that the
                                                                               Lease constitutes a security agreement thereunder.

Rental Service  10/23/2006 - AZ     Bay4 Capital, LLC         06/28/2006 -     Specified equipment.
Corporation     Secretary of State                            200614284367
                                    Assignor Secured                           Filing is for informational purposes only, pursuant
                                    Party:                                     to a Master Lease Agreement.
                                    Skandinaviska
                                    Enskilda Banken

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

                 REPORT/INDEX DATE                            UCC DATE FILED/
    DEBTOR           LOCATION          UCC - SECURED PARTY      FILE NUMBER                        UCC COLLATERAL
--------------  ------------------  ------------------------  ---------------  -----------------------------------------------------
Rental Service  10/23/2006 - AZ     AT&T Capital              08/17/2006 -     Equipment provided to Lessee under Schedule No.
Corporation     Secretary of State  Services, Inc.            200614390117     001 - 4056000 - 001.

                                                                               Goods described as collateral are subject to a true
                                                                               lease; filing is a precaution pursuant to UCC section
                                                                               9 - 505.

Rental Service  10/23/2006 - AZ     Ingersoll - Rand          08/28/2006 -     A continuing, purchase money inventory security
Corporation     Secretary of State  Company                   200614410349     interest in and to all equipment purchased by RSC
                                                                               from Ingersoll- Rand Company and any of its divisions
                                                                               or subsidiaries to the extent such items of equipment
                                                                               have not been paid for, whether in the possession of
                                                                               RSC or rented or leased or otherwise in the hands of
                                                                               third parties.

Rental Service  10/23/2006 - AZ     Chesapeake                10/06/2006 -     Specified equipment leased pursuant to the Lease
Corporation     Secretary of State  Funding LLC               200614459006     Agreement dated 04/24/2000.

                                                              AMENDMENT:       Filing is precautionary in connection with a lease.
                                                              10/25/2006 -
                                                              200614459006     AS AMENDED:
                                                                               Includes additional specified equipment pursuant to
                                                                               lease.

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

II.  List of all Tax and Federal Judgment Liens of Rental Service Corporation:

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Alabama*            Clear (10 years through   Clear (10 years through                             n/a
                    10/27/06)                 10/27/06)

Alabama (Southern   n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
District)

Alabama (Middle     n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
District)

Alabama (Autauga    Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/27/06)                 10/27/06)                 10/27/06)

Alabama (Baldwin    Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/17/06)                 10/17/06)                 10/17/06)

Alabama (Calhoun    Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/31/06)                 10/31/06)                 10/31/06)

Alabama (Colbert    Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/1/06)                  11/1/06)                  11/1/06)

Alabama (Dale       Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/31/06)                 10/31/06)                 10/31/06)

Alabama (Elmore     Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/31/06)                 10/31/06)                 10/31/06)

Alabama (Etowah     Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
County)             10/27/06)                 10/27/06)                 10/27/06)

Alabama (Houston    Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/31/06)                 10/31/06)                 10/31/06)

Alabama             Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Jackson            11/1/06)                  11/1/06)                  11/1/06)
County)

Alabama             Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Jefferson          10/24/06)                 10/24/06)                 10/24/06)
County - Bessemer
Div.)

Alabama             Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Jefferson County   10/24/06)                 10/24/06)                 10/24/06)
Birmingham Div.)*

Alabama (Lee        Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06                  10/30/06                  10/30/06

Alabama             Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Limestone          11/1/06)                  11/1/06)                  11/1/06)
County)

Alabama (Madison    Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/1/06)                  11/1/06)                  11/1/06)

Alabama (Marengo    Clear (10 years through   Clear (10 years through   1 Judgment Lien -         n/a
County)             11/2/06)                  11/2/06)
                                                                        04/20/98 File No. Book
                                                                        2-Mech Page 147

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
                                                                        Verified lien filed by
                                                                        Auto Beauty Shop of
                                                                        Alabama, Inc. against a
                                                                        1998 Ford F Series
                                                                        owned by Rental Service
                                                                        Corporation to secure
                                                                        indebtedness in the
                                                                        amount of $2,679.31 for
                                                                        work performed and
                                                                        materials furnished to
                                                                        RSC.

                                                                        (10 years through
                                                                        11/2/06)

Alabama (Mobile     Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/27/06)                 10/27/06)                 10/27/06)

Alabama             Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Montgomery         10/23/06)                 10/23/06)                 10/23/06)
County)

Alabama             Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Morgan County)     11/3/06)                  11/3/06)                  11/3/06)

Alabama (Shelby     Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/17/06)                 10/17/06)                 10/17/06)

Alabama             Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Talladega          10/31/06)                 10/31/06)                 10/31/06)
County)

Alabama             Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Tallapoosa         11/1/06)                  11/1/06)                  11/1/06)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
County)

Alabama             Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Tuscaloosa         10/30/06)                 10/30/06)                 10/30/06)
county)

Arizona*            Clear (10 years through   Clear (10 years through                             Clear (10 years through 10/25/06)
                    10/27/06)                 10/27/06)

Arizona             Clear (10 years through   Clear (10 years through   Clear (5 years through    n/a
(Cochise County)    10/16/06)                 10/16/06)                 10/16/06)

Arizona (Coconino   Clear (10 years through   Clear (10 years through   Clear (5 years through    n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Arizona (Gila       Clear (10 years through   Clear (10 years through   Clear (5 years through    n/a
County)             10/24/06)                 10/24/06)                 10/24/06)

Arizona (Graham     Clear (10 years through   Clear (10 years through   Clear (5 years through    n/a
County)             10/19/06)                 10/19/06)                 10/19/06)

Arizona (Maricopa   Clear (10 years through   Clear (10 years through   Clear (5 years through    n/a
County)             10/25/06)                 10/25/06)                 10/25/06)

Arizona (Mohave     Clear (10 years through   Clear (10 years through   Clear (5 years through    n/a
County)             11/1/06)                  11/1/06)                  11/1/06)

Arizona (Navajo     Clear (10 years through   Clear (10 years through   Clear (5 years through    n/a
County)             10/19/06)                 10/19/06)                 10/19/06)

Arizona (Pima       Clear (10 years through   Clear (10 years through   Clear (5 years through    n/a

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
County)             10/23/06)                 10/23/06)                 10/23/06)

Arizona (Yavapai    Clear (10 years through   Clear (10 years through   Clear (5 years through    n/a
County)             10/23/06)                 10/23/06)                 10/23/06)

Arizona (Yuma       Clear (10 years through   Clear (10 years through   Clear (5 years through    n/a
County)             10/16/06)                 10/16/06)                 10/16/06)

Arkansas*                                     Clear (10 years through                             n/a
                                              11/1/06)

Arkansas (Western   n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
District)

Arkansas (Eastern   n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
District)

Arkansas (Benton    Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/2/06)                  11/2/06)                  11/2/06)

Arkansas            Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Craighead          11/1/06)                  11/1/06)                  11/1/06)
(Eastern
District))

Arkansas            Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Craighead          11/1/06)                  11/1/06)                  11/1/06)
(Western
District))

Arkansas            Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Garland County)    11/1/06)                  11/1/06)                  11/1/06)

Arkansas            Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
(Jefferson          11/1/06)                  11/1/06)                  11/1/06)
County)

Arkansas            Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Mississippi        11/1/06)                  11/1/06)                  11/1/06)
- Chickasawba
Dist.

Arkansas            Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Mississippi        11/1/06)                  11/1/06)                  11/1/06)
- Osceola District

Arkansas            Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Pope County)       11/1/06)                  11/1/06)                  11/1/06)

Arkansas (Pulaski                                                                                 n/a
County)*

Arkansas            Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Sebastian - Fort   10/30/06)                 10/30/06)                 10/30/06)
Smith District)

Arkansas            Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Sebastian          10/30/06)                 10/30/06)                 10/30/06)
- Southern
District)

Arkansas            Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Union County)      10/27/06)                 10/27/06)                 10/27/06)

California          Clear (10 years through   Clear (10 years through   Clear (5 years through    n/a
                    10/26/06)                 10/26/06)                 10/26/06)

California          n/a                       n/a                       n/a                       Clear (10 years through

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
(Southern                                                                                         10/25/06)
District)

California          n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
(Central
District)

California          n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
(Eastern
District)

California          n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
(Northern
District)

California          Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Alameda County)    10/27/06)                 10/27/06)                 10/27/06)

California          Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Contra             10/27/06)                 10/27/06)                 10/27/06)
Costa County)

California          Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Fresno County)     10/27/06)                 10/27/06)                 10/27/06)

California          Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Kern County)       10/26/06)                 10/26/06)                 10/26/06)

California          Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Los Angeles        10/25/06)                 10/25/06)                 10/25/06)
County)

California          Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
                    10/28/06)                 10/28/06)                 10/28/06)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
(Orange County)

California          Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Riverside          10/30/06)                 10/30/06)                 10/30/06)
County)

California          Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Sacramento         10/30/06)                 10/30/06)                 10/30/06)
County)

California (San     Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
Diego County)       10/26/06)                 10/26/06)                 10/26/06)

California (San     Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
Francisco County)   10/17/06)                 10/17/06)                 10/17/06)

California (San     Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
Joaquin County)     10/31/06)                 10/31/06)                 10/31/06)

California (Santa   Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
Clara County)       10/27/06)                 10/27/06)                 10/27/06)

California          Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Ventura County)    11/1/06)                  11/1/06)                  11/1/06)

Colorado*                                     Clear (10 years through                             Clear (10 years through 10/25/06)
                                              10/19/06)

Colorado (Adams     Clear (10 years through   Clear (10 years through   Clear (6 years through    n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Colorado            Clear (10 years through   Clear (10 years through   Clear (6 years through    n/a

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
(Arapahoe County)   10/19/06)                 10/19/06)                 10/19/06)

Colorado (Boulder   Clear (10 years through   Clear (10 years through   Clear (6 years through    n/a
County)             10/21/06)                 10/21/06)                 10/21/06)

Colorado (Denver    Clear (10 years through   Clear (10 years through   Clear (6 years through    n/a
County)             10/20/06)                 10/20/06)                 10/20/06)

Colorado (Douglas   Clear (10 years through   Clear (10 years through   Clear (6 years through    n/a
County)             10/26/06)                 10/26/06)                 10/26/06)

Colorado (Eagle     Clear (10 years through   Clear (10 years through   Clear (6 years through    n/a
County)             10/24/06)                 10/24/06)                 10/24/06)

Colorado (El Paso   Clear (10 years through   Clear (10 years through   Clear (6 years through    n/a
County)             10/31/06)                 10/31/06)                 10/31/06)

Colorado            Clear (10 years through   Clear (10 years through   Clear (6 years through    n/a
(Gunnison County)   10/13/06)                 10/13/06)                 10/13/06)

Colorado (Larimer   Clear (10 years through   Clear (10 years through   Clear (6 years through    n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Colorado (Mesa      Clear (10 years through   Clear (10 years through   Clear (6 years through    n/a
County)             11/2/06)                  11/2/06)                  11/2/06)

Colorado            Clear (10 years through   Clear (10 years through   Clear (6 years through    n/a
(Montrose County)   10/24/06)                 10/24/06)                 10/24/06)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Colorado (Pueblo    Clear (10 years through   Clear (10 years through   Clear (6 years through    n/a
County)             10/25/06)                 10/25/06)                 10/25/06)

Colorado (Routt     Clear (10 years through   Clear (10 years through   Clear (6 years through    n/a
County)             10/25/06)                 10/25/06)                 10/25/06)

Colorado (Summit    Clear (10 years through   Clear (10 years through   Clear (6 years through    n/a
County)             10/31/06)                 10/31/06)                 10/31/06)

Colorado (Weld      Clear (10 years through   Clear (10 years through   Clear (6 years through    n/a
County)             10/8/06)                  10/8/06)                  10/8/06)

Delaware*                                     Clear (10 years through                             Clear (10 years through 10/25/06)
                                              10/17/06)

Delaware (New       Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
Castle County)      10/26/06)                 10/26/06)                 10/26/06)

Delaware (Sussex    Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/26/06)                 10/26/06)                 10/26/06)

Florida*                                      Clear (10 years through   Clear (10/1/01 -          n/a
                                              10/06/06)                 10/26/06)

Florida (Southern   n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
District)

Florida (Middle     n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
District)

Florida (Northern   n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
District)

Florida (Bay        Clear (20 years through   Clear (10 years through   Clear (10 years through   n/a

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
County)             11/3/06)                  11/3/06)                  11/3/06)

Florida (Brevard    Clear (20 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/26/06)                 10/26/06)                 10/26/06)

Florida (Broward    Clear (20 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/10/06)                 10/10/06)                 10/10/06)

Florida (Columbia   Clear (20 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/20/06)                 10/20/06)                 10/20/06)

Florida (Duval      Clear (20 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/12/06)                 10/12/06)                 10/12/06)

Florida (Escambia   Clear (20 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/1/06)                  11/1/06)                  11/1/06)

Florida             Clear (20 years through   Clear (10 years through   Clear (10 years through   n/a
(Hillsborough       10/16/06)                 10/16/06)                 10/16/06)
County)

Florida (Lake       Clear (20 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/1/06)                  11/1/06)                  11/1/06)

Florida (Lee        Clear (20 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/17/06)                 10/17/06)                 10/17/06)

Florida (Leon       Clear (20 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/1/06)                  11/1/06)                  11/1/06)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Florida (Martin     Clear (20 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/31/06)                 10/31/06)                 10/31/06)

Florida (Okaloosa   Clear (20 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/27/06)                 10/27/06)                 10/27/06)

Florida (Orange     Clear (20 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/26/06)                 10/26/06)                 10/26/06)

Florida (Osceola    Clear (20 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/27/06)                 10/27/06)                 10/27/06)

Florida (Palm       Clear (20 years through   Clear (10 years through   Clear (10 years through   n/a
Beach County)       10/20/06)                 10/20/06)                 10/20/06)

Florida (Pasco      Clear (20 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/1/06)                  11/1/06)                  11/1/06)

Florida (Pinellas   Clear (20 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/1/06)                  11/1/06)                  11/1/06)

Florida (Polk       Clear (20 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Florida (Saint      Clear (20 years through   Clear (10 years through   1 Judgment Lien -         n/a
Lucie County)       10/25/06)                 10/25/06)
                                                                        File No. 2122175          Clear (10 years through
                                                                                                  10/25/06)
                                                                        Small Claims Court,
                                                                        19th Circuit of St.
                                                                        Lucie, Florida (02- SC-
                                                                        002203 - Default Final
                                                                        Judgment

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
                                                                        entered against RSC in
                                                                        favor of Freightliner
                                                                        Trucks of S Florida Inc
                                                                        in the amount of
                                                                        $3,677.61 plus court
                                                                        costs.

                                                                        (10 years through
                                                                        10/25/06)

Florida (Sarasota   Clear (20 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/31/06)                 10/31/06)                 10/31/06)

Florida (Seminole   Clear (20 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Florida (Volusia    Clear (20 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Georgia             n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
(Southern
District)

Georgia             n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
(Northern
District)

Georgia (Middle     n/a                       n/a                       n/a                       Adversary Proceedings filed
District)                                                                                         3/29/00 (terminated 05/24/00)
                                                                                                  - Scott Stewart Broxson et al.
                                                                                                  v. Rental Service Corp. et al.

                                                                                                  Complaint NOS 426
                                                                                                  Dischargeability 523

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
                                                                                                  Ordered and adjudged that the
                                                                                                  obligations of the plaintiffs to
                                                                                                  the defendant is determined
                                                                                                  dischargeable in bankruptcy, that
                                                                                                  any judgment entered in favor of
                                                                                                  the defendant and against the
                                                                                                  plaintiffs is deteremined to have
                                                                                                  been in violation of the
                                                                                                  automatic stay in bankruptcy

Georgia (Bulloch    Clear (7 years through    Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Georgia (Chatham    Clear (7 years through    Clear (10 years through   Clear (10 years through   n/a
County              10/24/06)                 10/24/06)                 10/24/06)

Georgia (Clarke     Clear (7 years through    Clear (10 years through   Clear (10 years through   n/a
County)             10/26/06)                 10/26/06)                 10/26/06)

Georgia (Clayton    Clear (7 years through    Clear (10 years through   Clear (10 years through   n/a
County)             10/17/06)                 10/17/06)                 10/17/06)

Georgia (Cobb       Clear (7 years through    Clear (10 years through   Clear (10 years through   n/a
County)             10/26/06)                 10/26/06)                 10/26/06)

Georgia (Coweta     Clear (7 years through    Clear (10 years through   Clear (10 years through   n/a
County)             10/15/06)                 10/15/06)                 10/15/06)

Georgia (Dekalb     Clear (7 years through    Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Georgia             Clear (7 years through    Clear (10 years through   Clear (10 years through   n/a
(Dougherty          10/30/06)                 10/30/06)                 10/30/06)
County)

Georgia (Douglas    Clear (7 years through    Clear (10 years through   Clear (10 years through   n/a
County)             10/20/06)                 10/20/06)                 10/20/06)

Georgia (Floyd      Clear (7 years through    Clear (10 years through   Clear (10 years through   n/a
County)             11/1/06)                  11/1/06)                  11/1/06)

Georgia (Forsyth    Clear (7 years through    Clear (10 years through   Clear (10 years through   n/a
County)             10/31/06)                 10/31/06)                 10/31/06)

Georgia (Glynn      Clear (7 years through    Clear (10 years through   Clear (10 years through   n/a
County)             10/27/06)                 10/27/06)                 10/27/06)

Georgia (Gwinnett   Clear (7 years through    Clear (10 years through   Clear (10 years through   n/a
County)             10/19/06)                 10/19/06)                 10/19/06)

Georgia (Houston    Clear (7 years through    Clear (10 years through   Clear (10 years through   n/a
County)             10/26/06)                 10/26/06)                 10/26/06)

Georgia (Lowndes    Clear (7 years through    Clear (10 years through   Clear (10 years through   n/a
County)             10/31/06)                 10/31/06)                 10/31/06)

Georgia (Muscogee   Clear (7 years through    Clear (10 years through   Clear (10 years through   n/a
County)             11/1/06)                  11/1/06)                  11/1/06)

Georgia (Oconee     Clear (7 years through    Clear (10 years through   Clear (10 years through   n/a

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
County)             10/23/06)                 10/23/06)                 10/23/06)

Georgia (Peach      Clear (7 years through    Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Georgia (Richmond   Clear (7 years through    Clear (10 years through   Clear (10 years through   n/a
County)             10/24/06)                 10/24/06)                 10/24/06)

Georgia             Clear (7 years through    Clear (10 years through   Clear (10 years through   n/a
(Spalding County)   10/31/06)                 10/31/06)                 10/31/06)

Georgia (Thomas     Clear (7 years through    Clear (10 years through   Clear (10 years through   n/a
County)             10/31/06)                 10/31/06)                 10/31/06)

Georgia (Troup      Clear (7 years through    Clear (10 years through   Clear (10 years through   n/a
County)             10/20/06)                 10/20/06)                 10/20/06)

Georgia             Clear (7 years through    Clear (10 years through   Clear (10 years through   n/a
(Whitfield          10/30/06)                 10/30/06)                 10/30/06)
County)

Iowa*                                         Clear (10 years through
                                              10/19/06)

Iowa (Southern      n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
District)

Iowa (Northern      n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
District)

Iowa (Black         Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Hawk County)        10/27/06)                 10/27/06)                 10/27/06)

Iowa (Clay          Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/2/06)                  11/2/06)                  11/2/06)

Iowa (Clinton       Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/31/06)                 10/31/06)                 10/31/06)

Iowa (Des Moines    Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/25/06)                 10/25/06)                 10/25/06)

Iowa (Dubuque       Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County Iowa)        10/27/06)                 10/27/06)                 10/27/06)

Iowa (Linn          Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/31/06)                 10/31/06)                 10/31/06)

Iowa (Muscatine     Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/2/06)                  11/2/06)                  11/2/06)

Iowa (Polk          Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/1/06)                  11/1/06)                  11/1/06)

Iowa (Story         Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/2/06)                  11/2/06)                  11/2/06)

Illinois*                                     Clear (10 years through                             n/a
                                              11/1/06)

Illinois            n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
(Southern
District)

Illinois            n/a                       n/a                       n/a                       Clear (10 years through
(Northern

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
District)                                                                                         10/25/06)

Illinois            n/a                       n/a                       n/a                       Adversary Proceedings filed
(Central                                                                                          8/13/01 (terminated 10/04/01) -
District)                                                                                         Jumers Castle Lodge Incorporated
                                                                                                  v. Rental Service Corporation.

                                                                                                  Complaint NOS 454 Recover
                                                                                                  Money/Property Filing Fee.

                                                                                                  Defendant did not answer or plead
                                                                                                  to the complained filed by
                                                                                                  plaintiff. Judgment is entered as
                                                                                                  follows against defendant: 1) the
                                                                                                  sum of $4,607.30; 2) post
                                                                                                  judgment interest is to accrue on
                                                                                                  said award at the rate of 3.44%
                                                                                                  per annum.

Illinois (Adams     Clear (20 years through   Clear (10 years through   Clear (7 years through    n/a
County)             10/27/06)                 10/27/06)                 10/27/06)

Illinois            Clear (20 years through   Clear (10 years through   Clear (7 years through    n/a
(Champaign          10/26/06)                 10/26/06)                 10/26/06)
County)

Illinois (Cook      Clear (20 years through   Clear (10 years through   Clear (7 years through    n/a
County)             10/23/06)                 10/23/06)                 10/23/06)

Illinois (De Kalb   Clear (20 years through   Clear (10 years through   Clear (7 years through    n/a
County)             11/2/06)                  11/2/06)                  11/2/06)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Illinois (Du Page   Clear (20 years through   Clear (10 years through   Clear (7 years through    n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Illinois (Grundy    Clear (20 years through   Clear (10 years through   Clear (7 years through    n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Illinois (La        Clear (20 years through   Clear (10 years through   Clear (7 years through    n/a
Salle County)       10/26/06)                 10/26/06)                 10/26/06)

Illinois (Macon     Clear (20 years through   Clear (10 years through   Clear (7 years through    n/a
County)             10/31/06)                 10/31/06)                 10/31/06)

Illinois (Madison   Clear (20 years through   Clear (10 years through   Clear (7 years through    n/a
County)             10/31/06)                 10/31/06)                 10/31/06)

Illinois (Mclean    Clear (20 years through   Clear (10 years through   Clear (7 years through    n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Illinois (Rock      Clear (20 years through   Clear (10 years through   Clear (7 years through    n/a
Island County)      11/3/06)                  11/3/06)                  11/3/06)

Illinois (Saint     Clear (20 years through   Clear (10 years through   Clear (7 years through    n/a
Clair County)       10/26/06)                 10/26/06)                 10/26/06)

Illinois            Clear (20 years through   Clear (10 years through   Clear (7 years through    n/a
(Sangamon County)   10/27/06)                 10/27/06)                 10/27/06)

Illinois            Clear (20 years through   Clear (10 years through   Clear (7 years through    n/a
(Tazewell County)   11/1/06)                  11/1/06)                  11/1/06)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Illinois (Will      Clear (20 years through   Clear (10 years through   Clear (7 years through    n/a
County)             10/24/06)                 10/24/06)                 10/24/06)

Illinois            Clear (20 years through   Clear (10 years through   Clear (7 years through    n/a
(Winnebago          9/19/06)                  9/19/06)                  9/19/06)
County)

Indiana (Southern   n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
District)

Indiana (Northern   n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
District)

Indiana (Lake       Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             8/31/06)                  8/31/06)                  8/31/06)

Indiana (Marion     Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/18/06)                 10/18/06)                 10/18/06)

Indiana             Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Vanderburgh        10/31/06)                 10/31/06)                 10/31/06)
County)

Indiana (St.        Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
Joseph County)      10/30/06)                 10/30/06)                 10/30/06)

Kansas*                                       Clear (10 years through                             Clear (10 years through 10/25/06)
                                              10/30/06)

Kansas (Douglas                                                                                   n/a
County)*

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Kansas (Ellis       Clear (7 years through    Clear (10 years through   Clear (7 years through    n/a
County)             11/1/06)                  11/1/06)                  11/1/06)

Kansas (Ford        Clear (7 years through    Clear (10 years through   Clear (7 years through    n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Kansas (Johnson     Clear (7 years through    Clear (10 years through   Clear (7 years through    n/a
County)             10/29/06)                 10/29/06)                 10/29/06)

Kansas              Clear (7 years through    Clear (10 years through   Clear (7 years through    n/a
(Pottawatomie       10/30/06)                 10/30/06)                 10/30/06)
County)

Kansas (Riley       Clear (7 years through    Clear (10 years through   Clear (7 years through    n/a
County)             11/02/06)                 11/02/06)                 11/02/06)

Kansas (Saline      Clear (7 years through    Clear (10 years through   Clear (7 years through    n/a
County)             10/27/06)                 10/27/06)                 10/27/06)

Kansas (Sedgwick    Clear (7 years through    Clear (10 years through   Clear (7 years through    n/a
County)             10/24/06)                 10/24/06)                 10/24/06)

Kansas (Seward      Clear (7 years through    Clear (10 years through   Clear (7 years through    n/a
County)             11/06/06)                 11/06/06)                 11/06/06)

Kentucky (Western   n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
District)

Kentucky (Eastern   n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
District)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Kentucky (Boyle     Clear (10 years through   Clear (10 years through   Clear (15 years through   n/a
County)             10/31/06)                 10/31/06)                 10/31/06)

Kentucky (Fayette   Clear (10 years through   Clear (10 years through   Clear (15 years through   n/a
County)             10/28/06)                 10/28/06)                 10/28/06)

Kentucky (Hardin    Clear (10 years through   Clear (10 years through   Clear (15 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Kentucky            Clear (10 years through   Clear (10 years through   Clear (15 years through   n/a
(Jefferson          10/31/06)                 10/31/06)                 10/31/06)
County)

Kentucky (Knox      Clear (10 years through   Clear (10 years through   Clear (15 years through   n/a
County)             11/6/06)                  11/6/06)                  11/6/06)

Kentucky            Clear (10 years through   Clear (10 years through   Clear (15 years through   n/a
(Madison County)    10/28/06)                 10/28/06)                 10/28/06)

Kentucky (Marion    Clear (10 years through   Clear (10 years through   Clear (15 years through   n/a
County)             10/29/06)                 10/29/06)                 10/29/06)

Kentucky            Clear (10 years through   Clear (10 years through   Clear (15 years through   n/a
(Mccracken          11/1/06)                  11/1/06)                  11/1/06)
County)

Kentucky (Warren    Clear (10 years through   Clear (10 years through   Clear (15 years through   n/a
County)             11/1/06)                  11/1/06)                  11/1/06)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Kentucky (Whitley   Clear (10 years through   Clear (10 years through   Clear (15 years through   n/a
County)             11/6/06)                  11/6/06)                  11/6/06)

Louisiana           n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
(Western
District)

Louisiana           n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
(Middle District)

Louisiana           n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
(Eastern
District)

Louisiana           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Ascension          10/30/06)                 10/30/06)                 10/30/06)
Parish)

Louisiana           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Caddo Parish)      10/30/06)                 10/30/06)                 10/30/06)

Louisiana           1 State Tax Lien -        Clear (10 years through   1 Judgment Lien -         n/a
(Calcasieu                                    10/20/06)
Parish)             File No. 2558377                                    File No. 2778375

                    Tax Assessment and Lien                             Judgment against RSC
                    for RSC USA, Inc. in                                (one of many
                    the amount of $2,497.10                             defendants) in favor of
                    including interest and                              individual plaintiff
                    penalties computed as                               (Tawana Provost) in the
                    of  9/28/02.                                        amount of $5,325.80.
                                                                        excluding interest,
                    (10 years through                                   cost, and fees. Another
                    10/20/06)                                           judgment in same matter
                                                                        does not apply to

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
                                                                        RSC.

                                                                        (10 years through
                                                                        10/20/06)

Louisiana (East     Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
Baton Rouge         10/31/06)                 10/31/06)                 10/31/06)
Parish)

Louisiana           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Iberville          11/02/06)                 11/02/06)                 11/02/06)
Parish)

Louisiana           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Jefferson          10/26/06)                 10/26/06)                 10/26/06)
Parish)

Louisiana           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Lafayette          10/27/06)                 10/27/06)                 10/27/06)
Parish)

Louisiana           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Orleans Parish)    7/25/06)                  7/25/06)                  7/25/06)

Louisiana           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Rapides Parish)    10/30/06)                 10/30/06)                 10/30/06)

Louisiana (Saint    Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
Bernard Parish)     9/16/06)                  9/16/06)                  9/16/06)

Louisiana (Saint    Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
Charles Parish)     10/26/06)                 10/26/06)                 10/26/06)

Louisiana (Saint    Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
Tammany Parish)     09/19/06)                 09/19/06)                 09/19/06)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Louisiana (St.      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
John The Baptist    10/27/06)                 10/27/06)                 10/27/06)
Parish)

Louisiana           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Terrebonne         10/27/06)                 10/27/06)                 10/27/06)
Parish)

Louisiana           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Vernon Parish)     10/27/06)                 10/27/06)                 10/27/06)

Maryland            n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)

Maryland            Clear (12 years through   Clear (10 years through   Clear (12 years through   n/a
(Baltimore City)    10/16/06)                 10/16/06)                 10/16/06)

Maryland            Clear (12 years through   Clear (10 years through   Clear (12 years through   n/a
(Baltimore          10/30/06)                 10/30/06)                 10/30/06)
County)

Maryland            Clear (12 years through   Clear (10 years through   Clear (12 years through   n/a
(Frederick          11/1/06)                  11/1/06)                  11/1/06)
County)

Maryland            Clear (12 years through   Clear (10 years through   Clear (12 years through   n/a
(Harford County)    10/31/06)                 10/31/06)                 10/31/06)

Maryland (Prince    Clear (12 years through   Clear (10 years through   Clear (12 years through   n/a
Georges County)     11/3/06)                  11/3/06)                  11/3/06)

Maryland            Clear (12 years through   Clear (10 years through   Clear (12 years through   n/a
(Washington         11/01/06)                 11/01/06)                 11/01/06)
County)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Michigan            Clear (7 years through    Clear (10 years through                             n/a
                    10/29/06)                 10/29/06)

Michigan (Western   n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
District)

Michigan (Kent      Clear (7 years through    Clear (10 years through   Clear (10 years through   n/a
County)             10/25/06)                 10/25/06)                 10/25/06)

Minnesota           Clear (10 years through   Clear (10 years through                             Clear (10 years through 10/25/06)
                    10/26/06)                 10/26/06)

Minnesota (Anoka    Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             9/27/06)                  9/27/06)                  9/27/06)

Minnesota (Benton   Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Minnesota (Dakota   Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/25/06)                 10/25/06)                 10/25/06)

Minnesota           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Hennepin County)   10/10/06)                 10/10/06)                 10/10/06)

Minnesota           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Olmsted County)    10/30/06)                 10/30/06)                 10/30/06)

Minnesota           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Ramsey County)     8/20/06)                  8/20/06)                  10/27/06)

Minnesota (Saint    Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Louis County)       10/26/06)                 10/26/06)                 10/26/06)

Minnesota           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Sherburne          10/31/06)                 10/31/06)                 10/31/06)
County)

Minnesota           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Stearns County)    10/11/06)                 10/11/06)                 10/11/06)

Minnesota           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Washington         10/25/06)                 10/25/06)                 10/25/06)
County)

Mississippi*                                  Clear (10 years through                             n/a
                                              10/24/06)

Mississippi         n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
(Southern
District)

Mississippi         n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
(Northern
District)

Mississippi (De     Clear (7 years through    Clear (10 years through   Clear (7 years through    n/a
Soto County)        10/25/06)                 10/25/06)                 10/25/06)

Mississippi         Clear (7 years through    Clear (10 years through   Clear (7 years through    n/a
(Forrest County)    10/30/06)                 10/30/06)                 10/30/06)

Mississippi         Clear (7 years through    Clear (10 years through   Clear (7 years through    n/a
(Grenada County)    10/30/06)                 10/30/06)                 10/30/06)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Mississippi         Clear (7 years through    Clear (10 years through   Clear (7 years through    n/a
(Harrison 1st       10/26/06)                 10/26/06)                 10/26/06)
District)

Mississippi         Clear (7 years through    Clear (10 years through   Clear (7 years through    n/a
(Harrison 2nd       10/26/06)                 10/26/06)                 10/26/06)
District)

Mississippi         Clear (7 years through    Clear (10 years through   Clear (7 years through    n/a
(Hinds              10/30/06)                 10/30/06)                 10/30/06)
(1st District))

Mississippi         Clear (7 years through    Clear (10 years through   Clear (7 years through    n/a
(Hinds (2nd         10/30/06)                 10/30/06)                 10/30/06)
District))

Mississippi         Clear (7 years through    Clear (10 years through   Clear (7 years through    n/a
(Jackson County)    10/26/06)                 10/26/06)                 10/26/06)

Mississippi         Clear (7 years through    Clear (10 years through   Clear (7 years through    n/a
(Lamar County)      10/26/06)                 10/26/06)                 10/26/06)

Mississippi         Clear (7 years through    Clear (10 years through   Clear (7 years through    n/a
(Lauderdale         10/31/06)                 10/31/06)                 10/31/06)
County)

Mississippi         Clear (7 years through    Clear (10 years through   Clear (7 years through    n/a
(Lee County)        10/30/06)                 10/30/06)                 10/30/06)

Mississippi         Clear (7 years through    Clear (10 years through   Clear (7 years through    n/a
(Lowndes County)    10/30/06)                 10/30/06)                 10/30/06)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Mississippi         Clear (7 years through    Clear (10 years through   Clear (7 years through    n/a
(Madison County)    10/31/06)                 10/31/06)                 10/31/06)

Mississippi         Clear (7 years through    Clear (10 years through   Clear (7 years through    n/a
(Oktibbeha          10/27/06)                 10/27/06)                 10/27/06)
County)

Mississippi         Clear (7 years through    Clear (10 years through   Clear (7 years through    n/a
(Rankin County)     10/31/06)                 10/31/06)                 10/31/06)

Mississippi         Clear (7 years through    Clear (10 years through   Clear (7 years through    n/a
(Warren County)     10/27/06)                 10/27/06)                 10/27/06)

Missouri            n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
(Western
District)

Missouri            n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
(Eastern
District)

Missouri (Adair     Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Missouri (Boone     Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/31/06)                 10/31/06)                 10/31/06)

Missouri            Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Buchanan County)   10/30/06)                 10/30/06)                 10/30/06)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Missouri (Camden    Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/25/06)                 10/25/06)                 10/25/06)

Missouri (Cape      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
Girardeau County)   11/1/06)                  11/1/06)                  11/1/06)

Missouri            Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Cass County)       10/30/06)                 10/30/06)                 10/30/06)

Missouri            Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Clay County)       11/1/06)                  11/1/06)                  11/1/06)

Missouri            Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Christian          10/28/06)                 10/28/06)                 10/28/06)
County)

Missouri            Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Greene County)     10/28/06)                 10/28/06)                 10/28/06)

Missouri            Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Jackson County)    10/31/06)                 10/31/06)                 10/31/06)

Missouri                                                                                          n/a
(Jasper County)*

Missouri            Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Johnson County)    10/30/06)                 10/30/06)                 10/30/06)

Missouri            Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Miller County)     11/1/06)                  11/1/06)                  11/1/06)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Missouri            Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Newton County)     10/25/06)                 10/25/06)                 10/25/06)

Missouri (Phelps    Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/26/06)                 10/26/06)                 10/26/06)

Missouri (Platte    Clear (10 years through   Clear (10 years through   1 Judgment Lien -         n/a
County)*            11/1/06)                  11/1/06)
                                                                        File No. 02CV82491

                                                                        Judgment entered
                                                                        against RSC on 7/19/02
                                                                        in favor of
                                                                        Williamsburg Plaza
                                                                        Partners in the amount
                                                                        of $3,157.20. Date of
                                                                        satisfaction of said
                                                                        judgment is not on
                                                                        file.

                                                                        10 years through
                                                                        11/01/06

Missouri (Saint     Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
Charles County)     10/27/06)                 10/27/06)                 10/27/06)

Missouri (Saint     Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
Louis County)       10/20/06)                 10/20/06)                 10/20/06)

Missouri (Scott     Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/1/06)                  11/1/06)                  11/1/06)

Missouri (Taney     Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/28/06)                 10/28/06)                 10/28/06)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Nebraska*           Clear (10 years through   Clear (10 years through                             Clear (10 years through 10/25/06)
                    10/26/06)                 10/26/06)

Nebraska (Hall      Clear (10 years through   Clear (10 years through   Clear (5 years through    n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Nebraska            Clear (10 years through   Clear (10 years through   Clear (5 years through    n/a
(Lancaster          10/30/06)                 10/30/06)                 10/30/06)
County)

Nebraska            Clear (10 years through   Clear (10 years through   Clear (5 years through    n/a
(Lincoln County)    11/2/06)                  11/2/06)                  11/2/06)

Nebraska (Sarpy     Clear (10 years through   Clear (10 years through   Clear (5 years through    n/a
County)             11/2/06)                  11/2/06)                  11/2/06)

Nebraska (Scotts    Clear (10 years through   Clear (10 years through   Clear (5 years through    n/a
Bluff County)       11/3/06)                  11/3/06)                  11/3/06)

Nebraska            Clear (10 years through   Clear (10 years through   Clear (5 years through    n/a
(Washington         11/1/06)                  11/1/06)                  11/1/06)
County)

Nevada*                                       Clear (10 years through                             Clear (10 years through 10/25/06)
                                              10/25/06)

Nevada (Clark       Clear (5 years through    Clear (10 years through   Clear (5 years through    n/a
County)             10/24/06)                 10/24/06)                 10/24/06)

New Jersey*                                                                                       Clear (10 years through 10/25/06)

New Jersey          Clear (20 years through   Clear (10 years through   Clear (20 years through   n/a
(Gloucester         10/24/06)                 10/24/06)                 10/24/06)
County)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
New Mexico*                                                                                       Clear (10 years through 10/25/06)

New Mexico          Clear (10 years through   Clear (10 years through   Clear (14 years through   n/a
(Bernalillo         11/1/06)                  11/1/06)                  11/1/06)
County)

New Mexico (Lea     Clear (10 years through   Clear (10 years through   Clear (14 years through   n/a
County)             10/27/06)                 10/27/06)                 10/27/06)

New Mexico          Clear (10 years through   Clear (10 years through   Clear (14 years through   n/a
(Mckinley           10/26/06)                 10/26/06)                 10/26/06)
County)

New Mexico          Clear (10 years through   Clear (10 years through   Clear (14 years through   n/a
(Otero County)      10/30/06)                 10/30/06)                 10/30/06)

New Mexico (San     Clear (10 years through   Clear (10 years through   Clear (14 years through   n/a
Juan County)        10/27/06)                 10/27/06)                 10/27/06)

New Mexico          Clear (10 years through   Clear (10 years through   Clear (14 years through   n/a
(Santa Fe           11/1/06)                  11/1/06)                  11/1/06)
County)

North Carolina*                               Clear (10 years through
                                              10/30/06)

North Carolina                                                                                    2 Bankruptcy
(Eastern
District)*                                                                                        03/27/06 File No. 06- 00057-
                                                                                                  8-RDD

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
                                                                                                  RSC Joined as a necessary
                                                                                                  party in case In re: Clark-
                                                                                                  Langley, Inc. (debtor), where
                                                                                                  RSC was added as a defendant
                                                                                                  in action by Clark- Langley, Inc.
                                                                                                  (debtor- plaintiff). No dollar
                                                                                                  amount of claim is stated. Case
                                                                                                  is still pending.

                                                                                                  08/29/06 File No. 06- 00206-8-JRL

                                                                                                  Complaint filed against RSC in
                                                                                                  case In re: Partitions Plus of
                                                                                                  Wilmington Inc. (debtor), where
                                                                                                  RSC is defendant in action by
                                                                                                  James B. Angell (Chapter 7
                                                                                                  trustee). Two Count Complaint
                                                                                                  alleging avoidance and recovery
                                                                                                  of preferential transfer and
                                                                                                  avoidance and recovery of
                                                                                                  fraudulent transfer in the amount
                                                                                                  of at least $8,882.50.

                                                                                                  (10 years through 10/25/06)

North Carolina                                                                                    1 Bankruptcy
(Middle
District)*                                                                                        08/04/06 File No. 06- 02059

                                                                                                  Judgment entered against RSC in
                                                                                                  case In re: DAC of High

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
                                                                                                  Point, Inc., where RSC was
                                                                                                  defendant in action by William P.
                                                                                                  Miller (trustee in bankruptcy).
                                                                                                  Judgment entered for $1,810.39.

                                                                                                  (10 years through 10/25/06)

North Carolina                                                                                    4 Bankruptcy
(Western
District)*                                                                                        08/26/03 File No. 03-03119

                                                                                                  Default Judgment entered against
                                                                                                  RSC in case In re: Piedmont
                                                                                                  Engineering Corporation (debtor)
                                                                                                  where RSC was defendant in action
                                                                                                  by Stanley M. Campbell (trustee
                                                                                                  in bankruptcy). Default judgment
                                                                                                  entered against RSC for
                                                                                                  $2,592.48.

                                                                                                  07/21/04 File No. 04- 03169

                                                                                                  Default Judgment entered against
                                                                                                  RSC in case In re: RFS Ecusta,
                                                                                                  Inc. (debtor) where RSC was
                                                                                                  defendant in action by Langdon M.
                                                                                                  Cooper (trustee). Default
                                                                                                  judgment entered against RSC for
                                                                                                  $5,555.14.

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
                                                                                                  09/30/05 File No. 05- 03476

                                                                                                  Complaint filed against RSC in
                                                                                                  case In re: J.A. Jones, Inc.,
                                                                                                  et al.. (debtors) where RSC is
                                                                                                  defendant in action by The
                                                                                                  Liquidation Committee. Three
                                                                                                  Count Complaint pending, alleging
                                                                                                  Avoiding of Preferential
                                                                                                  Transfer, Avoiding of Fraudulent
                                                                                                  Transfer, and Recovery of Avoided
                                                                                                  Transfer(s), in a total amount of
                                                                                                  not less than $29,199.49.

                                                                                                  07/14/06 File No. 06- 03203

                                                                                                  Complaint filed against RSC in
                                                                                                  case In re: F.T. Williams
                                                                                                  Company, Inc. (debtors) where RSC
                                                                                                  is defendant in action by R.
                                                                                                  Keith Johnson (trustee for
                                                                                                  bankruptcy estate of debtor).
                                                                                                  Three Count Complaint pending,
                                                                                                  alleging Avoiding of Preferential
                                                                                                  Transfer, Avoiding of Fraudulent
                                                                                                  Transfer, and Recovery of Avoided
                                                                                                  Transfer(s), in a total amount

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
                                                                                                  of not less than $4,500.00.

                                                                                                  (10 years through 10/25/06)

North Carolina                                                                                    n/a
(Buncombe
County)*

North Carolina                                                                                    n/a
(Cabarrus
County)*

North Carolina      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Camden County)     10/19/06)                 10/19/06)                 10/19/06)

North Carolina      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Cumberland         10/19/06)                 10/19/06)                 10/19/06)
County)

North Carolina      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Durham County)     10/19/06)                 10/19/06)                 10/19/06)

North Carolina      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Forsyth County)    10/19/06)                 10/19/06)                 10/19/06)

North Carolina      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Guilford County)   10/19/06)                 10/19/06)                 10/19/06)

North Carolina      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Iredell County)    10/19/06)                 10/19/06)                 10/19/06)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
North Carolina      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Mecklenburg        10/19/06)                 10/19/06)                 10/19/06)
County)

North Carolina      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(New Hanover        10/19/06)                 10/19/06)                 10/19/06)
County)

North Carolina      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Onslow County)     10/19/06)                 10/19/06)                 10/19/06)

North Carolina      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Orange County)     10/19/06)                 10/19/06)                 10/19/06)

North Carolina      2 State Tax Liens -       Clear (10 years through   Clear (10 years through   n/a
(Pasquotank                                   10/23/06)                 10/23/06)
County)             02/15/01 File No. 01-M-
                    32

                    Certification of
                    Unemployment Insurance
                    Tax Deficiency against
                    RSC in the amount of
                    $356.36.

                    03/30/01 File No. 01-M-
                    77

                    Certification of
                    Unemployment Insurance
                    Tax Deficiency against
                    RSC in the amount of
                    $789.57.

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
                    (10 years through
                    10/23/06)

North Carolina      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Swain County)      10/19/06)                 10/19/06)                 10/19/06)

North Carolina      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Union County)      10/19/06)                 10/19/06)                 10/19/06)

North Carolina      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Wake County)       10/25/06)                 10/25/06)                 10/25/06)

North Dakota        Clear (10 years through   Clear (10 years through   Clear (10 years through   Clear (10 years through 10/25/06)
                    10/31/06)                 10/31/06)                 10/31/06)

North Dakota        Clear (10 years through   Clear (10 years through   Clear (10 years through    n/a
(Cass County)       11/1/06)                  11/1/06)                  11/1/06)

Ohio (Southern      n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
District)*

Ohio (Northern      n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
District)*

Ohio (Butler        Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/1/06)                  11/1/06)                  11/1/06)

Ohio (Franklin      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/26/06)                 10/26/06)                 10/26/06)

Ohio (Hamilton      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/1/06)                  11/1/06)                  11/1/06)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Ohio (Lucas         Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/2/06)                  11/2/06)                  11/2/06)

Ohio (Medina        Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Ohio (Miami         Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/27/06)                 10/27/06)                 10/27/06)

Ohio (Montgomery    Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/31/06)                 10/31/06)                 10/31/06)

Ohio (Summit        Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/26/06)                 10/26/06)                 10/26/06)

Ohio (Trumbull      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/2/06)                  11/2/06)                  11/2/06)

Oklahoma*                                     Clear (10 years through                             n/a
                                              10/26/06)

Oklahoma (Western   n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
District)

Oklahoma (Eastern   n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
District)

Oklahoma            n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
(Northern
District)

Oklahoma (Carter    Clear (10 years through   Clear (10 years through   Clear (5 years through    n/a
County)             10/27/06)                 10/27/06)                 10/27/06)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Oklahoma            Clear (10 years through   Clear (10 years through   Clear (5 years through    n/a
(Cleveland          10/27/06)                 10/27/06)                 10/27/06)
County)

Oklahoma            Clear (10 years through   Clear (10 years through   Clear (5 years through    n/a
(Comanche County)   10/27/06)                 10/27/06)                 10/27/06)

Oklahoma (Jackson   Clear (10 years through   Clear (10 years through   Clear (5 years through    n/a
County)             10/27/06)                 10/27/06)                 10/27/06)

Oklahoma (Kay       Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Oklahoma            Clear (10 years through   Clear (10 years through   Clear (5 years through    n/a
(Oklahoma County)   10/27/06)                 10/27/06)                 10/27/06)

Oklahoma (Payne     Clear (10 years through   Clear (10 years through   Clear (5 years through    n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Oklahoma (Tulsa     Clear (10 years through   Clear (10 years through   Clear (5 years through    n/a
County)             10/27/06)                 10/27/06)                 10/27/06)

Oklahoma            Clear (10 years through   Clear (10 years through   Clear (5 years through    n/a
(Washington         10/27/06)                 10/27/06)                 10/27/06)
County)

Oregon*             Clear (10 years through   Clear (10 years through                             Clear (10 years through 10/25/06)
                    10/24/06)                 10/24/06)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Oregon              Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Clackamas          10/11/06)                 10/11/06)                 10/11/06)
County)

Oregon (Coos        Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/3/06)                  11/3/06)                  11/3/06)

Oregon (Deschutes   Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/1/06)                  11/1/06)                  11/1/06)

Oregon (Douglas     Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/1/06)                  11/1/06)                  11/1/06)

Oregon (Klamath                                                                                   n/a
County)*

Oregon (Lane        Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/1/06)                  11/1/06)                  11/1/06)

Oregon (Marion      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Oregon (Umatilla    Clear (10 years through   Clear (10 years through   2 Judgment Liens -        n/a
County)             10/26/06)                 10/26/06)
                                                                        11/01/01 File No.
                                                                        2001-3990679

                                                                        Sheriff's Certificate
                                                                        of Levy against RSC
                                                                        (one of multiple
                                                                        defendants) in favor of
                                                                        Skycrest

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
                                                                        Enterprises Inc. for
                                                                        real property located at
                                                                        #39 Elk Ridge Subdivision
                                                                        in Nov. 2001.

                                                                        08/22/02 File No.
                                                                        2002-4180805

                                                                        Sheriff's Certificate
                                                                        of Levy against RSC
                                                                        (one of multiple
                                                                        defendants) in favor of
                                                                        Skycrest Enterprises
                                                                        Inc. for real property
                                                                        located at #39 Elk
                                                                        Ridge Subdivision in
                                                                        Aug. 2002.

                                                                        (10 years through
                                                                        10/26/06)

Pennsylvania        n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
(Western
District)

Pennsylvania        n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
(Middle District)

Pennsylvania        n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
(Eastern District)

Pennsylvania        Clear (5 years through    Clear (10 years through   Clear (5 years through    n/a
(Blair County)      10/26/06)                 10/26/06)                 10/26/06)

Pennsylvania        Clear (5 years through    Clear (10 years through   Clear (5 years through    n/a
(Bucks County)      10/30/06)                 10/30/06)                 10/30/06)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Pennsylvania        Clear (5 years through    Clear (10 years through   Clear (5 years through    n/a
(Dauphin County)    10/26/06)                 10/26/06)                 10/26/06)

Pennsylvania        Clear (5 years through    Clear (10 years through   Clear (5 years through    n/a
(Lancaster          10/26/06)                 10/26/06)                 10/26/06)
County)

Pennsylvania        Clear (5 years through    Clear (10 years through   Clear (5 years through    n/a
(Washington         10/20/06)                 10/20/06)                 10/20/06)
County)

Pennsylvania        Clear (5 years through    Clear (10 years through   Clear (5 years through    n/a
(York County)       10/26/06)                 10/26/06)                 10/26/06)

South Carolina*                                                                                   2 Bankruptcy

                                                                                                  04/14/03 File No. 03- 80176-wb

                                                                                                  Settlement of Claim in case In re:
                                                                                                  Bargain Equipment Sales, et al.
                                                                                                  (debtors), where RSC was defendant
                                                                                                  in action by R. Geoffrey Levy
                                                                                                  (Trustee) for $156,300.00 in
                                                                                                  preferential payments to RSC. RSC
                                                                                                  reached settlement to pay trustee
                                                                                                  $50,000.00 in full settlement of
                                                                                                  claim.

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
                                                                                                  05/02/05 File No. 05- 80123- jw

                                                                                                  Default Judgment entered against
                                                                                                  RSC in case In re: Georgetown
                                                                                                  Steel Company, LLC (debtor) where
                                                                                                  RSC was defendant in action
                                                                                                  brought by David O. Shelley
                                                                                                  (trustee for debtor's liquidating
                                                                                                  trust). Default judgment against
                                                                                                  RSC for $32,543.80. Lien ordered
                                                                                                  avoided and Sale Proceeds
                                                                                                  allocated to RSC, which were held
                                                                                                  in trust, were recovered by the
                                                                                                  trustee.

                                                                                                  (10 years through 10/25/06)

South Carolina      Clear (10 years through   Clear (10 years through   1 Judgment Lien -         n/a
(Horry County)      10/20/06)                 10/20/06)

                                                                        5/03/2004 File No:
                                                                        2004-CP- 26- 2571

                                                                        Judgment and Deficiency
                                                                        Judgment against RSC
                                                                        (f/k/a Prime Service
                                                                        Inc. (one of multiple
                                                                        defendants) on 5/3/04
                                                                        in favor of Business
                                                                        Carolina Inc. in the
                                                                        amount of
                                                                        $1,682,634.23.

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
                                                                        (10 years through
                                                                        10/20/06)

South Carolina      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Aiken County)      10/20/06)                 10/20/06)                 10/20/06)

South Carolina      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Beaufort County)   10/20/06)                 10/20/06)                 10/20/06)

South Carolina      4 State Tax Liens:        Clear (10 years through   Clear (10 years through   n/a
(Charleston                                   10/20/06)                 10/20/06)
County)

                    08/27/02 File No.
                    2002-11864-State of
                    SC Dept. of Revenue Tax
                    Lien in the total
                    amount of $8,038.38.

                    8/27/02 File No.
                    2002-11865-State of
                    SC Dept. of Revenue Tax
                    Lien in the total
                    amount of $2,031.40.

                    10/23/02 File No.
                    2002-14150 State of
                    SC Dept. of Revenue Tax
                    Lien in the total
                    amount of $10,832.10.

                    10/23/02 File No.
                    2002-14151 State of
                    SC Dept. of Revenue Tax
                    Lien in the total
                    amount of $2,590.42.

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
                    Clear (10 years through
                    10/20/06)

South Carolina      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Florence           10/23/06)                 10/23/06)                 10/23/06)
County)

South Carolina                                                                                    n/a
(Greenville
County)*

South Carolina      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Greenwood          10/18/06)                 10/18/06)                 10/18/06)
County)

South Carolina      7 State Tax Liens:        Clear (10 years through   Clear (10 years through   n/a
(Richland County)                             10/20/06)                 10/20/06)

                    08/08/01 File No.
                    2001263049 SC Dept. of
                    Revenue Tax Lien for
                    total of $1,953.50.

                    05/17/02 File No.
                    2002040401 SC Dept. of
                    Revenue Tax Lien for
                    total of $12,558.13.

                    07/11/02 File No.
                    2002056389 SC Dept. of
                    Revenue Tax Lien for
                    total of $6,660.32.

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
                    10/30/02 File No.
                    2002088586 SC Dept. of
                    Revenue Tax Lien for
                    total of $6,603.14.

                    11/13/02 File No.
                    2002092820 SC Dept. of
                    Revenue Tax Lien for
                    total of $705.69.

                    12/12/02 File No.
                    2002101953 SC Dept. of
                    Revenue Tax Lien for
                    total of $5,710.51.

                    02/10/03 File No.
                    2003013961 SC Dept. of
                    Revenue Tax Lien for
                    total of $5,106.86.

                    (10 years through
                    10/18/06)

South Carolina      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(York County)       10/24/06)                 10/24/06)                 10/24/06)

South Dakota*                                 Clear (10 years through                             1 Bankruptcy
                                              10/26/06)
                                                                                                  07/14/03 File No. 03-01032

                                                                                                  Default Judgment entered against
                                                                                                  RSC on or around 09/04/03 in case
                                                                                                  In re: Tri-State

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
                                                                                                  Ethanol Company LLC (debtor)
                                                                                                  where RSC was defendant in action
                                                                                                  brought by North Central
                                                                                                  Construction Inc. No dollar
                                                                                                  amount stated in default
                                                                                                  judgment.

                                                                                                  (10 years through 10/25/06)

South Dakota        Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Minnehaha          10/30/06)                 10/30/06)                 10/30/06)
County)

Tennessee           n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
(Western
District)

Tennessee           n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
(Eastern
District)

Tennessee                                                                                         n/a
(Bradley County)*

Tennessee           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Cumberland         11/1/06)                  11/1/06)                  11/1/06)
County)

Tennessee           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Davidson County)   10/30/06)                 10/30/06)                 10/30/06)

Tennessee           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Hamblen County)    10/31/06)                 10/31/06)                 10/31/06)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Tennessee           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Hamilton County)   11/1/06)                  11/1/06)                  11/1/06)

Tennessee (Knox     Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/31/06)                 10/31/06)                 10/31/06)

Tennessee           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Madison County)    11/1/06)                  11/1/06)                  11/1/06)

Tennessee           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Montgomery         11/3/06)                  11/3/06)                  11/3/06)
County)

Tennessee (Putnam   Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/3/06)                  11/3/06)                  11/3/06)

Tennessee           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Rutherford         11/3/06)                  11/3/06)                  11/3/06)
County)

Tennessee (Shelby   Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/1/06)                  11/1/06)                  11/1/06)

Tennessee           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Washington         11/1/06)                  11/1/06)                  11/1/06)
County)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Tennessee           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Williamson         11/2/06)                  11/2/06)                  11/2/06)
County)

Tennessee           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Wilson County)     11/3/06)                  11/3/06)                  11/3/06)

Texas*                                        Clear (10 years through
                                              10/30/06)

Texas (Western      n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
District)

Texas (Southern     n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
District)

Texas (Eastern      n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
District)

Texas (Northern     n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
District)

Texas (Angelina     Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/31/06)                 10/31/06)                 10/31/06)

Texas (Bell         Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Texas (Bexar        Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/25/06)                 10/25/06)                 10/25/06)

Texas (Bowie        Clear (10 years through   Clear (10 years through   2 Judgment Liens -        n/a
County)             10/31/06)                 10/31/06)
                                                                        12/10/03 File No. 20305

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
                                                                        Privileged Lien on RSC
                                                                        real property for the
                                                                        City of Texarkana for
                                                                        services on RSC lots for
                                                                        the cutting and cleaning
                                                                        of weeds in the amount
                                                                        of $108.40.

                                                                        07/01/04 File No. 10486

                                                                        Privileged Lien on RSC
                                                                        real property for the
                                                                        City of Texarkana for
                                                                        services on RSC lots
                                                                        for the cutting and
                                                                        cleaning of weeds in
                                                                        the amount of $54.20.

                                                                        (10 years through
                                                                        10/31/06)

Texas (Brazoria     Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Texas (Brazos       Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Texas (Calhoun      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/20/06)                 10/20/06)                 10/20/06)

Texas (Cameron      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Texas (Chambers     Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/31/06)                 10/31/06)                 10/31/06)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Texas (Collin       Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Texas (Dallas       Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/26/06)                 10/26/06)                 10/26/06)

Texas (Denton       Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Texas (Ellis        Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/2/06)                  11/2/06)                  11/2/06)

Texas (El Paso      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Texas (Fort Bend    Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Texas (Galveston    Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/9/06)                  10/9/06)                  10/9/06)

Texas(Gregg         Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/20/06)                 10/20/06)                 10/20/06)

Texas (Harris       Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/27/06)                 10/27/06)                 10/27/06)

Texas (Hays         Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/1/06)                  11/1/06)                  11/1/06)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Texas (Hidalgo      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/26/06)                 10/26/06)                 10/26/06)

Texas (Jefferson    Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Texas (Kendall      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Texas (Leon         Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/2/06)                  11/2/06)                  11/2/06)

Texas (Lubbock      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/24/06)                 10/24/06)                 10/24/06)

Texas (Matagorda    Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/31/06)                 10/31/06)                 10/31/06)

Texas (Mclennan     Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/2/06)                  11/2/06)                  11/2/06)

Texas (Montgomery   Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/20/06)                 10/20/06)                 10/20/06)

Texas (Nueces       Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Texas(Orange        Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/1/06)                  11/1/06)                  11/1/06)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Texas (Parker       Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Texas (Potter       Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Texas (Tarrant      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/20/06)                 10/20/06)                 10/20/06)

Texas (Taylor       Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/1/06)                  11/1/06)                  11/1/06)

Texas (Tom Green    Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/1/06)                  11/1/06)                  11/1/06)

Texas(Travis        Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Texas (Walker       Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/20/06)                 10/20/06)                 10/20/06)

Texas (Washington   Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/1/06)                  11/1/06)                  11/1/06)

Texas (Wichita      Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/24/06)                 10/24/06)                 10/24/06)

Texas (Williamson   Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Utah*                                                                                             Clear (10 years through 10/25/06)

Utah (Salt Lake     Clear (10 years through   Clear (10 years through   Clear (8 years through    n/a
County)             10/13/06)                 10/13/06)                 10/13/06)

Virginia*                                     Clear (10 years through
                                              10/27/06)

Virginia (Western   n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
District)

Virginia (Eastern   n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
District

Virginia            Clear (20 years through   Clear (10 years through   Clear (20 years through   n/a
(Charlottesville    11/1/06)                  11/1/06)                  11/1/06)
City)

Virginia (Bedford   Clear (20 years through   Clear (10 years through   Clear (20 years through   n/a
County)             10/27/06)                 10/27/06)                 10/27/06)

Virginia            Clear (20 years through   Clear (10 years through   Clear (20 years through   n/a
(Botetourt          10/27/06)                 10/27/06)                 10/27/06)
County)

Virginia            Clear (20 years through   Clear (10 years through   Clear (20 years through   n/a
(Chesapeake City)   9/29/06)                  9/29/06)                  9/29/06)

Virginia            Clear (20 years through   Clear (10 years through   Clear (20 years through   n/a
(Fauquier County)   11/5/06)                  11/5/06)                  11/5/06)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Virginia            Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Franklin County)   10/20/06)                 10/20/06)                 10/20/06)

Virginia            Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Fredericksburg     10/24/06)                 10/24/06)                 10/24/06)
City)

Virginia (Henrico   Clear (20 years through   Clear (10 years through   1 Judgment Lien -         n/a
County)             10/30/06)                 10/30/06)
                                                                        07/07/05 File No. 130
                                                                        Pg 0987

                                                                        Judgment against RSC in
                                                                        favor of Media Gen
                                                                        Operation Inc. d/b/a
                                                                        Richmond Times Dispatch
                                                                        in the amount of
                                                                        $376.24 on 5/25/05

                                                                        20 years through
                                                                        10/30/06

Virginia            Clear (20 years through   Clear (10 years through   Clear (20 years through   n/a
(Hopewell           10/27/06)                 10/27/06)                 10/27/06)
City)

Virginia            Clear (20 years through   Clear (10 years through   Clear (20 years through   n/a
(Montgomery         10/30/06)                 10/30/06)                 10/30/06)
County)

Virginia (Loudoun   Clear (20 years through   Clear (10 years through   Clear (20 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Virginia            Clear (20 years through   Clear (10 years through   Clear (20 years through   n/a
(Lynchburg          11/2/06)                  11/2/06)                  11/2/06)
City)

Virginia            Clear (20 years through   Clear (10 years through   Clear (20 years through   n/a
(Hampton City)      10/30/06)                 10/30/06)                 10/30/06)

Virginia (Prince    Clear (20 years through   Clear (10 years through   Clear (20 years through   n/a
William             10/30/06)                 10/30/06)                 10/30/06)
County)

Virginia            Clear (20 years through   Clear (10 years through   Clear (20 years through   n/a
(Richmond           10/30/06)                 10/30/06)                 10/30/06)
City)

Virginia            Clear (20 years through   Clear (10 years through   Clear (20 years through   n/a
(Rockingham         11/1/06)                  11/1/06)                  11/1/06)
County)

Virginia (Salem     Clear (20 years through   Clear (10 years through   Clear (20 years through   n/a
City)               10/25/06)                 10/25/06)                 10/25/06)

Virginia            Clear (20 years through   Clear (10 years through   Clear (20 years through   n/a
(Virginia Beach     10/30/06)                 10/30/06)                 10/30/06)
City)

Virginia            Clear (20 years through   Clear (10 years through   Clear (20 years through   n/a
(Winchester         10/28/06)                 10/28/06)                 10/28/06)
City)

Washington*                                   Clear (10 years through
                                              10/25/06)

Washington          n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
(Western
District)

Washington          n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
(Eastern
District)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Washington          Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Benton County)     10/30/06)                 10/30/06)                 10/30/06)

Washington          Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Chelan             10/30/06)                 10/30/06)                 10/30/06)
County)

Washington (Clark   Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Washington (Grant   Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             11/1/06)                  11/1/06)                  11/1/06)

Washington (King    Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/8/06)                  10/8/06)                  10/8/06)

Washington          Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Kittitas County)   10/16/06)                 10/16/06)                 10/16/06)

Washington          Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Pierce County)     10/9/06)                  10/9/06)                  10/9/06)

Washington          Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Skagit County)     10/19/06)                 10/19/06)                 10/19/06)

Washington          Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Snohomish          10/25/06)                 10/25/06)                 10/25/06)
County)

West Virginia       n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
(Southern
District)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
West Virginia       Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Greenbrier         11/1/06)                  11/1/06)                  11/1/06)
County)

West Virginia       Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Mercer             11/1/06)                  11/1/06)                  11/1/06)
County)

West Virginia       Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Raleigh            11/1/06)                  11/1/06)                  11/1/06)
County)

Wisconsin*                                    Clear (10 years through
                                              10/30/06)

Wisconsin           n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
(Western
District)

Wisconsin           n/a                       n/a                       n/a                       Clear (10 years through 10/25/06)
(Eastern
District)

Wisconsin (Brown    Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/25/06)                 10/25/06)                 10/25/06)

Wisconsin (Dane     Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/27/06)                 10/27/06)                 10/27/06)

Wisconsin (La       Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
Crosse County)      11/1/06)                  11/1/06)                  11/1/06)

Wisconsin           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Marathon County)   10/30/06)                 10/30/06)                 10/30/06)

Wisconsin                                                                                         n/a
(Oneida)*

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

   JURISDICTION          STATE TAX LIEN           FEDERAL TAX LIEN           JUDGMENT LIEN                    BANKRUPTCY
-----------------   -----------------------   -----------------------   -----------------------   ---------------------------------
Wisconsin           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Outagamie          10/30/06)                 10/30/06)                 10/30/06)
County)

Wisconsin           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Waukesha           10/30/06)                 10/30/06)                 10/30/06)
County)

Wisconsin           Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Winnebago          11/2/06)                  11/2/06)                  11/2/06)
County)

Wyoming*                                      Clear (10 years through                             Clear (10 years through 10/25/06)
                                              10/24/06)

Wyoming (Laramie    Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Wyoming (Natrona    Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
County)             10/30/06)                 10/30/06)                 10/30/06)

Wyoming             Clear (10 years through   Clear (10 years through   Clear (10 years through   n/a
(Sheridan County)   11/2/06)                  11/2/06)                  11/2/06)

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

III. List of all UCC and other filed security interests in the assets of the Canadian Subsidiary:

                REPORT/ INDEX DATE                            UCC DATE FILED/
    DEBTOR           LOCATION          UCC - SECURED PARTY      FILE NUMBER                        UCC COLLATERAL
    ------      ------------------  ------------------------  ---------------  -----------------------------------------------------
Rental Service  10/24/2006/         Ikon Office Solutions,    06/09/2004 -     Canon digital copier.
Corporation of  Edmonton,           Inc.                      04060935246
Canada Ltd.     Alberta, Canada

Rental Service  10/24/2006/         Ikon Office Solutions,    06/09/2004 -     Canon digital copier.
Corporation of  Edmonton,           Inc.                      04060935261
Canada Ltd.     Alberta, Canada

Rental Service  10/24/2006/         Bobcat of Edmonton        06/28/2006 -     Bobcat 863G (Motor Vehicle) for $19,051.06.
Corporation of  Edmonton,                                     06062822454
Canada Ltd.     Alberta, Canada

Rental Service  10/24/2006/         Bobcat of Edmonton        06/28/2006 -     Bobcat 863G (Motor Vehicle) for $25,707.52.
Corporation of  Edmonton,                                     06062828949
Canada Ltd.     Alberta, Canada

Rental Service  10/24/2006/         De Lage Landen Financial  07/18/2006 -     Commission - Residualized; Telecom.
Corporation of  Edmonton,           Services Canada (CAD)     06071810532
Canada Ltd.     Alberta, Canada

Rental Service  10/24/2006/         Bobcat of Edmonton        09/22/2006 -     Bobcat 863 (Motor Vehicle) for $7,371.06.
Corporation of  Edmonton,                                     06092231197
Canada Ltd.     Alberta, Canada

                                                                 Schedule 5.1(g)
                                                             to Credit Agreement

                REPORT/ INDEX DATE                            UCC DATE FILED/
    DEBTOR           LOCATION          UCC - SECURED PARTY      FILE NUMBER                        UCC COLLATERAL
    ------      ------------------  ------------------------  ---------------  -----------------------------------------------------
Rental Service  10/24/2006/         Bobcat of Edmonton        09/22/2006 -     Bobcat 863 (Motor Vehicle) for $21,277.07.
Corporation of  Edmonton,                                     06092231221
Canada Ltd.     Alberta, Canada

Rental Service  10/24/2006/         IOS Financial Services    10/19/2006 -     All goods which are duplication devices, including
Corporation of  Edmonton,                                     06101900998      all parts, accessories, attachments, and all proceeds
Canada Ltd.     Alberta, Canada                                                which are accounts, goods, chattel paper, securities,
                                                                               documents of title, instruments, money, intangibles,
                                                                               crops or insurance proceeds.

                                                                 Schedule 7.2(j)
                                                             to Credit Agreement

                        Schedule 7.2(j): Permitted Liens

Capital Lease Liens

     A. Liens related to the Motor Vehicle Open Ended Operating Lease No. 0988 dated as of April 24, 2000 between DL Peterson Trust and RSC ($122,600,00 aggregate principal amount as of November 24, 2006).

Purchase Money Obligation Liens

     A. Liens related to purchase money obligations in favor of Ingersoll Rand ($10,832,727.10 aggregate principal amount as of November 24, 2006).

     B. Liens related to purchase money obligations in favor of Textron ($55,465.15 aggregate principal amount as of November 24, 2006).

     C. Liens related to purchase money obligations in favor of John Deere ($6,464,857.02 aggregate principal amount as of November 24, 2006).

     D. Liens related to purchase money obligations in favor of JCB Inc. ($980,321.79 aggregate principal amount as of November 24, 2006).

     E. Liens related to purchase money obligations in favor of Allmand Brothers, Inc. ($530,156.62 aggregate principal amount as of November 24, 2006).

     F. Liens related to purchase money obligations in favor of Thompson Tractor ($2,196.40 aggregate principal amount as of November 24, 2006).

     G. Liens related to purchase money obligations in favor of Ground Hog - Stoval Co. ($846.76 aggregate principal amount as of November 24, 2006).

Judgment Liens

     A. Liens arising from judgments of less than $50,000 on an individual basis in respect of claims arising in the ordinary course of the business of Holdings and its Subsidiaries.

                                                                 Schedule 7.3(a)
                                                             to Credit Agreement

                Schedule 7.3(a): Permitted Guarantee Obligations

Capital Lease Obligations

     A. Guarantee Obligations in respect of the Motor Vehicle Open Ended Operating Lease No. 0988 dated as of April 24, 2000 between DL Peterson Trust and RSC ($122,600,000 aggregate principal amount as of November 24, 2006).

                                                                 Schedule 7.5(j)
                                                             to Credit Agreement

                     Schedule 7.5(j): Permitted Asset Sales

Real Property Dispositions

          STATE            CITY                   ADDRESS               ZIP CODE
     --------------   -------------   -------------------------------   --------
1.   Florida          Ft. Pierce      3019 S. US Highway 1                34982
2.   Florida          Pensacola       5580 N. Pensacola Boulevard         32505
3.   Iowa             Muscatine       1303 Washington Street              52761
4.   North Carolina   Winston-Salem   3800 N. Patterson Avenue            27105
5.   Texas            Wichita Falls   1113 Sheppard Access Road Coded     76306

                                                                 Schedule 7.7(c)
                                                             to Credit Agreement

                     Schedule 7.7(c): Permitted Investments

None.

                                                                 Schedule 7.9(e)
                                                             to Credit Agreement

             Schedule 7.9(e): Permitted Transactions with Affiliates

(i)

RSC TRADE PAYABLES TO ATLAS COPCO COMPANIES

RSC:

Vendor Accounts

VENDOR #                   VENDOR NAME                  TOTAL (IN USD)
--------   ------------------------------------------   --------------
 725116    ACF/AC Compressors Inc (v# 506575)           $16,653,171.58
 380440    ACF/AC Construction Tools Inc. (v# 527066)   $ 1,588,522.84
 527006    AC Construction Tools                        $    38,804.00
   2052    AC Tools & Assembly                          $     1,340.52

Banker's Acceptances

     1. $139,664,552.47 in Banker's Acceptances outstanding as of October 31, 2006 and through April 16, 2007.

(ii)

RSC CANADA:

Vendor Accounts

VENDOR #                   VENDOR NAME                  TOTAL (IN USD)
--------   ------------------------------------------   --------------
  6312     ACF/AC Compressors Inc (v# 6221)             $   848,176.40

Various supporting functions, such as tax preparation and planning, in house legal, general consulting, corporate record keeping, some insurance lines (e.g. officers and directors E&O), audit, banking, and general support in the development of business strategy, have been provided to various business operations of the sellers including the Recapitalized Business on a shared basis, and the internal charges imposed on the Recapitalized Business from time to time may, or may not, have been consistent in all cases, or in any case, with typical market costs for the same or similar functions.

NOTE:

ACF = Atlas Copco Customer Finance

                                                                Schedule 7.10(b)
                                                             to Credit Agreement

              Schedule 7.10(b): Sale and Leaseback Real Properties

          STATE            CITY                   ADDRESS               ZIP CODE
     --------------   -------------   -------------------------------   --------
1.   Florida          Ft. Pierce      3019 S. US Highway 1                34982
2.   Florida          Pensacola       5580 N. Pensacola Boulevard         32505
3.   Iowa             Muscatine       1303 Washington Street              52761
4.   North Carolina   Winston-Salem   3800 N. Patterson Avenue            27105
5.   Texas            Wichita Falls   1113 Sheppard Access Road Coded     76306


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